Exhibit 4.1

EXECUTION COPY

DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT

among

POPE & TALBOT, INC.,

as a Debtor and Debtor-in-Possession

under Chapter 11 of the United States Bankruptcy Code,

and as a debtor company under the

Companies’ Creditors Arrangement Act (Canada),

POPE & TALBOT LTD.,

as a Debtor and Debtor in Possession

under Chapter 11 of the United States Bankruptcy Code,

and as a debtor company under the

Companies’ Creditors Arrangement Act (Canada),

as Borrower,

The Guarantors Listed on the Signature Pages Hereto,

The Several Lenders

from Time to Time Parties Hereto,

WELLS FARGO FINANCIAL CORPORATION CANADA,

as Administrative Agent,

ABLECO FINANCE LLC,

as Collateral Agent,

and

ABLECO FINANCE LLC,

as Term Loan B Agent

Dated as of November 19, 2007

i

SECTION 4	REPRESENTATIONS AND WARRANTIES	70

4.1	Financial Condition	70
4.2	No Change	71
4.3	Existence; Compliance with Law	71
4.4	Power; Authorization; Enforceable Obligations	71
4.5	No Legal Bar	71
4.6	No Material Litigation	72
4.7	No Default	72
4.8	Ownership of Property; Liens	72
4.9	Intellectual Property	72
4.10	Taxes	73
4.11	Federal Regulations	73
4.12	Labor Matters	73
4.13	ERISA	74
4.14	Canadian Benefit and Pension Plans	74
4.15	Investment Company Act; Other Regulations	75
4.16	Subsidiaries	75
4.17	Use of Proceeds	76
4.18	Environmental Matters	76
4.19	Accuracy of Information, etc	78
4.20	Security Documents	78
4.21	Administrative Priority; Lien Priority	79
4.22	Appointment of Trustee or Examiner; Liquidation	79
4.23	Insurance	79
4.24	Real Estate	80
4.25	Location of Bank Accounts	80
4.26	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN	80
4.27	Canadian Loan Parties	80

SECTION 5	CONDITIONS PRECEDENT	80

5.1	Conditions to Interim Facility Effectiveness	80
5.2	Conditions to Final Facility Effectiveness	84
5.3	Conditions to Each Extension of Credit	85

SECTION 6	AFFIRMATIVE COVENANTS	86

6.1	Financial Statements	86
6.2	Certificates; Other Information	87
6.3	Reserved	89
6.4	Conduct of Business and Maintenance of Existence, etc	89
6.5	Maintenance of Property; Insurance	90
6.6	Inspection of Property; Books and Records; Discussions	90
6.7	Notices	91
6.8	Environmental Laws	92
6.9	Reserved	92

6.10	Additional Collateral, etc	93
6.11	Borrowing Base Certificate	94
6.12	Use of Proceeds	94
6.13	Pension and Benefit Plans	94
6.14	Payment of Taxes	96
6.15	Further Assurances	96
6.16	Change in Collateral; Collateral Records; Post Closing Collateral	96
6.17	Sale Procedure	97

SECTION 7	NEGATIVE COVENANTS	98

7.1	Reserved	98
7.2	Limitation on Indebtedness	98
7.3	Limitation on Liens	99
7.4	Limitation on Fundamental Changes	101
7.5	Limitation on Disposition of Property	101
7.6	Limitation on Restricted Payments	103
7.7	Limitation on Capital Expenditures	103
7.8	Limitation on Investments	103
7.9	Limitation on Optional Payments and Modifications of Debt Instruments, etc	104
7.10	Limitation on Transactions with Affiliates	104
7.11	Limitation on Sales and Leasebacks	104
7.12	Limitation on Changes in Fiscal Periods	105
7.13	Limitation on Negative Pledge Clauses	105
7.14	Limitation on Restrictions on Subsidiary Distributions	105
7.15	Limitation on Lines of Business	105
7.16	Limitation on Hedge Agreements	105
7.17	Deposit Accounts and Securities Accounts	106
7.18	Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims	106
7.19	Payments	106

SECTION 8	EVENTS OF DEFAULT	107

SECTION 9	THE AGENTS; THE ARRANGER	112

9.1	Appointment	112
9.2	Delegation of Duties	112
9.3	Exculpatory Provisions	113
9.4	Reliance by Agents	113
9.5	Notice of Default	113
9.6	Non Reliance on the Arranger, the Syndication Agent, the Agents and Other Lenders	114
9.7	Indemnification	114
9.8	Arranger, the Syndication Agent and Agents in their Individual Capacities	115
9.9	Successor Agent	115

9.10	Authorization to Release Liens and Guarantees	116
9.11	Reserved	116
9.12	Collateral Matters	116
9.13	Agency for Perfection	118
9.14	Withholding Tax	118
9.15	Bank Product Provider	119
9.16	USA Patriot Act	119

SECTION 10	MISCELLANEOUS	119

10.1	Amendments and Waivers	119
10.2	Notices	121
10.3	No Waiver; Cumulative Remedies	123
10.4	Survival of Representations and Warranties	123
10.5	Payment of Expenses	123
10.6	Successors and Assigns; Participations and Assignments	125
10.7	Adjustments; Set-off	129
10.8	Reserved	129
10.9	Counterparts	129
10.10	Severability	129
10.11	Integration	130
10.12	GOVERNING LAW	130
10.13	Submission To Jurisdiction; Waivers	130
10.14	Acknowledgments	130
10.15	Confidentiality	131
10.16	Accounting Changes	131
10.17	WAIVERS OF JURY TRIAL	132
10.18	Determinations; Judgment Currency	132
10.19	Consultation by WFF	132
10.20	Collateral Agent, Administrative Agent and Documentation Agent as Party-in-Interest	133

SECTION 11	SECURITY AND ADMINISTRATIVE PRIORITY	133

11.1	Pre-Petition Obligations	133
11.2	Acknowledgment of Security Interests	133
11.3	Binding Effect of Documents	134
11.4	Collateral; Grant of Lien and Security Interest	134
11.5	Administrative Priority	135
11.6	Grants, Rights and Remedies	135
11.7	No Filings Required	135
11.8	Survival	136

SCHEDULES:

A-1	Administrative Agent’s Account
C-1	Commitments
C-2	Canadian Security Documents
C-3	Collateral Agent’s Account
D-1	Designated Accounts
E-1	Eligible Inventory
E-2	Pre-Petition Letters of Credit
I-1	Initial Budget
M-1	Midway Facility
P-1	Pre-Petition Bank Product Agreements
2.5(A)	Other Statutory Liabilities Reserve
4.1(b)	Contingent Obligations and Dispositions since December 31, 2006
4.10	Taxes
4.13	ERISA
4.14	Canadian Pension Plan Liabilities
4.16	Subsidiaries; Outstanding Options, etc.
4.18	Environmental Matters
4.20	PPSA Filing Jurisdictions
4.23	Insurance Maintained
4.24	Owned and Leased Property
4.25	Location of Bank Accounts
4.26	Loan Party Identification
4.27	Property located in the United States and owned by a Canadian Loan Party
6.2(h)	Collateral Reporting and Foreign Credit Insurance Reporting
6.16	Change in Collateral
7.3(f)	Existing Liens
7.8	Existing Investments
7.17	Deposit Accounts and Securities Accounts

EXHIBITS:

A	Form of Compliance Certificate
B	Form of Closing Certificate
C	Form of Assignment and Acceptance
D	Reserved
E	Form of Guaranty
F	Reserved
G	Form of Borrowing Notice
H-1	Form of Interim US Bankruptcy Court Order
H-2	Form of Interim Canadian Bankruptcy Court Order
I	Form of Borrowing Base Certificate
J	Form of Eurodollar Notice

v

CREDIT AGREEMENT, dated as of November 19, 2007, among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code (as defined below) and as a debtor company under the CCAA (as defined below) (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors (as defined below) set forth on the signature pages hereto, the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”).

WITNESSETH:

WHEREAS, each of the Loan Parties (as hereinafter defined) has commenced a case (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the US Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “US Bankruptcy Court”), and proceedings (the “CCAA Proceedings”) in Canada under the Companies’ Creditors Arrangement Act (Canada) in the Superior Court of Justice (Commercial List) for the Province of Ontario, and, in each case, the Loan Parties have retained possession of their assets and are authorized under each applicable Bankruptcy Code (as hereinafter defined) to continue the operation of their businesses as debtors and debtors-in-possession under the US Bankruptcy Code and as debtor companies under the CCAA; and

WHEREAS, the Loan Parties have asked the Lenders to make post-petition extensions of credit, loans and advances to the Borrower consisting of (a) a revolving credit facility in an aggregate principal amount not to exceed $71,062,301.57 at any time outstanding, which revolving credit facility will include a letter of credit subfacility for the issuance of letters of credit, and (b) a multi-draw term loan B credit facility in the aggregate principal amount of $18,000,000. The Lenders have severally, and not jointly, agreed to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1    DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Ableco”: Ableco Finance LLC, a Delaware limited liability company.

“Acceleration Date”: as defined in Section 8.

“Acceptable Backup Letter of Credit”: a backup letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, issued by a financial institution reasonably acceptable to the Administrative Agent, in a stated amount of 105% of the Letter of Credit Usage.

“Account”: with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including, without limitation, General Intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto, and includes any and all accounts (as that term is defined in the UCC).

“Account Debtor”: any Person who is or who may become obligated under, with respect to, or on account of, an Account.

“ACH Transactions”: any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of the Parent or its Subsidiaries.

“Adequate Protection Stipulation”: any stipulation entered into by and among the Borrower, the Guarantors and the Pre-Petition Agents pursuant to which (a) the Pre-Petition Agents consent to (i) the grant of liens to the Collateral Agent on behalf of the Agents and Lenders hereunder and (ii) the use of Collateral, including, without limitation, cash collateral, in which the Pre-Petition Collateral Agent has, for the benefit of the Pre-Petition Lenders, been granted a security interest by the Borrower and the Guarantors and (b) the Pre-Petition Collateral Agent and the Pre-Petition Lenders are granted “adequate protection” within the meaning of that term as used in Section 361 of the US Bankruptcy Code. The Adequate Protection Stipulation may be included as a provision within the Bankruptcy Court Orders.

“Administration Charge Expenses”: without duplication (a) the Administration Charge provided in the Canadian DIP Order, and (b) those unpaid fees, disbursements and expenses, incurred or accrued prior to the Acceleration Date or the Final Maturity Date, as applicable, of (i) the Monitor, (ii) the United States and Canadian legal counsel to the Monitor and (iii) the Canadian legal counsel to the Loan Parties, in each case of this subparagraph (b), in an amount not to exceed the amount set forth opposite the relevant line item in the Initial Budget (subject to deviations that would not constitute Material Adverse Deviations).

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Agent’s Account”: with respect to Dollars, the deposit account of the Administrative Agent identified on Schedule A-1 as the Administrative Agent’s Dollar deposit account, and with respect to Canadian Dollars, the deposit account of the Administrative Agent identified on Schedule A-1 as the Administrative Agent’s Canadian Dollar deposit account.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent’s Lien”: Lien granted by the Parent and its Subsidiaries to the Collateral Agent under the Loan Documents.

“Agents”: the collective reference to the Administrative Agent, the Collateral Agent and the Term Loan B Agent, and “Agent” means any one of them.

“Agreed Administrative Expense Priorities”: administrative expenses with respect to the Loan Parties and, with respect to sub-clause (iii) of clause “first”, any Official Committee, which shall have the following order of priority:

first, without duplication (i) the Canadian Carve-Out Expenses, (ii) the US Carve-Out Expenses, (iii) the Wind-Down Costs, (iv) accrued and unpaid disbursements up to the aggregate of the amounts set forth opposite each line item in the Initial Budget (subject only to deviations that would not constitute Material Adverse Deviations), including, trade and utility expenses, in each case, for the period from the Filing Date through the earlier to occur of the Acceleration Date and the Final Maturity Date, and (v) accrued and unpaid payroll, payroll taxes and benefits as set forth opposite each such line item in the Initial Budget not to exceed the aggregate amount for the two week period immediately preceding such Acceleration Date or Final Maturity Date, as applicable; provided, that, the aggregate amount payable pursuant to clauses (i), (ii), (iv) and (v) above (other than with respect to the Directors’ Charge), shall not exceed the sum of (without duplication) (a) (i) the cumulative aggregate principal amount of the Loans projected to have been incurred for payment of such disbursements as of the Acceleration Date or the Final Maturity Date, as applicable, under the Initial Budget (plus any deviation from the Initial Budget that does not constitute a Material Adverse Deviation), minus (ii) the cumulative aggregate principal amount of the Loans actually outstanding as of the Acceleration Date or Final Maturity Date, as applicable (without giving effect to any Loans incurred to repay Pre-Petition Revolving Loan Obligations) plus (b) accrued and unpaid payroll, payroll taxes and benefits as set forth opposite each such line item in the Initial Budget not to exceed the aggregate amount for the two week period immediately preceding such Acceleration Date or Final Maturity Date (which amount may only be used to fund such disbursements) plus (c) an amount not to exceed $5,000,000 for accrued and unpaid professional fees through such Acceleration Date or Final Maturity Date, as applicable (which amount may only be used to fund such disbursements); provided, further, that, in the case of clauses (i), (ii), (iii) and (iv) above, such disbursements, expenses and fees shall not include any disbursements, expenses or fees (1) in excess of $100,000 incurred by the Official Committee related to the investigation of any claims against (x) the Agents or any Lender or their claims or security interests in or Liens on, the Collateral whether under this Agreement or any other Loan Document and (y) any Pre-Petition Agent or any Pre-Petition Lender under the Pre-Petition

Credit Agreement or their claims or security interests in connection with the Pre-Petition Credit Agreement or any of the other loan documents or instruments entered into in connection therewith, (2) in connection with using or seeking to use cash collateral without the consent of the Agents, (3) in connection with using or seeking to use any insurance proceeds related to the Collateral without the consent of the Agents, (4) in connection with incurring Indebtedness other than in accordance with the Initial Budget or other than as expressly permitted herein, (5) in connection with any other action contrary to the Bankruptcy Court Orders or this Agreement, or (6) incurred by the Official Committee or the Monitor, in each case, in respect of any Avoidance Action or otherwise related to the preparation for, or commencement or prosecution of, any claims or proceedings against (x) the Agents or any Lender or their claims or security interests in or Liens on, the Collateral whether under this Agreement or any other Loan Document and (y) any Pre-Petition Agent or any Pre-Petition Lender under the Pre-Petition Credit Agreement or their claims or security interests in connection with the Pre-Petition Credit Agreement or any of the other loan documents or instruments entered into in connection therewith.

second, all Obligations in accordance with Section 11.5,

third, the junior superpriority administrative claims of the Pre-Petition Lenders under Section 507(b) of the US Bankruptcy Code, and fourth, all other allowed administrative expenses under Section 503(b) of the US Bankruptcy Code.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Interim Facility Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the amount of such Lender’s Term Loan B Commitments then in effect plus the aggregate then unpaid principal amount of such Lender’s Term Loans, and (ii) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”: this Credit Agreement, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Applicable Currency”: with respect to any Obligation, the currency in which such Obligation is denominated.

“Applicable Jurisdiction”: with respect to any Loan Party, the states or provinces in which such Loan Party does a material amount of business or has material operations, as determined on the Interim Facility Effective Date by the Borrower, in consultation with the Agents.

“Applicable Margin”: the Applicable Revolver Margin or the Applicable Term Margin as the context allows.

“Applicable Prepayment Premium”: shall mean the Applicable Prepayment Premium (as defined in the Pre-Petition Credit Agreement) to the extent that it is or becomes due and payable under the Pre-Petition Credit Agreement.

“Applicable Revolver Margin”: with respect to each Revolving Credit Loan that is a (i) Eurodollar Loan, 5.00%, and (ii) Base Rate Loan, 4.00%.

“Applicable Term Margin”: with respect to each Term Loan that is a (i) Eurodollar Loan, 9.75%, and (ii) Base Rate Loan, 8.75%.

“Arranger”: shall have no meaning for purposes of this Agreement.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (x) with respect to which the aggregate amount of Net Cash Proceeds received by the Parent or any of its Subsidiaries exceeds $25,000 and (y) that is not a Disposition permitted by any of clauses (b), (c), (d), (e), (g), (i), (j), (k) or (l) of Section 7.5.

“Assignment and Acceptance”: as defined in Section 10.6(b).

“Availability”: as of any date of determination, the amount that the Borrower is entitled to borrow as Revolving Credit Loans and/or request as Letters of Credit under this Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.10(a), but not for any other purpose (including Section 2.8), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“Avoidance Actions:” all causes of action arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the US Bankruptcy Code, or any similar causes of action arising under the CCAA, BIA or other federal or provincial statute in Canada, together with any proceeds therefrom.

“Avoided Payments”: as defined in Section 2.13(g).

“Bank Product”: any financial accommodation extended to Parent and/or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, and/or (f) cash management, including controlled disbursement, accounts or services.

“Bank Product Agreements”: the Pre-Petition Bank Product Agreements and from and after the Interim Facility Effective Date, those agreements entered into from time to time by Parent and/or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations”: the Pre-Petition Bank Product Obligations and from and after the Interim Facility Effective Date, all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Parent and/or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Parent and/or its Subsidiaries are obligated to reimburse to any Agent or any Lender as a result of such Agent or such Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Parent or its Subsidiaries.

“Bank Product Provider”: Wells Fargo, any other Person that is or becomes a Revolving Credit Lender hereunder and/or any of their respective Affiliates.

“Bank Product Reserve”: as of any date of determination, the lesser of (a) $25,000,000, and (b) the amount of reserves that the Administrative Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Parent and its Subsidiaries in respect of Bank Products) in respect of (x) Bank Products then provided or outstanding and (y) Bank Products provided pursuant to the terms of the Pre-Petition Bank Product Agreements, provided, however, that in order to qualify as a Bank Product Reserve, (i) such reserve must be established (x) in the case of Bank Products provided pursuant to the Pre-Petition Bank Product Agreements, in accordance with the terms of the Pre-Petition Credit Agreement and (y) in the case of Bank Products provided under this Agreement, at or about the time the Bank Product Provider first provides the applicable Bank Product and (ii) such reserve may only be established with respect to a Bank Product being provided by Wells Fargo or one of its Affiliates; provided, further that any Bank Products that terminate and are charged to the Loan Account shall no longer be the subject of any Bank Product Reserve; provided, further however, to the extent that the Bank Product Obligations do not materially change or increase from the Bank Products Obligations in existence on the Interim Facility Effective Date, then the Bank Product Reserve shall not exceed $250,000.

“Bankruptcy Code”: (a) the US Bankruptcy Code or (b) the Canadian Bankruptcy Statutes, in each case as applicable.

“Bankruptcy Court”: (a) individually, the US Bankruptcy Court or the Canadian Bankruptcy Court, as applicable and (b) collectively, the US Bankruptcy Court and the Canadian Bankruptcy Court, as the context allows.

“Bankruptcy Court Orders”: the Interim Bankruptcy Court Orders and the Final Bankruptcy Court Orders.

“Base Rate”: the US Base Rate or the Canadian Base Rate, as applicable.

“Base Rate Loans”: Loans (or any portion thereof) for which the applicable rate of interest is based upon the Base Rate.

“Benefited Lender”: as defined in Section 10.7(a).

“BIA”: the Bankruptcy and Insolvency Act (Canada), as amended and in effect from time to time, and any successor statutes.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Base”: as of any date of determination, the result of:

(a) (i) 85% of the amount of Eligible Domestic Accounts, plus

(ii) the lower of

(A) $35,000,000 or such lesser amount as may represent the limits of liability of Eligible Foreign Accounts Credit Insurance; or

(B) 75% of the amount of Eligible Foreign Accounts, less the amount of the deductible under Eligible Foreign Account Credit Insurance;

less the amount, if any, of the Dilution Reserve, plus

(b) the lowest of

(i) $37,500,000,

(ii) 50% of the value of Eligible Inventory,

(iii) 75% times the most recently determined Net Liquidation Percentage times the book value of the Borrowing Base Parties’ Inventory, and

(iv) 75% of the amount of credit availability created by clause (a) above, minus

(c) the sum of (without duplication) (i) the Bank Product Reserve, (ii) the Carve-Out Expense Reserve and (iii) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.5(c).

“Borrowing Base Certificate”: a certificate signed by a Responsible Officer of the Parent, substantially in the form of Exhibit I.

“Borrowing Base Parties”: Parent, Borrower, Pope & Talbot Pulp Sales U.S., Inc., Pope & Talbot Lumber Sales, Inc., P&T Factoring Ltd. Partnership, P&T Finance Three LLC and such other Loan Parties as are designated by the Borrower from time to time, subject to completion of a collateral audit with respect to such other Loan Parties, the results of which shall be reasonably satisfactory to the Administrative Agent, and “Borrowing Base Party” means any one of them.

“Borrowing Date”: any Business Day specified by the Borrower in a Borrowing Notice in accordance with Section 2.3 and Section 2.6 as a date on which the relevant Lenders are requested to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit G, delivered to the Administrative Agent.

“Budget Carryover Amount” for any week period (ending on a Friday of each week), (a) in the case of disbursements, the excess of (i) the cumulative aggregate disbursements projected under the Initial Budget to have been made in all weeks ending prior to such week, over (ii) the cumulative aggregate disbursements actually made in all such prior weeks, and (b) in the case of collections, the excess of (i) the cumulative aggregate collections actually received in all weeks ending prior to such week over (ii) the cumulative aggregate collections projected under the Initial Budget to have been received in all such prior weeks. The amount of the Budget Carryover Amount for any week shall be itemized in the Variance Report. Notwithstanding the foregoing, (x) any amount included in any disbursement line item in the Initial Budget in respect of any pre-petition obligations of the Loan Parties that were incurred prior to the CCAA Filing Date and which the Initial Budget provides are payable prior to December 31, 2007, must be paid prior to such date and may not be carried over past December 31, 2007 without the Agents’ written consent, and (y) upon the earlier to occur of the Acceleration Date and the Final Maturity Date, the Budget Carryover Amount shall be deemed to be zero.

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, Los Angeles, California and Toronto, Canada are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits or Canadian Dollar deposits in the interbank eurodollar market.

“Canadian Bankruptcy Court”: the Ontario Court, or, following the transfer of the CCAA Proceedings to British Columbia, the Supreme Court of British Columbia, as the context may require.

“Canadian Bankruptcy Statutes”: the CCAA or the BIA, in each case as applicable.

“Canadian Base Rate”: the rate of interest announced, from time to time, by Bank of Montreal as its “prime rate”, with the understanding that the “prime rate” is one of such bank’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

“Canadian Benefit Plans”: all employee benefit plans maintained or contributed to by any Loan Party that are not Canadian Pension Plans including, without limitation, all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of any Loan Party employed in Canada participate or are eligible to participate, but excluding all stock option or stock purchase plans.

“Canadian Carve-Out Expenses”: the Administration Charge Expenses and the Directors’ Charge Expenses to the extent that such expenses are secured by charges that have priority over the Obligations and the DIP Lenders Charge as provided for in the definition of Agreed Administrative Expense Priorities and subject to the terms of the Canadian DIP Order.

“Canadian Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by this Agreement and the Canadian Security Documents.

“Canadian DIP Order”: collectively, the amended and restated Initial Order of the Canadian Bankruptcy Court issued in the CCAA Proceedings, which, among other matters but not by way of limitation, authorizes the Loan Parties to obtain credit, incur (or guarantee) Indebtedness, and grant Liens under this Agreement and the other Loan Documents and provides for the super-priority of the Collateral Agent’s and the Lenders’ claims, subject only to the exceptions as to priority provided therein and which order shall be satisfactory in form and substance to the Agents and Lenders, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the Agents and Lenders.

“Canadian DIP Order Entry Date”: the date on which the Canadian DIP Order shall have been made by the Canadian Bankruptcy Court.

“Canadian Dollars” and “CDN$”: the lawful currency of Canada.

“Canadian Eurodollar Rate”: the rate per annum, determined by the Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Canadian Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Eurodollar Loan requested (whether as an initial Eurodollar Loan or as a continuation of an existing Eurodollar Loan or as a conversion of a Base Rate Loan to a Eurodollar Loan) by the Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

“Canadian General Security Agreement”: the Pre-Petition Canadian General Security Agreements and each Canadian general security agreement or similar agreement or instrument executed and delivered by the Canadian Loan Parties in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case in form and substance reasonably satisfactory to the Collateral Agent as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time.

“Canadian Loan Parties”: all Loan Parties organized under the law of Canada or any province thereof.

“Canadian Pension Plans”: any plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Loan Party, their respective employees or former employees.

“Canadian Security Documents”: the Pre-Petition Canadian Security Documents and the documents set forth on Schedule C-2 hereto and each other document designated as such by the Collateral Agent.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or financed) by such Person for the acquisition or leasing (pursuant to a capital lease) of Capital Stock or fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person and whether such expenditures are paid or payable during such period.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which (i) obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP or (ii) transaction is of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for United States federal income tax purposes); and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capital Stock Issuance Proceeds”: as of any date of determination, 100% of the Net Cash Proceeds received on such date from the issuance of any Capital Stock of Parent or any of its Subsidiaries.

“Carve-Out”: individually and collectively, the amounts described in clause “first” of the definition of “Agreed Administrative Expense Priorities” in the amounts allowed by the applicable Bankruptcy Court.

“Carve-Out Expense Reserve”: as of any date of determination, a reserve amount not to exceed $5,000,000 in connection with the aggregate amount of the Carve-Out, Other Statutory Liabilities and the Directors’ Charge; provided, that the Carve-Out Expense Reserve may be adjusted in accordance with Section 2.5(c).

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or Canada or issued by any agency thereof and backed by the full faith and credit of the United States of America or Canada or any agency, state, province or territory thereof, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof (including any foreign bank which is a Subsidiary of a commercial bank or holding company thereof which is organized under any such laws) or is a bank listed in Schedule I or II of the Bank Act (Canada), in each case having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s or carrying an equivalent rating by an United States nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States or Canada; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition.

“CCAA”: the Companies’ Creditors Arrangement Act (Canada), as amended and in effect from time to time, and any successor statutes.

“CCAA Filing Date”: October 29, 2007

“CCAA Proceedings”: as defined in the recitals hereto.

“Change in Law”: as defined in Section 2.21(a).

“Change of Control”: the occurrence of any of the following events: (a) the Parent shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Stock of the Borrower and each Guarantor (other than Parent) free and clear of all Liens (other than Liens in favor of the Collateral Agent and other than non consensual Liens permitted by Section 7.3 and arising by operation of law); or (b) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors.

“Chapter 11 Cases”: as defined in the recitals hereto.

“Chapter 11 Filing Date”: the date of filing of the Chapter 11 Cases.

“Code”: the United States Internal Revenue Code of 1986, as amended from time to time (or any successor statute thereto) and the regulations thereunder.

“Collateral”: all Property of the Loan Parties as further described in Section 11.4, now owned or hereafter acquired, upon which a Lien is, or is purported to be, created by this Agreement, any Security Document, including, without limitation, the Canadian Collateral under the Canadian Security Documents.

“Collateral Access Agreement”: a landlord waiver, bailee letter or acknowledgement agreement of a lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon, or having rights or interest in the Loan Parties’ books and records or Inventory, executed in connection with the Pre-Petition Credit Agreement.

“Collateral Agent”: as defined in the preamble hereto.

“Collateral Agent Advances”: as defined in Section 9.12(a).

“Collateral Agent’s Account”: the deposit account of the Collateral Agent identified on Schedule C-3.

“Commitment”: with respect to any Lender, the sum of the Term Loan B Commitment and the Revolving Credit Commitment of such Lender.

“Commitment Fee Rate”: with respect to the Revolving Credit Commitments, 0.50% per annum.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Parent within the meaning of Section 4001 of ERISA or is part of a group that includes the Parent and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit A.

“Constituent Documents”: with respect to any Person, (a) the articles or deed of incorporation, certificate of incorporation, memorandum and articles of association, or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, articles of association, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Continuing Directors”: the directors of the Parent on the Interim Facility Effective Date and each other director of the Parent, if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation”: with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Currency Due”: as defined in Section 10.18.

“Currency Exchange Rate”: with respect to a currency, the rate quoted by Wells Fargo Bank, National Association as the spot rate for the purchase by it of such currency with another currency at approximately 10:00 a.m. (California time) on the date as of which the foreign exchange computation is made.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Derivatives Counterparty”: as defined in Section 7.6.

“Designated Account”: with respect to Dollars, the deposit account of the Borrower identified on Schedule D-1 as the Designated Account for Dollars and, with respect to Canadian Dollars, the deposit account of the Borrower identified on Schedule D-1 as the Designated Account for Canadian Dollars.

“Dilution”: as of any date of determination, a percentage, based upon the experience of the immediately prior 90 consecutive days, that is the result of dividing the Dollar Equivalent of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Borrowing Base Parties’ Accounts during such period, by (b) the Borrowing Base Parties’ billings with respect to Accounts during such period.

“Dilution Reserve”: as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“DIP Lenders Charge”: as defined in the Canadian DIP Order.

“Directors’ Charge”: a charge not to exceed CDN$ 13,000,000 to secure the Directors’ Charge Expenses.

“Directors’ Charge Expenses”: those disbursements, expenses and fees secured by the Directors’ Charge, subject to and in accordance with the terms of paragraphs 21 through 23 of the Canadian DIP Order.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollar Equivalent”: at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Currency Exchange Rate for the purchase of Dollars with such currency.

“Dollars” and “$”: lawful currency of the United States.

“Duty Refunds”: refunds of countervailing and/or anti-dumping duties with respect to softwood lumber or other similar customs duties, in each case on deposit with the U.S. Treasury Department paid by a U.S. Governmental Authority to Parent, Borrower or any of their Subsidiaries.

“EDC”: Export Development Canada, a corporation established by an act of the Parliament of Canada.

“Eligible Accounts”: all Eligible Domestic Accounts and all Eligible Foreign Accounts.

“Eligible Domestic Accounts”: those Accounts created by any Borrowing Base Party in the ordinary course of its business, that arise out of the sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Domestic Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in its Permitted Discretion to address the results of any audit performed by the Administrative Agent from time to time after the Interim Facility Effective Date. In determining the amount to be included, Eligible Domestic Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Domestic Accounts shall not include the following:

(a) Accounts that the Account Debtor has failed to pay within 60 days of original invoice date or 30 days of due date, or Accounts with selling terms of more than 60 days,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of any Borrowing Base Party or any Guarantor or an employee or agent of any Borrowing Base Party or any Guarantor or any Affiliate of Parent,

(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e) Accounts that are not payable in Dollars or Canadian Dollars,

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent,

(g) Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which the Account Debtor is the United States or Canada or any department, agency or instrumentality of the United States or Canada and the applicable Borrowing Base Party has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC §3727 or the Financial Administration Act (Canada), as the case may be), or (ii) any state of the United States,

(h) Accounts with respect to which the Account Debtor is a creditor of a Borrowing Base Party or has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i) Accounts with respect to an Account Debtor whose total obligations owing to the Borrowing Base Parties exceed 10% (or, in the case of Cartiere Burgo spa and its Subsidiaries, 15%; such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (including all Eligible Foreign Accounts), to the extent of the obligations owing by such Account Debtor in excess of the applicable percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrowing Base Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrowing Base Party that owns the Account has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that such Borrowing Base Party may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(l) Accounts, the collection of which, the Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(m) Accounts that are not subject to a valid and perfected first priority Agent’s Lien; provided, that Accounts that are subject only to the Administration Charge (as defined in the Canadian DIP Order) and the Directors’ Charge shall not be excluded as Eligible Domestic Accounts solely by reason of this clause (m),

(n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any Borrowing Base Party of the subject contract for goods or services.

“Eligible Foreign Accounts”: those Accounts created by any Borrowing Base Party in the ordinary course of its business, that arise out of the sale of goods or rendition of services, that would constitute Eligible Domestic Accounts with the following exceptions: (a) the selling terms set forth in clause (a) of the definition of Eligible Domestic Accounts shall not be more than 145 days, and the number of days within the original invoice date in which the Account Debtor must make payment set forth in clause (a) of the definition of Eligible Domestic Accounts shall not be more than 145 days, and (b) the exclusionary provisions of clause (f) of the definition of Eligible Domestic Accounts shall not apply so long as the Accounts are insured by Eligible Foreign Accounts Credit Insurance. In determining the amount to be included, Eligible Foreign Accounts shall be calculated net of customer deposits and unapplied cash.

“Eligible Foreign Accounts Credit Insurance”: that certain policy number DC/08800108/AE issued by QBE Insurance Corporation, or such other credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to the Administrative Agent, insuring the Accounts of the Borrowing Base Parties owed by Account Debtors located outside of Canada or the United States, which policy has been collaterally assigned to the Administrative Agent for the benefit of the Agents and the Lenders.

“Eligible Inventory”: Inventory consisting of finished goods held for sale in the ordinary course of the Borrowing Base Parties’ business and raw materials, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in its Permitted Discretion to address the results of any audit or appraisal performed by the Administrative Agent from time to time after the Interim Facility Effective Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrowing Base Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) the Borrowing Base Party does not have good, valid, and marketable title thereto,

(b) it is not located at one of the locations in the continental United States or Canada set forth on Schedule E-1 (as such schedule may be amended from time to time with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed),

(c) it is located on real property leased by a Borrowing Base Party or in a contract warehouse or in another location not owned by a Borrowing Base Party, in each case, unless (i) it is subject to a Collateral Access Agreement or the Administrative Agent, in its Permitted Discretion, has established a reserve under Section 2.5(c), and (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or it is located on the property of a customer of a Borrowing Base Party.

(d) it is not subject to a valid and perfected first priority Agent’s Lien; provided, that Inventory that is subject only to the Administration Charge (as defined in the Canadian DIP Order) and the Directors’ Charge shall not be excluded as Eligible Inventory solely by reason of this clause (d),

(e) it consists of goods returned or rejected by the applicable Borrowing Base Party’s customers, or

(f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrowing Base Party’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment.

“Environmental Actions”: refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or Releases of Materials of Environmental Concern from (i) any assets, properties or businesses of the Parent, its Subsidiaries or any predecessor in interest; (ii) adjoining properties or businesses; or (iii) or onto any facilities which received Materials of Environmental Concern generated by the Parent, its Subsidiaries or any predecessor in interest.

“Environmental Costs”: any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed against the Parent or any of its Subsidiaries by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases from or onto any property presently or formerly owned by the Parent or any of its Subsidiaries or a predecessor in interest, or any facility which received Materials of Environmental Concern generated by the Parent, any of its Subsidiaries or a predecessor in interest.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, Canada, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety as it relates to exposure to Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Lien”: any Lien, for any liabilities, obligations or costs incurred by a Government Authority under or pursuant to any Environmental Laws.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Loans”: Loans (or any portion thereof) for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Notice”: a notice signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit I.

“Eurodollar Rate”: the US Eurodollar Rate or the Canadian Eurodollar Rate, as applicable.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Existing Indentures”: (i) the indenture dated June 2, 1993, between the Parent and Chemical Trust Company of California, as Trustee, and (ii) the indenture dated July 30, 2002, between the Parent and J.P. Morgan Trust Company, National Association, as Trustee.

“Extraordinary Receipts”: any cash received by the Parent or any of its Subsidiaries net of any expenses incurred in the receipt or collection thereof, in respect of (i) refunds of United States, Canadian, state, provincial, local or other foreign taxes other than Ordinary Refunds, Duty Refunds and refunds of GST, (ii) pension plan reversions, (iii) judgments or proceeds of settlements in connection with any legal action (including, without limitation, the proceeds of any judgment, settlement or other consideration of any kind in connection with any cause of action arising under any applicable Bankruptcy Code or otherwise (including Avoidance Actions but excluding any Avoided Payments) other than in connection with any Recovery Event, (iv) condemnation awards (and payments in lieu thereof) other than in connection with any Recovery Event, (v) insurance proceeds received in connection with any event other than any Recovery Event and other than proceeds of business interruption insurance, and (vi) indemnity payments and purchase price adjustments received under any asset or stock purchase agreement that do not constitute Net Cash Proceeds subject to Section 2.13(a).

“Facility”: each of (a) the Term Loan B Commitments and the Term Loans B made hereunder (the “Term Loan B Facility”), and (b) the Revolving Credit Commitments and the extensions of credit made hereunder (the “Revolving Credit Facility”).

“Fair Market Value”: with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, determined in good faith by (a) a Responsible Officer of the Parent if the value of such non-cash proceeds is equal to or less than $2,500,000 and (b) in all other circumstances by the independent members of the board of directors of the Parent.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter”: that certain fee letter between the Borrower and the Agents, in form and substance satisfactory to the Agents.

“Filing Date”: shall mean (a) in the case of the CCAA Proceedings, October 29, 2007, and (b) in the case of the Chapter 11 Cases, the date of the filing of and the commencement of the Chapter 11 Cases, which such date shall be no later than November 21, 2007.

“Final Bankruptcy Court Orders”: individually and collectively as the context allows (a) in the case of the Chapter 11 Cases, the final order of the US Bankruptcy Court substantially in the form of the applicable Interim Bankruptcy Court Order, and (b) in the case of the CCAA Proceedings, the Canadian DIP Order, in each case, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agents, the Lenders and the Borrower.

“Final Bankruptcy Court Order Entry Date”: the date on which each of the applicable Final Bankruptcy Court Orders shall have been entered by the appropriate Bankruptcy Court.

“Final Facility Effective Date”: the date on or before 30 days after the Interim Facility Effective Date, on which all of the conditions precedent set forth in Section 5.2 shall have been satisfied or waived, in accordance with Section 10.1.

“Final Maturity Date”: the date which is the earliest of (i) February 15, 2008, (ii) the date of both (A) the earlier of the effective date and the substantial consummation (as defined in Section 1101(2) of the US Bankruptcy Code), in each case, of a plan of reorganization in the Chapter 11 Cases that shall have been confirmed by an order entered by the US Bankruptcy Court and (B) the earlier of the effective date and the substantial implementation, in each case, of a plan of compromise or arrangement in the CCAA Proceedings that shall have been sanctioned by an order entered by the Canadian Bankruptcy Court, (iii) the date which is 30 days following the date of entry of the applicable Interim Bankruptcy Court Order if the applicable Final Bankruptcy Court Orders has not been entered by the US Bankruptcy Court and if the Canadian DIP Order has not been made by the Canadian Bankruptcy Court, in each case, on or prior to such date, (iv) the date upon which the Stay of Proceedings expires, (v) the date of the closing of a sale of all or substantially all of the Loan Parties’ assets (which shall include a sale of both the lumber and pulp divisions of the Loan Parties) pursuant to Section 363 of the US Bankruptcy Code and the CCAA, and (vi) such earlier date on which all Loans and other extensions of credit shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

“Final Period”: the period commencing on the Final Facility Effective Date and ending on the Final Maturity Date.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time applied on a consistent basis.

“General Intangibles”: all of each Loan Party’s now owned and/or hereafter acquired right, title and interest with respect to general intangibles (as that term is defined in the UCC).

“Governmental Authority”: any nation or government, any Federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GST”: all amounts payable under Part IX of the Excise Tax Act (Canada) or any similar legislation in any other jurisdiction of Canada, including, without limitation (i) all harmonized sales tax in the Provinces of Nova Scotia, Newfoundland and Labrador and New Brunswick under the Excise Tax Act and (ii) the Quebec sales tax imposed pursuant to an Act respecting the Quebec sales tax.

“Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantor”: the Parent and each Subsidiary of the Parent (other than the Borrower and Pope & Talbot Pulp Sales Europe LLC).

“Guaranty”: the Guaranty to be executed and delivered by each Guarantor, substantially in the form of Exhibit E, as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Parent or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (x) trade payables incurred in the ordinary course of such Person’s business and not outstanding for more than 150 days after the date such payable was created and (y) accrued expenses), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and the Administrative Agent and in accordance with accepted practice, of such Person under Hedge Agreements, (j) all monetary obligations under any receivable factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing, and (k) all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any partnership of or a joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Initial Budget”: the cash requirement forecast setting forth cash collections and disbursements of the Loan Parties for the periods covered thereby (which forecast shall include a calculation of Availability during such period, identify the amount of financing that will be required during each week of such period and identify, on a schedule thereto, the professionals and the projected professional fees and disbursements expected to be paid to such professionals as Administration Charge Expenses and US Carve-Out Expenses during such period) prepared on a weekly basis by or on behalf of the Borrower and delivered by the Borrower to the Agents and the Lenders on or before the Interim Facility Effective Date pursuant to Section 5.1(v) hereto and in the form attached hereto as Schedule I-1, together with and as superseded and replaced by the Updated Budget that is required to be delivered by the Borrower to the Agents and the Lenders, in accordance with Section 6.2(g).

“Initial Order”: collectively, the initial order of the Ontario Court issued in the CCAA Proceedings on October 29, 2007, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the Agents and Lenders.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvency Proceeding”: any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canada, state, provincial, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, service-marks, trademark and service-mark licenses, domain names, data technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: the first day of each month commencing December 1, 2007.

“Interest Period”: with respect to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter, as selected by the Borrower in its Borrowing Notice or Eurodollar Notice, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2) any Interest Period that would otherwise extend beyond the Final Maturity Date or beyond the date final payment is due on any Term Loan shall end on the Final Maturity Date or such due date, as applicable; and

(3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Interim Bankruptcy Court Orders”: individually and collectively as the context allows, (a) in the case of the Chapter 11 Cases, the interim order of the US Bankruptcy Court substantially in the form of Exhibit H-1 hereto, and (b) in the case of the CCAA Proceedings, the Canadian DIP Order substantially in the form of Exhibit H-2 hereto, in each case, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agents, the Lenders and the Borrower.

“Interim Bankruptcy Court Order Entry Date”: the date on which each of the applicable Interim Bankruptcy Court Orders shall have been entered by the appropriate Bankruptcy Court.

“Interim Facility Effective Date”: the date on which all of the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

“Interim Period”: means the period commencing on the Interim Facility Effective Date and ending on the earlier to occur of (i) the Final Facility Effective Date and (ii) the Final Maturity Date.

“Inventory”: all of each Loan Party’s now owned and/or hereafter acquired right, title, and interest with respect to inventory (as that term is defined in the UCC); such term to include returned, repossessed and reclaimed goods and timber which is severed from the ground.

“Investments”: as defined in Section 7.8.

“Issuing Lender”: any Revolving Credit Lender that, at the request of the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), agrees, in such Revolving Credit Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit under the Revolving Credit Facility.

“IT Systems”: all electronic data processing, information, record-keeping, communications, telecommunications, account management, inventory management, and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and related content.

“Judgment Currency”: as defined in Section 10.18.

“L/C”: as defined in Section 3.1.

“L/C Disbursement”: a payment made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Undertaking”: as defined in Section 3.1.

“Lenders”: as defined in the preamble hereto and specifically includes each Issuing Lender and the Swing Line Lender.

“Letter of Credit”: an L/C or an L/C Undertaking, as the context requires.

“Letter of Credit Usage”: as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“Lien”: any mortgage, pledge, deed of trust, hypothecation, encumbrance, lien (statutory or other), charge or other security interest or other security agreement or preferential arrangement of any kind or nature whatsoever and any assignment or deposit arrangement intended as, or having the effect of, security (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Agent or any Lender pursuant to this Agreement.

“Loan Account”: as defined in Section 2.20.

“Loan Documents”: this Agreement, any Notes, the Interim Bankruptcy Court Orders, the Final Bankruptcy Court Orders, the Security Documents, the Canadian Security Documents, the Fee Letter, the Bank Product Agreements, the Letters of Credit and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any contingent reimbursement obligations with respect to the Letter of Credit Usage or any other Obligation.

“Loan Parties”: the Borrower, the Parent and each Subsidiary of the Parent that is a party to a Loan Document, and “Loan Party” means any one of them.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate outstanding Commitments for and extensions of credit under such Facility.

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility; provided, that at any time that there is more than one Revolving Credit Lender, “Majority Revolving Credit Facility Lenders” shall include at least two Revolving Credit Lenders.

“Material Adverse Deviation”: as of any period, a negative deviation (downward, in the case of collections, and upward, in the case of disbursements) of more than (i) 15% in the case of any single line item set forth in the Initial Budget for the applicable period or (ii) 10% in the aggregate with respect to all items set forth in the Initial Budget for the applicable period, calculated (A) for the period from the Filing Date to and including December 3, 2007, on a bi-weekly basis and (B) for the period from December 3, 2007 to and including the Final Maturity Date, on a weekly basis; provided, that, in the case of clause (i) and (ii) above, no amounts shall be included in the calculation of the deviation for (x) any portion of the Budget Carryover Amount that constitutes a disbursement or payments during such period, and (y) disbursements that constitute the professional fees of the Lenders; provided, further, that (A) in the case of disbursements, the deviation in disbursements from the Initial Budget for any weekly period shall be calculated as a percentage of, and by reference to, the disbursements set forth in the Initial Budget for such period, without giving effect to any Budget Carryover Amount permitted to be used for such period and (B) in the case of collections, the Budget Carryover Amount shall be added to the actual collections in any given period to determine whether there has been a Material Adverse Deviation in collections for such period. For the avoidance of doubt the first proviso and the second proviso of the foregoing definition shall be read to together.

“Material Adverse Effect”: a material adverse effect on (a) the financial condition, results of operations, assets or liabilities of the Parent and its Subsidiaries, taken as a whole or the Loan Parties, taken as a whole, except for (i) the commencement of the Chapter 11 Cases and the CCAA Proceedings and events that would typically result from the commencement of the Chapter 11 Cases and/or the CCAA Proceedings, and (ii) any event, circumstance or condition resulting from matters disclosed in writing to the Lenders prior to the date hereof, (b) the ability of the Borrower or the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the legality, validity or enforceability of this Agreement or any other Loan Document or (d) the rights and remedies of any Agent or any Lender under the Loan Documents.

“Materials of Environmental Concern”: shall include, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste pursuant to or could give rise to liability under any Environmental Law; (b) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; (c) any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, (d) polychlorinated biphenyls, urea-formaldehyde insulation or, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Maximum Revolving Credit Cash Amount”: $54,000,000; provided, that the Maximum Revolving Credit Cash Amount shall be increased to the extent that (i) the amount of an L/C Disbursement with respect to any Letter of Credit would give rise to outstanding Revolving Credit Loans in excess of the then-applicable Maximum Revolving Credit Cash Amount or (ii) any Bank Product for which a Bank Product Reserve has been established gives rise to a cash obligation the payment of which would cause the outstanding Revolving Credit Loans to exceed the then-applicable Maximum Revolving Credit Cash Amount, in each case, up to the amount of Revolving Credit Loans outstanding after giving effect to such draw or the payment of such obligation, such Maximum Revolving Credit Cash Amount not to exceed $71,062,301.57.

“Midway Facility”: the timber processing and manufacturing facilities and related equipment located on the real property described in Schedule M-1 hereto, together with all present and after-acquired goods (other than inventory), chattel paper, documents of title, instruments and general intangibles (other than accounts, accounts receivable and other debt, obligations or amounts owing to the Borrower with respect thereto and other than choses in action with respect thereto) situate on, arising from or relating to the real property described in Schedule M-1 hereto.

“Monitor”: PricewaterhouseCoopers Inc., the monitor appointed by the Canadian Bankruptcy Court in the CCAA Proceedings.

“Moody’s”: Moody’s Investor Services, Inc. and any successor thereto.

“Mortgages”: any and all mortgages or deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in a form as may be reasonably agreed by the Collateral Agent and the Loan Parties party thereto; provided, that it is understood and agreed that no Mortgages will be required except on the Canadian Collateral.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) the amount of all proceeds constituting cash and Cash Equivalents of any Asset Sale or Recovery Event received by Parent, the Borrower and/or their respective Subsidiaries (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) minus the sum of the following (which amounts may be paid out of the gross proceeds of any such Asset Sale or Recovery Event): (i) reasonable and customary attorneys’ fees, accountants’ fees, investment banking fees (including, but not limited to, any Transaction Fee which is earned upon, and paid from the proceeds of any sale of the Loan Parties’ assets approved by the Bankruptcy Court that gives rise to the obligation to pay such Transaction Fee), relocation expenses, consulting and appraisal fees and expenses, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of, or is owned by a Person that is the subject of, such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) to the extent such Indebtedness is required to be, and is repaid in connection with such Asset Sale or Recovery Event and reasonable and customary fees and expenses actually incurred in connection therewith and net of any income or transfer taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (ii) solely in connection with any such Asset Sale, any reserve established in accordance with GAAP, provided, that any such reserved amount shall be Net Cash Proceeds to the extent and at the time such reserve is no longer required in accordance with GAAP, and (b) the amount of proceeds constituting cash and Cash Equivalents received by the Parent, the Borrower and/or any of their respective Subsidiaries from the issuance or sale of equity securities or debt securities or instruments or the incurrence of Indebtedness, in each case net of reasonable and customary attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; in each case of clause (a) and (b) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid or required to be paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“Net Liquidation Percentage”: the percentage of the book value of the Borrowing Base Parties’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by the Administrative Agent.

“Net Pre-Petition Revolving Loan Amount”: $45,000,234.74 as of the Interim Facility Effective Date, as such amount may thereafter be reduced from time to time by an amount equal to the collections and other payments applied to the repayment of the Pre-Petition Revolving Loan Obligations.

“Non-Excluded Taxes”: as defined in Section 2.22(a).

“Note”: any promissory note evidencing any Loan.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and including the Term Loan B PIK Amount) the Loans, the contingent reimbursement obligations with respect to outstanding Letters of Credit and all other obligations and liabilities of the Loan Parties to any of the Agents, the Collateral Agent, any Issuing Lender, any Lender or any Bank Product Provider, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Bank Product Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest (including the Term Loan B PIK Amount), reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, the Syndication Agent, each Agent or to any Lender that are required to be paid by the Loan Parties pursuant to the Loan Documents) (including, without limitation, any fees or expenses accruing after the maturity of the Loans) or otherwise, and all Bank Product Obligations; provided, that (a) obligations of any Loan Party under any Bank Product Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Bank Product Agreements; provided, further, that from and after such time as all then outstanding Pre-Petition Revolving Credit Loans are repaid in full, in accordance with the applicable Bankruptcy Court Orders, then, any thereafter unsatisfied Pre-Petition Revolving Loan Obligations, including without limitation, any contingent unpaid indemnification obligations and claims for reimbursement of professional fees and expenses owing to or incurred by the Pre-Petition Revolving Credit Lenders under the Pre-Petition Credit Agreement shall be deemed to constitute “Obligations” of the Loan Parties to the Agents and the Lenders hereunder.

“Official Committee”: means any statutory committee appointed in the Chapter 11 Cases.

“Ontario Court”: the Superior Court of Justice (Commercial List) of the Province of Ontario.

“Ordinary Refund”: a refund of United States, Canadian, state, provincial or local or other foreign taxes where such refund relates to a tax obligation that was paid in respect of a fiscal year ending prior to the Interim Facility Effective Date. For the avoidance of doubt, Ordinary Refunds shall not include Duty Refunds.

“Other Statutory Liabilities”: as defined in Section 2.5(c).

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent”: as defined in the preamble hereto.

“Participant Register”: as defined in Section 10.6(f).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan Termination Event”: means an event which would entitle a Person (without the consent of any Loan Party) to wind- up or terminate a Canadian Pension Plan in full or in part, or the institution of any steps by any Person to terminate or order the termination or wind-up of, in full or in part, any Canadian Pension Plan, or the receipt by any Loan Party of material correspondence from a Governmental Authority relating to a potential or actual, partial or full, termination or wind-up of any Canadian Pension Plan, or an event respecting any Canadian Pension Plan or which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Pension Plan maintained and sponsored by the Loan Parties.

“Period”: the Interim Period or the Final Period.

“Permits”: the collective reference to (a) Environmental Permits, and (b) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, easements, and rights of way.

“Permitted Discretion”: a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Liens”: the collective reference to (a) in the case of Collateral other than Capital Stock pledged to secure the Obligations, Liens permitted by Section 7.3 and (b) in the case of Collateral consisting of Capital Stock pledged to secure the Obligations, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law, including without limitation, Liens described in clause (j) of Section 7.3.

“Permitted Priority Liens”: all Permitted Liens other than Liens permitted under clauses (a), (b) and (j) of Section 7.3, provided, that any Liens listed on Schedule 7.3(f) or any annexes thereto shall only constitute Permitted Priority Liens to the extent that such Liens are valid, perfected and non-avoidable.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge and Security Agreement”: any pledge and security agreement or similar agreement or instrument executed and delivered by the Loan Parties in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case in form and substance satisfactory to the Collateral Agent, as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time.

“PPSA”: Personal Property Security Act (British Columbia) or the equivalent in any other province or territory of Canada, as in effect from time to time.

“Pre-Petition Agents”: the Pre-Petition Collateral Agent; Wells Fargo in its capacity as the administrative agent to the Pre-Petition Lenders; Ableco, in its capacity as the term loan B agent; Lehman Brothers Inc., as sole arranger and sole bookrunner; and Lehman Commercial Paper Inc., as syndication agent.

“Pre-Petition Bank Product Obligations”: has the meaning ascribed to the term “Bank Product Obligations” as defined in the Pre-Petition Credit Agreement.

“Pre-Petition Bank Product Agreements”: those agreements listed on Schedule P-1 and entered into in accordance with the terms of the Pre-Petition Credit Agreement.

“Pre-Petition Canadian General Security Agreement”: the Canadian General Security Agreement (as defined in the Pre-Petition Credit Agreement) executed and delivered by the Loan Parties pursuant to the Pre-Petition Credit Agreement.

“Pre-Petition Canadian Security Documents”: the Canadian Security Documents (as defined in the Pre-Petition Credit Agreement) executed and delivered by the Loan Parties pursuant to the Pre-Petition Credit Agreement as amended or otherwise modified from time to time.

“Pre-Petition Collateral Agent”: Ableco, in its capacity as the collateral agent to the Pre-Petition Agents and the Pre-Petition Lenders.

“Pre-Petition Credit Agreement”: the Credit Agreement, dated as of June 28, 2006, as amended prior to the date hereof, among Pope & Talbot, Inc., a Delaware corporation as the parent, Pope & Talbot Ltd., a Canadian corporation as the borrower, the Pre-Petition Lenders, and the Pre-Petition Agents.

“Pre-Petition Lenders”: Pre-Petition Revolving Credit Lenders and the Pre-Petition Term Loan Lenders.

“Pre-Petition Letter of Credit”: has the meaning specified therefor in Section 3.8.

“Pre-Petition Loan Parties”: each of the Loan Parties that are party to the Pre-Petition Credit Agreement.

“Pre-Petition Revolving Loan Obligations”: all indebtedness, obligations (including obligations in respect of any letters of credit) and liabilities of the Borrower and the Guarantors incurred prior to the Chapter 11 Filing Date arising from or related to the Pre-Petition

Revolving Credit Facility, plus fees, expenses, costs and other charges, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Chapter 11 Filing Date, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

“Pre-Petition Revolving Credit Loans”: the “Revolving Credit Loans” as defined in the Pre-Petition Credit Agreement.

“Pre-Petition Term Loan Obligations”: all indebtedness, obligations and liabilities of the Borrower and the Guarantors incurred prior to the Chapter 11 Filing Date arising from or related to the Pre-Petition Term Loan Facilities, plus fees, expenses, costs and other charges, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Chapter 11 Filing Date, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

“Pre-Petition Term Loans”: the “Term Loan B” and the “Term Loan C” as each such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition Revolving Credit Facility”: the “Revolving Credit Facility” under the Pre-Petition Credit Agreement.

“Pre-Petition Revolving Credit Lenders”: the several banks and other financial institutions or entities from time to time that made revolving credit loans and other extensions of credit loans under the Pre-Petition Revolving Credit Facility to the Borrower under the Pre-Petition Credit Agreement.

“Pre-Petition Term Loan Facilities”: the “Term Loan B Facility” and the “Term Loan C Facility” under the Pre-Petition Credit Agreement.

“Pre-Petition Term Loan Lenders”: the several banks and other financial institutions or entities from time to time that made loans under the Pre-Petition Term Loan Facilities to the Borrower under the Pre-Petition Credit Agreement.

“Prime Rate”: the rate of interest announced, from time to time, within Wells Fargo Bank, National Association at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo Bank, National Association’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank, National Association may designate.

“Proceeds”: (a) all “proceeds” (as defined in Article 9 of the UCC) with respect to the Collateral and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Pro Rata Share”:

(a) with respect to a Lender’s obligation to make Revolving Credit Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been terminated or reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving Credit Loans and the denominator shall be the aggregate unpaid principal amount of all Revolving Credit Loans;

(b) with respect to a Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (z) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been terminated or reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving Credit Loans and the denominator shall be the aggregate unpaid principal amount of all Revolving Credit Loans,

(c) with respect to a Lender’s obligation to make a Term Loan B and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Term Loan B Commitment, by (ii) the Total Term Loan B Commitment, provided, that if the Total Term Loan B Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan B and the denominator shall be the aggregate unpaid principal amount of the Term Loan B; and

(e) with respect to all other matters (including, without limitation, the indemnification obligations arising under Sections 9.7 and 10.5), the percentage obtained by dividing (i) the sum of such Lender’s Revolving Credit Commitment, Term Loan B Commitment and the unpaid principal amount of such Lender’s portion of the Term Loan B, by (ii) the sum of the Total Revolving Credit Commitment, the Total Term Loan B Commitment, and the aggregate unpaid principal amount of the Term Loans, provided, that, if such Lender’s Revolving Credit Commitment shall have been terminated or reduced to zero, (y) such Lender’s Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender’s Revolving Credit Loans plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit and (y) the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Credit Loans plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Rating Agencies”: as defined in Section 10.6(c).

“Recovery Event”: any settlement of or payment in respect of, or series of settlements or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent or any of its Subsidiaries.

“Refunded Swing Line Loans”: as defined in Section 2.8(b).

“Refunding Date”: as defined in Section 2.8(c).

“Register”: as defined in Section 2.9(c).

“Registered Loan”: as defined in Section 2.9(c).

“Regulation D”: Regulation D of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reinstated Pre-Petition Revolving Loan Obligations”: any Pre-Petition Revolving Loan Obligations constituting an Avoided Payment, to the extent such obligations have been reinstated, in each case, pursuant to, and subject to the requirements and terms of the final and nonappealable order of the Bankruptcy Court.

“Related Fund”: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Party Assignment”: as defined in Section 10.6(b).

“Related Party Register”: as defined in Section 10.6(b).

“Release”: any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Materials of Environmental Concern (including the abandonment or discarding of barrels, containers or other closed receptacles containing Materials of Environmental Concern) into the environment.

“Remedial Action”: all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess or evaluate Materials of Environmental Concern in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Materials of Environmental Concern so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) other similar actions authorized by any Environmental Law to respond to Materials of Environmental Concern.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: with respect to any Single Employer Plan, any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043 and other than the commencement of the Chapter 11 Cases and the CCAA Proceedings.

“Required Lenders”: the Majority Facility Lenders in respect of the Term Loan Facility; provided, that if (i) the Borrower’s Revolving Credit Loan Availability is less than $10,000,000, (ii) the Borrower’s Availability is less than $20,000,000, or (iii) the aggregate outstanding principal amount of the Term Loans plus the aggregate amount of the Pre-Petition Term Loan Obligations is less than $75,000,000, then “Required Lenders” shall mean (x) the Majority Revolving Credit Facility Lenders and (y) the Majority Facility Lenders in respect of the Term Loan Facility.

“Requirement of Law”: as to any Person, the Constituent Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: as to any Person, the chief executive officer, chief operating officer, chief accounting officer, president, chief financial officer or treasurer of such Person, but in any event, with respect to financial matters, the chief accounting officer or the chief financial officer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Parent.

“Restricted Payments”: as defined in Section 7.6.

“Returns”: as defined in Section 4.10.

“Revolving Credit Commitment”: with respect to each Lender, its Revolving Credit Commitment, and, with respect to all Lenders, their Revolving Credit Commitments, in each case, as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1, less, the amount of each such Lender’s Pro Rata Share (as defined in the Pre-Petition Credit Agreement) of the Net Pre-Petition Revolving Loan Amount at any time outstanding or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, in each case, as such amounts may be reduced or increased from time to time pursuant to assignments and commitment reductions made in accordance with the provisions hereof.

“Revolving Credit Commitment Period”: the period from and including the Interim Facility Effective Date to the Final Maturity Date.

“Revolving Credit Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or holds Revolving Extensions of Credit; provided, that any such Lender shall be required to be resident in Canada for purposes of the Income Tax Act (Canada) and not subject to tax under Part XIII of the Income Tax Act (Canada).

“Revolving Credit Loan Availability”: as of any date of determination, the amount that the Borrower is entitled to borrow as Revolving Credit Loans under Section 2.5 of this Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

“Revolving Credit Loans”: as defined in Section 2.5.

“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans then outstanding of such Lender, (b) such Lender’s Pro Rata Share of the Letter of Credit Usage then outstanding, and (c) such Lender’s Swing Line Participation Amount.

“Revolving Loan Intangibles”: any now owned or hereafter acquired (a) General Intangibles to the extent relating to the Revolving Priority Borrowing Base Collateral, including, without limitation, all contracts, contract rights (including agreements or arrangements with consignees, distributors, warehouses or other third persons in possession of Inventory), rights of reclamation and stoppage in transit, licenses, customer lists, and all tax refund rights for sales, value added, goods or services taxes, in each case to the extent relating to the Revolving Priority Borrowing Base Collateral, (b) commercial tort claims, causes of action or other claims to the extent arising out of or with respect to the Revolving Priority Borrowing Base Collateral, including any and all insurance, guaranty or warranty claims relating thereto, and (c) all documents, chattel paper, instruments, bankers acceptances, letters of credit, letter of credit rights and any other Liens or obligations, in each case as each of those terms is defined in the UCC (if so defined) and in each case which support, evidence or relate to Revolving Priority Borrowing Base Collateral and in the case of each of (a), (b) and (c) above, excluding all Duty Refunds and all rights thereto.

“Revolving Loan Records”: any now owned or hereafter acquired (a) books of account, ledger entries, ledger cards and journals, (b) purchase agreements, sales agreements, invoices, purchase orders, receipts and statements, (c) bills of lading, documents of title, and evidences of shipment or storage, and (d) all data and means of storing data whether tangible, intangible, electronic or recorded on tapes, disks, diskettes, and all other data and software storage media and devices, file cabinets, computers and containers in which or on which any information is stored or maintained (including all rights of access of any Loan Party where maintained by or with any other person), in each case relating to Collateral that falls within clauses (a), (b), (d) or (e) of the definition of Revolving Priority Collateral.

“Revolving Priority Borrowing Base Collateral”: (a) Inventory of a Loan Party; and (b) Accounts arising out of or related to the Disposition of Inventory or rendition of services by a Loan Party.

“Revolving Priority Collateral”: (a) Revolving Priority Borrowing Base Collateral; (b) Revolving Loan Intangibles; (c) Revolving Loan Records; (d) all insurance policies, claims under and proceeds of insurance covering any Collateral described in any of clauses (a) through (c) of this definition, including, without limitation, the proceeds of Eligible Foreign Accounts Credit Insurance; and (e) all Proceeds and products of any of the foregoing.

“Risk Participation Liability”: as to each Letter of Credit, all reimbursement obligations of the Borrower to the Issuing Lender with respect to an L/C or an L/C Undertaking, as applicable, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by the Borrower, whether by the making of a Revolving Credit Loan or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“S&P”: Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies and any successor thereto.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: the collective reference to the Agents, the Lenders and the Bank Product Providers.

“Securitization”: as defined in Section 10.6(g).

“Securitization Parties”: as defined in Section 10.6(g).

“Security Documents”: collective reference to the provisions of Section 11.4 of this Agreement, the Guaranty, each Pledge and Security Agreement, each Canadian General Security Agreement, the other Canadian Security Documents, the Mortgages, any aircraft mortgage, any intellectual property grant of security interest or control account agreements that may be required to be delivered pursuant to any Loan Document and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure the Obligations of any Loan Party under any Loan Document.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal, provincial and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Stay of Proceedings” means the stay of proceedings against the Canadian Loan Parties and their property and assets and the stay of the exercise of rights and remedies against the Canadian Loan Parties and their Property contained in the Initial Order, as it may be extended or amended by any other order issued by the Canadian Bankruptcy Court in the CCAA Proceedings.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity (i) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person or (ii) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent, including the Borrower.

“Swing Line Commitment”: the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.7 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, or such greater amount as the Swing Line Lender, in its sole discretion, may agree to advance as Swing Line Loans pursuant to Section 2.7.

“Swing Line Lender”: Wells Fargo, in its capacity as the lender of Swing Line Loans; provided, that any successor to Wells Fargo in such capacity shall be required to be resident in Canada for purposes of the Income Tax Act (Canada) and not subject to tax under Part XIII of the Income Tax Act (Canada).

“Swing Line Loans”: as defined in Section 2.7.

“Swing Line Participation Amount”: as defined in Section 2.8(c).

“Syndication Agent”: shall have no meaning for purposes of this Agreement.

“Term Loan B”: as defined in Section 2.1.

“Term Loan B Agent”: as defined in the preamble hereto.

“Term Loan B Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan B to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Term Loan B Commitment” opposite such Lender’s name on Schedule C-1, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as such amount shall be deemed to be reduced from time to time on any Interest Payment Date by such Lender’s Pro Rata Share of the aggregate outstanding Term Loan B PIK Amount as of such date and as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan B Commitments is $18,000,000.

“Term Loan B Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Term Loan B Lenders”: those Lenders having Term Loan B Commitments.

“Term Loan PIK Amount” means, as of any date of determination, the amount of all interest accrued with respect to the Term Loan B that has been paid in kind by being added to the principal balance of the Term Loan B in accordance with Section 2.16(e).

“Term Loan Facility”: the Term Loan B Facility.

“Term Loan Lenders”: collectively, the Term Loan B Lenders.

“Term Loans”: collectively, Term Loans B.

“Term Priority Collateral”: all Collateral other than Revolving Priority Collateral.

“Total Revolving Credit Commitment”: at any time during any Period, the aggregate amount of the Revolving Credit Commitments then in effect for such Period, less, the Net Pre-Petition Revolving Loan Amount at any time outstanding during such Period.

“Total Revolving Extensions of Credit”: at any time during any Period, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time for such Period.

“Total Term Loan B Commitment”: at any time during any Period, the aggregate amount of the Term Loan B Commitments then in effect for such Period.

“Transaction Fee”: any “Completion Fee,” “Financing Fee” or “Initial Sale Fee” payable to Rothschild, Inc. pursuant to the terms of that certain engagement letter between Parent and Rothschild, Inc. dated as of June 15, 2007, as amended by that certain amendment dated as of November 16, 2007, or any similar fee that is or may be payable to any other investment advisor, consultant or agent at any time retained by any Loan Party with the consent of the Agents.

“Transferee”: as defined in Section 2.22.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“UCC”: the Uniform Commercial Code, as in effect from time to time in the State of New York.

“Unasserted Contingent Obligations”: means obligations for taxes, costs, indemnifications, reimbursements, and damages in respect of which no assertion of liability (whether oral or written) and no claim or demand of payment (whether oral or written) has been made (and, in the case of obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Underlying Issuer”: a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of the Borrower.

“Underlying Letter of Credit”: a letter of credit that has been issued by an Underlying Issuer.

“United States”: the United States of America and District of Columbia.

“Updated Budget”: as defined in Section 6.2(g).

“US Bankruptcy Code”: the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended and in effect from time to time, and any successor statute.

“US Bankruptcy Court”: as defined in the recitals hereto.

“US Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“US Carve-Out Expenses”: (a) all fees required to be paid to the Clerk of the US Bankruptcy Court and to the Office of the United States Trustee under Section 1930(a) of title 28 of the US Bankruptcy Code; (b) all unpaid professional fees and disbursements incurred prior to the Acceleration Date or the Final Maturity Date, as applicable, as allowed under Sections 330 and 331 of the US Bankruptcy Code in an amount not to exceed the amount set forth opposite the relevant line item in the Initial Budget (subject to deviations that would not constitute Material Adverse Deviations); provided, that any Transaction Fee payable shall not be included as a fee or disbursement that constitutes a US Carve-Out Expense, and shall instead only be paid to the extent earned upon, and payable from the proceeds of, any sale of the Loan Parties’ assets consented to by the Bankruptcy Court that gives rise to the obligation to pay such Transaction Fee, and (c) the reimbursement of expenses incurred by Official Committee members in the performance of their duties that are allowed by the US Bankruptcy Court; and provided further that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses (b) and (c) above.

“US Eurodollar Base Rate”: the rate per annum, determined by the Administrative Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Eurodollar Loan requested (whether as an initial Eurodollar Loan or as a continuation of a Eurodollar Loan or as a conversion of a Base Rate Loan to a Eurodollar Loan) by the Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“US Eurodollar Rate”: for each Interest Period for each Eurodollar Loan denominated in Dollars, the rate per annum determined by the Administrative Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the US Eurodollar Base Rate for such

Interest Period, by (b) 1.00 minus the Eurocurrency Reserve Requirements. The US Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Eurocurrency Reserve Requirements.

“Variance Report”: as defined in Section 6.2(l).

“Wells Fargo”: Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company.

“WFF”: Wells Fargo Foothill, Inc., a California corporation.

“Wholly Owned Guarantor”: any Guarantor that is a Wholly Owned Subsidiary of the Parent or the Borrower.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wind-Down Costs”: an amount not exceeding $1,000,000 in the aggregate, which amount may be used after the Acceleration Date or Final Maturity Date, as applicable, to pay professional fees and expenses incurred by the Borrower and Guarantors, any Official Committee, the Monitor, or any receiver or trustee (as the case maybe) in respect of allowances of compensation for services rendered or reimbursement or expenses incurred to the extent allowed by the US Bankruptcy Court or authorized for payment by the Canadian Bankruptcy Court.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent, Borrower and the Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The terms “includes” and “including” are not limiting.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) Reserved.

(g) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein (i) with respect to the Obligations shall mean the payment in full, in immediately available funds in the Applicable Currency (or cash collateralization in the Applicable Currency in accordance with the terms of this Agreement), of all of the Obligations (other than Unasserted Contingent Obligations) and (ii) for the purposes of Section 2.19(a), payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest, default interest, interest on interest, expense reimbursements and indemnity payments then due and payable, whether or not any of the foregoing would be or is allowed or allowable in whole or in part in any Insolvency Proceeding.

(h) Except as otherwise expressly set forth in this Agreement, all amounts referred to hereunder and the value of any amounts paid or payable pursuant to this Agreement shall be based on the Dollar Equivalent.

SECTION 2    AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Loan B Commitments. (a) Subject to the terms and conditions hereof and subject to the Bankruptcy Court Orders, the Term Loan B Lenders severally agree to make term loans (each, a “Term Loan B”) to the Borrower at any time and from time to time, or until the earlier reduction of its Term Loan B Commitment to zero in accordance with the terms hereof, (i) in a principal amount for each Term Loan B not to exceed such Lender’s unused Term Loan B Commitment at such time and (ii) in an aggregate principal amount for each Lender not to exceed the amount of the initial Term Loan B Commitment of such Lender on the Interim Facility Effective Date. The Term Loan B may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3. The Term Loan B shall be denominated in Dollars.

(b) Notwithstanding the foregoing, (i) the aggregate principal amount of each Term Loan B made at any time during the Final Period shall not exceed the unused Total Term Loan B Commitment at such time, and (ii) the aggregate principal amount of the Term Loan B outstanding at any time during the Final Period shall not exceed the lesser of (A) the initial Total Term Loan B Commitment on the Interim Facility Effective Date, and (B) for any week, the aggregate principal amount of the Term Loan B projected to be outstanding at such time as set forth in the Initial Budget for such period and all prior periods. Any principal amount of the Term Loan B which is repaid or prepaid may not be reborrowed. Notwithstanding any provision to the contrary contained in this Agreement, the Borrower shall not borrow, and the Term Loan B Lenders shall not be obligated to make, a Term Loan B to the extent that the sum of the aggregate principal amount of the Revolving Loans outstanding and the Letter of Credit Usage is less than the amount of Revolving Loans available to be borrowed in accordance with the terms of Section 2.5.

2.2 Reserved.

2.3 Procedure for Term Loan Borrowing. Subject to Section 2.1 and the Initial Budget (and after giving effect to any Budget Carryover Amount (as calculated and applied as set forth in the definition of such term in Section 1.1)), the Borrower may borrow under the Term Loan B Commitments on any Business Day during any Period, provided, that the Borrower shall deliver to the Administrative Agent and the Collateral Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent and the Collateral Agent prior to 2:00 P.M., California time, (a) five Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) three Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of a Term Loan B under the Term Loan B Commitments shall be in the amount required to be paid by the Borrower in accordance with the Initial Budget or otherwise in accordance with Section 4.17(b). Upon receipt of such Borrowing Notice, the Collateral Agent shall promptly notify each Term Loan B Lender thereof. Not later than 9:00 A.M., California time, on the date of each borrowing of a Term Loan B, each Term Loan B Lender shall make available to the Collateral Agent to the Collateral Agent’s Account an amount in immediately available funds in Dollars equal to the Term Loan to be made by such Term Loan B Lender. The Collateral Agent shall make available to the Borrower the aggregate of the amounts made available to the Collateral Agent by the Term Loan B Lenders, in like funds as received by the Collateral Agent.

2.4 Repayment of Term Loans. The Term Loan B of each Term Loan B Lender (including the outstanding Term Loan B PIK Amount) shall mature on the Final Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

2.5 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof and subject to the Bankruptcy Court Orders, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Pro Rata Share of the sum of (i) the Letter of Credit Usage then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment; provided, that after giving effect to the making of each Revolving Credit Loan and the immediate application of the proceeds thereof (x) the aggregate principal amount of the Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations and the Net Pre-Petition Revolving Loan Amount then outstanding) and Swing Line Loans shall not exceed the lesser of (1) the Maximum Revolving Credit Cash Amount and (2) for any week, the principal amount of the Revolving Credit Loans projected to be outstanding during such week as set forth in the Initial Budget for such week plus the Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1), and (y) the Total Revolving Extensions of Credit shall not exceed the least of (1) the Total Revolving Credit Commitments, (2) the then current Borrowing Base, less the amount of any Reinstated Pre-Petition Revolving Loan Obligations, and (3) for any week, the principal amount of the Total Revolving Extensions of Credit projected to be outstanding at such time as set forth in the Initial Budget for such period plus, the Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1), less the amount of any Reinstated Pre-Petition Revolving Loan Obligations and the Net Pre-Petition Revolving Loan Amount then outstanding. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.6 and 2.14, provided, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Final Maturity Date. Each Revolving Credit Loan shall be denominated in either Dollars or Canadian Dollars at the option of the Borrower on the Borrowing Date with respect thereto.

(b) The Borrower shall repay all outstanding Revolving Credit Loans on the Final Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

(c) Anything to the contrary in this Agreement notwithstanding, the Administrative Agent shall have the right to establish reserves against the Borrowing Base in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, including reserves with respect to, without duplication, (i) sums that the Borrower, the Parent or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, (ii) accrued and unpaid statutory liabilities of the Loan Parties which may result in claims that have lien priority or priority of payment over all or any portion of the Obligations (including, without limitation, woodworkers’ liens), are a statutory trust and/or which are legally required to be paid prior to the repayment in full of such Obligations, other than the amount of those liabilities included in the Carve-Out (the “Other Statutory Liabilities”) (a calculation of the reserve relating to the Other Statutory Liabilities including the components and the related amounts that constitute such claims and liabilities as of the Interim Facility Effective Date is attached hereto as Schedule 2.5(A)) and (iii) amounts owing by the Borrower, the Parent or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of the Administrative Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, suppliers (including rights to repossess) liens or claims for unpaid stumpage charges or royalties or Liens in favor of parties that fell or transport lumber or raw materials, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law or other amounts payable in priority to the Agent’s Liens) in and to such item of the Collateral; provided, that prior to the earlier to occur of the consummation of a sale of the assets constituting the lumber division or the pulp division (as the case may be) of the Loan Parties, the aggregate amount of the reserves established by the Administrative Agent in connection with the Carve-Out, Other Statutory Liabilities and the Directors’ Charge shall not exceed $5,000,000 in the aggregate. Any reserves (including the amounts thereof) that may be established by the Administrative Agent pursuant to this Section 2.5(c) shall be subject to the determination of the Administrative Agent in its Permitted Discretion. In the event that the Loan Parties did not obtain Collateral Access Agreements pursuant to the Pre-Petition Credit Agreement, the Administrative Agent may, in its Permitted Discretion, establish such reserves against the Borrowing Base as it deems necessary with respect to the Collateral, which reserves shall, in the case of Inventory at any location for which a Collateral Access Agreement had not been obtained, be for 100% of the Eligible Inventory at any such location. The Administrative Agent shall be entitled to establish a reserve against the Borrowing Base in an amount necessary to repay in full in cash the Net Pre-Petition Revolving Loan Amount then outstanding. A calculation of the Borrowing Base as of November 15, 2007 (including a calculation of all reserves against the Borrowing Base established by the Administrative Agent as of such date) has been delivered to the Lenders prior to the date hereof.

2.6 Procedure for Revolving Credit Borrowing. Subject to Section 2.5 and the Initial Budget (and after giving effect to any Budget Carryover Amount (as calculated and applied as set forth in the definition of such term in Section 1.1)), the Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided, that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must specify the currency in which such borrowing is to be made and be received by the Administrative Agent prior to 12:00 noon, California time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in a minimum amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple of $50,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $100,000 or a whole multiple of $50,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.8. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. During any Period, each Revolving Credit Lender will make its Pro Rata Share of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower to the applicable Administrative Agent’s Account prior to 10:00 A.M., California time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent in the Applicable Currency. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent to the applicable Designated Account.

2.7 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided, that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or the Swing Line Lender’s Revolving Credit Commitment then in effect), (ii) the Total Revolving Extensions of Credit shall not exceed the least of (x) the Total Revolving Credit Commitments, (y) the then current Borrowing Base, less the amount of any Reinstated Pre-Petition Revolving Loan Obligations, and (z) for any week, the principal amount of the Total Revolving Extensions of Credit projected to be outstanding during such week as set forth in the Initial Budget for such week plus the Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1), less the amount of any Reinstated Pre-Petition Revolving Loan Obligations and the Net Pre-Petition Revolving Loan Amount then outstanding, (iii) the Borrower shall not request, and the Swing Line Lender shall not knowingly and intentionally make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero, and

(iv) the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans then outstanding, does not exceed the Maximum Revolving Credit Cash Amount. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only. The Swing Line Loans shall be denominated in either Dollars or Canadian Dollars at the option of the Borrower.

(b) The Borrower shall repay all outstanding Swing Line Loans on the Final Maturity Date.

2.8 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 12:00 noon, California time, on the Business Day immediately preceding the proposed Borrowing Date), specifying (i) the amount to be borrowed and the currency in which such borrowing is to be made, and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $50,000 or a whole multiple of $50,000 in excess thereof. Not later than 10:00 A.M., California time, on the Borrowing Date specified in the Borrowing Notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent to the applicable Administrative Agent’s Account an amount in immediately available funds equal to the amount of such Swing Line Loan in the Applicable Currency. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent to the applicable Designated Account.

(b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 2:00 P.M., California time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan in the Applicable Currency (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender’s Pro Rata Share of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the outstanding Swing Line Loans. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent to the Applicable Administrative Agent’s Account in the Applicable Currency in immediately available funds, not later than 12:00 noon, California time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

(c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.8(b), for any reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.8(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.8(b) (the “Refunding Date”), purchase for cash in the Applicable Currency an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to such Revolving Credit Lender’s Pro Rata Share of the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount in the Applicable Currency (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender in the Applicable Currency.

(e) Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.8(b) and to purchase participating interests pursuant to Section 2.8(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.9 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent in the Applicable Currency to the applicable Administrative Agent’s Account for the account of the appropriate Lender, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Final Maturity Date, (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Final Maturity Date, and (iii) the then unpaid principal amount of each Term Loan B (including the outstanding Term Loan B PIK Amount) on the Final Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.16.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain a register and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder (the “Registered Loans”) and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by such Agent hereunder from the Borrower and each Lender’s share thereof (the “Register”).

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, in form and substance reasonably satisfactory to the Agents and the applicable Lender; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Interim Facility Effective Date or the making of the Loans on the Interim Facility Effective Date and the obligations of the Borrower in respect of each Loan shall be enforceable in accordance with the provisions of the Loan Documents whether or not evidenced by any Note.

(f) If, notwithstanding the terms of this Agreement, any Agent receives any payment from or on behalf of the Borrower in a currency other than the Applicable Currency, such Agent may convert the payment (including, without limitation, the monetary proceeds of any realization upon any Collateral and any funds then held in a cash collateral account) into the Applicable Currency at the Currency Exchange Rate in the manner contemplated by Section 10.18. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by such Agent upon such conversion.

2.10 Fees.

(a) The Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee in Dollars for the period from and including the date hereof to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate, on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable monthly in arrears on the first day of each month and on the Final Maturity Date, commencing on the first of such dates to occur after the date hereof.

(b) On the Interim Facility Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, in accordance with their Pro Rata Shares (assuming for the purposes of this Section 2.10(b) that the Total Revolving Credit Commitment of the Revolving Credit Lenders is $4,000,000) a non-refundable closing fee (the “Closing Fee”) in an amount equal to $600,000, which shall be deemed fully earned when paid.

(c) The Borrower shall pay, in accordance with the terms of the Fee Letter, the fees set forth in the Fee Letter, in Dollars, as and when due and payable under the terms of the Fee Letter.

(d) From and after the Interim Facility Effective Date and until the Final Maturity Date, the Borrower shall pay the Administrative Agent (for the ratable benefit of the Lenders with a Revolving Credit Commitment, subject to any agreements between the Administrative Agent and individual Lenders), a monthly Letter of Credit fee in Dollars (in addition to the charges, commissions, fees, and costs set forth in Section 3.5) computed at a rate per annum equal to the Applicable Revolver Margin in effect on the first day of such month with respect to Eurodollar Loans times the average daily amount of the Letter of Credit Usage during the preceding month, such fee to be payable in arrears on the first day of each calendar month.

2.11 Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon not less than three Business Days’ written notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided, that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $500,000, or a whole multiple of $50,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition in not satisfied.

(b) The Revolving Loan Commitment shall automatically reduce by the amount of Net Cash Proceeds applied to repay Revolving Credit Loans under Section 2.19(a)(iii) and shall be reduced to zero at 12:00 Noon California Time on the Final Maturity Date. Once reduced the Revolving Loan Commitment may not be increased. Each such reduction of the Revolving Loan Commitment shall reduce the Revolving Loan Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

(c) The Term Loan B Commitment shall automatically reduce by the amount of each Term Loan B made in accordance with Section 2.1 and shall be reduced to zero at 12:00 Noon California Time on the Final Maturity Date. Once reduced the Term Loan B Commitments may not be increased. Each such reduction of the Total Term Loan B Commitment shall reduce the Term Loan B Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

2.12 Optional Prepayments.

(a) Subject to Section 2.12(c), the Borrower may at any time and from time to time prepay the Revolving Credit Loans or Swing Line Loans, in whole or in part, in the Applicable Currency without premium or penalty (except as otherwise provided herein), upon, in the case the Revolving Credit Loans, (x) irrevocable written notice (except as provided below) delivered to the Administrative Agent at least three Business Days prior thereto, in the case of Revolving Credit Eurodollar Loans, and (y) irrevocable written notice (except as provided below) delivered to the Administrative Agent at least one Business Day prior thereto, in the case of Revolving Credit Base Rate Loans, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay, in Dollars, any amounts owing pursuant to Section 2.23. No prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. Except as provided below, if any such notice is given, the amount specified in such notice shall be due and payable, in the Applicable Currency, on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition in not satisfied. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $50,000 or a whole multiple of $50,000 in excess thereof.

(b) Subject to Section 2.12(c), the Borrower may at any time and from time to time prepay the Term Loan B (including the outstanding Term Loan B PIK Amount), in whole or in part, upon irrevocable written notice (except as provided below) delivered to the Administrative Agent, at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided (i) the Availability is not less than $25,000,000 after giving effect to such prepayment, and (ii) that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay in Dollars any amounts owing pursuant to Section 2.23. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. Except as provided below, if any such notice is given, the amount specified in such notice shall be due and payable in Dollars on the date specified therein, together with accrued interest to such date on the amount prepaid. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition in not satisfied. Partial prepayments of Term Loan B (including the outstanding Term Loan B PIK Amount) shall be in an aggregate principal amount of $500,000 or a whole multiple of $50,000 in excess thereof.

(c) All payments under this Agreement and all proceeds of Collateral shall be applied to the Obligations pursuant to Section 2.19.

2.13 Mandatory Prepayments.

(a) On the date of any Asset Sale or Recovery Event by the Parent or any of its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans (including the outstanding Term Loan B PIK Amount) (such payments to be applied as set forth in Section 2.19 in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Asset Sale or Recovery Event. Nothing contained in this subsection (a) shall permit the Parent or any of its Subsidiaries to make an Asset Sale of any property other than in accordance with Section 7.5.

(b) If on any date any Capital Stock shall be issued by the Parent or any of its Subsidiaries, then on the date of such issuance, the Borrower shall prepay the Loans (including the outstanding Term Loan B PIK Amount) by an amount equal to the Capital Stock Issuance Proceeds, such amount to be applied as set forth in Section 2.19. If on any date any Indebtedness (other than Indebtedness permitted under Section 7.2) shall be incurred by the Parent or any of its Subsidiaries, then on the date of such incurrence, the Loans (including the outstanding Term Loan B PIK Amount) shall be prepaid by an amount equal to 100% of the amount of the proceeds of such incurrence (such amount to be applied as set forth in Section 2.19).

(c) During the Interim Period, on any date upon which the Parent or any of its Subsidiaries shall receive any Net Cash Proceeds of any Revolving Priority Borrowing Base Collateral, then, in such event, the Borrower shall, first repay the outstanding principal amount of the Pre-Petition Revolving Loan Obligations in an amount equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by the Borrower or any representative of the Borrower’s estate to the extent of the aggregate outstanding amount of Pre-Petition Revolving Loan Obligations in accordance with the terms of the Interim Bankruptcy Court Orders (and such amounts shall be applied in accordance with Section 2.19).

(d) If at any time during the Revolving Credit Commitment Period (i) the amount of the Total Revolving Extensions of Credit exceeds the lesser of (x) the then current Borrowing Base, less the amount of any Reinstated Pre-Petition Revolving Loan Obligations, and (y) the Total Revolving Credit Commitments, or (ii) the Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations and the Net Pre-Petition Revolving Loan Amount then outstanding) and Swing Line Loans exceeds the Maximum Revolving Credit Cash Amount, the Borrower shall, without notice or demand, prepay, the Revolving Credit Loans and Swing Line Loans in an aggregate principal amount equal to such excess; provided, that if the aggregate principal amount of such Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because Letter of Credit Usage constitutes a portion thereof), the Borrower shall, to the extent of the balance of such excess, cash collateralize such Letters of Credit in the Applicable Currency in an amount equal to 105% of the Letter of Credit Usage.

(e) On the date upon which the Parent or any of its Subsidiaries shall receive any Extraordinary Receipt, the Borrower shall prepay the Loans (including the outstanding Term Loan B PIK Amount) in an amount equal to the amount of such Extraordinary Receipt (such amount to be applied as set forth in Section 2.19.

(f) If, during any month the Parent or any of its Subsidiaries shall receive any Duty Refunds, then, on the date of receipt of such Duty Refunds, the Borrower shall prepay the Loans (including the outstanding Term Loan B PIK Amount) in an amount equal to 100% of the amount of all such Duty Refunds received during such month, net of any reasonable expenses incurred in collection thereof and net of any Canadian federal and provincial income taxes incurred in connection therewith calculated at the applicable Canadian statutory rate (such amount to be applied as set forth in Section 2.19).

(g) In the event that the Lenders are required to repay or disgorge to the Borrower, or any representatives of the Borrower’s estate, and have repaid, all or any portion of the Pre-Petition Revolving Loan Obligations authorized and directed to be repaid pursuant to the Interim Facility Bankruptcy Court Orders or the Final Facility Bankruptcy Court Orders, as the case may be, or any payment on account of the Pre-Petition Revolving Loan Obligations or the Pre-Petition Term Loan Obligations made to any Lender is rescinded for any reason whatsoever, including, but not limited to, as a result of any Avoidance Action, or any other action, suit, proceeding or claim brought under any other provision of any applicable Bankruptcy Code or any applicable state or provincial law, or any other similar provisions under any other state, federal or provincial statutory or common law (all such amounts being hereafter referred to as the “Avoided Payments”), then, in such event, the Borrower shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of such Avoided Payments immediately upon receipt of the Avoided Payments by the Borrower or any representative of the Borrower’s estate (such amounts to be applied as set forth in Section 2.19); provided, however that any proceeds of any Avoided Payments (i) constituting Reinstated Pre-Petition Revolving Loan Obligations, shall first be used to repay the principal amount of the Revolving Credit Loans (and shall permanently reduce the Total Revolving Credit Commitment in the amount of such prepayment) to the extent that proceeds of the Revolving Loans made hereunder were used to repay the Pre-Petition Revolving Loan Obligations in accordance with the terms of the Final Bankruptcy Court Orders, and (ii) that reinstate any Pre-Petition Term Loan Obligations that had been repaid, shall first be used to repay the principal amount of the Term Loan B; and provided further, that subject to the terms of the applicable order of the Bankruptcy Court relating to the Reinstated Pre-Petition Revolving Loan Obligations, such Reinstated Pre-Petition Revolving Loan Obligations shall share a pari passu right of repayment with the Revolving Credit Loans hereunder as set forth in Section 2.19 as if the Reinstated Pre-Petition Revolving Loan Obligations were Revolving Loans made hereunder.

(h) Without limiting any other provision of this Agreement or any other Loan Document permitting or requiring prepayment of the Loans (including the outstanding Term Loan B PIK Amount) in whole or in part, the Borrower shall prepay the Loans (including the outstanding Term Loan B PIK Amount) in full on the date which is the thirtieth (30th) day following the Interim Facility Effective Date in the event the Final Bankruptcy Court Orders shall not have been entered on or before such date.

(i) At any time when the aggregate principal amount of all Loans (including the outstanding Term Loan B PIK Amount), the Net Pre-Petition Revolving Loan Amount then outstanding and the Reinstated Pre-Petition Revolving Loan Obligations exceeds the maximum principal amount of Loans (including the outstanding Term Loan B PIK Amount) projected to be outstanding at such time as set forth in the Initial Budget, plus the Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1), the Borrower will immediately prepay the Loans (including the outstanding Term Loan B PIK Amount) to the full extent of any such excess. On each day that any Loans (including the outstanding Term Loan B PIK Amount) are outstanding and not prepaid, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the aggregate principal amount of all Loans (including the outstanding Term Loan B PIK Amount) outstanding on such day does not exceed the maximum principal amount of Loans (including the outstanding Term Loan B PIK Amount) projected to be outstanding at such time as set forth in the Initial Budget, plus the Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1) (such amounts to be applied as set forth in Section 2.19).

(j) Notwithstanding any other provision of this Agreement, upon the date of the closing of a sale of all or substantially all of the Loan Parties’ assets (which shall include a sale of both the lumber and pulp divisions of the Loan Parties) pursuant to Section 363 of the US Bankruptcy Code and the CCAA, whether or not at such time an Event of Default has occurred and is continuing, the Net Cash Proceeds shall (to the extent of such proceeds) be deposited in a segregated interest bearing account to be established pursuant to and subject to the terms of an order of the applicable Bankruptcy Court for the purposes of satisfying any amount which is determined to be due and owing in respect of the Carve-Out as of such Acceleration Date or Final Maturity Date, as applicable. All Net Cash Proceeds in excess of the amount necessary to satisfy the Carve-Out shall be distributed in accordance with Section 2.13. If after the final Disposition of all or substantially all of the Collateral, there are insufficient Net Cash Proceeds held in any such segregated account to satisfy all of the obligations of the Loan Parties that are due and owing under the Carve-Out, the Lenders hereby severally agree to, first, return to the Borrower any Net Cash Proceeds previously received by them in connection with any prior Asset Sale in an amount equal to such deficiency, and, second, to fund the deficiency to the extent that such amounts are included in clause “first” of the definition of the term “Agreed Administrative Expense Priorities”, but in any event in an amount not to exceed (i) in the case of the Term Loan Lenders, the unfunded portion of such Lender’s Commitment (such amount to be determined based on the amount of such Commitment as in effect on the Interim Facility Effective Date) and (ii) in the case of the Revolving Credit Lenders, an amount equal to the lesser of such Lender’s Pro Rata Share of (A) the Revolving Credit Loan Availability as of the date immediately preceding the date of the closing of any such sale (assuming for the purposes of determining such amount, that any reserves that have been established in connection with liabilities under the Carve-Out have been released and the Revolving Credit Loans that would not otherwise have been available as a result of such reserve will be funded), and (B) the unfunded portion of the Total Revolving Credit Commitment (such amount to be determined based on the amount of such Total Revolving Credit Commitment as in effect on the Interim Facility Effective Date); provided, that in the event that the amount of Net Cash Proceeds held in any such segregated account shall exceed the amount required to satisfy amounts due and owing in respect of the Carve-Out at any time, then any such excess amount shall be paid to the Administrative Agent to be applied in accordance with Section 2.19.

(k) Each payment of the Loans under Sections 2.12 and 2.13 shall be made in the Applicable Currency and shall be accompanied by accrued interest to the date of such payment on the amount paid.

2.14 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election, provided, that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election by delivery to the Administrative Agent of a Eurodollar Notice (which notice shall specify the length of the initial Interest Period therefor), provided, that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and any Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and any Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.15 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.16 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan that is denominated in Dollars shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the US Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day. Each Eurodollar Loan that is denominated in Canadian Dollars shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Canadian Eurodollar Rate determined for such day plus the Applicable Margin then in effect.

(b) Each Base Rate Loan that is denominated in Dollars shall bear interest for each day on which it is outstanding at a rate per annum equal to the US Base Rate in effect for such day plus the Applicable Margin in effect for such day. Each Base Rate Loan that is denominated in Canadian Dollars shall bear interest for each day on which it is outstanding at a rate per annum equal to the Canadian Base Rate in effect for such day plus the Applicable Margin then in effect.

(c) Upon the occurrence and during the continuation of an Event of Default (and at the election of any Agent or the Required Lenders) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) shall bear interest (x) in the case of Loans, at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% per annum, (y) in the case of all other amounts denominated in Dollars (other than Letter of Credit fees provided for in Section 2.10(d)), at a rate per annum equal to the rate then applicable to Term Loans that are Base Rate Loans plus 2% per annum, and (z) in the case of all other amounts denominated in Canadian Dollars (other than Letter of Credit fees provided for in Section 2.10(d)), at a rate per annum equal to the rate then applicable to Revolving Credit Loans that are Base Rate Loans denominated in Canadian Dollars plus 2% per annum, and the Letter of Credit fees provided for in Section 2.10(d) shall be increased 2 percentage points above the per annum rate otherwise applicable thereunder.

(d) Interest shall be payable in arrears on each Interest Payment Date in the Applicable Currency, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable in the Applicable Currency from time to time on demand.

(e) Notwithstanding any provision to the contrary contained in this Section 2.16, all interest that is payable with respect to the Term Loan B that has accrued during the period from the date of such Term Loan B until such principal amount is repaid, shall be capitalized on each Interest Payment Date and added to the aggregate outstanding principal amount of the Term Loan B (inclusive of any Term Loan B PIK Amount theretofore so added). For purposes of this Agreement and the other Loan Documents, the amounts so capitalized hereunder shall bear interest in accordance with Section 2.16 as though such amounts constituted a Term Loan B made by the Term Loan B Lenders hereunder on each Interest Payment Date for all purposes of this Agreement. On each Interest Payment Date the Borrower shall elect to pay interest on the Term Loan B PIK Amount created on such date at either (i) a rate per annum equal to the US Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day, or (ii) at a rate per annum equal to the US Base Rate in effect for such day plus the Applicable Margin in effect for such day. To the extent that the Term Loan B PIK Amount exceeds the undrawn Total Term Loan B Commitment such amount shall be paid in cash.

2.17 Computation of Interest and Fees.

(a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed (the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and (subject to the following proviso) divided by 360); provided, that, with respect to Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as applicable) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(c) Notwithstanding any provision hereof, in no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable hereunder exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) hereunder lawfully permitted by that section and, if any payment, collection or demand pursuant to this Agreement in respect of that “interest” (as defined in that section) is determined to be contrary to the provisions of that section, the amount of such payment, collection or demand in excess of that permitted under applicable law shall be deemed to have been made by mutual mistake of the Borrower and the applicable Lenders and the amount of such excess payment or collection shall be refunded to the Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will, absent manifest error, be prima facie evidence of such rate.

(d) For the purpose of the Interest Act (Canada) and any other purpose, (i) the principle of deemed reinvestment of interest shall not apply to any calculation under this Agreement, and (ii) the rates of interest and fees stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

2.18 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (w) any Borrowing Notice or Eurodollar Notice given by the Borrower may be rescinded by the Borrower and, if not so rescinded, any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (x) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (y) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.19 Application and Allocation of Payments. (a) The Administrative Agent shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

(i) except as provided in Section 2.13(j) and in clause (iii) of this Section 2.19(a), with respect to Revolving Priority Collateral and Proceeds thereof and payments made using Revolving Priority Collateral and Proceeds thereof (other than payments made using proceeds of Revolving Credit Loans), (1) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Lender), expense reimbursements, indemnities and other amounts then due to the Pre-Petition Agents, Agents or the Issuing Lender until paid in full; (2) second, ratably to pay the Obligations in respect of any fees (including Letter of Credit fees payable in connection with any Letters of Credit, but excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Revolving Credit Lenders until paid in full; (3) third, to pay interest due in respect of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (4) fourth, to pay principal of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (5) fifth, (A) ratably to pay the Pre-Petition Revolving Loan Obligations until paid in full in cash (excluding any Applicable Prepayment Premium), and thereafter (B) to pay interest due in respect of the Swing Line Loans to the Swing Line Lender until paid in full; (6) sixth, to pay principal of the Swing Line Loans to the Swing Line Lender until paid in full; (7) seventh, ratably to pay interest due in respect of the Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations) and unreimbursed L/C Disbursements then due to the Revolving Credit Lenders until paid in full; (8) eighth, ratably to pay (x) principal of the Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations) then due to the Revolving Credit Lenders until paid in full, (y) unreimbursed L/C Disbursements to the Issuing Lender and/or the Revolving Credit Lenders, as applicable, until paid in full (or, to the extent such reimbursement obligations in respect of Letters of Credit are contingent, to provide cash collateral in an amount equal to 105% of the Letter of Credit Usage to the Administrative Agent for the benefit of the Issuing Lender), and (z) to the Administrative Agent, for the benefit of the Bank Product Providers, to be held as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default; (9) ninth, ratably to pay the Pre-Petition Term Loan Obligations in respect of any fees (excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Pre-Petition Term Loan Lenders until paid in full; (10) tenth, ratably to pay interest due in respect of the Pre-Petition Term Loan Obligations until paid in full; (11) eleventh, ratably to pay principal of the Pre-Petition Term Loan Obligations until paid in full; (12) twelfth, ratably to pay the Obligations in respect of any fees, expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (13) thirteenth, ratably to pay interest due in respect of the Term Loans until paid in full; (14) fourteenth, ratably to pay principal of the Term Loans (including the outstanding Term Loan B PIK Amount) until paid in full; (15) fifteenth, to the Administrative Agent, to be held by it, for the benefit of the Bank Product Providers, as cash collateral in an amount determined by the Administrative Agent in its Permitted Discretion as the amount necessary to secure the Loan Parties’ Obligations in respect of the then outstanding Bank Products; (16) sixteenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Pre-Petition Revolving Credit Facility until paid in full; (17) seventeenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Pre-Petition Term Loan Obligations until paid in full; and (18) eighteenth, to the ratable payment of all other Obligations then due and payable until paid in full; provided, that in the absence of an Event of Default that has occurred and is continuing, any payments in respect of the Obligations and all proceeds of Revolving Priority Collateral shall only be applied to the items described in subclauses (4), (5)(A), (6), (8), (11), (14) and (15) in the order in which they appear above in this clause (i);

(ii) except as provided in Section 2.13(j) and in clause (iii) of this Section 2.19(a), with respect to Term Priority Collateral and Proceeds thereof and payments made using Term Priority Collateral and Proceeds thereof, (1) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Lender), expense reimbursements, indemnities and other amounts then due to the Pre-Petition Agents, Agents or the Issuing Lender, until paid in full; (2) second, ratably to pay the Pre-Petition Term Loan Obligations in respect of any fees (excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Pre-Petition Term Loan Lenders until paid in full; (3) third, to pay interest due in respect of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (4) fourth, to pay principal of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (5) fifth, ratably to pay interest due in respect of the Pre-Petition Term Loan Obligations until paid in full; (6) sixth, ratably to pay principal of the Pre-Petition Term Loan Obligations until paid in full; (7) seventh, ratably to pay the Obligations in respect of any fees, expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (8) eighth, ratably to pay interest due in respect of the Term Loans until paid in full; (9) ninth, ratably to pay principal of the Term Loans (including the outstanding Term Loan B PIK Amount) until paid in full; (10) tenth, (A) ratably to pay the Pre-Petition Revolving Loan Obligations until paid in full in cash (excluding any Applicable Prepayment Premium) and thereafter (B) ratably to pay the Obligations in respect of any fees (including Letter of Credit fees payable in connection with any Letters of Credit, but excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due to the Revolving Credit Lenders until paid in full; (11) eleventh, ratably to pay interest due in respect of the Swing Line Loans to the Swing Line Lender until paid in full; (12) twelfth, ratably to pay principal of the Swing Line Loans to the Swing Line Lender until paid in full; (13) thirteenth, ratably to pay interest due in respect of the Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations) and unreimbursed L/C Disbursements then due to the Revolving Credit Lenders until paid in full; (14) fourteenth, ratably to pay (x) principal of the Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations) then due to the Revolving Credit Lenders until paid in full, (y) unreimbursed L/C Disbursements to the Issuing Lender and/or the Revolving Credit Lenders, as applicable, until paid in full (or, to the extent such reimbursement obligations in respect of Letters of Credit are contingent, to provide cash collateral in an amount equal to 105% of the Letter of Credit Usage to the Administrative Agent for the benefit of the Issuing Lender), and (z) to the Administrative Agent, for the benefit of the Bank Product Providers, to be held as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default; (15) fifteenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Pre-Petition Term Loan Obligations until paid in full; (16) sixteenth, ratably to pay any Applicable Prepayment Premium then due and payable in respect of the Pre-Petition Revolving Credit Facility until paid in full; (17) seventeenth, to the ratable payment of all other Obligations (other than Bank Product Obligations) then due and payable until paid in full; and (18) eighteenth, to the Administrative Agent, to be held by it, for the benefit of the Bank Product Providers, as cash collateral in an amount determined by the Administrative Agent in its Permitted Discretion as the amount necessary to secure the Loan Parties’ Obligations in respect of the then outstanding Bank Products; provided, that in the absence of an Event of Default that has occurred and is continuing, any payments in respect of the Obligations and all proceeds of Term Priority Collateral shall only be applied to the items described in subclauses (4), (6), (9), (10)(A), (12), and (14) in the order in which they appear above in this clause (ii); and

(iii) with respect to the Proceeds of any Asset Sale of all or substantially all of the assets or any Asset Sale pursuant to Section 6.17 or Capital Stock of any Person or any Recovery Event or any Extraordinary Receipt which Asset Sale or Recovery Event or Extraordinary Receipt includes both (x) Revolving Priority Collateral and (y) Term Priority Collateral, then, except as otherwise provided in Section 2.13(j), such Proceeds and payments using such Proceeds shall be applied as follows: (1) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the Issuing Lender), expense reimbursements, indemnities and other amounts then due to the Pre-Petition Agents, Agents or the Issuing Lender until paid in full; (2) second, ratably to pay interest due in respect of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (3) third, ratably to pay principal of the Collateral Agent Advances then due to the Collateral Agent until paid in full; (4) fourth, an amount equal to the net book value of the Revolving Priority Borrowing Base Collateral that is the subject of such Asset Sale or Recovery Event (including any Revolving Priority Borrowing Base Collateral owned by a Person whose Capital Stock is the subject of such Asset Sale) (determined at the time of such Asset Sale or Recovery Event) or any Extraordinary Receipt constituting Revolving Priority Collateral shall be applied in accordance with (x) first, subclause (2) of clause (i) above, and (y) second, subclauses (5) through (18) of clause (i) above, in each case, until paid in full; and (5) fifth, the remaining Proceeds shall be applied in accordance with (x) first, subclause (2) of clause (ii) above, and (y) second, to subclauses (5) through (18) of clause (ii) above, in each case, until paid in full; provided, that in the absence of an Event of Default that has occurred and is continuing, any payments in respect of the Obligations and all proceeds of Collateral shall only be applied as follows: (x) first, to the item described in subclause (3) in this clause (iii), (y) second, an amount equal to the net book value of the Revolving Priority Borrowing Base Collateral that is the subject of such Asset Sale or Recovery Event (including any Revolving Priority Borrowing Base Collateral owned by a Person whose Capital Stock is the subject of such Asset Sale) (determined at the time of such Asset Sale or Recovery Event) or any Extraordinary Receipt constituting Revolving Priority Collateral shall be applied to the items described in subclauses (4), (5)(A), (6), (8), (11), (14) and (15) in the order in which they appear in clause (i) above, and (z) third, the remaining Proceeds shall be applied to the items described in subclauses (4), (6), (9), (10)(A), (12), and (14) in the order in which they appear in clause (ii) above.

(b) Except as otherwise expressly provided in this Agreement, the Bankruptcy Court Orders or the Security Documents with respect to money to be held by the Collateral Agent for a specific purpose, the Collateral Agent shall promptly forward to the Administrative Agent any proceeds of Collateral received by the Collateral Agent to be applied in accordance with the terms of this Agreement.

(c) The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Loan Parties under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Sections 5.1, 5.2 or 5.3 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Credit Loan hereunder made by the Revolving Credit Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving Credit Lenders and subject to Section 2.5 of this Agreement. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and at the Administrative Agent’s sole discretion, provided, that, (i) so long as no Event of Default has occurred and is continuing or would result therefrom and (ii) to the extent that such charge does not exceed the then current Availability, the Administrative Agent shall from time to time upon the written request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document.

(d) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee (except as otherwise provided in Section 2.10), and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Pro Rata Shares of the relevant Lenders. Each payment in respect of fees or expenses payable to the Lenders hereunder shall be applied to the amounts of such obligations owing to the applicable Lenders pro rata according to the respective amounts then due and owing to the applicable Lenders.

(e) Each payment (including each prepayment) of the Term Loans B outstanding under the Term Loan B Facility and interest thereon shall be allocated among the Term Loan B Lenders holding such Term Loans B pro rata based on the principal amount of such Term Loans B held by such Term Loan B Lenders. Amounts prepaid on account of the Term Loans B may not be reborrowed.

(f) Reserved.

(g) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

(h) Reserved.

(i) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(j) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise shall be made without setoff or counterclaim (irrespective of whether any such amounts are included in or excluded from the Initial Budget) and shall be made prior to 11:00 A.M, California time, on the due date thereof to the Administrative Agent for the account of the relevant Lenders, to the applicable Administrative Agent’s Account, in the Applicable Currency and in immediately available funds. Any payment made by the Borrower after 11:00 A.M., California time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(k) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal

Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the applicable Loans under the relevant Facility, on demand, from the Borrower.

(l) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective Pro Rata Shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.20 Loan Account and Accounting. The Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Revolving Credit Loans and the Term Loans (including the outstanding Term Loan B PIK Amount), all payments made by the Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with the Administrative Agent’s customary loan agency administration practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent’s most recent printout or other written statement, shall, absent manifest error, be prima facie evidence of the amounts due and owing to the Agents and Lenders by the Borrower; provided, that any failure to so record or any error in so recording shall not limit or otherwise affect the Borrower’s duty to pay the Obligations. The Administrative Agent shall render to the Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless the Borrower notifies the Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower.

2.21 Requirements of Law. (a) If any Lender or any Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Agent or any Person controlling any such Agent or Lender with any directive of, or guideline from, any central bank or other Governmental

Authority or the introduction of, or change in, any accounting principles applicable to any Agent or any Lender or any Person controlling any such Agent or any such Lender (in each case, whether or not having the force of law) made subsequent to the date hereof (each a “Change in Law”), shall (i) subject such Agent or such Lender, or any Person controlling such Agent or such Lender to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender or any Letter of Credit issued by a Lender, or change the basis of taxation of payments to such Agent or such Lender or any Person controlling such Agent or such Lender of any amounts payable hereunder (except for Non-Excluded Taxes covered by Section 2.22 and changes in the rate of tax on the overall net income of such Agent or such Lender or any Person controlling such Agent or such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, such Agent or such Lender or any Person controlling such Agent or such Lender or (iii) impose on such Agent or such Lender or any Person controlling such Agent or such Lender any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to such Agent or such Lender of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by such Agent or such Lender hereunder, then, upon demand by such Agent or such Lender, the Borrower shall pay to such Agent or such Lender such additional amounts as will compensate such Agent or such Lender for such increased costs or reductions in amount.

(b) If any Agent or any Lender shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Agent or such Lender or any Person controlling such Agent or such Lender, and such Agent or such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, such Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Agent’s or such Lender’s or such other controlling Person’s capital to a level below that which such Agent or such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Agent’s or such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Agent or such Lender, the Borrower shall pay to such Agent or such Lender from time to time such additional amounts as will compensate such Agent or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Agent’s or such Lender’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.21 (except interest payable under this clause (c)) shall bear interest from the date that is ten (10) days after the date of demand by any Agent or any Lender until payment in full to such Agent or such Lender at the Base Rate. A certificate of such Agent or such Lender claiming compensation under this Section 2.21, specifying the event hereinabove described and the nature of such event shall be submitted by such Agent or such Lender to the Administrative Agent and the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Agent’s or such Lender’s reasons for invoking the provisions of this Section 2.21, and shall be final and conclusive absent manifest error.

(d) The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Notwithstanding anything to the contrary in this Section 2.21, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.21 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.

2.22 Taxes.

(a) Any and all payments made by any Loan Party hereunder or under any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties, additions to tax or other liabilities with respect thereto, excluding net income taxes imposed on the Arranger, any Agent or any Lender (or any transferee or assignee thereof (any such entity, “Transferee”)) by the jurisdiction in which such Lender or Transferee is organized or has its principal lending office. If any Loan Party shall be required to deduct any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings or liabilities (“Non-Excluded Taxes”) or any Other Taxes from or in respect of any sum payable hereunder to the Agent, any Lender or any Transferee, (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section 2.22(a)) the Agent, such Lender or such Transferee shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Loan Party, as promptly as possible thereafter the Loan Party shall send to the Administrative Agent for the account of the relevant Arranger, Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Loan Party showing payment thereof. If the Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Loan Party shall indemnify the Arranger, the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by the Arranger, any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) Each Loan Party hereby agrees to hold each Agent and each Lender harmless from and against Non-Excluded Taxes and Other Taxes (including, without limitation, Non-Excluded Taxes and Other Taxes imposed on any amounts payable under this Section 2.22) paid by such Person, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid by a Loan Party within 10 days from the date on which any such Person makes written demand therefor, specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(e) Each Lender and Transferee agrees to file any certificate or document or to furnish to a Loan Party any information as reasonably requested by a Loan Party that may be necessary to establish any available exemption from, or reduction in the amount of, any Non-Excluded Taxes or Other Taxes; provided, however, that nothing in this Section 2.22(e) shall require a Lender or Transferee to disclose any confidential information (including, without limitation, its tax returns or other reports, disclosures or calculations) and would not, in the sole determination of such Lender or Transferee, be otherwise disadvantageous to such Lender or Transferee. Notwithstanding the foregoing, a Lender or Transferee shall not be required to deliver any certificate or document pursuant to this Section 2.22(e) that such Non-U.S. Lender is not legally able to deliver.

(f) If the Administrative Agent or any Lender becomes aware that it has received a refund of, or credit with respect to, any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.22 and the Administrative Agent or such Lender realizes such refund or credit with respect to the taxable year that the additional amount is paid by the Borrower, it shall pay over such net benefit, after tax, of such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.22 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit) as determined in the Administrative Agent’s or such Lender’s sole discretion; provided, that the Borrower, within 10 days after receipt of the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund or credit to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other report, disclosure, calculation or information which it deems confidential) to the Borrower or any other Person.

(g) The obligations of the Loan Parties under this Section 2.22 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.23 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each of them harmless from, any loss or reasonable out of pocket expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (other than, in the case of a delivery of a Borrowing Notice or Eurodollar Notice by the Borrower, as a result of (i) a default by the Administrative Agent or such Lender, (ii) the unavailability of Eurodollar Loans as a result of the application of Section 2.18 or Section 2.24 or (iii) the unavailability of Eurodollar Loans because the Administrative Agent or Majority Facility Lenders in respect of the applicable Facility have determined not to permit additional Eurodollar Loans because an Event of Default shall have occurred and be continuing), (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto including as a result of an Event of Default. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate setting forth in reasonable detail any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.24 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.23.

2.25 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.21, 2.22 or 2.24 (except with respect to Canadian withholding taxes applicable to such Lender (or any of its Transferees) as of the date of this Agreement) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such

Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.21, 2.22 or 2.24.

SECTION 3    LETTERS OF CREDIT

3.1 L/C Commitment. Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of the Borrower (each, an “L/C”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit issued by an Underlying Issuer (as of the Interim Facility Effective Date, the prospective Underlying Issuer is to be The Toronto-Dominion Bank) for the account of the Borrower. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by a Responsible Officer of the Borrower and delivered to the Issuing Lender and the Administrative Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the currency in which amounts under such Letter of Credit shall be payable, (iii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iv) the expiration date of such Letter of Credit, (v) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (vi) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. It is hereby acknowledged and agreed that each Pre-Petition Letter of Credit (including any extension thereof) which is to remain outstanding on the Interim Facility Effective Date shall constitute a “Letter of Credit” for all purposes under this Agreement and the other Loan Documents. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

(i) the Letter of Credit Usage would exceed the lesser of (x) the then current Borrowing Base less the outstanding principal amount of Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations) and Swing Line Loans and (y) for any week, the Letter of Credit Usage projected to be outstanding at such time as set forth in the Initial Budget for such period.

(ii) the Dollar Equivalent of the Letter of Credit Usage would exceed $17,062,301.57, plus any increase in such amount resulting from any currency fluctuation); or

(iii) the Letter of Credit Usage would exceed the Total Revolving Credit Commitments less the outstanding principal amount of Revolving Credit Loans less the outstanding principal amount of Swing Line Loans.

Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars or Canadian Dollars. If the Issuing Lender is obligated to advance funds under a Letter of Credit, the Borrower shall immediately reimburse such L/C Disbursement to the Issuing Lender by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if the Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Revolving Credit Loan hereunder and, initially, shall bear interest at the rate then applicable to Revolving Credit Loans that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be a Revolving Credit Loan hereunder, the Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Revolving Credit Loan. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Revolving Credit Lenders have made payments pursuant to Section 3.2 to reimburse the Issuing Lender, then to such Revolving Credit Lenders and the Issuing Lender as their interests may appear.

3.2 L/C Disbursement. Promptly following receipt of a notice of L/C Disbursement pursuant to Section 3.1, each Lender with a Revolving Credit Commitment agrees to fund its Pro Rata Share of any Revolving Credit Loan deemed made pursuant to the foregoing subsection on the same terms and conditions as if the Borrower had requested such Loan and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolving Credit Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolving Credit Commitment, and each Lender with a Revolving Credit Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolving Credit Commitment hereby absolutely and unconditionally agrees to pay the Administrative Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 3.1, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender with a Revolving Credit Commitment acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 3.2 shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 5.1,

Section 5.2 or Section 5.3. If any such Lender with a Revolving Credit Commitment fails to make available to the Administrative Agent the amount of such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall pay, and the Administrative Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon as provided in Section 2.16(c) until paid in full.

3.3 Direction. The Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

3.4 Change in Law. Without duplication of any payments made under or pursuant to Section 2.21, if by reason of (a) any change after the Interim Facility Effective Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (b) compliance by the Underlying Issuer or the Lenders with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority, including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(ii) there shall be imposed on the Underlying Issuer or the Lenders or Agents any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Revolving Credit Lenders of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount received in respect thereof by the Lenders or the Administrative Agent, then, and in any such case, the Administrative Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay on demand such amounts as the Administrative Agent may specify to be necessary to compensate the Revolving Credit Lenders and the Administrative Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by the Administrative Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. Notwithstanding anything to the contrary in this Section 3.4, the Borrower shall not be required to compensate a Lender pursuant to this Section 3.4 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.

3.5 Charges; Fees. Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be reimbursable by the Borrower to the Administrative Agent for the account of the Issuing Lender; it being acknowledged and agreed by the Borrower that, as of the Interim Facility Effective Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

3.6 Cash Collateral. Any cash collateral provided with respect to any Letter of Credit under this Agreement or any other Loan Document shall be provided (a) with respect to any Letter of Credit Usage denominated in Canadian Dollars, in Canadian Dollars, and (b) with respect to any Letter of Credit Usage denominated in Dollars, in Dollars.

3.7 Indemnity. The Borrower hereby agrees to indemnify, save, defend, and hold the Agents and the Lenders harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by any Agent or any Lender arising out of or in connection with any Letter of Credit; provided, however, that the Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender, any other Lender or any Agent. The Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Underlying Letter of Credit or by the Issuing Lender’s interpretations of any L/C issued by the Issuing Lender to or for the Borrower’s account, even though this interpretation may be different from the Borrower’s own, and the Borrower understands and agrees that the Agents and the Lenders shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following the Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto except for gross negligence or willful misconduct or failure to pay a Letter of Credit when required to be paid. The Borrower understands that the L/C Undertakings may require the Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by the Borrower against such Underlying Issuer. The Borrower hereby agrees to indemnify, save, defend, and hold the Agents and the Lenders harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by any Agent or any Lender under any L/C Undertaking as a result of any such Agent’s or Lender’s indemnification of any Underlying Issuer; provided, however, that the Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender, any other Lender or any Agent or the failure to pay a Letter of Credit when required to be paid. The Borrower hereby acknowledges and agrees that neither the Agents and the Lenders nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit except for gross negligence or willful misconduct or failure to pay a Letter of Credit when required to be paid.

3.8 Pre-Petition Letters of Credit. Schedule E-2 hereto contains a list of all letters of credit outstanding on the Chapter 11 Filing Date pursuant to the Pre-Petition Credit Agreement. For the period from and after the Interim Facility Effective Date, each such letter of credit set forth on Schedule E-2, including any extension or renewal thereof that remains outstanding on the Interim Facility Effective Date (each, as amended from time to time in accordance with the terms thereof and hereof, a “Pre-Petition Letter of Credit”) shall constitute a “Letter of Credit” issued for the account of the Borrower, for all purposes of this Agreement, including, without limitation, calculations of Availability, the Borrowing Base, Letter of Credit fees and Letter of Credit Usage.

SECTION 4    REPRESENTATIONS AND WARRANTIES

To induce the Arranger, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Parent and the Borrower hereby jointly and severally represent and warrant to the Arranger, each Agent and each Lender that:

4.1 Financial Condition.

(a) Reserved.

(b) The audited consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 2006 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Parent and its Subsidiaries as at August 31, 2007, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal period-end adjustments). As of the Interim Facility Effective Date, the Parent and its Subsidiaries do not have any Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph (other than contingent liabilities arising in the ordinary course of business or as disclosed on Schedule 4.1(b)). Except as set forth on Schedule 4.1(b), during the period from December 31, 2006 to and including the date hereof there has been no Disposition by the Parent or its consolidated Subsidiaries of any part of its business or Property with an aggregate Fair Market Value in excess of $2,000,000.

(c) The Initial Budget, when delivered, shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent and the Borrower, and shall have been based on assumptions believed by the Parent and the Borrower to be reasonable at the time made and is consistent with all information then reasonably available to the Parent and the Borrower, and the Parent and the Borrower shall not be aware of any facts or information that would lead it to believe that such Initial Budget, is incorrect or misleading in any material respect.

(d) The Loan Parties have no accrued and unpaid liabilities of the type described in Section 2.5(c)(ii) or 2.5(c)(iii) of this Agreement, including Other Statutory Liabilities, other than those that (i) are provided for in the Initial Budget (subject to deviations that would not constitute Material Adverse Deviations), (ii) have been disclosed in writing to the Agents (including pursuant to Schedule 2.5(A)) or (iii) do not materially increase the then current or accrued liabilities that have been previously disclosed to the Agents.

4.2 No Change. Other than as disclosed in the Parent’s public filings that have been filed prior to the Interim Facility Effective Date, since December 31, 2006 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each of the Parent, the Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) subject to the entry and the terms of the Bankruptcy Court Orders, has the power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Subject to the entry and the terms of the Bankruptcy Court Orders, each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, subject to the entry and the terms of the Bankruptcy Court Orders to authorize the borrowings on the terms and conditions of this Agreement. Subject to the entry and the terms of the Bankruptcy Court Orders, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents except the filings referred to in Section 4.20 with respect to this Canadian Collateral. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Subject to the entry and the terms of the Bankruptcy Court Orders, this Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with the terms hereof or thereof.

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Parent or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents, the Interim Bankruptcy Court Orders and/or the Final Bankruptcy Court Orders). No Requirement of Law or Contractual Obligation applicable to the Parent or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

4.6 No Material Litigation. Except for any prepetition litigation that is and remains stayed as to enforceability by the provisions of any applicable Bankruptcy Code, the Interim Bankruptcy Court Orders and/or the Final Bankruptcy Court Orders, on the Interim Facility Effective Date there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or, to the knowledge of any Responsible Officer of the Parent or the Borrower, threatened by or against the Parent or any of its Subsidiaries, or against any of their respective properties or revenues, (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or (ii) involving a claim for damages in excess of $100,000.

4.7 No Default. None of the Parent or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect other than defaults, the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases and the CCAA Proceedings. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of the Parent and each of its Subsidiaries is the sole owner of, legally and beneficially, and has good marketable and insurable title in fee simple to, or a valid leasehold interest in, all real property necessary for the operation of its business, and good title to, or a valid leasehold interest in, all other Property necessary for the operation of its business, and none of its real property or other Property is subject to any Lien except for Permitted Liens. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

4.9 Intellectual Property.

(a) The Parent and each of its Subsidiaries owns, or holds valid rights to use, all Intellectual Property necessary for the conduct of its business as currently conducted and as currently contemplated to be conducted (the “Material Intellectual Property”). All such rights are free and clear of all Liens (other than Permitted Liens) and are fully assignable by the Parent and each of its Subsidiaries to any Person without payment, consent of any Person or other condition or restriction. No Material Intellectual Property has been abandoned, cancelled or adjudicated invalid or is subject to any decree restricting its use. No material claim, suit, action, reissue, interference, arbitration, mediation, opposition, cancellation or other proceeding has been asserted, decided or is pending or, to the knowledge of any Responsible Officer of the Parent or the Borrower, is threatened, by any Person challenging or questioning the use of any Material Intellectual Property or the validity or effectiveness of any Material Intellectual Property, nor does any Responsible Officer of the Parent or the Borrower know of any valid basis for any such claim except for claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property necessary for the conduct of its business as currently conducted and as currently contemplated to be conducted by the Parent and its Subsidiaries does not infringe on the rights of any Person in any material respect.

(b) The Parent and each of its Subsidiaries, as the case may be, owns or has rights to access and use all IT Systems used to process, store, maintain and operate data, information and functions used in connection with the business or otherwise necessary for the conduct of the business, including systems to operate payroll, accounting, billing/receivables, payables, inventory, asset tracking, customer service and human resources functions. The IT Systems are adequate in all material respects for their intended use and for the operation of the business as currently operated and as currently contemplated to be operated by the Parent and each of its Subsidiaries, and are in good working condition (normal wear and tear excepted). There has not been any malfunction with respect to any of the IT Systems since December 31, 2006 that has not been remedied or replaced in all material respects.

4.10 Taxes. Each Loan Party and each of its Subsidiaries has filed or caused to be filed with the appropriate Governmental Authority all tax returns, statements, forms and reports for taxes (“Returns”) required to be filed and has paid all taxes shown to be due and payable on said Returns and all other taxes, fees, assessments or other charges imposed on the income, operations or Property of each Loan Party or its Subsidiaries by any Governmental Authority (other than (a) any taxes, fees, assessments or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or its Subsidiaries, as the case may be, (b) Returns required to be filed with respect to the payment of taxes and taxes, in each case, in an aggregate amount not in excess of $1,000,000 and (c) taxes set forth on Schedule 4.10); and no tax Lien (other than any tax Lien that is a Permitted Lien) has been filed, and, to the knowledge of a Responsible Officer of a Loan Party or its Subsidiaries, no material claim is being asserted, with respect to any such tax, fee or other charge. No Loan Party and no Subsidiary thereof (i) intends to treat the Loans or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation 1.6011-4) or (ii) is aware of any facts or events that would result in such treatment.

4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender, the Administrative Agent, the Parent or the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.

4.12 Labor Matters. There are no strikes, stoppages or slowdowns or other labor disputes against the Parent or any of its Subsidiaries pending or, to the knowledge of a Responsible Officer of the Parent or the Borrower, threatened that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect. All payments due from the Parent or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Parent or the relevant Subsidiary.

4.13 ERISA. (a) Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred (whether or not waived) during the five year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan that would reasonably be expected to have a Material Adverse Effect, and each Single Employer Plan has been administered in compliance with its terms and the applicable provisions of ERISA and the Code, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred that would reasonably be expected to result in a liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000, and no Lien in favor of the PBGC or a Single Employer Plan has arisen on the assets of the Borrower or any Commonly Controlled Entity during the five-year period prior to the date on which this representation is made or deemed made. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plan) did not, as determined as of the date of the last annual actuarial valuation prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan by an amount that would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect. No Multiemployer Plan is in Reorganization or Insolvent which Reorganization or Insolvency could result in liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000 in the aggregate. Neither the Borrower nor any Commonly Controlled Entity nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or Section 4975 of the Code with respect to any Single Employer Plan that could result in a liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000. There are no pending or, to the knowledge of any Responsible Officer of the Parent or the Borrower, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Single Employer Plan or its assets, (ii) any fiduciary with respect to any Single Employer Plan, or (iii) the Borrower or any Commonly Controlled Entity with respect to any Single Employer Plan, except any claim, action, proceeding or lawsuit described in clause (i), (ii) or (iii) that would not reasonably be expected to result in an aggregate liability for all such claims, actions, proceedings or lawsuits in excess of $1,000,000.

(b) Schedule 4.13 sets forth (x) the current funding status of the Plans on an ongoing and termination basis, including the projected accumulated benefit obligations as defined in FAS No. 87 and the market value of assets available for such benefits, and (y) post-retirement medical and life insurance benefit liabilities for current and former U.S. employees of the Borrower.

4.14 Canadian Benefit and Pension Plans. To the knowledge of any Responsible Officer of the Parent or the Borrower, the Canadian Pension Plans are duly registered with the applicable Governmental Authority under the Income Tax Act (Canada) and any other Requirement of Law which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. As of the date hereof, all material, if any, obligations of each Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed pursuant to a Requirement of Law in connection with the Canadian Pension Plans and the terms thereof and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans listed on Schedule 4.14 or the Canadian Benefit Plans maintained and sponsored by the Loan Parties. Except as would not reasonably be expected to result in a Material Adverse Effect or as disclosed on Schedule 4.14 (i) there are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans; and (ii) each Canadian Pension Plan maintained and sponsored by the Loan Parties is fully funded both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). Schedule 4.14 hereto sets forth as of the dates indicated on Schedule 4.14 (x) the funding status of the Canadian Pension Plans maintained and sponsored by the Loan Parties that are defined benefit plans and that are not fully funded on a going concern or solvency basis based on generally accepted actuarial principles and (y) the payment schedule, where a payment schedule is required at law to reduce the unfunded liabilities. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement would not have a Material Adverse Effect. All employer contributions and premiums required to be made or paid by each Loan Party, if any, to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in accordance with the terms of such plans and all Requirements of Law. All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected and fully paid into such plans by each Loan Party. All material reports and disclosures relating to the Canadian Pension Plans maintained and sponsored by the Loan Parties required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed in a timely manner. Each Loan Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada Pension Plan, employment insurance and employee income taxes. No Pension Plan Termination Event has occurred.

4.15 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.16 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.16 constitute all the Subsidiaries of the Parent as of the Interim Facility Effective Date. Schedule 4.16 sets forth as of the Interim Facility Effective Date, the exact legal name (as reflected on the certificate of incorporation (or formation) and jurisdiction of incorporation (or formation)) of each Subsidiary of the Parent and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by each Loan Party and its Subsidiaries.

(b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Subsidiary, except as disclosed on Schedule 4.16.

4.17 Use of Proceeds. (a) Subject to the Borrowing Base and the Initial Budget (after giving effect to any Budget Carryover Amount (and as calculated and applied as set forth in the definition of such term in Section 1.1)), the proceeds of the Revolving Credit Loans (including any Swing Line Loans) shall be used in accordance with the expenditure line items in the Initial Budget to (i) on or before the Final Facility Effective Date, repay all Pre-Petition Revolving Loan Obligations in full; (ii) pay all accrued and unpaid interest and letter of credit fees in respect of the Revolving Credit Facility; and (iii) to fund working capital needs and general corporate purposes of the Borrower and the Guarantors (and such other purposes as are consistent with the Initial Budget) (including, without limitation, payments with respect to the Carve-Out to the extent consistent with Initial Budget (and not otherwise prohibited under this Agreement or under the Bankruptcy Court Orders), in each case, subject to the priorities set forth in the definition of “Agreed Administrative Expense Priorities” herein). The Letters of Credit will be used for general corporate and working capital purposes and all Pre-Petition Letters of Credit shall be deemed reissued under this Agreement. Proceeds of Revolving Credit Loans shall not be used to repay principal or interest in respect of the Term Loan B or the Pre-Petition Term Loan Facilities or fees and expenses of the Collateral Agent and/or the Term Loan Lenders.

(b) The proceeds of the Term Loans B shall be used (i) in accordance with the expenditure line items in the Initial Budget (after giving effect to any Budget Carryover Amount (and as calculated and applied as set forth in the definition of such term in Section 1.1)), to fund working capital needs, pay all accrued and unpaid interest in respect of the Term Loan Facility, and general corporate purposes of the Borrower and the Guarantors (and such other purposes as are consistent with the Initial Budget) (including, without limitation, payments with respect to the Carve-Out to the extent consistent with Initial Budget (and not otherwise prohibited under this Agreement or under the Bankruptcy Court Orders), in each case, subject to the priorities set forth in the definition of “Agreed Administrative Expense Priorities” herein) in an aggregate principal amount not to exceed $13,000,000, and (ii) pay fees and expenses of the Collateral Agent and the Term Loan Lenders in respect of this Agreement and the Pre-Petition Term Loan Facilities. Proceeds of Term Loan B shall not be used to repay principal or interest in respect of the Revolving Credit Loans or the Pre-Petition Revolving Credit Facility or fees and expenses of the Administrative Agent and/or Revolving Credit Lenders.

4.18 Environmental Matters. Other than exceptions to any of the following (i) set forth on Schedule 4.18 or (ii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) The Parent and its Subsidiaries: (i) are, and to the knowledge of the executive management of the Parent, within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required to be held by Parent and its Subsidiaries for any of their current or planned operation of their business or for any property owned, leased, or otherwise operated by any of them; (iii) are, and to the knowledge of the executive management of the Parent, within the period of all applicable statutes of limitation have been, in substantial compliance with all of their Environmental Permits; (iv) reasonably believe that each of their Environmental Permits will be timely renewed, without material expense; and (v) do not own or operate any properties that are subject to any Environmental Lien.

(b) To the knowledge of the executive management of the Parent and its Subsidiaries, Materials of Environmental Concern generated by the Parent, or any of its Subsidiaries or any predecessor in interest, are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Parent or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use in recycling or for treatment, storage, or disposal) which is or would reasonably be expected to (i) give rise to liability of the Parent or any of its Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Parent’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Parent or any of its Subsidiaries).

(c) There are no Environmental Actions asserted against the Parent or any of its Subsidiaries, or to the knowledge of the executive management of the Parent or any of its Subsidiaries, any predecessor in interest, nor does the executive management of the Parent or any of its Subsidiaries have knowledge of any Environmental Actions that are pending or threatened against the Parent or any of its Subsidiaries.

(d) Neither the Parent nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the United States federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Releases or for the generation, treatment, storage and disposal of any Materials of Environmental Concern.

(e) Neither the Parent nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f) To the knowledge of the executive management of the Parent, neither the Parent nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law, relating to any Releases or with respect to any Material of Environmental Concern.

(g) There has been no Release (i) at any of the properties owned or operated by the Parent or any of its Subsidiaries, or to the knowledge of the executive management of the Parent or any of its Subsidiaries, a predecessor in interest which could reasonably be expected to give rise to liability of the Parent or any of its Subsidiaries under applicable Environmental Law, or (ii) to the knowledge of the executive management of the Parent or any of its Subsidiaries, at any disposal or treatment facility which received Materials of Environmental Concern generated by the Parent, any of its Subsidiaries or any predecessor in interest, which would reasonably be expected to give rise to liability of the Parent or any of its Subsidiaries under applicable Environmental Law.

(h) The Parent and its Subsidiaries have delivered to Lender true and complete copies of all environmental reports, studies, investigations or material correspondence regarding any environmental liabilities of the Parent and its Subsidiaries or any environmental conditions at any of the properties which are in possession of the Parent, its Subsidiaries or its agents.

4.19 Accuracy of Information, etc. No statement or information (other than projections, pro forma financial information and “forward-looking” statements) contained in this Agreement, any other Loan Document or any other document, certificate, written statement or formal presentation furnished to the Arranger, the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such presentation, statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading, in any material respect, in light of the circumstances under which such statements were made. The projections, pro forma financial information and “forward-looking” statements contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Parent and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected or anticipated results set forth therein by a material amount. As of the Interim Facility Effective Date, there is no fact known to any Responsible Officer of any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in other documents, certificates and statements furnished to the Arranger, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.20 Security Documents. (a) Each Canadian General Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, an enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Collateral described in the Canadian General Security Agreements, when financing statements in appropriate form are filed in the offices specified on Schedule 4.20 (which financing statements have been duly completed and delivered to the Collateral Agent or are in electronic form and have been transmitted to the Collateral Agent) and such other filings and actions as are specified in the Canadian General Security Agreements have been completed (all of which filings and actions have been duly completed), each Canadian General Security Agreement shall constitute a valid and fully perfected Lien on, and, as applicable, security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Permitted Liens).

(b) Each of the Mortgages when delivered by the Loan Parties with respect to the Canadian Collateral will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, an enforceable Lien on the mortgaged properties described therein and, when filed in the recording office designated by the Borrower, shall constitute a validly registered Lien on all right, title and interest of the Loan Parties in the mortgaged properties described therein, as security for the Obligations, in each case prior and superior in right to any other Person (other than Persons holding Permitted Liens).

4.21 Administrative Priority; Lien Priority.

(a) After the Interim Bankruptcy Court Order Entry Date or the Final Bankruptcy Court Order Entry Date, as the case may be, the Obligations of the Borrower and the Guarantors will constitute allowed super-priority administrative expenses in the Chapter 11 Cases, having priority in payment over all other administrative expenses and unsecured claims against the Borrower and the Guarantors now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) and 1114 of the US Bankruptcy Code, subject, as to priority, only to the Carve-Out having priority of payment over the Obligations to the extent set forth in the definition of the term “Agreed Expense Priorities”.

(b) Upon entry of the Interim Bankruptcy Court Orders or the Final Bankruptcy Court Orders, as the case may be, the Lien and security interest of the Collateral Agent on the Collateral shall be a valid and perfected first priority Lien, subject only to Permitted Priority Liens.

(c) On or after the Interim Bankruptcy Court Order Entry Date and prior to the Final Bankruptcy Court Order Entry Date, the Interim Bankruptcy Court Orders are in full force and effect, are not subject to a pending appeal or motion for leave to appeal or to challenge the jurisdiction of the Canadian Bankruptcy Court in the CCAA Proceedings or other proceeding to set aside such order and have not been reversed, modified, amended, stayed or vacated absent the written consent of the Agents, the Lenders and the Borrower, and after the Final Bankruptcy Court Order Entry Date, the Final Bankruptcy Court Orders are in full force and effect, are not subject to appeal and have not been reversed, modified, amended, stayed or vacated absent the written consent of the Agents, the Lenders and the Borrower.

4.22 Appointment of Trustee or Examiner; Liquidation. No order has been entered in any Chapter 11 Case (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the US Bankruptcy Code) under Section 1106(b) of the US Bankruptcy Code or (iii) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case, and no trustee in bankruptcy, receiver, receiver and manager or interim receiver has been appointed over any assets of any Canadian Loan Party.

4.23 Insurance. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen’s compensation insurance in the amount required by applicable law, (iii) general liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.23 sets forth a list of all insurance maintained by each Loan Party on the Interim Facility Effective Date.

4.24 Real Estate. As of the Interim Facility Effective Date, Schedule 4.24 sets forth a true, complete and correct, in all material respects, list of all real property (i) owned by any Loan Party or its Subsidiaries in fee simple or (ii) leased or otherwise held by any Loan Party or its Subsidiaries.

4.25 Location of Bank Accounts. Schedule 4.25 sets forth a complete and accurate list as of the Interim Facility Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

4.26 Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 4.26 sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) if applicable, the federal employer identification number of each Loan Party.

4.27 Canadian Loan Parties. On the Interim Facility Effective Date, immediately prior to giving effect to the transactions contemplated by this Agreement, no Canadian Loan Party owns or leases any property which is located in the United States other than the property set forth on Schedule 4.27.

SECTION 5    CONDITIONS PRECEDENT

5.1 Conditions to Interim Facility Effectiveness. The agreement of each Lender to make the initial Loans or any other extension of credit requested to be made by it hereunder during the Interim Period is subject to the satisfaction, or waiver in accordance with Section 10.1, prior to or concurrently with the making of such extension of credit on the Interim Facility Effective Date, of the following conditions precedent:

(a) Loan Documents. The Agents shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent and the Borrower, respectively, (ii) signed counterpart signature pages (or facsimiled copies thereof, which shall be enforceable as an original) of this Agreement delivered by each Agent and Lender listed on the signature pages hereof, (iii) the Fee Letter, executed and delivered by a duly authorized officer of the Borrower and each Agent, (iv) the Guaranty, executed and delivered by a duly authorized officer of the Parent and each other Guarantor, executed and delivered by a duly authorized officer of the Borrower, the Parent and each other Guarantor, and each Canadian General Security Agreement, executed and delivered by a duly authorized officer of the Parent, the Borrower and each other Canadian Loan Party, (v) each other Canadian Security Document, in each case executed and delivered by a duly authorized officer of each party thereto, and (vi) each other Loan Document requested by the Agents and set forth in the closing list delivered to the Loan Parties prior to the date hereof.

(b) Reserved.

(c) Approvals. Subject to the entry and the terms of the Interim Bankruptcy Court Orders, all governmental and third party approvals necessary in connection with the financing hereunder and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(d) Reserved.

(e) Fees. Subject to the next sentence the Lenders and the Agents shall have received all fees required to be paid (including, without limitation, the fees set forth in the Fee Letter), and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to each of the Agents), on or before the Interim Facility Effective Date. All such amounts will be paid substantially simultaneously with the initial funding with proceeds of Loans made on the Interim Facility Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent and the Collateral Agent on or before the Interim Facility Effective Date.

(f) Interim Bankruptcy Court Orders. The Interim Bankruptcy Court Orders shall have been signed, made and entered by each Bankruptcy Court as applicable and the Administrative Agent and the Collateral Agent shall have received a true and complete copy of each such order in form and substance satisfactory to the Agents, and each such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated and shall not be subject to a pending appeal or motion for leave to appeal or other proceeding to set aside any such order or challenge to the jurisdiction of the Canadian Bankruptcy Court in the CCAA Proceedings absent prior written consent of the Agents, the Lenders and the Borrower.

(g) Lien Searches. The Agents shall have received the results of a recent lien search in each jurisdiction or office as reasonably determined by the Agents, and the Agents shall be satisfied with the results of such lien searches, including with the fact that the Collateral is not subject to any Liens other than Permitted Liens or such Liens as the Lenders have approved prior to the date hereof.

(h) Closing Certificate. The Agents shall have received a certificate of each Loan Party, dated the Interim Facility Effective Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

(i) Other Certifications. The Agents shall have received the following:

(i) a copy of the charter (or equivalent corporate organizational documents) of each Loan Party and each amendment thereto, certified as of the date of the initial extension of credit as being a true and correct copy thereof by an officer of each such Loan Party and that, since the “Effective Date” as defined in the Pre-Petition Credit

Agreement such charter (or equivalent corporate organizational documents) delivered pursuant to the terms of the Pre-Petition Credit Agreement, have not been amended or otherwise modified;

(ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (A) such amendments are the only amendments to such Loan Party’s charter on file in such office, (B) such Loan Party has paid all franchise taxes to the date of such certificate (except in the case of the Canadian Loan Parties with respect to which no such certification is available) and (C) such Loan Party is duly organized and in good standing under the laws of such jurisdiction;

(iii) an electronic confirmation (other than in the case of the Canadian Loan Parties with respect to which no such electronic confirmation is available) from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Loan Party is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit; prepared by, or on behalf of, a filing service reasonably acceptable to the Agents; and

(iv) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of Applicable Jurisdictions dated reasonably near the date of the initial extension of credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

(j) Legal Opinions. The Agents shall have received the following executed legal opinions:

(i) the legal opinion of Shearman & Sterling LLP, special counsel to the Parent and its Subsidiaries, in form and substance reasonably satisfactory to the Agents and their counsel; and

(ii) the legal opinion of Borden Ladner Gervais LLP, Canadian counsel to the Canadian Loan Parties, in form and substance reasonably satisfactory to the Agents and their counsel.

Each such legal opinion shall cover such other matters customary and incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

(k) Material Adverse Effect. The Collateral Agent shall have determined, in its reasonable judgment, that no event or development which could have a Material Adverse Effect shall have occurred and be continuing since December 31, 2006.

(l) Priority. The Collateral Agent shall be satisfied that it has been granted, and holds for the benefit of the Agents, Lenders and the L/C Issuer, a perfected, first priority Lien on, and security interest in, all of the Collateral, subject only to Permitted Priority Liens.

(m) Filings, Registrations, Recordings and Other Documents. Each document or electronic filing required by the Canadian Security Documents or under law or reasonably requested by the Agents to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation.

(n) First Day Motions. The Agents shall have received on or before the Filing Date, copies of the first day motions to be filed by the Borrower with the US Bankruptcy Court in the Chapter 11 Cases and the Canadian DIP Order to be requested from the Canadian Bankruptcy Court in the CCAA Proceedings, each of which shall be in form and substance satisfactory to the Agents.

(o) Insurance. The Agents shall have received insurance certificates satisfying the requirements of this Agreement or other evidence satisfactory to the Agents, that insurance reasonably satisfactory to the Agents remains in effect.

(p) Reserved.

(q) No Proceedings. Except any pre-petition litigation that is stayed as to enforceability by any applicable Bankruptcy Code, on the Interim Facility Effective Date there is no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority pending or, to the knowledge of any Responsible Officer of the Parent or the Borrower, threatened by or against the Parent or any of its Subsidiaries, or against any of their respective properties or revenues, (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or (b) except as set forth on Schedule 4.6, involving a claim for damages in excess of $100,000.

(r) Cash Management System. Subject to Section 6.16(b), the Collateral Agent and each Agent shall be satisfied in its reasonable discretion with, the cash management system of the Loan Parties.

(s) Pre-Petition Revolving Credit Facility. The Interim Bankruptcy Court Orders shall authorize the partial repayment of Pre-Petition Revolving Loan Obligations with the Net Cash Proceeds of Revolving Priority Borrowing Base Collateral as they are received.

(t) Commencement of Chapter 11 Cases and CCAA Proceedings. The Loan Parties shall have commenced the Chapter 11 Cases and the CCAA Proceedings and no trustee, examiner or receiver shall have been appointed or designated with respect to the Loan Parties or their respective business, properties or assets and no motion shall be pending seeking any relief or seeking any other relief in any Bankruptcy Court to exercise control over the Collateral.

(u) Eligible Foreign Accounts Credit Insurance. The Administrative Agent shall have received (i) a copy of the Eligible Foreign Accounts Credit Insurance policy, which policy shall be in full force and effect and shall provide that it is effective through at least September 14, 2008 and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, (ii) satisfactory evidence of the payment of the premiums for such policy, and (iii) a collateral assignment of such policy, or a loss payable endorsement with respect to such policy, in each case reasonably acceptable to the Administrative Agent.

(v) Initial Budget. The Agents shall have received a copy of the Initial Budget, together with a certificate of a duly authorized officer of the Borrower stating that such Initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower to be reasonable at the time made and is consistent with all information then reasonably available to the Borrower, which Initial Budget shall be in form and substance satisfactory to the Agents.

(w) Motion for Approval of Sale. The Agents shall be satisfied in their Permitted Discretion that the Loan Parties shall have filed with the US Bankruptcy Court one or more motions for approval of procedures for the sale of all or substantially all of the Loan Parties’ assets, each of which shall be in form and substance satisfactory to the Agents.

(x) Other Statutory Liabilities. The Agent shall have received a duly completed Schedule 2.5(A), which shall set forth the amount of the Other Statutory Liabilities identified therein as of the CCAA Filing Date and be in form and substance satisfactory to the Agents.

(y) Miscellaneous. The Agents shall have received such other documents, instruments, approvals, agreements, certificates and information as they shall reasonably request, each reasonably satisfactory in form and substance to the Lenders.

Each Lender, by delivering its signature page to this Agreement or an Addendum and funding a Loan on the Interim Facility Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Interim Facility Effective Date.

5.2 Conditions to Final Facility Effectiveness. The agreement of each Lender to make any Loan or other extension of credit requested to be made by it hereunder during the Final Period is subject to the satisfaction, or waiver in accordance with Section 10.1, prior to or concurrently with the making of such Loan or other extension of credit on the Final Facility Effective Date, of the following conditions precedent:

(a) Approvals. Subject to the entry and the terms of the Final Bankruptcy Court Orders, all governmental and third party approvals necessary in connection with the financing hereunder and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(b) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to each of the Agents), on or before the Final Facility Effective Date. All such amounts will be paid with proceeds of Loans made on the Final Facility Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent and the Collateral Agent on or before the Final Facility Effective Date.

(c) Final Bankruptcy Court Orders. In the case of the Chapter 11 Cases, the Final Bankruptcy Court Order of the US Bankruptcy Court shall have been signed and entered by the US Bankruptcy Court within a date that is 30 days following the Interim Bankruptcy Order Entry Date and the Administrative Agent and the Collateral Agent shall have received a true and complete copy of such order and, in the case of the CCAA Proceedings, the further hearing date contemplated by the Canadian DIP Order shall have been held within 30 days following the Interim Bankruptcy Order Entry Date and no amendments or variations to the Canadian DIP Order shall have been made, and the Final Bankruptcy Court Order of the US Bankruptcy Court and the Canadian DIP Order of the Canadian Bankruptcy Court shall both be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated or subject to a pending appeal or motion for leave to appeal absent prior written consent of the Agents, the Lenders and the Borrower.

(d) Pre-Petition Revolving Credit Facility. The Final Bankruptcy Court Orders shall authorize the repayment in full of all outstanding Pre-Petition Revolving Loan Obligations (together with all accrued and unpaid interest, fees, costs and other charges with respect thereto), with the proceeds of Revolving Credit Loans made on the Final Facility Effective Date.

(e) Material Adverse Effect. The Collateral Agent shall have determined, in its reasonable judgment, that no event or development which could have a Material Adverse Effect shall have occurred and be continuing since December 31, 2006.

(f) Priority. The Collateral Agent shall be satisfied that it has been granted, and still continues to hold for the benefit of the Agents, Lenders and the L/C Issuer, a perfected, first priority Lien on, and security interest in, all of the Collateral, subject only to Permitted Priority Liens.

Each Lender, by delivering its signature page to this Agreement or an Addendum and funding a Loan on or after the Final Facility Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Final Facility Effective Date.

5.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b) No Default. No Default or Event of Default shall exist and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) Borrowing Base. In the case of each Revolving Extension of Credit, the Administrative Agent shall be satisfied in its Permitted Discretion that, after giving effect thereto, the then current Borrowing Base less the amount of any Reinstated Pre-Petition Revolving Loan Obligations shall not be less than the Total Revolving Extensions of Credit.

(d) Notices. The Agents shall have received a Borrowing Notice as required by Section 2.3 and 2.6, as applicable.

(e) Initial Budget. In the case of any extension of credit, the Agents shall be satisfied in their Permitted Discretion that any such extension of credit is in compliance with the Initial Budget after giving effect to any Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.3 have been satisfied.

SECTION 6    AFFIRMATIVE COVENANTS

The Parent and the Borrower each hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than any Letter of Credit that has been cash collateralized in accordance with the terms of this Agreement or as to which the Borrower has provided an Acceptable Backup Letter of Credit to be held by the Administrative Agent for the benefit of the Issuing Bank and the Revolving Credit Lenders) or any Loan or other amount is owing to any Lender, any Agent or the Arranger hereunder, that it shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to each Agent and each Lender, from time to time:

(a) [reserved].

(b) as soon as available, but in any event (i) in the case of the fiscal quarter of the Parent ending September 30, 2007, not later than November 30, 2007 and (ii) in the case of each fiscal quarter of the Parent ending thereafter, not later than 45 days after the end of each such fiscal quarter, the unaudited consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating balance sheets of the Parent and its Subsidiaries as at the end of such quarter and the related unaudited consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by the chief financial officer of the Parent to present fairly in all material respects, in conformity with GAAP, the Parent’s consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating financial condition as of the date thereof and its consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating results of operations and cash flows for the period then ended (subject to year end audit adjustments and absence of footnotes); and

(c) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries, internally prepared consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating balance sheets, consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating statements of income and cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such fiscal month, all in reasonable detail and be certified by the chief financial officer of the Parent as fairly presenting, in all material respects, its consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating financial condition as at the end of such fiscal month and its consolidated and, with respect to the lumber and pulp divisions of the Parent and its Subsidiaries, consolidating results of operations and cash flows for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to year-end audit adjustments and the absence of footnotes;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim financial statements, to year-end audit adjustments and absence of footnotes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2 Certificates; Other Information. Furnish to each Agent and each Lender:

(a) [reserved];

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) (x) a Compliance Certificate containing all information necessary for determining compliance by the Parent and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Agents, in writing, a listing of any jurisdiction where any Loan Party keeps inventory or equipment with a Book Value in excess of $500,000 at any one location and of any registered Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (x) (or, in the case of the first such list so delivered, since the Interim Facility Effective Date) and (y) filings or other actions specified herein, in any Bankruptcy Court Order or in such Compliance Certificate as being required to be delivered or taken therewith;

(c) [reserved];

(d) concurrently with the delivery of any financial statements pursuant to Section 6.1(b), a narrative discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

(e) no later than five Business Days or such lesser period of time as the Agents may agree prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the governing documents of any Loan Party;

(f) within five Business Days after the same are sent, copies of all financial statements and reports that the Parent or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities generally and, within five days after the same are filed, copies of all financial statements and reports that the Parent or any of its Subsidiaries may make to, or file with, the SEC;

(g) no later than five (5) Business Days prior to the earlier to occur of (i) the date of the consummation of a sale of the assets constituting the lumber division of the Loan Parties or (ii) the date of the consummation of a sale of the assets constituting the pulp division of the Loan Parties, a cash requirement forecast to update, supersede and replace the Initial Budget setting forth cash collections and disbursements of the Loan Parties for the periods covered thereby through the Final Maturity Date (which forecast shall (w) include a calculation of Availability during such period, (x) include the amount of financing that will be required during each week of such period, (y) include the application of the gross proceeds of such lumber or pulp division (as the case may be) sale, purchase price adjustments and deductions, and the related reduction in expenses and other disbursements for the Loan Parties as a result of any such sale, and (z) identify, on a schedule thereto, the professionals and the professional fees and disbursements expected to be paid to such professionals as Administration Charge Expenses and US Carve-Out Expenses during such period, prepared on a weekly basis by or on behalf of the Borrower, in form and substance satisfactory to the Agents and the Required Lenders (the “Updated Budget”), which Updated Budget shall be (A) believed by the Borrower at the time furnished to be reasonable, (B) prepared on a reasonable basis and in good faith, and (C) based on assumptions believed by the Borrower to be reasonable at the time made and consistent with information then reasonably available to the Borrower, and shall be accompanied by a certificate of a duly authorized officer of the Borrower certifying as to the matters set forth in subclauses (A), (B), and (C). The Updated Budget shall become the Initial Budget for all purposes of this Agreement once approved by the Agents and the Required Lenders;

(h) provide the Agents with each of the reports set forth on Schedule 6.2(h) (collateral reporting and foreign credit insurance reporting) at the times specified therein. In addition, the Borrower agrees to cooperate fully with the Agents to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above;

(i) promptly after the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by any Loan Party in the Chapter 11 Cases and the CCAA Proceedings, which papers and documents shall also be given or served on the Collateral Agent’s and the Administrative Agent’s counsel;

(j) promptly after the sending thereof, copies of all written reports given by any Loan Party to any official or unofficial creditors’ committee in the Chapter 11 Cases or to the Monitor in the CCAA Proceedings, other than to the extent such reports are subject to privilege, provided, that such Person may redact any confidential information contained in any such report if it provides a summary of the nature of the information redacted to the Collateral Agent and the Administrative Agent;

(k) [reserved];

(l) within three (3) Business Days after the end of each week, commencing with the week beginning November 26, 2007, a reconciliation, in form and substance acceptable to the Agents, of the actual cash collections and disbursements of the Loan Parties for such week to the budgeted line item amounts set forth in the Initial Budget for such week together with a written explanation of any material variances and a calculation of the Budget Carryover Amount for such week (a “Variance Report”); and

(m) promptly, any mark-ups and comments that the Loan Parties deliver to any proposed purchaser in connection with any written agreements for the sale of all or substantially all of the Loan Parties’ assets, subject to higher and better offers;

(n) within two (2) Business Days after the end of each week, commencing with the week beginning November 26, 2007, a summary of all activities that occurred during the preceding week relating to the negotiation and documentation of one or more agreements for the sale of all or substantially all of the Loan Parties’ assets or any other offers to purchase any material portion of the Loan Parties’ assets or equity interests, in each case, occurring during the preceding week;

(o) promptly, such additional financial and other information as any Lender may from time to time reasonably request (including, without limitation, any diligence that may be required in connection with the preparation of a credit bid for the Loan Parties’ assets).

6.3 Reserved.

6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all necessary action to maintain all rights, privileges, franchises, Permits and licenses necessary in the proper conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent the failure to do so would not reasonable be expected to have a Material Adverse Effect; and (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems necessary in its business in good working order and condition, ordinary wear and tear excepted to the extent that payments required to be made in order to comply with this covenant can be made in accordance with the Initial Budget, and (b) maintain insurance with financially sound and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agents; provided, that, such insurance shall be deemed to be satisfactory to the Agents, if the insurance maintained by the Parent and its Subsidiaries is at least in substantially similar amounts and covering similar risks as the insurance maintained by the Loan Parties on the Interim Facility Effective Date. All policies covering the Collateral are to be made payable to the Collateral Agent, or such other Person as the Collateral Agent may designate from time to time, for the benefit of the Lenders, as their interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ prior written notice to the Collateral Agent of the exercise of any right of cancellation (or 10 days’ prior written notice in the case of cancellation for failure to pay premium). If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in which entries, to permit financial statements to be prepared in accordance with GAAP, shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower’s expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or to discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and with their respective independent certified public accountants; provided, that, in the absence of an Event of Default, (i) each Agent shall provide the Borrower or Parent, as applicable, with reasonable written notice prior to any visit or inspection and (ii) a representative of the Loan Parties shall be given the opportunity to be present for any discussion with their independent public accountants. The Borrower agrees to pay (a) $1,000 per day per examiner plus the examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (b) the out-of-pocket cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agents; provided, that, in the absence of an Event of Default, the Borrower shall not be obligated to pay for more than two audits, and one other visit during the term of this Agreement; provided, however, that after the occurrence and during the continuance of an Event of Default, the Borrower shall pay for all audits, valuations and visits. Upon the request of the Borrower, the Administrative Agent shall provide the Borrower with a reasonably detailed report of any expenses or costs referred to in this Section 6.6, provided, that Administrative Agent shall have the right to charge the Loan Account prior to giving such invoice to the Borrower.

6.7 Notices. Promptly give notice to the Agents and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any litigation or proceeding affecting the Parent or any of its Subsidiaries in which the amount involved is at least $1,500,000 or in which injunctive or similar relief is sought and such injunctive relief, if granted, would reasonably be expected to have a Material Adverse Effect;

(c) the following events, as soon as possible and in any event within 15 days after a Responsible Officer of the Borrower or the Parent knows or has reason to know thereof: (i)(A) the occurrence of any Reportable Event with respect to any Single Employer Plan or any similar or analogous event with respect to any Canadian Benefit Plan or Canadian Pension Plan, (B) a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Plan, a Canadian Benefit Plan or a Canadian Pension Plan, (C) the creation of any Lien on assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or any similar or analogous event with respect to any Canadian Benefit Plan or Canadian Pension Plan or (D) any complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or any similar or analogous event with respect to any Canadian Benefit Plan or Canadian Pension Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity to terminate any Plan or any similar or analogous event with respect to any Canadian Benefit Plan or Canadian Pension Plan, (iii) any notice and demand of withdrawal liability from any Multiemployer Plan with respect to the complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan, or any notice from any Multiemployer Plan of the termination, Reorganization or Insolvency of such Multiemployer Plan or any similar or analogous event with respect to any Canadian Benefit Plan or Canadian Pension Plan, or (iv) an accumulated funding deficiency has been incurred by the Borrower or any Commonly Controlled Entity or an application has been made by the Borrower or any Commonly Controlled Entity to the Secretary

of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Single Employer Plan or any similar or analogous event or application has occurred or been made with respect to any Canadian Benefit Plan or Canadian Pension Plan;

(d) as soon as possible and in any event within 15 days of obtaining knowledge thereof: any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, a Loan Party; and

(e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply with, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with, any and all Environmental Permits, and shall provide to the Agents documentation of such compliance which any Agent reasonably requests;

(b) Conduct and complete all investigations, studies, sampling and testing, and all Remedial Actions reasonably required of the Parent or any of its Subsidiaries under Environmental Laws and promptly respond to all Environmental Actions by any Governmental Authorities;

(c) Promptly notify the Agents of any Release of a Material of Environmental Concern in excess of any reportable quantity and requiring a Remedial Action, and take such Remedial Actions reasonably required under Environmental Laws to abate said Release; and

(d) Promptly provide the Agents with written notice within ten (10) days of the receipt of any:

(i) notice that an Environmental Lien has been filed against real or personal property of the Parent or Subsidiary;

(ii) a notice of any Environmental Action which would be reasonably be expected to subject the Borrower to Environmental Costs of $1,500,000 or more; and

(iii) commencement of an Environmental Action or written notice that an Environmental Action will be filed against the Parent or its Subsidiaries which is reasonably expected to have a Material Adverse Effect on the Parent or its Subsidiaries.

6.9 Reserved.

6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Interim Facility Effective Date by any Loan Party (other than any Property subject to a Lien permitted by Section 7.3(f) or Section 7.3(g)) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent Pledge and Security Agreements, the Canadian General Security Agreements or such other documents as the Collateral Agent deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in such Property, including without limitation, the filing of financing statements in such jurisdictions as may be required by any Pledge and Security Agreement and any Canadian General Security Agreement or by law or as may be reasonably requested by the Collateral Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Interim Facility Effective Date by a Loan Party (other than any real property subject to a Lien permitted by Section 7.3(f) or Section 7.3(g)), promptly, and in any event within 30 days after the acquisition thereof, (i) execute and deliver a first priority Mortgage (subject to Permitted Liens) in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) and (y) any consents or estoppels reasonably deemed necessary by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(c) With respect to any new U.S. or Canadian Subsidiary created or acquired after the Interim Facility Effective Date, by any Loan Party, promptly, and in any event within 15 days after such creation or acquisition, (i) execute and deliver to the Collateral Agent such Pledge and Security Agreements as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned directly by a Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guaranty and a Pledge and Security Agreement and/or to execute a Canadian General Security Agreement, as required by the Collateral Agent and (B) to take such actions necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by any Security Document or by law or as may be requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(d) With respect to any new Subsidiary of the Parent organized in a jurisdiction other than the United States or Canada that is created or acquired after the Interim Facility Effective Date by a Loan Party, promptly, and in any event within 15 days after such creation or acquisition, (i) execute and deliver to the Collateral Agent such Pledge and Security Agreements as the Collateral Agent deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned directly by a Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien of the Collateral Agent thereon, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

6.11 Borrowing Base Certificate. In the case of the Borrower, deliver or cause to be delivered to the Administrative Agent and Collateral Agent, at the Borrower’s expense, the Borrowing Base Certificate on a weekly basis and in no event later than 3 Business Days after the end of each week (commencing with the week beginning November 26, 2007) or more frequently as the Administrative Agent may reasonably request, in each case supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may reasonably request from time to time, provided, that (i) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents to but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (ii) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, such Agent’s Permitted Discretion shall control. The Borrower shall also deliver to the Administrative Agent and Collateral Agent such other reports, statements and reconciliations with respect to the Borrowing Base or the Collateral as either of them shall from time to time request in its reasonable discretion.

6.12 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.17 and in accordance with the expenditure line items in the Initial Budget (after giving effect to the Budget Carryover Amount (to be calculated and applied as set forth in the definition of such term in Section 1.1) and subject to the terms, conditions and limitations of this Agreement and the Bankruptcy Court Orders.

6.13 Pension and Benefit Plans.

(a) ERISA. The Parent and the Borrower will cause to be delivered to the Agents, promptly upon the Agents’ written request, any or all of the following: (i) a copy of each material Plan and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and the most recent summary plan description (and any summaries of material modifications) thereof that have been distributed to employees or former employees of the Parent or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Single Employer Plan; (iii) for the three most recent plan years preceding the Agents’ request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recently completed twelve (12) calendar months of contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any written information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made by the Borrower or any Commonly Controlled Entity under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Parent or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year of the Borrower; and (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.

(b) Canadian Benefit and Pension Plans.

(i) The Parent and the Borrower will cause to be delivered to the Agents, promptly upon the Agents’ written request, a copy of each Canadian Benefit Plan and Canadian Pension Plan (or, where any such Canadian Benefit Plan or Canadian Pension Plan is not in writing, a complete description of all material terms thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Loan Parties.

(ii) The Parent and the Borrower shall obtain and to provide the Agents upon their request with written confirmation from the applicable Governmental Authorities that each Canadian Pension Plan maintained and sponsored by the Loan Parties which is required to be registered with any Governmental Authority under the Income Tax (Canada) or under any other Requirement of Law has been registered. Each Loan Party shall ensure that the Canadian Pension Plans maintained and sponsored by the Loan Parties retain their registered status under and are administered in all material respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other Requirements of Law.

(iii) The Parent and the Borrower shall cause all reports and disclosures relating to any Canadian Pension Plans maintained or sponsored by a Loan Party that are required by the plan or any Requirement of Law to be filed or distributed in a timely manner and shall promptly notify the Agents on becoming aware of any Pension Plan Termination Event.

(iv) The Parent and the Borrower shall cause each Loan Party to perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by it in connection with each Canadian Pension Plan and Canadian Benefit Plan and the funding therefor; make and pay all employer contributions and premiums required to be made or paid by it in accordance with the terms of the applicable Canadian Pension Plan and Canadian Benefit Plan and all Requirements of Law and withhold by way of authorized payroll deductions or otherwise collect and pay into the plan all employee contributions required to be withheld or collected by it in accordance with the terms of the applicable Canadian Pension Plan and Canadian Benefit Plan and all Requirements of Law.

6.14 Payment of Taxes. Each Loan Party and each of its Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or Properties, in each case on a timely basis (after taking into account all extensions or grace periods with respect thereto, if any, under applicable law), and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of a Loan Party or its Subsidiaries; provided, however, that neither a Loan Party nor its Subsidiaries shall be required to pay any such tax, assessment charge, levy or claim (i) which is being contested in good faith by proper proceeding if adequate reserves with respect thereto are maintained on the books of the Loan Party or its Subsidiaries in accordance with GAAP, (ii) which, together with all other unpaid taxes, assessments, charges, levies or claims, does not exceed $1,000,000 in the aggregate or (iii) to the extent that such compliance or payment or any enforcement action is stayed as a result of the Chapter 11 Cases.

6.15 Further Assurances. Subject to the terms of the Bankruptcy Orders, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent, as applicable, may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or, to the extent provided in Section 6.10, with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by any Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Agent or such Lender may be required to obtain from the Parent or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization. The assurances contemplated by this Section 6.15 shall be given under applicable non-bankruptcy law (to the extent not inconsistent with any applicable Bankruptcy Code and the Bankruptcy Court Orders) as well as each applicable Bankruptcy Code, it being the intention of the parties that the Collateral Agent may request assurances under applicable non-bankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Collateral Agent) whether or not any of the Bankruptcy Court Orders are in force and whether or not dismissal of the Chapter 11 Cases or the CCAA Proceedings or any other action by any Bankruptcy Court is imminent, likely or threatened.

6.16 Change in Collateral; Collateral Records; Post Closing Collateral. (a) Give the Collateral Agent written notice (i) not less than 10 Business Days prior to any change in the location of any Collateral, other than to locations with respect to which the Collateral Agent has filed financing statements or otherwise has fully perfected its Liens thereon, and (ii) promptly, and in any event no later than 5 Business Days after any change in the location of any Collateral to locations with respect to which the Collateral Agent has not filed financing statements or otherwise has fully perfected its Lien thereon, other than to locations set forth on Schedule 6.16.

(b) Deliver to the Collateral Agent no later than the date that is 10 Business Days after the Interim Facility Effective Date (as such date may be extended by the Collateral Agent in its reasonable discretion), an account control agreement substantially in the form of those in existence for other accounts on the Interim Facility Effective Date with respect to account number 7323416 held by Penn Timber, Inc. at The Toronto Dominion Bank.

6.17 Sale Procedure.

(a) On or before the Interim Facility Effective Date, the Agents shall be satisfied in their Permitted Discretion that the Loan Parties shall have filed with the Bankruptcy Courts one or more motions for approval of procedures for the sale of all or substantially all of the Loan Parties’ assets, each of which shall be in form and substance satisfactory to the Agents.

(b) In the case of the wood products business of the Parent and its Subsidiaries:

(i) On or before November 30, 2007, obtain the entry of one or more orders of the Bankruptcy Courts in form and substance reasonably satisfactory to the Agents approving the procedures for sale of all or substantially all of the assets of the wood products business;

(ii) On or before December 20, 2007, conduct one or more auctions for the sale of all or substantially all of the assets of the wood products business;

(iii) On or before January 8, 2008, obtain the entry of one or more orders of the Bankruptcy Courts approving the sale of all or substantially all of the assets of the wood products business; and

(iv) Consummate, as soon as practicable after the conditions to closing as set forth in the relevant asset purchase agreement are satisfied and/or waived, but in any event no later than January 31, 2008, one or more sales of all or substantially all of the assets of the wood products business.

(c) In the case of the pulp business of the Parent and its Subsidiaries:

(i) On or before December 7, 2007, obtain the entry of one or more orders of the Bankruptcy Courts in form and substance reasonably satisfactory to the Agents approving the procedures for sale of all or substantially all of the assets of the pulp business;

(ii) On or before January 22, 2008, conduct one or more auctions for the sale of all or substantially all of the assets of the pulp business;

(iii) On or before January 28, 2008, obtain the entry of one or more orders of the Bankruptcy Courts approving the sale of all or substantially all of the assets of the pulp business; and

(iv) Consummate, as soon as practicable after the conditions to closing as set forth in the relevant asset purchase agreement are satisfied and/or waived, but in any event no later than the Final Maturity Date, one or more sales of all or substantially all of the assets of the pulp business.

SECTION 7    NEGATIVE COVENANTS

The Parent and the Borrower each hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit (other than any Letter of Credit that has been cash collateralized in accordance with the terms of this Agreement or as to which the Borrower has provided an Acceptable Backup Letter of Credit to be held by the Administrative Agent for the benefit of the Issuing Bank and the Revolving Credit Lenders) remains outstanding or any Loan or other amount is owing to any Lender, any Agent or the Arranger hereunder, each of the Parent and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 Reserved.

7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document or any Obligation of the Borrower under any Bank Product Agreement;

(b) Indebtedness (i) of the Borrower to the Parent or any other Loan Party, (ii) of any Guarantor (other than the Parent) to the Borrower, the Parent or any other Loan Party and (iii) of the Parent to any other Loan Party, which Indebtedness shall be deemed to constitute a Restricted Payment subject to the limitations set forth in Sections 7.6(d), provided, that with respect to each of clauses (i), (ii) and (iii) above, (x) such Indebtedness is evidenced by an intercompany note, in form and substance reasonably satisfactory to the Collateral Agent, and subject to the first priority security interest of the Collateral Agent, and (y) such intercompany note is delivered (together with an endorsement allonge) to the Collateral Agent;

(c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed at any one time outstanding the aggregate amounts contemplated in the Initial Budget for such Indebtedness.

(d) Any Indebtedness existing on October 29, 2007, including any Indebtedness owing to the Pre-Petition Term Loan Lenders with respect to the Pre-Petition Term Loan Documents and any Indebtedness reinstated by the Bankruptcy Court and constituting Reinstated Pre-Petition Revolving Loan Obligations;

(e) Guarantee Obligations made in the ordinary course of business by the Parent or any of its Subsidiaries of obligations of the Borrower or any Guarantor permitted hereunder;

(f) Indebtedness with respect to cash management arrangements in the ordinary course of business of the Parent or any of its Subsidiaries;

(g) Indebtedness issued to insurance companies, or their Affiliates, to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Loan Party in the ordinary course of business;

(h) [reserved]; and

(i) Indebtedness arising under any performance or surety bond or arising under any indemnity agreement relating thereto that exists on the Interim Facility Effective Date, and any renewal or replacement thereof so long as the amount of Indebtedness arising thereunder does not increase in connection with any such renewal or replacement.

7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of a Loan Party or its Subsidiaries, as the case may be, in conformity with GAAP and (ii) Other Statutory Liabilities (including, without limitation, all Other Statutory Liabilities relating to wage claims and unpaid stumpage charges or royalties) that have lien priority or priority of payment over all or any portion of the Collateral or that are constitute a statutory trust with respect to any portion of the Collateral;

(b) carriers’, warehousemen’s, mechanics’, builders’, materialmen’s, repairmen’s, woodworkers’ or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or as to which payment and enforcement is stayed under any applicable Bankruptcy Code or pursuant to orders of any Bankruptcy Court; provided, that adequate reserves with respect thereto are maintained in the books of the applicable Loan Party, in conformity with GAAP;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits by or on behalf of the Parent or any of its Subsidiaries, to secure the performance of bids, trade contracts (other than for the payment of money), leases, statutory obligations, appeal bonds, utilities and other obligations of a like nature incurred in the ordinary course of business and secure obligations not past due (or as to which payment and enforcement is stayed under any Bankruptcy Code or pursuant to orders of the Bankruptcy Court), so long as the aggregate amount of all such deposits (excluding the deposits permitted by clause (q) below) at any one time outstanding does not exceed the aggregate amounts contemplated in the Initial Budget for such deposits (or payments in respect of such obligations to the extent that they are contemplated in the Initial Budget, which may, at the Borrower’s option, be made in the form of deposits);

(e) reservations in original grants from the Crown, easements, licenses and other arrangements with respect to rights-of-way, restrictions, water rights and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, do not secure obligations for the payment of money and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

(f) Liens in existence on October 29, 2007 listed on Schedule 7.3(f) (other than Liens described in and clause (k) below); provided, that to the extent that such Liens secure Indebtedness such Indebtedness shall be permitted by Section 7.2(d), provided, that no such Lien is spread to cover any additional Property after the Interim Facility Effective Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Parent or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided, that (i) such Liens shall be created within 90 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, and (iii) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

(h) Liens securing the Obligations;

(i) any interest or title of a lessor under any lease entered into by the Parent or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(j) existing Liens on the assets of the Loan Parties in favor of the Pre-Petition Collateral Agent (x) for the benefit of the Pre-Petition Term Loan Lenders to secure the Pre-Petition Term Loan Obligations (including any replacement Liens granted pursuant to the Adequate Protection Stipulation), (y) for the benefit of the Pre-Petition Revolving Loan Lenders to secure the Pre-Petition Revolving Loan Obligations, and (z) any Liens reinstated by the Bankruptcy Court to secure the Reinstated Pre-Petition Revolving Loan Obligations;

(k) Liens arising by operation of law consisting of customary and ordinary course rights of setoff upon deposits of cash in favor of banks or other depository institutions in the ordinary course of business;

(l) Liens on unearned premiums in respect of insurance policies securing insurance premium financing permitted under Section 7.2(g);

(m) assignments of insurance or condemnation proceeds to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease, in each case to the extent made or incurred in the ordinary course of business;

(n) deposits with suppliers in the ordinary course of business in an aggregate amount not to exceed the aggregate amounts contemplated in the Initial Budget for such deposits (or for payments to such suppliers to the extent that they are contemplated in the Initial Budget, which may, at the Borrower’s option, be made in the form of deposits) at any time;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) deposits and letters of credit securing cash management arrangements permitted by Section 7.2(f);

(q) obligations in respect of the Carve-Out to the extent provided by any Bankruptcy Court Order; and

(r) deposits (excluding the deposits permitted by clause (d) above) by or on behalf of the Parent or any of its Subsidiaries, to secure Indebtedness permitted by Section 7.2(i).

7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a) any Subsidiary of the Parent (other than the Borrower) may be merged, amalgamated or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Guarantor (provided, that (i) such Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

(b) any Subsidiary that is not a Guarantor may be merged or consolidated with or into any other Subsidiary that is not a Guarantor;

(c) any Subsidiary of the Parent may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Guarantor;

(d) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation to the extent that such structuring would not otherwise violate the terms of this Agreement; and

(e) the sales required by Section 6.17.

7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Parent, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete, worn out or surplus Property (other than surplus real property and other than surplus inventory) in the ordinary course of business (including the abandonment or termination of leasehold interests in the ordinary course of business);

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.4 (other than clause (e) of Section 7.4);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Guarantor;

(e) the Disposition of property or assets from one Loan Party to another Loan Party; provided, that prior to or simultaneously with any such Dispositions, all actions (including all actions required by the Collateral Agent) shall be taken to insure the continued perfection and priority of the Liens created hereunder and by the Security Documents on such property and assets;

(f) the Disposition of any assets (other than Capital Stock of Subsidiaries of the Parent); provided, that (i) such sale, lease or other disposition shall be for Fair Market Value, (ii) the cash consideration to be received in respect thereof shall be not less than 100% of such Fair Market Value and shall not exceed $750,000 with respect to any single transaction or series of related transactions or $5,000,000 in the aggregate, in each case, without the consent of the Agents, and (iii) the Net Cash Proceeds received from all assets so sold, leased or disposed of are applied to repay the Obligations hereunder in accordance with Section 2.13;

(g) Dispositions of Property constituting investments permitted under Section 7.8 and Dispositions of Property constituting Restricted Payments permitted by Section 7.6;

(h) any Recovery Event;

(i) leases or subleases of real property owned or leased by any Loan Party to the extent such real property is not necessary or material to the business of the Loan Parties, entered into in the ordinary course of such Loan Party’s business in an arms length transaction and provided, that any such lease shall expressly provide, pursuant to terms either (i) acceptable to the Collateral Agent in its reasonable discretion or (ii) previously provided to the Borrower and approved by the Collateral Agent, in each case, with the effect that such lease, and the tenant’s rights thereunder, are subject and subordinate in all respects to any Mortgage thereon and to the Lien thereof;

(j) Dispositions of cash and Cash Equivalents in the ordinary course of business and in a manner not otherwise prohibited by the terms of this Agreement or any other Loan Document;

(k) assignments of contract rights to purchase logs and chips in the ordinary course of business consistent with past practice;

(l) discounts or forgiveness of accounts receivable in the ordinary course of business or in connection with collection or compromise thereof (excluding credit memos) made or granted in the ordinary course of business consistent with past practice) in an aggregate amount not to exceed an amount equal to the amount of the deductible under the Loan Parties’ credit insurance policies then in effect as reduced by any amounts applied to such deductible plus $500,000 in any fiscal year;

(m) the sale, lease or other disposition of any portion of the Midway Facility from time to time; provided, that such sale, lease or other disposition shall be for Fair Market Value; and

(n) the Dispositions required by Section 6.17.

7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent, the Borrower or any of their Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Parent, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower or any Guarantor;

(b) the Parent, the Borrower and any of their respective Subsidiaries may make Restricted Payments in the form of such Person’s common stock; provided, that, in the case of the Borrower and its Subsidiaries, such Restricted Payments shall be made to a Loan Party; and

(c) the Borrower may make distributions to the Parent in the form of loans, advances or dividends (i) to enable the Parent to pay, and the Parent may pay, any taxes that are due and payable by the Parent and its Subsidiaries as part of a consolidated group, and (ii) to pay corporate overhead expenses, other than amounts payable pursuant to clause (i) above, payable by the Parent and incurred in the ordinary course of business consistent with past practice.

7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Parent and its Subsidiaries to the extent contemplated in the Initial Budget.

7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

(d) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Parent or any of its Subsidiaries in (i) the Borrower or any Person that is a Wholly Owned Guarantor or (ii) in the Parent to enable it to make a Restricted Payment permitted by Section 7.6;

(e) Investments (including Indebtedness and other obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business; and

(f) existing Investments described on Schedule 7.8.

7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. Amend its Constituent Documents in any manner determined by any of the Agents to be adverse to the Lenders,.

7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Parent, the Borrower or any other Loan Party) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Parent, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Parent, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Parent, the Borrower and their Subsidiaries may, subject to the approval of the appropriate Bankruptcy Court (i) pay reasonable and customary fees to members of their respective boards of directors, (ii) pay reasonable compensation and benefits (including, without limitation, permitted incentive stock plans) to officers, (iii) enter into compensation arrangements for officers and other employees of the Parent and its Subsidiaries in the ordinary course of business, (iv) issue Capital Stock of the Parent to directors and management of the Parent and its Subsidiaries, and (v) make Restricted Payments to the extent permitted by Section 7.6.

7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Parent or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Parent or the Borrower to end on a day other than December 31 or change the Parent’s or the Borrower’s method of determining fiscal quarters.

7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guaranty, other than (a) this Agreement and the other Loan Documents, the Pre-Petition Loan Documents and the Existing Indentures, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) restrictions in agreements entered into in connection with any Disposition required by Section 6.17 and (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business; provided, that such restrictions are (i) limited to the property or assets subject to such leases, licenses, joint venture agreements or similar agreements, as the case may be and (ii) enforceable under applicable law.

7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent, the Borrower or any other Subsidiary, (b) make Investments in the Parent, the Borrower or any other Subsidiary or (c) transfer any of its assets to the Parent, the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, the Pre-Petition Loan Documents and the Existing Indentures, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (and any restrictions contained in agreements entered into in connection with any Disposition required by Section 6.17), (iii) restrictions on transfers of assets subject to Liens permitted by Section 7.3(g) and (iv) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business; provided, that such restrictions are (i) limited to the property or assets subject to such leases, licenses, joint venture agreements or similar agreements, as the case may be and (ii) enforceable under applicable law.

7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Parent and its Subsidiaries are engaged on the date of this Agreement and those that are reasonably related thereto; provided, that Pope & Talbot Pulp Sales Europe LLC shall not own any assets with a fair market value in excess of $100,000 in aggregate or incur any liabilities and shall only continue to conduct its business as a European sales office in a manner consistent with past practice as of the date of this Agreement.

7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement.

7.17 Deposit Accounts and Securities Accounts. Except for the account set forth on Schedule 7.17, but subject to the terms of Section 6.16(b), maintain any balance in any account at any time for all deposit, checking, operating, securities and other similar accounts of the Loan Parties (other than accounts which are used to support customs bonds, workers’ compensation obligations, timber purchase contracts, surety and performance bonds, and other similar bonds, in each case to the extent permitted by the terms of this Agreement, which accounts contain an aggregate amount not to exceed $3,000,000 at any time and other than accounts of the Borrower to the extent that the funds in such accounts are owned by a Governmental Authority) that are not subject to control agreements, in form and substance reasonably satisfactory to the Agents and in favor of the Administrative Agent, as sub-agent of the Collateral Agent.

7.18 Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims.

(a) At any time, seek, consent to or suffer to exist any reversal, modification, amendment, stay or vacation of any of the Bankruptcy Court Orders or the Adequate Protection Stipulation, except for modifications and amendments agreed to by the Agents and the Lenders;

(b) at any time, suffer to exist a priority for any administrative expense or unsecured claim against any of the Borrower or the Guarantors (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) 726 and 1114 of the US Bankruptcy Code or any super priority claim which is equal or superior to the priority of the Agent and the Lenders in respect of the Obligations, except as provided in Section 11.5 and for the expenses having priority of payment over the Obligations to the extent set forth in clause “first” of the definition of the term “Agreed Administrative Expense Priorities”;

(c) at any time, suffer to exist any Lien on the Collateral having a priority equal or superior to the Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders in respect of the Collateral, except for Permitted Priority Liens; and

(d) prior to the date on which the Obligations have been paid in full, the Borrower and the Guarantors shall not pay any administrative expense claims except (i) payments pursuant to sub-clauses (i) and (ii) of clause “first” of the definition of the term “Agreed Administrative Expense Priorities”, (ii) Obligations due and payable hereunder, and (iii) other administrative expense and professional claims incurred in the ordinary course of the business of the Borrower and the Guarantors or their respective Chapter 11 Cases or their respective CCAA Proceedings, in each case, to the extent and having the order of priority set forth in the definition of the term “Agreed Administrative Expense Priorities”.

7.19 Payments. Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the CCAA Filing Date, other than in accordance with the Initial Budget (after giving effect to the Budget Carryover Amount (and as calculated and applied as set forth in the definition of such term in Section 1.1)) , in each case, after prior written notice of such payment has been given by the Borrower to the Agents and subject to approval of the Bankruptcy Courts.

SECTION 8    EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) (i) The Borrower shall fail to pay any principal of any Loan, reimbursement obligations in respect of Letters of Credit or Collateral Agent Advance when due in accordance with the terms hereof, or (ii) the Borrower shall fail to pay any interest on any Loan or reimbursement obligations in respect of Letters of Credit, or (iii) any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document or Bank Product Agreement, when due in accordance with the terms hereof or thereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on or as of the date made or deemed made or furnished; or

(c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 6.1, 6.2 (other than Sections 6.2(e) and 6.2(f)), 6.4, 6.5, 6.6, 6.7(a), 6.11, 6.12, 6.13, 6.14, 6.17 or Section 7, in Section 6 of any Pledge and Security Agreement, or in Section 6 of any Canadian General Security Agreement, or (ii) an “Event of Default” under and as defined in any Mortgage shall have occurred and be continuing; or

(d) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 6.2(e) or 6.2(f), and such default shall continue unremedied for a period of 15 days; or

(e) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 30 days; or

(f) Reserved; or

(g) Reserved; or

(h)(i) any Loan Party shall engage in any nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code involving any Plan that could reasonably be expected to result in liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan that could reasonably be expected to result in liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000, or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii)(A) a Reportable Event shall occur with respect to any Single Employer Plan that could reasonably be expected to result in liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000, or (B) the PBGC shall commence proceedings under Section 4042 of ERISA to have a trustee appointed, or a trustee shall be appointed under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate, which termination could reasonably be expected to result in liability to the Borrower or any Commonly Controlled Entity in excess of $1,000,000, (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan that could reasonably be expected to exceed $1,000,000, (vi) the Borrower, or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3.1 of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, would exceed $2,500,000, with respect to such fiscal year, (vii) the Borrower, or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, would exceed $3,000,000, with respect to such fiscal year, (viii) any other similar event or condition shall occur or exist with respect to a Plan, a Canadian Benefit Plan or Canadian Pension Plan if such event or condition would reasonably be expected to have a Material Adverse Effect; or (ix) a Pension Plan Termination Event occurs or any Loan Party fails to make a required contribution to or payment under any Canadian Pension Plan when due; or

(i) one or more judgments, orders, awards or decrees (or any settlement of any claim that, if breached, results in a judgment, order, award or decree) shall be entered against the Parent or any of its Subsidiaries involving for the Parent and its Subsidiaries, taken as a whole, a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage or as to which payment and enforcement is not stayed under any Bankruptcy Code or pursuant to orders of the Bankruptcy Court) of $100,000, or more and shall remain unsatisfied, and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, (ii) there shall be a period of 30 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) at any time during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, is in effect, such judgment, order, award or settlement is not bonded in the full amount of such judgment, order, award or settlement; or

(j) any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.12), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien on Property with an aggregate value of $100,000 or more created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, subject in the case of priority, to the Carve-Out; or

(k) the Guaranty shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 9.12), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(l) the Parent, the Borrower or any of their Subsidiaries is enjoined, restrained or in any way prevented (including, without limitation, by expropriation, confiscation, involuntary purchase, sale, or other taking, whether or not with compensation, of all or substantially all of the property and assets of the Parent, the Borrower and their Subsidiaries, taken as a whole) by the order of any court or any Governmental Authority from conducting all or any material part of the business of the Parent, the Borrower and their Subsidiaries, taken as a whole, for more than 15 days; or

(m) any strike, lockout or labor dispute, which causes, for more than 15 days, the cessation or substantial curtailment of revenue producing activities of the Parent, the Borrower and their Subsidiaries, taken as a whole, if any such strike, lockout or labor dispute would reasonably be expected to result in a Material Adverse Effect; or

(n) any Change of Control shall occur; or

(o) an order with respect to any of the Chapter 11 Cases shall be entered by any Bankruptcy Court appointing, or any Loan Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, (i) a trustee under Section 1104 of the US Bankruptcy Code, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the US Bankruptcy Code) under Section 1106(b) of the US Bankruptcy Code; or

(p) (i) an order with respect to the Chapter 11 Cases shall be entered by the US Bankruptcy Court converting any such Chapter 11 Case to a Chapter 7 case or (ii) a trustee in bankruptcy, receiver, receiver and manager or interim receiver is appointed of any Canadian Loan Party or any material assets of any Canadian Loan Party; or

(q) an order shall be entered by any Bankruptcy Court confirming a plan of reorganization in any of the Chapter 11 Cases or sanctioning a plan of compromise or arrangement in the CCAA Proceedings which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrower hereunder and under the other Loan Documents and all Pre-Petition Term Loan Obligations and the termination or cash collateralization of the outstanding Letters of Credit on or before the effective date of such plan or plans upon entry thereof and (ii) in the case of the Chapter 11 Cases, provide for the continuation of the Liens and security interests granted to the Collateral Agent for the benefit of the Agents and the Lenders and priorities until such plan effective date; or

(r) an order shall be entered by any Bankruptcy Court dismissing any of the Chapter 11 Cases or the CCAA Proceedings which does not contain a provision for termination of the Total Commitment, and payment in full in cash of all Obligations of the Borrower hereunder and under the other Loan Documents and all Pre-Petition Term Loan Obligations upon entry thereof and the termination or cash collateralization of outstanding Letters of Credit in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit; or

(s) an order with respect to any of the Chapter 11 Cases or the CCAA Proceedings shall be entered by a Bankruptcy Court without the express prior written consent of the Agents and the Lenders, (i) to revoke, reverse, stay, modify, supplement or amend the Loan Documents or any of the Bankruptcy Court Orders, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any Borrower or any Guarantor equal or superior to the priority of the Agents and the Lenders in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the definition of the term “Agreed Administrative Expense Priorities”, or (iii) to grant or permit the grant of a Lien on the Collateral other than a Permitted Lien; or

(t) an order shall be entered by any Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay or the Stay of Proceedings (i) to any creditor of any Loan Party with respect to any claim in an amount equal to or exceeding $100,000 in the aggregate and (ii) with respect to any Lien of or the granting of any Lien on any Collateral to any environmental or regulatory agency or authority, which would have a Material Adverse Effect; or

(u) the expiry or termination of the Stay of Proceedings without payment in full in cash of all Obligations of the Borrower hereunder and under the other Loan Documents and all Pre-Petition Term Loan Obligations upon expiry or termination thereof and the termination or cash collateralization of outstanding Letters of Credit in an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit and cash collateral in an amount determined by the Administrative Agent in its Permitted Discretion as the amount necessary to secure the Loan Parties Obligations in respect of the then outstanding Bank Products; or

(v) the entry of an order in the CCAA Proceedings or the Chapter 11 Cases avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents; or

(w) (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of any Agent and/or the Lenders, claims or rights against such Person, or to subject any Collateral to assessment pursuant to Section 506(c), 552 or 105 of the US Bankruptcy Code, (ii) any Lien or security interest created by this Agreement or the Bankruptcy Court Orders securing all or any part of the Collateral with a value in excess of $1,000,000 in the aggregate shall, for any reason, cease to be valid or (iii) any action is commenced by any Loan Party which contests the validity, perfection or enforceability of any of the Liens and security interests of any Agent and/or the Lenders created by any of the Bankruptcy Court Orders, this Agreement, any Mortgage, or any other Security Document; or

(x) an application for any of the orders described in clauses (o) through (w) above shall be made by a Person other than the Borrower and such application is not contested by the Borrower in good faith and the relief requested is granted in an order that is not stayed pending appeal; or

(y) the failure of any Loan Party to perform any of its obligations under any of the orders of any Bankruptcy Court made in the CCAA Proceedings or the Chapter 11 Cases; or

(z) the bringing of a motion, or the execution of a written agreement, or the filing of any plan of compromise or arrangement or the issuance of any information circular or other comparable document with respect thereto by the Borrower in the CCAA Proceedings or the Chapter 11 Cases: (i) to obtain additional “debtor-in-possession” financing not otherwise permitted pursuant to this Agreement; (ii) to grant any Lien other than Permitted Liens upon or affecting any Collateral; (iii) except as provided in the Bankruptcy Court Orders, to use cash collateral of Agents without the prior written consent of the Agents and the Lenders; or (iv) any other action or actions materially adverse to the Agents and the Lenders or their rights and remedies hereunder or their interest in the Collateral; or

(aa) a Material Adverse Deviation shall have occurred; or

(bb) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, other than the US Trustee for the Chapter 11 Cases, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

then, and in any such event, any or all of the following actions may be taken: with the consent of the Majority Revolving Credit Facility Lenders or the Majority Facility Lenders in respect of the Term Loan B Facility, the Collateral Agent may, or upon the request of the Majority Revolving Credit Facility Lenders or the Majority Facility Lenders in respect of the Term Loan B Facility, the Collateral Agent shall, by notice to the Borrower, declare without further order of, or application to, any Bankruptcy Court (i) the Loans hereunder (with accrued interest thereon), and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of obligations in respect of Letters of Credit, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (ii) the Revolving Credit Commitments to be terminated forthwith (whereupon the Revolving Credit Commitments shall immediately terminate) (the date on which any of the actions described in the foregoing clauses (i) and (ii) are taken being referred to herein as the “Acceleration Date”). In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Collateral Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Collateral Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations in respect of Letters of Credit shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). With respect to the Revolver Priority Collateral, the Collateral Agent shall not be required to exercise such enforcement rights and remedies so long as the Collateral Agent shall irrevocably appoint the Administrative Agent, in writing, as an agent of the Collateral Agent for purposes of exercising such enforcement rights and remedies with respect to the Revolver Priority Collateral. All such actions shall be taken by the Collateral Agent or the Administrative Agent, as applicable, to realize a commercially reasonable value from the Collateral within a commercially reasonable time. For the avoidance of doubt, the Administrative Agent shall have the benefit of the provisions of Section 9.3 in acting as an appointee of the Collateral Agent hereunder.

SECTION 9    THE AGENTS; THE ARRANGER

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (including, but without limitation, to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document) and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither the Arranger, any Agent nor any officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger, the Syndication Agent, or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee (or the registered assigns) of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Agent shall receive such a notice, such Agent shall notify the Administrative Agent who, promptly upon receipt of such notification, shall give notice thereof to the Lenders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Revolving Credit Facility Lenders or the Majority Facility Lenders in respect of the Term Loan B Facility (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that (i) unless and until the Collateral Agent shall have received such directions or (ii) subject to Section 8, if the Collateral Agent shall receive conflicting directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non Reliance on the Arranger, the Syndication Agent, the Agents and Other Lenders. Each Lender expressly acknowledges that neither the Arranger, the Syndication Agent, any of the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Arranger or any Agent to any Lender. Each Lender represents to the Agents, the Syndication Agent and the Arranger that it has, independently and without reliance upon the Arranger, the Syndication Agent, any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of any the Issuing Lender, to issue its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger, the Syndication Agent, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Arranger, the Syndication Agent or any Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Arranger, the Syndication Agent or any Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify the Arranger, the Syndication Agent and each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Arranger, the Syndication Agent and each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger, the Syndication Agent or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger, the Syndication Agent or such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Arranger’s or such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Arranger, the Syndication Agent and Agents in their Individual Capacities. The Arranger, the Syndication Agent and each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Arranger, the Syndication Agent or such Agent were not an Arranger or a Syndication Agent or an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Arranger, the Syndication Agent and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or a Syndication Agent or an Agent, and the terms “Lender” and “Lenders” shall include the Arranger, the Syndication Agent, and the Agents in their individual capacities.

9.9 Successor Agent. The Administrative Agent, the Collateral Agent and the Term Loan B Agent may resign as such agent upon 30 days’ notice (or such shorter notice as the Required Lenders may agree) to the Lenders and the Borrower. If the Administrative Agent, Collateral Agent or the Term Loan B Agent shall resign as Administrative Agent, Collateral Agent or Term Loan B Agent, respectively, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, Collateral Agent or Term Loan B Agent, as applicable, and the terms “Administrative Agent”, “Collateral Agent” and “Term Loan B Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s, Collateral Agent’s or Term Loan B Agent’s, as applicable, rights, powers and duties as Administrative Agent, Collateral Agent or Term Loan B Agent, respectively, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, Collateral Agent or Term Loan B Agent, as applicable, or any of the parties to this Agreement or any holders of the Loans or issuers of Letters of Credit. If no successor agent has accepted appointment as Administrative Agent, Collateral Agent or Term Loan B Agent, as applicable, by the date that is 30 days following a retiring Administrative Agent’s, Collateral Agent’s or Term Loan B Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s, Collateral Agent’s or Term Loan B Agent’s, as applicable, resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent,

Collateral Agent or Term Loan B Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10 Authorization to Release Liens and Guarantees. The Collateral Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 9.12.

9.11 Reserved.

9.12 Collateral Matters.

(a) The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans, contingent reimbursement obligations with respect to outstanding Letters of Credit, and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.5. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 9.7, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the rate in effect for Term Loans that are Base Rate Loans.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion (without notice to, or vote or consent of any other Agent, any Lender or any affiliate of any Lender that is a party to any Bank Product Agreement), to release any Lien on any Collateral and to release any guarantee obligations of any Person (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if the Borrower certifies to the Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents and that the proceeds thereof will be applied as required under this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property not then or at any time previously owned by a Loan Party or leased by a Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.12(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 9.12(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 9.12(b). If so requested, upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document (i) when all Obligations (other than obligations in respect of any Bank Product Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (other than any Letter of Credit that has been cash collateralized in accordance with the terms of this Agreement), upon request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreements) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Bank Product Agreements, and (ii) if any Loan Party Disposes of any Collateral in a transaction not prohibited by this Agreement or the other Loan Documents, upon request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Bank Product Agreements) take such actions as shall be required to release its security interest in the Collateral being Disposed of (including all proceeds thereof other than Net Cash Proceeds required to be applied to prepay the Obligations pursuant to Section 2.13) and release any guarantee obligations of any Person being Disposed of to the extent that any such Disposition of Collateral results in the Disposition of a Guarantor, in each case if the Borrower certifies to the Collateral Agent that the Disposition is permitted under this Agreement or the other Loan Documents and that the Net Cash Proceeds thereof will be applied as required under this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry). Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.12 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

9.13 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, the PPSA or other applicable law, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should any Agent (other than the Collateral Agent) or any Lender obtain possession or control of any such Collateral, such Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

9.14 Withholding Tax. (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.

(b) If (i) a Loan Party requests a Lender or Transferee to file a certificate or document pursuant to Section 2.22(e) establishing an exemption from, or reduction of, Non-Excluded Taxes or Other Taxes, (ii) such Lender or Transferee is legally able to deliver such certificate or document at the time of such request and complies with the Loan Party’s request and (iii) the Internal Revenue Service, the Canada Revenue Agency or any authority of the United States of America, Canada or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because (a) the appropriate form was not properly executed, or (b) such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the information contained in such form with respect to such Lender inaccurate or incorrect, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, including penalties, additions to tax and interest.

(c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of this Section 9.14. If any Lender grants a participation in its rights under this Agreement, the participant shall comply with Section 2.22(e) at the time such participant seeks to obtain the benefits of Section 2.22.

9.15 Bank Product Provider. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom the Agents are acting; it being understood and agreed that the rights and benefits of a Bank Product Provider under the Loan Documents consist exclusively of a Bank Product Provider’s right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any distribution of such payments and collections, the Agents shall be entitled to assume that no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified the Administrative Agent in writing of the amount of any such liability owed to it prior to such distribution.

9.16 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 10    MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party which is party to the relevant Loan Document may, or (with the consent of the Required Lenders) the Collateral Agent and each Loan Party which is party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or reimbursement obligations in respect of Letters of Credit, reduce the stated rate of any interest or fee payable hereunder (except the waiver of any applicable post-default increase in interest rates in the case where the waiver of the breach giving rise to the post-default increase in the interest rate can be effective with the consent of the Required Lenders of this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, or permit an Interest Period with a duration in excess of six months, in each case without the consent of each Lender directly affected thereby;

(ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower or any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guaranty, in each case without the consent of all Lenders;

(iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(iv) amend, modify or waive any provision of Section 9 or any other provision affecting the rights, duties and obligations of the Arranger or any Agent without the consent of the Arranger or Agent directly affected thereby;

(v) amend, modify or waive any provision of Section 2.7 or 2.8 without the written consent of the Swing Line Lender;

(vi) amend, modify or waive any provision of Section 2.13 (or any definition solely as used therein) or Section 2.19 without the written consent of the Majority Facility Lenders with respect to the Term Loan B Facility and the Majority Revolving Facility Lenders;

(vii) amend, modify or waive the pro rata provisions of Section 2.19 without the consent of each Lender directly affected thereby;

(viii) amend, modify or waive any provision of Section 3 without the consent of each Lender;

(ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of each Lender; or

(x) release or subordinate the super priority claim status of the Obligations (except as otherwise permitted by this Agreement).

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Arranger, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Arranger and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic mail (at such e-mail address as the Parent, the Borrower and the Agents may designate to each other in accordance herewith)), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed (a) in the case of the Parent, the Borrower, the Arranger and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Parent and the Borrower:	Pope & Talbot Ltd.
c/o Pope & Talbot, Inc.
1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201
Attention: Chief Financial Officer
Telecopy: (503) 220-2758
Telephone: (503) 220-5526
e-mail: neil_stuart@poptal.com

with copies to:	Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: Fredric Sosnick
Telecopy: (212) 848-7179
Telephone: (212) 848-4000
e-mail: fsosnick@shearman.com

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario M5L 1B9
Attention: Sean Dunphy
Telecopy: (416) 947-0866
Telephone: (416) 869-5500
email: sdunphy@stikeman.com

The Administrative Agent:	Wells Fargo Financial Corporation Canada
55 Standish Court, Suite 400
Mississauga, Ontario L5R 4J4
Attention: Nick Scarfo
Telecopy: (905) 755-7106
Telephone: (905) 755-7051
e-mail: nickscarfo@financial.wellsfargo.com

with copies to:	Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Business Finance Manager
Telecopy: (310) 453-7413
Telephone: (310) 453-7311
e-mail: Stacy.yucht@wellsfargo.com

Goldberg Kohn
55 East Monroe Street, Suite 3300
Chicago, Illinois 60603-5792
Attention: Randall L. Klein
Telecopy: (312) 332-2196
Telephone: (312) 201-4000
e-mail: randall.klein@goldbergkohn.com

The Collateral Agent:	Ableco Finance LLC
299 Park Avenue
Floors 21-23
New York, New York 10171
Attention: Mr. Kevin P. Genda
Telecopy: (212) 891-1541
Telephone: (212) 891-2117
e-mail: kgenda@cerberuspartners.com

with a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Frederic L. Ragucci, Esq.
Telecopy: (212) 593-5955
Telephone: (212) 756-2000
e-mail: frederic.ragucci@srz.com

The Term Loan B Agent:	Ableco Finance LLC
299 Park Avenue
Floors 21-23
New York, New York 10171
Attention: Mr. Kevin P. Genda
Telecopy: (212) 891-1541
Telephone: (212) 891-2117
e-mail: kgenda@cerberuscapital.com

with a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Frederic L. Ragucci, Esq.
Telecopy: (212) 593-5955
Telephone: (212) 756-2000
e-mail: frederic.ragucci@srz.com

Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Borrower

Provided, that any notice, request or demand to or upon the Arranger, any Agent, the Issuing Lender or any Lender shall not be effective until received.

Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of the Borrower or any other Person to serve upon the Agents and the Lenders in the manner prescribed by each applicable Bankruptcy Code any pleading or notice required to be given to the Agents and the Lenders pursuant to any such Bankruptcy Code.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Loan Parties agree (on behalf of themselves and their Subsidiaries) (a) to pay or reimburse the Arranger, each Lender providing a Revolving Credit Commitment as of the date hereof, each Agent and the Syndication Agent for all their reasonable out of pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each Agent and the charges of Intralinks, and the reasonable fees and disbursement of one financial advisor to the Administrative Agent (for itself and on behalf of all the Lenders) (provided, that such advisor shall have no direct access to the Loan Parties without such Person’s consent and the fees and expenses of such advisor shall not exceed $20,000 per month), (b) to pay or reimburse each Lender, each Agent, the Arranger and the Syndication Agent for all their costs and expenses incurred in connection with any restructuring or “work-out” of the Loans hereunder or the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to each Agent and the Syndication Agent, (c) to pay, indemnify, or reimburse each Lender, the Arranger, the Agents and the Syndication Agent for, and hold each Lender, the Arranger, the Agents and the Syndication Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Arranger, each Agent, the Syndication Agent, their respective affiliates, and their respective officers, directors, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are (i) found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) resulted solely from the failure of the Loan Parties to reimburse any Agent or any Lender for expenses that the Loan Parties are not required to reimburse under clause (a) of this Section 10.5. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Parent agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee; provided, that the Borrower does not waive any such right with respect to matters that were found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section may be charged to the Loan Account pursuant to Sections 2.19(c) and 2.20 and, upon request, the Borrower shall be entitled to receive a reasonably detailed written invoice for such amounts. Statements payable by the Borrower pursuant to this Section shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Arranger, the Agents, all future holders of the Loans and their respective successors and assigns (including, except for the right to request Loans, Letters of Credit or Bank Products, any trustee succeeding to the rights of the Loan Parties pursuant to Chapter 11 of the US Bankruptcy Code or any trustee in bankruptcy succeeding to the rights of any of the Loan Parties under the BIA or pursuant to any conversion to a case under Chapter 7 of the US Bankruptcy Code), except that the Loan Parties may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Arranger, the Agents and each Lender.

(b) Any Lender may (x) with the written consent of the Collateral Agent and Term Loan B Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it and (y) with the written consent of the Issuing Lender, the Swing Line Lender and the Agents, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans made by it; provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of a Lender or a Related Fund of a Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (ii) except as provided in the last sentence of this Section 10.6(b), the parties to each such assignment shall execute and deliver with any of the consents required pursuant to this Section to the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit C (an “Assignment and Acceptance”), together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of a Lender or a Related Fund of a Lender) and (iii) no written consent of the Issuing Lender, the Swing Line Lender or any Agent shall be required (1) in connection with any assignment by a Lender to a Lender, an Affiliate of a Lender or a Related Fund of such Lender or (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender. Except as provided in the third to last sentence of this Section 10.6(b), upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Section 10.6(b), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund with respect to such Lender without delivering an Assignment and Acceptance to the Agents or to any other Person (a “Related Party Assignment”); provided, however, that (I) the Borrower and the Administrative Agent may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until an Assignment and Acceptance has been delivered to the Administrative Agent for recordation on the Register, (II) the Collateral Agent may continue to deal solely and directly with such assigning Lender until receipt by the Collateral Agent of a copy of the fully executed Assignment and Acceptance pursuant to Section 10.6(e), (III) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agents shall not affect the legality, validity, or binding effect of such assignment, (IV) an Assignment and Acceptance between the assigning Lender and an Affiliate of such Lender or a Related Fund of such Lender shall be effective as of the date specified in such Assignment and Acceptance and recorded on the Related Party Register (as defined below), and (V) the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, keep a register of such assignment comparable to the Register (the “Related Party Register”). The Related Party Register shall be available for inspection by the Borrower from time to time upon reasonable notice. So long as no Event of Default exists, any Lender making an assignment under this Section 10.6 shall use reasonable efforts to make such assignment to an assignee that would not be entitled to any additional amounts under Section 2.22 to which the assigning Lender would not be entitled.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) The Administrative Agent shall maintain, or cause to be maintained at its office, a copy of each Assignment and Acceptance delivered to and accepted by it. The Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register (and any Lender that makes a Related Party Assignment shall treat each Person whose name is recorded in the Related Party Register) as a Lender hereunder for all purposes of this Agreement. In the case of any assignment or transfer of all or part of a Loan evidenced by a Note, Borrower shall issue one or more new Notes in the same aggregate principal amount to the designated assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled.”

(e) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent, the Collateral Agent, the Term Loan B Agent, the Issuing Lender or the Swing Line Lender pursuant to Section 10.6(b) (which consent of the Collateral Agent, the Term Loan B Agent, the Issuing Lender and the Swing Line Lender, as applicable, must be evidenced by the Collateral Agent’s, the Term Loan B Agent’s, the Issuing Lender’s and the Swing Line Lender’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Usage); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or the reimbursement obligations with respect to Letters of Credit, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 9.12 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.21 and Section 2.22 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided, that a participant shall not be entitled to receive any greater payment under Section 2.21 or 2.22 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent. In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register, acting for this purpose as a non-fiduciary agent of the Borrower, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower from time to time upon reasonable prior notice.

(g) The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided, that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the “Liabilities”) to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other reasonable out of pocket expenses reasonably incurred by such Persons in connection with defending the Liabilities.

(h) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(i) For the avoidance of doubt, no assignment shall be or shall be deemed to be a discharge, rescission, extinguishment, novation or substitution of any Loan and any Loan so assigned shall continue to be the same obligation and not a new obligation.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) If an Event of Default shall have occurred and is continuing, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding designated accounts held in trust for the benefit of a third party or for the payment of withholding taxes, in each case, to the extent such accounts are identified as such to the Agents by the Borrower), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Reserved.

10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT AS GOVERNED BY THE US BANKRUPTCY CODE OR AS OTHERWISE PROVIDED BY THE CANADIAN BANKRUPTCY STATUTES AND EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT.

10.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of each of the Bankruptcy Courts and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.14 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

10.15 Confidentiality. Each of the Arranger, the Agents, the Syndication Agent and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided, that nothing herein shall prevent the Arranger, any Agent, the Syndication Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, the Syndication Agent, any other Lender or any Affiliate or Related Fund of any thereof, (b) to any transferee or assignee or prospective assignee or transferee referred to in Section 10.6 that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors who have been instructed to keep such information confidential in accordance with this Section 10.15, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law; provided, that the disclosing party will give the Borrower prompt notice of such disclosure to the extent permitted by applicable law, (g) if requested or required to do so in connection with any litigation or similar proceeding; provided, that the disclosing party will give the Borrower prompt notice of such disclosure to the extent permitted by applicable law, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

10.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Parent, the Borrower and the Agents agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Parent’s or the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Parent, the Borrower, the Agents and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

10.17 WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWER, THE ARRANGER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.18 Determinations; Judgment Currency. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 2.9(f)), then, to the extent permitted by law, conversion shall be made at the Currency Exchange Rate on the Business Day before the day on which judgment is given (or for the purposes of Section 2.9(f), on the Business Day on which the payment was received by the Administrative Agent). In the event that there is a change in the Currency Exchange Rate between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Borrower shall to the extent permitted by law, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which (when converted at the Currency Exchange Rate on the date of receipt by the Administrative Agent in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 2.9) from the Borrower which the Administrative Agent is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 2.9) originally due to it, the Borrower shall indemnify and save the Agents and Lenders harmless from and against loss or damage arising as a result of such deficiency. This indemnity shall (i) constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, (ii) give rise to a separate and independent cause of action, (iii) apply irrespective of any indulgence granted by any Agent or any Lender from time to time, (iv) survive the payment in full of the Obligations and the termination of this Agreement, and (v) continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

10.19 Consultation by WFF. Each Agent, each Lender, the Parent and the Borrower hereby acknowledge that (i) Wells Fargo, in its capacity as the Administrative Agent,

may consult with WFF with respect to matters relating to this Agreement and the other Loan Documents and (ii) the exercise of Wells Fargo’s discretion under this Agreement and the other Loan Documents (including the exercise of its Permitted Discretion) may be based solely on the advice and/or direction of WFF.

10.20 Collateral Agent, Administrative Agent and Documentation Agent as Party-in-Interest. The Borrower and Guarantors hereby stipulate and agree that each of the Collateral Agent, Administrative Agent and Documentation Agent is and shall remain a party in interest in the Chapter 11 Cases and the CCAA Proceedings and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Nothing in this Agreement or any other Loan Document shall be deemed to be a waiver of any of such Agent’s rights or remedies under applicable law or documentation. Without limitation of the foregoing, each Agent shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Loans, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), provided, that no Agent will exercise such right if the action or inaction by the Borrower or the Guarantors which is the subject of such motion or objection is expressly permitted by any covenant or provision of this Agreement.

SECTION 11    SECURITY AND ADMINISTRATIVE PRIORITY

11.1 Pre-Petition Obligations. Each of the Pre-Petition Loan Parties hereby acknowledges, confirms and agrees that the Pre-Petition Loan Parties are indebted to the Pre-Petition Agents and the Pre-Petition Lenders for the Pre-Petition Revolving Obligations and the Pre-Petition Term Loan Obligations, as of October 29, 2007 and immediately prior to giving effect to any Loans or other extensions of Credit under this Agreement, (a) in the aggregate principal amount of $37,196,614.97 in respect of Pre-Petition Revolving Loan Obligations under the Pre-Petition Credit Agreement, (b) in the aggregate principal amount of $185,440,383.17 in respect of Pre-Petition Term Loan Obligations under the Pre-Petition Credit Agreement, (c) in the aggregate amount of $17,155,183.42 in respect of obligations related to the Pre-Petition Letters of Credit and (d) in the aggregate amount of $7,944,908.25 in respect of Pre-Petition Bank Product Obligations, in each case, together with interest accrued and accruing thereon in respect of such loans, and costs, expenses, fees (including attorneys’ fees), indemnities, reimbursement obligations and other charges now or hereafter owed by the Pre-Petition Loan Parties to the Pre-Petition Agents and the Pre-Petition Lenders, all of which are unconditionally owing by the Pre-Petition Loan Parties to the Pre-Petition Agents and the Pre-Petition Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

11.2 Acknowledgment of Security Interests. As of the Chapter 11 Filing Date, each of the Loan Parties hereby acknowledges, confirms and agrees that the Pre-Petition Agents and the Pre-Petition Lenders have valid, enforceable and perfected first priority and senior liens upon and security interests in all of the Collateral (as defined in the Pre-Petition Credit Agreement) pursuant to the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement) as in effect on the Chapter 11 Filing Date to secure all of the Pre-Petition Term Loan Obligations and Pre-Petition Revolving Loan Obligations.

11.3 Binding Effect of Documents. Each of the Loan Parties hereby acknowledges, confirms and agrees that: (a) each of the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement) to which it is a party is in full force and effect as of the date hereof, (b) the agreements and obligations of each of the Pre-Petition Loan Parties contained in the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement) constitute the legal, valid and binding obligations of each of the Pre-Petition Loan Parties enforceable against it in accordance with their respective terms and the Pre-Petition Loan Parties have no valid defense, offset or counterclaim to the enforcement of such obligations and (c) the Pre-Petition Agents and the Pre-Petition Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement), except as clauses (b) and (c) above are subject to the automatic stay under each applicable Bankruptcy Code upon commencement of the Chapter 11 Cases and the CCAA Proceedings.

11.4 Collateral; Grant of Lien and Security Interest.

(a) As security for the full and timely payment and performance of all of the Obligations, each of the Loan Parties hereby, as of the Interim Bankruptcy Court Order Entry Date, assigns, pledges and grants (or causes the assignment, pledge and grant in respect of any indirectly owned assets) to the Collateral Agent, for the benefit of the Lenders, a security interest in and to and Lien on all of the property, assets or interests in property or assets of such Person, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without limitation, all property of the “estate” (within the meaning of the US Bankruptcy Code) and all accounts, inventory, goods, contract rights, instruments, documents, chattel paper, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, real property, fixtures, leases, all of the Capital Stock (whether such Capital Stock is voting or non-voting Capital Stock) in any of its direct Subsidiaries, all of its Capital Stock or other equity interests in all joint venture, partnership or limited liability company interests or other similar interests of such Loan Party in Persons that are not its Subsidiaries directly owned by such Loan Party, money, investment property, deposit accounts, all commercial tort claims and all causes of action arising under the applicable Bankruptcy Code or otherwise (including, without limitation, all Avoidance Actions and the proceeds thereof and all Avoided Payments), and all cash and non-cash proceeds, rents, products and profits of any of collateral described above (all property of the Loan Parties subject to the security interest referred to in this Section 11.4(a) being hereafter collectively referred to as the “Collateral”).

(b) Upon entry of the Interim Bankruptcy Court Orders or Final Bankruptcy Court Orders, as the case may be, the Liens and security interests in favor of the Collateral Agent referred to in Section 11.4(a) hereof shall be valid and perfected Liens and security interests in the Collateral, prior to all other Liens and security interests in the Collateral, other than for the Permitted Priority Liens. Such Liens and security interests and their priority shall remain in effect until the Total Commitment shall have been terminated and all Obligations and all Pre-Petition Term Loan Obligations shall have been paid in cash in full and the outstanding Letters of Credit have been terminated or cash collateralized (other than indemnification obligations for which no claim has been asserted).

(c) Notwithstanding anything herein to the contrary (i) all proceeds received by the Agents and the Lenders from the Collateral subject to the Liens granted in this Section 11.4 and in each other Loan Document and by the Bankruptcy Court Orders shall be subject to the prior payment of amounts owing in respect of the Carve-Out to the extent set forth in clause “first” of the definition of the term “Agreed Administrative Expense Priorities”, and (ii) no Person entitled to such expenses shall be entitled to sell or otherwise dispose of any Collateral.

(d) Each of the Loan Parties hereby agrees that the Lien and security interests created by each of the Pre-Petition Canadian Security Documents secures the full and timely payment and performance of all of the Obligations and that wherever in any of the Pre-Petition Canadian Security Documents there is a statement that such Lien or security interest secures, or is made to secure, the “Obligations” as defined in the Pre-Petition Credit Agreement, then, in each such case, such Pre-Petition Canadian Security Document is hereby amended to reflect that, in addition to so doing, the Lien and security interest created by each such Pre-Petition Canadian Security Document also secures the Obligations.

11.5 Administrative Priority. Subject to the Bankruptcy Court Orders, each of the Borrower and Guarantors agrees for itself that the Obligations of such Person shall constitute allowed super priority administrative expenses in the Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) and 1114 of the US Bankruptcy Code, subject only to the prior payment of amounts owing in respect of the Carve-Out to the extent set forth in clause “first” of the definition of the term “Agreed Administrative Expense Priorities”.

11.6 Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 11.4(a) hereof and the administrative priority granted pursuant to Section 11.5 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Bankruptcy Court Orders and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agents and the Lenders hereunder and thereunder are cumulative.

11.7 No Filings Required. In the case of the Chapter 11 Cases and the CCAA Proceedings, the Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Orders or the Final Bankruptcy Court Orders, as the case may be, and with respect to both the Chapter 11 Cases and the CCAA Proceedings, entry of the Interim Bankruptcy Court Orders shall have occurred on or before the date of any Loan or the issuance of any Letter of Credit and entry of the Final Bankruptcy Court Orders shall have occurred on or before the date of any Loan, or the issuance of any Letter of Credit (except as otherwise provided in the Interim Bankruptcy Court Orders). In the case of the Chapter 11 Cases, the Collateral Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim Bankruptcy Court Orders or the Final Bankruptcy Courts Orders, as the case may be, or any other Loan Document; provided, that the Collateral Agent shall be permitted to file any financing statements, mortgages, certificates of title, notices of Lien or similar instruments in any jurisdiction or filing office to take any other action with respect to the Lien and security interest granted by or pursuant to this Agreement or any other Loan Document.

11.8 Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Agents and the Lenders pursuant to this Agreement, the Bankruptcy Court Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by any Borrower or any Guarantor (pursuant to Section 364 of the US Bankruptcy Code, or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases or the CCAA Proceedings, or by any other act or omission whatsoever, except to the extent released pursuant to Section 9.12. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(a) except for the Carve-Out to the extent set forth in clause “first” of the definition of the term “Agreed Administrative Expense Priorities” as set forth in Section 11.5, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or the CCAA Proceedings or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on parity with any claim of the Agents and the Lenders against any Borrower or any Guarantor in respect of any Obligation;

(b) the Liens in favor of the Agents and the Lenders set forth in Section 11.4(a) hereof shall constitute valid and perfected first priority Liens and security interests, subject only to Permitted Priority Liens to which such Liens and security interests may be subordinate and junior, and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

(c) the Liens in favor of the Agents and the Lenders set forth herein and in the other Loan Documents shall continue to be valid and perfected without, in the case of the Chapter 11 Cases and the CCAA Proceedings, the necessity that the Collateral Agent file financing statements, mortgages or otherwise perfect its Lien under applicable non-bankruptcy law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PARENT

POPE & TALBOT, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

BORROWER

POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

GUARANTORS

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

Signature Page to Credit Agreement

PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

POPE & TALBOT RELOCATION SERVICES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

P&T POWER COMPANY, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Secretary

POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

POPE & TALBOT LUMBER SALES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

Signature Page to Credit Agreement

MACKENZIE PULP LAND LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

Signature Page to Credit Agreement

P&T LFP INVESTMENT LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

P&T FINANCE ONE LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

Signature Page to Credit Agreement

P&T FINANCE TWO LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

P&T FACTORING LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Managing General Partner

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

P&T FINANCE THREE LLC, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Manager

By:	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President

Signature Page to Credit Agreement

WELLS FARGO FINANCIAL CORPORATION CANADA, as Administrative Agent and a Lender

By:	/s/ Nick Scarfo
Name:	Nick Scarfo
Title:	Vice President

Signature Page to Credit Agreement

ABLECO FINANCE LLC, as Collateral Agent and Term Loan B Agent

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Vice Chairman

Signature Page to Credit Agreement

STYX PARTNERS, L.P., as a Lender

By:	Styx Associates, LLC, as its General Partner

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Senior Managing Director

Signature Page to Credit Agreement

ABN AMRO BANK N.V., Canada Branch, as a Lender

By:	/s/ David Carson	Aaron Turner

Name:	David Carson	Aaron Turner
Title:	Vice President	Senior Vice President

Signature Page to Credit Agreement

OHSF FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OHSF II FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I, LLC, as a Lender

By:	Oak Hill Credit Alpha Fund, L.P., its Member

By:	Oak Hill Credit Alpha Gen Par, L.P.,
its General Partner

By:	Oak Hill Credit Alpha MGP, LLC,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

Signature Page to Credit Agreement

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

LERNER ENTERPRISES, L.L.C., as a Lender

By:	Oak Hill Advisors, L.P., as Investment
Advisor for Lerner Enterprises, L.P.

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OHA CAPITAL SOLUTIONS, L.P., as a Lender

By:	OHA Capital Solutions GenPar, L.P., its General Partner

By:	OHA Capital Solutions MGP, LLC,
its General Partner

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

OHA CAPITAL SOLUTIONS, LTD., as a Lender

By:	/s/ Scott D. Krase
Name:	Scott D. Krase
Title:	Authorized Signatory

Signature Page to Credit Agreement

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P., as a Lender

By:	Regiment Capital GP, LLC, its General Partner

By:	/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	Authorized Signatory

Signature Page to Credit Agreement

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC,
its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Chief Credit Officer

Signature Page to Credit Agreement

CREDIT GENESIS CLO 2005-1 LTD., as a Lender

By:	/s/ T. K. Duggan
Name:	T. K. Duggan
Title:	Managing Principal

DURHAM ACQUISITION CO., LLC, as a Lender

By:	/s/ T. K. Duggan
Name:	T. K. Duggan
Title:	Managing Principal

Signature Page to Credit Agreement

HBK MASTER FUND L.P., as a Lender

By:	HBK Investments L.P. its Investment Advisor

By:	/s/ J. Baker Gentry, Jr.
Name:	J. Baker Gentry Jr.
Title:	Authorized Signatory

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jonathan M. Barnes
Name:	Jonathan M. Barnes
Title:	Vice President

Signature Page to Credit Agreement

CONCORDIA DISTRESSED DEBT FUND, L.P. acting by and through Concordia Advisors, L.L.C., as a Lender

By:	/s/ Robert J. Capozzi
Name:	Robert J. Capozzi
Title:	Portfolio Manager and Co-Head of Distressed Debt Trading

Signature Page to Credit Agreement

QUADRANGLE MASTER FUNDING LTD, as a Lender

By:	Quadrangle Debt Recovery Advisors LP Its: Advisor

By:	/s/ Michael A. Weinstock
Name:	Michael A. Weinstock
Title:	Managing Principal

Signature Page to Credit Agreement

DK ACQUISITION PARTNERS, L.P., as a Lender

By:	M.H. Davidson & Co., its General Partner

By:	/s/ Anthony Yoseloff
Name:	Anthony Yoseloff
Title:	General Partner

Signature Page to Credit Agreement

SCHEDULE A-1: Administrative Agent’s Account

Canadian Dollar Wire Instructions:

Bank of Montreal

SWIFT BIC: BOFMCAM2

Montreal

Transit# 03792

BNF: Wells Fargo Financial Corporation Canada

BNF A/C: 03791039027

Ordering Customer: Pope & Talbot

US Dollar Wire Instructions:

Bank of Montreal

SWIFT ID: BOFMCAM2

Browns Line and Evans

Etobicoke, ON

Transit #03792

Account #4600800

BNF: Wells Fargo Financial Corporation Canada

Ordering Customer: Pope & Talbot

1

SCHEDULE C-1: Commitments

Lender	Revolving Credit Commitment	Term Loan B Commitment	Total Commitment
Wells Fargo Financial Corporation Canada	$47,374,867.71		$47,374,867.71
ABN Amro Bank N.V., Canada Branch	$23,687,433.86		$23,687,433.86
Styx Partners, L.P.		$4,535,950.04	$4,535,950.04
OHSF Financing, Ltd.		$181,534.83	$181,534.83
OHSF II Financing, Ltd.		$453,598.91	$453,598.91
Oak Hill Credit Opportunities Financing, Ltd.		$1,133,987.52	$1,133,987.52
Oak Hill Credit Alpha Finance I, LLC		$408,235.51	$408,235.51
Oak Hill Credit Alpha Finance I (Offshore), Ltd.		$1,043,268.50	$1,043,268.50
Lerner Enterprises, L.P.		$181,533.28	$181,533.28
OHA Capital Solutions, L.P.		$396,895.62	$396,895.62
OHA Capital Solutions, Ltd.		$737,091.87	$737,091.87
Regiment Capital Special Situations Fund III, L.P.		$1,079,988.09	$1,079,988.09
Drawbridge Special Opportunities Fund LP		$1,079,989.35	$1,079,989.35
Credit Genesis CLO 2005-1 Ltd.		$359,996.06	$359,996.06
Durham Acquisition Co., LLC		$287,996.82	$287,996.82
HBK Master Fund L.P.		$2,879,968.29	$2,879,968.29
Bank of America, N.A.		$114,348.15	$114,348.15
Concordia Distressed Debt Fund, L.P.		$96,564.08	$96,564.08
Quadrangle Master Funding Ltd		$1,949,064.99	$1,949,064.99
DK Acquisition Partners, L.P.		$1,079,988.09	$1,079,988.09
TOTAL	$71,062,301.57	$18,000,000.00	$89,062,301.57

2

SCHEDULE C-2: Canadian Security Documents

1.	General Security Agreements

a.	GSA for the Borrower

b.	GSA for P&T Factoring Limited Partnership

c.	GSA for P&T Finance One Limited Partnership

d.	GSA for P&T Finance Two Limited Partnership

e.	GSA for P&T Funding Ltd.

f.	GSA for Mackenzie Pulp Land Ltd.

g.	GSA for P&T LFP Investment Limited Partnership

2.	Marine Security

a.	Registered Vessel Mortgages (Revolving Mortgage and Term Mortgage attached to each registration)

b.	Collateral Marine Agreement for Borrower

3.	Real Estate Documents

a.	Registered Mortgages from the Borrower over fee simple & miscellaneous real property interests

b.	Registered Mortgage from Mackenzie Pulp Land Ltd. over fee simple

c.	Unregistered Mortgages from the Borrower regarding beneficial interests

d.	Unregistered Mortgage from the Borrower over Crown Leases & other Crown Interests

3

SCHEDULE C-3: Collateral Agent’s Account

Bank Name:	The Bank of New York
New York, NY
ABA Number:	021000018
Account Name:	CDO Wire
Account Number:	211551
Sub-Account Name:	Ableco Finance LLC Collection
Sub-Account Number:	467778
Reference:	Pope & Talbot
Attn:	Anoop Nair-7299

4

SCHEDULE D-1: Designated Accounts

For U.S. Dollars:

The Toronto-Dominion Bank

700 West Georgia Street

Vancouver, B.C.

Account Name: Pope and Talbot Ltd

Account Number: 9400-7311078

Transit Number: 94000-004

For Canadian Dollars:

The Toronto-Dominion Bank

700 West Georgia Street

Vancouver B.C.

Account Name: Pope and Talbot Ltd

Account Number: 9400-0349619

Transit Number: 94000-004

5

SCHEDULE E-1: Eligible Inventory

U.S. Locations	Canadian Locations

Spearfish Mill	Harmac Pulp Mill
1510 West Oliver Street	1000 Wave Place
Spearfish, SD 57783	P.O. Box 1800
Nanaimo, British Columbia V9R 5M5
Halsey Mill
30480 American Drive	Mackenzie Pulp Mill
Halsey, OR 97348	1000 Coquawaldy Road
Mackenzie, British Columbia VOJ 2CO
Oregon Office
1500 S.W. First Ave.	Fort St. James Sawmill
Suite 200	P.O. Box 254
Portland, OR 97201	300 Takla Rd.
Fort St. James, BC VOJ 1PO
Northport Reload Facility
113 3rd Street	Grand Forks Sawmill
Northport, WA 99157	P.O. Box 39
570 68th Avenue
Newcastle Reload Facility	Grand Forks, British Columbia
200 Faye Ave.
Newcastle, WY	Castlegar Sawmill
Box 2000 Celgar Road
Castlegar, British Columbia V1N 4G4

Midway Sawmill
P.O. Box 70
Highway 3
Midway, British Columbia VOH 1MO

Arrow Lakes Timber
Box 2000
926 Highway 6 West
Nakusp, British Columbia VOG 1RO

Boundary Timber
P.O. Box 70
Highway 3
Midway, British Columbia VOH 1MO

6

SCHEDULE E-2: Pre-Petition Letters of Credit

L/C No.	Expiry date	Beneficiary	Global amount outstanding as of October 23, 2007
G194129	6/28/08 (as may be extended)	TD COMMODITY & ENERGY TRADING INC.	C$3,500,000

G194133	6/28/08 (as may be extended)	THE TORONTO- DOMINION BANK	C$1,000,000

G590936	1/15/08 (as may be extended)	GENERALI BELGIUM SA	C$33,033

G193553	11/21/07 (as may be extended)	SAFECO INSURANCE COMPANY OF	USD$5,200,000

G194131	3/26/08 (as may be extended)	GOLDENROD ASSET MANAGEMENT, INC.	USD$6,407,058

G194302	8/31/08 (as may be extended)	THE BANK OF NOVA SCOTIA	USD$250,000

G194386	6/30/08 (as may be extended)	WINTHORP RESOURCES CORPORATION	USD$550,000

7

SCHEDULE I-1: Initial Budget

See attached.

8

Pope & Talbot Weekly Cash Forecast

Summary Schedule - Forecasts [1]

(USD $000's)

Week in Fiscal Year	44	45	46	47	48	49	50	51	52
Cash Forecast Week	1	2	3	4	5	6	7	8	9
	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending
Current Week Ending 11/2/2007	11/2/2007	11/9/2007	11/16/2007	11/23/2007	11/30/2007	12/7/2007	12/14/2007	12/21/2007	12/28/2007
Beginning Cash Balance	$—	$11,305	$11,393	$—	$—	$—	$—	$—	$—
Stop Payment on Outstanding Checks	—	—	—	—	—	—	—	—	—
Plus: Revolver Draw / Receipts	—	12,822	11,307	14,810	16,340	11,188	12,971	12,119	17,377
Plus: Overadvance Term Loan Borrowing	—	—	777	—	308	2,682	2,777	—	—
Less: Disbursements	—	(12,734)	(23,478)	(14,810)	(16,648)	(13,870)	(15,748)	(12,119)	(17,377)

Ending Cash Balance [2]	11,305	11,393	—	—	—	—	—	—	—

Beginning Outstanding Checks	$—	$—	$—	$—	$—	$—	$—	$—	$—
Plus: Check Disbursements	—	—	—	—	—	—	—	—	—
Less: Check Clearings	—	—	—	—	—	—	—	—	—

Ending Outstanding Checks	—	—	—	—	—	—	—	—	—

Beginning Revolver Balance	$38,090	$—	$46,720	$46,692	$45,329	$46,981	$47,021	$46,772	$45,009
Plus: Revolver Draw	—	—	11,307	14,810	16,340	11,188	12,971	12,119	17,377
Plus: Adjustments	8,000	—	—	—	—	—	—	—	—
Less: Receipts	—	—	11,336	16,173	14,688	11,149	13,220	13,882	20,518

Ending Revolver Balance	46,090	46,720	46,692	45,329	46,981	47,021	46,772	45,009	41,868

Revolver Commitment	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000
Reserves for Letters of Credit	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)

Revolver Limit	53,649	53,649	53,649	53,649	53,649	53,649	53,649	53,649	53,649

Revolver Gross Borrowing Base Availability	71,680	69,849	69,282	69,213	69,572	69,611	69,363	68,804	65,159
Less: Reserves	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)
Less: Letters of Credit	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)

Net Borrowing Base Availability	49,089	47,258	46,692	46,622	46,981	47,021	46,772	46,213	42,569

Total Revolver Borrowings	46,090	46,720	46,692	45,329	46,981	47,021	46,772	45,009	41,868

Availability (Overadvance)	2,999	538	—	1,293	—	—	—	1,204	701

DIP Term Loan Commitment: Term Advances	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000
DIP Beginning Balance	—	—	—	777	777	1,085	3,780	6,557	6,557
Overadvance Term Loan Borrowing	—	—	777	—	308	2,682	2,777	—	—
Interest: Overadvance Borrowing	—	—	—	—	—	8	—	—	—
Gross Up Tax On Interest (50%)	—	—	—	—	—	4	—	—	—

DIP Ending Balance	—	—	777	777	1,085	3,780	6,557	6,557	6,557

Availability	13,000	13,000	12,223	12,223	11,915	9,220	6,443	6,443	6,443

DIP Term Loan Commitment: Professional Fees & Other	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000
DIP Beginning Balance	—	1,600	1,600	1,600	1,600	1,600	2,630	2,630	2,630
Lender Advisor Fees	1,600	—	—	—	—	1,000	—	—	—
Interest: Professional Fees & Other	—	—	—	—	—	20	—	—	—
Gross Up Tax On Interest (50%)	—	—	—	—	—	10	—	—	—

DIP Ending Balance	1,600	1,600	1,600	1,600	1,600	2,630	2,630	2,630	2,630

Availability	3,400	3,400	3,400	3,400	3,400	2,370	2,370	2,370	2,370

Availability (Overadvance)
Revolver	2,999	538	—	1,293	—	—	—	1,204	701
Term	16,400	16,400	15,623	15,623	15,315	11,590	8,813	8,813	8,813

Net Availability (Overadvance)	19,399	16,938	15,623	16,915	15,315	11,590	8,813	10,017	9,514

Week in Fiscal Year	1	2	3	4	5	6	7	8	9
Cash Forecast Week	10	11	12	13	14	15	16	17	18
	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending
Current Week Ending 11/2/2007	1/4/2008	1/11/2008	1/18/2008	1/25/2008	2/1/2008	2/8/2008	2/15/2008	2/22/2008	2/29/2008
Beginning Cash Balance	$—	$—	$—	$—	$—	$—	$—	$—	$—
Stop Payment on Outstanding Checks	—	—	—	—	—	—	—	—	—
Plus: Revolver Draw / Receipts	9,914	13,076	10,895	17,373	16,271	10,052	9,505	16,408	20,984
Plus: Overadvance Term Loan Borrowing	743	2,774	—	2,427	—	—	—	—	—
Less: Disbursements	(10,657)	(15,850)	(10,895)	(19,800)	(16,271)	(10,052)	(9,505)	(16,408)	(20,984)

Ending Cash Balance [2]	—	—	—	—	—	—	—	—	—

Beginning Outstanding Checks	$—	$—	$—	$—	$—	$—	$—	$—	$—
Plus: Check Disbursements	—	—	—	—	—	—	—	—	—
Less: Check Clearings	—	—	—	—	—	—	—	—	—

Ending Outstanding Checks	—	—	—	—	—	—	—	—	—

Beginning Revolver Balance	$41,868	$37,942	$38,523	$37,638	$37,298	$14,953	$13,664	$10,012	$12,763
Plus: Revolver Draw	9,914	13,076	10,895	17,373	16,271	10,052	9,505	16,408	20,984
Plus: Adjustments	—	—	—	—	(25,500)	—	—	—	—
Less: Receipts	13,839	12,496	11,780	17,712	13,116	11,341	13,157	13,657	17,615

Ending Revolver Balance	37,942	38,523	37,638	37,298	14,953	13,664	10,012	12,763	16,133

Revolver Commitment	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000	$71,000
Reserves for Letters of Credit	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)

Revolver Limit	53,649	53,649	53,649	53,649	53,649	53,649	53,649	53,649	53,649

Revolver Gross Borrowing Base Availability	60,533	61,114	60,699	59,889	60,336	55,237	52,779	51,622	48,404
Less: Reserves	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)	(5,239)
Less: Letters of Credit	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)	(17,351)

Net Borrowing Base Availability	37,942	38,523	38,108	37,298	37,745	32,647	30,188	29,032	25,813

Total Revolver Borrowings	37,942	38,523	37,638	37,298	14,953	13,664	10,012	12,763	16,133

Availability (Overadvance)	—	—	470	—	22,792	18,983	20,176	16,268	9,680

DIP Term Loan Commitment: Term Advances	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000	$13,000
DIP Beginning Balance	6,557	7,414	10,188	10,188	12,615	12,812	12,812	12,812	12,812
Overadvance Term Loan Borrowing	743	2,774	—	2,427	—	—	—	—	—
Interest: Overadvance Borrowing	76	—	—	—	131	—	—	—	—
Gross Up Tax On Interest (50%)	38	—	—	—	65	—	—	—	—

DIP Ending Balance	7,414	10,188	10,188	12,615	12,812	12,812	12,812	12,812	12,812

Availability	5,586	2,812	2,812	385	188	188	188	188	188

DIP Term Loan Commitment: Professional Fees & Other	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000
DIP Beginning Balance	2,630	3,681	3,681	3,681	3,681	4,753	4,753	4,753	4,753
Lender Advisor Fees	1,000	—	—	—	1,000	—	—	—	—
Interest: Professional Fees & Other	34	—	—	—	48	—	—	—	—
Gross Up Tax On Interest (50%)	17	—	—	—	24	—	—	—	—

DIP Ending Balance	3,681	3,681	3,681	3,681	4,753	4,753	4,753	4,753	4,753

Availability	1,319	1,319	1,319	1,319	247	247	247	247	247

Availability (Overadvance)
Revolver	—	—	470	—	22,792	18,983	20,176	16,268	9,680
Term	6,904	4,130	4,130	1,703	436	436	436	436	436

Net Availability (Overadvance)	6,904	4,130	4,601	1,703	23,228	19,418	20,612	16,704	10,116

[1]	The preliminary saw mill bid economics estimates net proceeds available for distribution to the Lenders of approximately $76 million after reduction of certain potential cash outlays, not including any transaction expenses which are built into the above budget. The amount for distribution assumes that the Company meets the buyer's requested target inventory. The inventory amounts and related valuation issues will continue to be analyzed to determine what that impact, if any, might be.
[2]	Cash balance for the week ending 11/9/07 does not include approximately $2.4M lockbox receipts in TD depository accounts currently on hold.

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Pope & Talbot Weekly Cash Forecast

Forecast - All Sites Consolidated

(USD $000's)

	ACTUALS	ROLLOVER	FORECAST
Week in Fiscal Year	44	44	45	46	47	48	49	50	51	52
Cash Forecast Week	1	1	2	3	4	5	6	7	8	9
	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending
Current Week Ending 11/2/2007	11/2/2007	11/2/2007	11/9/2007	11/16/2007	11/23/2007	11/30/2007	12/7/2007	12/14/2007	12/21/2007	12/28/2007
Operating Cash Flow

Cash Receipts [1]
Pulp Collections	$—		$7,038	$7,633	$11,037	$11,623	$7,485	$10,009	$10,451	$16,898
Wood Collections	—		3,324	3,282	3,186	2,782	2,951	2,795	2,795	3,270
Other	—		718	421	1,950	283	713	416	637	350

Total Receipts	13,510		11,080	11,336	16,173	14,688	11,149	13,220	13,882	20,518
Bankruptcy Related Disbursements
Utility Deposits	$—	$—	$—	$(2,000)	$—	$—	$—	$—	$—	$—
Prepetition Freight, Shippers & Warehousers	—	—	—	(1,800)	(900)	—	—	—	—	—
Prepetition Critical Vendors	—	—	—	(1,250)	(1,000)	(500)	—	(250)	(500)	(500)
Prepetition Lien Holders	—	—	—	—	—	—	—	—	—	—
Prepetition Sales Agent	—	—	—	(100)	(100)	(100)	(100)	—	—	—
Management Incentive Plan	—	—	—	—	—	—	—	—	—	—
Professional Fees	(75)	(445)	(750)	—	(350)	—	(350)	—	(350)	(1,744)
Other	—	—	—	—	—	—	—	—	—	—

Total	(75)	(445)	(750)	(5,150)	(2,350)	(600)	(450)	(250)	(850)	(2,244)
Operating Cash Disbursements
Payroll	$—	$—	$(215)	$(3,589)	$(215)	$(3,762)	$(230)	$(3,589)	$(215)	$(3,537)
Payroll Taxes and Benefits	(1,003)	(715)	(97)	(1,762)	(97)	(1,916)	(104)	(1,762)	(97)	(1,798)
Logs & Fiber	(1,096)	—	(3,235)	(6,537)	(4,846)	(4,450)	(5,707)	(5,156)	(4,759)	(3,572)
Utilities / Energy	(1,033)	(209)	(884)	(322)	(1,242)	(999)	(1,257)	(465)	(1,524)	(1,613)
Freight	(1,874)	114	(1,234)	(2,022)	(2,073)	(1,842)	(1,500)	(1,500)	(1,500)	(1,500)
Chemicals	(74)	—	(656)	(1,002)	(1,229)	(904)	(857)	(895)	(929)	(881)
Operating Supplies	—	(411)	(412)	(452)	(431)	(445)	(419)	(411)	(478)	(415)
Maintenance Materials & Contract Services	(25)	—	(439)	(1,367)	(1,806)	(1,166)	(1,047)	(991)	(1,152)	(1,133)
Lease Payments	—	(128)	(149)	(130)	(130)	(110)	(161)	(154)	(126)	(133)
Lumber Duties	—	(1,296)	—	—	—	—	(948)	—	—	—
Pension Contribution	—	—	—	—	—	—	—	—	—	—
Taxes (Property & Other)	(60)	(43)	(5)	(181)	—	—	—	—	—	—
Brussels Office	—	—	—	—	—	(92)	—	—	—	(92)
Insurance	—	(225)	—	—	—	—	(225)	—	—	—
Professional Fees	—	(30)	(90)	(30)	(23)	(14)	(144)	(14)	(19)	(17)
Interest and Financing Costs on Revolver	—	(392)	—	—	—	—	(468)	—	—	—
Capital Expenditures	—	(128)	(159)	(483)	(80)	(80)	(68)	(291)	(213)	(73)
Other	(4)	(302)	(196)	(450)	(287)	(268)	(286)	(271)	(258)	(370)

Total Operating Disbursements	(5,168)	(3,765)	(7,773)	(18,328)	(12,460)	(16,048)	(13,420)	(15,498)	(11,269)	(15,133)

Total Disbursements	$(5,243)	$(4,210)	$(8,523)	$(23,478)	$(14,810)	$(16,648)	$(13,870)	$(15,748)	$(12,119)	$(17,377)

Net Cash Flow	$8,268	$(4,210)	$2,557	$(12,142)	$1,362	$(1,960)	$(2,722)	$(2,528)	$1,763	$3,141

DIP Commitment Fee	600	—	—	—	—	—	—	—	—	—
Term Lender Advisor Fees	(1,000)	—	—	—	—	—	(1,000)	—	—	—

Grand Total Net Cash Flow	$7,868	$(4,210)	$2,557	$(12,142)	$1,362	$(1,960)	$(3,722)	$(2,528)	$1,763	$3,141

	FORECAST
Week in Fiscal Year	1	2	3	4	5	6	7	8	9
Cash Forecast Week	10	11	12	13	14	15	16	17	18
	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending	Week Ending
Current Week Ending 11/2/2007	1/4/2008	1/11/2008	1/18/2008	1/25/2008	2/1/2008	2/8/2008	2/15/2008	2/22/2008	2/29/2008	Totals
Operating Cash Flow

Cash Receipts [1]
Pulp Collections	$10,827	$8,998	$8,411	$13,786	$10,214	$7,966	$10,166	$10,184	$12,700	$175,425
Wood Collections	2,788	2,837	2,785	3,193	2,718	2,752	2,773	2,749	3,513	50,492
Other	224	661	585	733	183	624	218	724	1,402	10,842

Total Receipts	13,839	12,496	11,780	17,712	13,116	11,341	13,157	13,657	17,615	236,760
Bankruptcy Related Disbursements
Utility Deposits	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(2,000)
Prepetition Freight, Shippers & Warehousers	—	—	—	—	—	—	—	—	—	(2,700)
Prepetition Critical Vendors	—	—	(500)	(500)	—	—	—	—	—	(5,000)
Prepetition Lien Holders	—	—	—	—	—	—	—	—	—	—
Prepetition Sales Agent	—	—	—	—	—	—	—	—	—	(400)
Management Incentive Plan	—	—	(376)	—	(436)	—	—	—	—	(812)
Professional Fees	(350)	—	(350)	(2,064)	(1,975)	—	(350)	(3,612)	(4,140)	(16,830)
Other	—	—	—	—	—	—	—	—	—	—

Total	(350)	—	(1,226)	(2,564)	(2,411)	—	(350)	(3,612)	(4,140)	(27,742)
Operating Cash Disbursements
Payroll	$(250)	$(3,537)	$(1,297)	$(2,685)	$(1,286)	$(2,466)	$(1,286)	$(1,488)	$(2,264)	$(31,911)
Payroll Taxes and Benefits	(113)	(1,736)	(638)	(1,318)	(686)	(1,209)	(624)	(732)	(1,163)	(16,564)
Logs & Fiber	(3,128)	(5,578)	(2,363)	(6,773)	(4,197)	(2,831)	(3,091)	(6,274)	(8,578)	(81,075)
Utilities / Energy	(811)	(756)	(935)	(2,274)	(954)	(559)	(851)	(1,316)	(1,828)	(18,798)
Freight	(1,514)	(1,518)	(1,518)	(1,518)	(1,551)	(1,236)	(1,236)	(1,236)	(1,236)	(25,619)
Chemicals	(923)	(873)	(923)	(883)	(940)	(1,001)	(1,025)	(967)	(992)	(15,882)
Operating Supplies	(503)	(461)	(422)	(458)	(457)	(291)	(369)	(311)	(294)	(7,441)
Maintenance Materials & Contract Services	(798)	(819)	(1,064)	(862)	(517)	(221)	(236)	(221)	(226)	(14,064)
Lease Payments	(117)	(141)	(124)	(127)	(137)	(47)	(45)	(45)	(47)	(2,050)
Lumber Duties	(927)	—	—	—	(981)	—	—	—	—	(4,152)
Pension Contribution	—	—	(95)	—	(1,464)	—	—	—	—	(1,559)
Taxes (Property & Other)	—	—	—	—	—	—	(181)	—	—	(410)
Brussels Office	—	—	—	—	—	—	—	—	—	(184)
Insurance	(313)	—	—	—	—	—	—	—	—	(763)
Professional Fees	(16)	(143)	(19)	(24)	(26)	(22)	(24)	(22)	(24)	(700)
Interest and Financing Costs on Revolver	(501)	—	—	—	(426)	—	—	—	—	(1,787)
Capital Expenditures	(5)	(31)	(31)	(109)	(31)	(31)	(42)	(47)	(44)	(1,947)
Other	(389)	(257)	(242)	(206)	(206)	(138)	(146)	(138)	(149)	(4,560)

Total Operating Disbursements	(10,307)	(15,850)	(9,669)	(17,236)	(13,860)	(10,052)	(9,155)	(12,796)	(16,844)	(229,466)

Total Disbursements	$(10,657)	$(15,850)	$(10,895)	$(19,800)	$(16,271)	$(10,052)	$(9,505)	$(16,408)	$(20,984)	$(257,208)
Net Cash Flow	$3,182	$(3,355)	$885	$(2,088)	$(3,155)	$1,289	$3,652	$(2,751)	$(3,370)	$(20,448)

DIP Commitment Fee	—	—	—	—	—	—	—	—	—	—
Term Lender Advisor Fees	(1,000)	—	—	—	(1,000)	—	—	—	—	(3,000)

Grand Total Net Cash Flow	$2,182	$(3,355)	$885	$(2,088)	$(4,155)	$1,289	$3,652	$(2,751)	$(3,370)	$(23,448)

[1]	Wood and pulp receipts in weeks one and two are forecasted on a consolidated basis.

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SCHEDULE M-1: Midway Facility

1.	Parcel Identifier: 004-293-771

That part of district lot 637 shown red on plan B5171, Similkameen Division, Yale District

2.	Parcel Identifier: 012-585-092

Parcel C (Plan A149) of district lot 637, Similkameen Division, Yale District

3.	Parcel Identifier: 014-781-549

Parcel B on plan B6079, district lot 424, Similkameen Division, Yale District

4.	Parcel Identifier: 016-358-198

Lot A, district lots 273S, 637, 2647 and 4170S, Similkameen Division, Yale District, plan 43625

5.	Parcel Identifier: 014-782-049

That part district lot 424 shown red on plan B3932, Similkameen Division, Yale District

6.	Parcel Identifier: 014-781-557

Parcel D on plan B7088, district lot 424, Similkameen Division, Yale District

7.	Parcel Identifier: 017-654-467

That part of district lot 637, Similkameen Division, Yale District shown as Parcel A on plan B5388

8.	Parcel Identifier: 012-585-050

Parcel B (plan A149) of district lot 637, Similkameen Division, Yale District

9

SCHEDULE P-1: Pre-Petition Bank Product Agreements

1.	Hedge Agreement with Wells Fargo Bank, N.A. dated as of July 26, 2007 in the amount of $10,000,000 with an expiration date of October 31, 2007.

2.	Hedge Agreement with Wells Fargo Bank, N.A. dated as of July 31, 2007 in the amount of $30,000,000 with an expiration date of November 1, 2007.

3.	Hedge Agreement with Wells Fargo Bank, N.A. dated as of July 31, 2007 in the amount of $30,000,000 with an expiration date of November 2, 2007.

10

SCHEDULE 2.5(A): Other Statutory Liabilities1

1. Employee Withholding (including tax, EI and CPP):	$

2. Pension Obligations:	$

3. Employee Wages	$

4. Vacation Pay	$

5. Workers' Compensation	$

6. Municipal Taxes	$

7. Goods and Services Tax	$

8. Provincial Sales Tax (Social Services Tax)	$

9. Employer Health Tax (Medicare Protection Act)	$

10. Corporations Tax	$

11. Income Tax	$

12. Stumpage Charges	$

13. Royalties	$

14. Woodworkers liens	$

15. Withholding Tax (e.g. on interest etc)	$

16. Liens under the Forest Act (if not included above)	$

17. Any other not listed above:	$

[1]

“Other Statutory Liabilities” means “accrued and unpaid statutory liabilities of the Loan Parties which may result in claims that have lien priority or priority of payment over all or any portion of the Obligations (including, without limitation, woodworkers' liens), are a statutory trust and/or which are legally required to be paid prior to the repayment in full of such Obligations, other than the amount of those liabilities included in the Carve-Out”

11

SCHEDULE 4.1(b): Contingent Obligations and Dispositions since December 31, 2006

None.

12

SCHEDULE 4.10: Taxes

1.	Export tax payment to Receiver General of Canada for export tax payment on lumber imported into the U.S: the export tax due on October 31, 2007 on lumber imported into the U.S. in September 2007 was paid on November 9, 2007, an interest assessment of approximately C$2,700.00 is still outstanding. The export tax on lumber imported into the U.S. in October 2007 is approximately C$870,000 and the payment is due on November 30, 2007. The export tax on lumber imported into the U.S. through November 15, 2007 is approximately C$250,600 and the payment is due on December 31, 2007.

2.	Multnomah County (Oregon) property taxes for Pope & Talbot, Inc for the fiscal year July 1, 2007 to June 30, 2008 of $11,997.16 of which a minimum payment of $3,999.05 was paid on November 14, 2007, the next payment of $3,999.05 is due by February 15, 2008 and the final payment of $3,999.06 is due by May 15, 2008.

3.	Linn County (Oregon) property taxes for the Halsey pulp mill for the fiscal year July 1, 2007 to June 30, 2008 of $536,364.36 of which a minimum payment of $178,788.12 was paid on November 14, 2007, the next payment of $178,788.12 is due by February 15, 2008 and the final payment of $178,788.12 is due by May 15, 2008.

4.	South Dakota sales & use tax audit on Spearfish LP for the period 5/1/04 - 8/31/2007 resulted in a total assessment of $6,257 that is to be paid in 30 days.

5.	Ongoing Canadian income tax audit of 2003 and 2004 taxable years of PTL.

6.	Grand Forks Railway Company (“GFRC”) has not filed any tax returns on the basis that it holds its property and assets, earns income and incurs liabilities and expenses all as agent for and nominee of Pope & Talbot, Ltd. and Welco Management Limited Partnership. Pope & Talbot, Inc. has reported for tax purposes its share of the property, assets, liabilities, income and expenses of GFRC.

13

SCHEDULE 4.13: ERISA

U.S. Plan Liabilities

Item (x):

The Pope & Talbot, Inc. Pension Plan is the only single-employer Plan subject to Title IV of ERISA.

PBO as of 9/30/2006 = $57,345,000

ABO as of 9/30/2006 = $52,625,000

Current Liability as of 1/1/2007 = $53,846,928

Market Value of Assets as of 1/1/2007 = $55,419,188

Current Liability Surplus as of 1/1/2007 = $1,572,260

Current Liability Funded Ratio as of 1/1/2007 = 103%

Item (z):

Salaried Retiree Medical Plan of Pope & Talbot, Inc. – APBO (@ 5.85%) as of 1/1/2007:

Medical - $3,744,057

Life - $35,696

Total - $3,779,753

Halsey Hourly Retiree Medical Plan of Pope & Talbot, Inc. – APBO as of 8/14/2007:

Total @ 5.75% - $19,549,000

Total @ 6.00% - $18,881,000

14

SCHEDULE 4.14: Canadian Pension Plan Liabilities

PART 1 - CANADIAN PENSION PLAN LIABILITIES

This Part 1 sets out the current funding status as of December 31, 2006 of the Canadian Pension Plans that have a defined benefit component, together with the payment schedule as of December 31, 2006 required at law to reduce any unfunded liabilities. All amounts are in Canadian dollars:

1) Pope & Talbot Ltd. Pension Plan For Permanent Salaried Employees

Summary of Results2

Going-Concern Financial Position	31.12.2006	31.12.2003
Actuarial value of assets	$61,175,000 [2]	$40,650,000
Actuarial liability	$72,131,000 [2]	$58,211,000

Funding excess (Unfunded liability)	$(10,956,000)	$(17,561,000)

Solvency Financial Position	31.12.2006	131.12.2003
Adjusted solvency assets	$70,055,000	$48,354,000
Solvency liability	$70,167,000	$52,236,000

Solvency excess (deficiency)	$(112,000)	$(3,882,000)
Solvency ratio	86%	78%

Wind-up Financial Position	31.12.2006	31.12.2003
Market value of assets net of termination expenses	$60,224,000	$40,500,000
Total wind-up liability	$70,167,000	$52,236,000

Wind-up excess (deficiency)	$(9,943,000)	$(11,736,000)

Funding Requirements (annualized)	2007	2004
Total current service cost	$1,958,000	$2,003,000
Estimated members’ required contributions	$0	$0
Provisions for administrative expenses	$300,000	$0

Estimated employers’ current service cost	$2,258,000	$2,003,000
Employers’ current service costs as a percentage of members pensionable earnings	16.8%	12.7%

[2]

Report on the Actuarial Valuation for Funding Purposes as at December 31, 2006 prepared by Mercer Human Resource Consulting dated September 27, 2007 (the “Salaried 2006 Actuarial Valuation”) at page 1 -2.

2.	Including defined contribution (“DC”) account balances.

15

Minimum special payments	$2,752,000	$2,726,000
Estimated minimum employer contribution for year	$5,010,000	$4,729,000
Estimated maximum employer contribution for year	$13,214,000	$19,564,000

Special Payments3

The following minimum quarterly special payments must be made to the plan to eliminate the unfunded liability and any solvency deficiency as at December 31, 2006, within the periods prescribed by the BC Pension Benefits Standards Act and Regulations (the “PBSA”).

Minimum Quarterly Special Payments

Type of Deficit	Effective Date	Special Payment	Last Payment	Present Value of Remaining Payments as at 31.21.2006
Unfunded Liability	December 31, 2003	$456,000	June 30, 2014	$15,632,000
Solvency Deficiency	December 31, 2003	$225,500	December 31, 2008	$8,116,000
Solvency Deficiency	December 31, 2006	$6,500	December 31, 2011	$1,715,000

Total		$688,000

Employer DB Contributions4

There is an unfunded liability of $10,956,000, and a solvency ratio of 86% as at December 31, 2006. As such, the Salaried 2006 Actuarial Valuation recommends that Pope & Talbot Ltd. make quarterly contributions to the plan from 2007 to 2009, as follows:

Quarterly Employer Contributions

For current service: 16.8% of members’ pensionable earnings

Minimum special payments for unfunded liability: $456,000

Minimum additional special payments for solvency: $232,000 for 2007 and 2008, and $6,500 for 2009

On the basis of the members’ estimated pensionable earnings, the minimum total employer contribution for 2007 is estimated to be $5,010,000, or $1,252,500 per quarter.

[3]	Salaried 2006 Actuarial Valuation at page 14.
[4]	Salaried 2006 Actuarial Valuation at page 15.

16

Employer DC Contributions5

The Salaried 2006 report recommends that the Employer DC contributions should be calculated as 7.0% of the members’ pensionable earnings.

2) Pope & Talbot Ltd. Retirement Plan for Employees Represented By the Canadian Merchant Service Guild

Summary of Results6

Going-Concern Financial Position	31.12.2006	31.12.2005
Actuarial value of assets	$7,927,400	$6,686,900
Actuarial liability	$8,674,400	$8,565,700

Funding excess/(Unfunded Liability)	$(747,000)	$(1,878,800)

Solvency Financial Position	31.12.2006	31.12.2005
Solvency assets	$7,877,400	$6,636,900
Solvency asset adjustment	$2,073,100	$1,427,800
Solvency liability	$9,950,500	$9,531,900

Solvency excess/(deficiency)	$0	$(1,467,200)
Solvency ratio	79%	70%

Wind-up Financial Position	31.12.2006	31.12.2005
Market value of assets net of termination expenses	$7,877,400	$6,636,900
Total wind-up liability	$9,950,500	$9,531,900

Wind-up excess (deficiency)	$(2,073,100)	$(2,895,000)

Funding Requirements (annualized)	2007	2006
Total current service cost	$182,900	$215,500
Estimated members’ required contributions	$0	$0
Provision for administrative expenses	$60,000	$60,000

Estimated employers’ current service cost	$242,900	$275,500
Employers’ current service costs as a percentage of members pensionable earning	17.3%	16.6%

[5]	Salaried 2006 Actuarial Valuation at page 15.
[6]	Report on the Actuarial Valuation for Funding Purposes as at December 31, 2006 prepared by Mercer Human Resource Consulting dated October 19, 2007 (the “CMSG 2006 Actuarial Valuation”) at page 1 -2.

17

Minimum special payments	$615,400	778,400
Estimated minimum employer contribution for year	$858,300	1,053,900
Estimated maximum employer contribution for year	$2,316,000	3,170,500

Special Payments7

The following minimum quarterly special payments must be made to the plan to eliminate the unfunded liability and any solvency deficiency as at December 31, 2006, within the periods prescribed by the PBSA.

Minimum Quarterly Special Payments

Type of Deficit	Effective Date	Special Payment	Last Payment	Present Value of Remaining Payments as of 31.12.2006
Unfunded Liability	December 31, 2002	$43,400	December 31, 2011	$774,770
Solvency Deficiency	December 31, 2002	$56,500	June 30, 2007	$219,900
Solvency Deficiency	December 31, 2005	$82,200	December 31, 2010	$1,199,800

Total		$182,100		$2,194,400

Employer DB Contributions8

There is an unfunded liability of $747,000, and a solvency ratio of 79% as at December 31, 2006. As such, the CMSG 2006 Actuarial Valuation recommends that Pope & Talbot Ltd. make quarterly contributions to the plan from 2007 to 2009, as follows:

Quarterly Employer Contributions

For current service: 17.3% of members’ pensionable earnings

Minimum special payments for unfunded liability: $43,400

Minimum additional special payments for solvency: $138,700 per quarter until June 30, 2007, and $82,200 per quarter from July 1, 2007

On the basis of the members’ estimated pensionable earnings, the minimum estimated total employer contribution for 2007 in respect of the DB component of the plan is $858,300 or $242,825 per quarter for the first two quarters of 2007 and $186,325 per quarter for the last two quarters of 2007.

Employer DC Contributions9

[7]	CMSG 2006 Actuarial Valuation at page 14.
[8]	CMSG 2006 Actuarial Valuation at page 15.
[9]	CMSG 2006 Actuarial Valuation at page 15.

18

The CMSG 2006 report recommends that the Employer DC contributions should be calculated as 7.0% of the members’ pensionable earnings. As at September 30, 2007, no members have entered the DC provision of the plan.

19

PART 2 – OTHER CANADIAN BENEFIT PLAN LIABILITIES

In addition to the Canadian Pension Plan liabilities outlined in Part 1 above, Pope & Talbot Ltd. also has the following liabilities:

SUPPLEMENTARY PENSION PLANS & BENEFITS

Pope & Talbot Ltd. also has the following supplementary pension plans paid from general assets. The benefit obligations follow: All amounts are in Canadian dollars.

Supplementary Plan	Benefit Obligation in Canadian dollars
Pope & Talbot Ltd. Supplementary Executive Pension Plan (terminated on 10/29/07)	937,400	[10]
Pope & Talbot Ltd. Juke’s Executive Plan (terminated on 10/29/07)	84,000	[9]
Supplementary Arrangement for Mr. G. Kinakin (terminated on 10/29/07)	50,200	[9]
Interior Bridge Benefits	1,616,300	[11]
Supplementary Retirement Plan for Nanaimo Division (terminated on 10/29/07)	452,500	[9]
Nanaimo Bridge Benefits	3,692,000	[10]
Mackenzie Bridge Benefits	628,000	[10]

POST RETIREMENT NON-PENSION BENEFITS

Pope & Talbot Ltd. also has a post retirement non-pension benefit for each of the three operating divisions: Interior, Nanaimo and Mackenzie. Pope & Talbot Ltd. also has a post retirement non-pension benefit for the Retirement Plan for Employees Represented by the Canadian Merchant Guild. The benefit obligations are set out below. All amounts are in Canadian dollars:

Supplementary Plan	Benefit Obligation at December 31, 2006 in Canadian dollars
Wood Products	901,600
Nanaimo	29,969,000
Mackenzie	7,451,000

[10]

As at December 31, 2005 pursuant to a report under FAS Nos. 87, 88, 106 and 132(R) for Fiscal Year and Estimate of Expense for 2005 Fiscal Year by Mercer Human Resource Consulting, December 22, 2006 (the “December 22, 2005 Report”).

[11]	As at December 31, 2006.

20

SCHEDULE 4.16: Subsidiaries, Outstanding Options, etc.

Company Name	Jurisdiction of Organization	Percentage of Capital Stock Owned by Each Loan Party and Subsidiaries	Outstanding Subscriptions, Options, etc.
Pope & Talbot, Inc.	Delaware		NONE

P&T Power Company	Oregon	Pope & Talbot, Inc. – 100%	NONE

Penn Timber, Inc.	Oregon	Pope & Talbot, Inc. – 100%	NONE

Pope & Talbot Spearfish Limited Partnership	South Dakota	Pope & Talbot Ltd. – 99.9% G.P. P&T Funding Ltd – 0.1 % L.P.	NONE

Pope & Talbot Relocation Services, Inc.	Oregon	Pope & Talbot, Inc. – 100%	NONE

Pope & Talbot Pulp Sales U.S., Inc.	Delaware	Pope & Talbot, Inc. – 100%	NONE

Pope & Talbot Lumber Sales, Inc.	Delaware	Pope & Talbot, Inc. – 100%	NONE

Pope & Talbot Ltd.	Canada	Pope & Talbot, Inc. – 100%	NONE

P&T Finance One Limited Partnership	British Columbia	Pope & Talbot, Inc. – 99% L.P. Penn Timber Inc. – 1% G.P.	NONE

P&T Finance Two Limited Partnership	British Columbia	P&T Finance One Limited Partnership – 99% L.P. Penn Timber Inc. – 1% G.P.	NONE

P&T Finance Three LLC	Oregon	Pope & Talbot, Inc. – 100%	NONE

Mackenzie Pulp Land Ltd.	British Columbia	Pope & Talbot Ltd. – 100%	NONE

P&T LFP Investment Limited Partnership	British Columbia	Pope & Talbot Ltd. – 99.9% L.P. P&T Funding Ltd. – 0.1% G.P.	NONE

P&T Factoring Limited Partnership	British Columbia	Pope & Talbot, Inc. – 89.9% L.P. Pope & Talbot Pulp Sales U.S., Inc. – 10% G.P. Pope & Talbot Ltd. – 0.1% L.P.	NONE

P&T Funding Ltd.	British Columbia	Pope & Talbot, Inc. – 100%	NONE

Pope & Talbot Pulp Sales Europe LLC	Belgium	Pope & Talbot Pulp Sales U.S., Inc. – 89% Pope & Talbot, Inc. – 11%	NONE

21

SCHEDULE 4.18: Environmental Matters

1.	Pope & Talbot Ltd. – Mackenzie Pulp Operations: In June 2002, Pope & Talbot, Inc. was requested by Environment Canada, based on detection of environmental contamination in an effluent treatment pond at the Mackenzie pulp mill, to remediate the basin. The environmental contamination occurred before Pope & Talbot, Inc. acquired the mill as a result of a manufacturing process that was discontinued at the mill in 1993. Pope & Talbot, Inc. has worked with British Columbia’s Ministry of Environment to develop an appropriate remediation strategy. Pope & Talbot, Inc. performed site testing and a series of partial basin dredges in 2003 and extensive dredging in 2004 and in 2005. The liability balance was $0.7 million at December 31, 2005, representing the estimated cost of removing the remaining sources of water contamination. Remediation costs charged to the liability in 2005 totaled $0.3 million. Further dredges are planned for 2007 to complete the remediation.

2.	St. Helens, Oregon: In 1992, the Oregon Department of Environmental Quality (ODEQ), based on detection of creosote and hydrocarbon contamination, determined that a vacant industrial site formerly owned by Pope & Talbot, Inc. in St. Helens, Oregon, required further investigation. Pope & Talbot, Inc. is currently participating in the investigation phase of this site. In 2006, Pope & Talbot, Inc.’s ecological and human health risk assessments were approved by ODEQ. The remediation liability balance was $5.8 million and $5.9 million at June 30, 2007 and December 31, 2006, respectively, representing the most likely estimated future remediation and monitoring costs at this site. The liability is for the estimated costs of soil, sediment and groundwater remediation and post-remediation monitoring costs, and is based on Pope & Talbot, Inc.’s assessment of the nature and extent of site contamination and remediation methodology. Site testing costs charged against the liability in the first six months of 2007 totaled $0.1 million. Pope & Talbot, Inc. is currently conducting a feasibility study to define site remedial action goals and expects the majority of the remediation costs to be incurred in 2009 and 2010, with post-remediation monitoring costs to begin in 2011 and to continue for 30 years.

3.

Port Gamble, Washington: Pope & Talbot, Inc. is working with the Washington Department of Ecology (WDOE) to remediate Pope & Talbot, Inc.’s former mill site sediments and surrounding area at Port Gamble, Washington. WDOE requested that Pope & Talbot, Inc. perform an investigation of sediments in the bay adjacent to the mill site to determine the extent of wood waste accumulation. Remediation dredging was completed in 2003 as part of the sediment clean up action plan submitted to WDOE. Pope & Talbot, Inc. received approval of its remediation plan from WDOE in April 2004 and submitted a sediment baseline study in October 2004. The sediment baseline study indicated that the site was approximately 80 percent recovered. In November 2004, Pope & Talbot, Inc. received a letter from WDOE requesting additional study and in the fourth quarter of 2006 concluded discussions with WDOE and agreed on further remediation

22

steps for the site. An interim dredge and sediment testing was completed in the first quarter of 2007. The liability balance for this site was $1.2 million and $1.4 million at June 30, 2007 and December 31, 2006, respectively, representing the low end of the range of estimated future remediation and monitoring costs at this site and a related site previously leased as described below. The liability is for the estimated cost of dredging, sediment remediation and post-remediation monitoring costs, and is based on Pope & Talbot, Inc.’s preliminary assessment of the nature and extent of site contamination and remediation methodology. Pope & Talbot, Inc. is conducting a risk investigation and feasibility study to define what, if any, further actions are required to satisfy a final consent decree and final closure of the remediation. Costs charged against the liability in the first six months of 2007 totaled $0.2 million. If WDOE requires more extensive remediation or monitoring, it is reasonably possible that up to $1.0 million of additional remediation and monitoring costs could be incurred based on currently available information and analysis. Pope & Talbot, Inc. expects to incur the majority of the remediation costs in 2007 and 2008, with post-remediation monitoring costs to begin in 2009 and continue for eight years.

4.	Pope & Talbot, Inc. formerly leased a 72-acre site adjacent to the Port Gamble sawmill site as a log raft holding area from the Washington Department of Natural Resources (WDNR). In 2003, the WDOE issued a “no further action” letter for the site declaring that there were negligible environmental effects from wood debris sediments at the log raft holding area. In 2004, WDNR advised Pope & Talbot, Inc. that it was proposing additional site investigations as a condition precedent to final termination of the lease. Pope & Talbot, Inc. is in discussions with the WDNR and WDOE on a resolution of the lease area issues.

5.	In June 2002, Pope & Talbot, Inc. was requested by Environment Canada, based on detection of environmental contamination in an effluent treatment pond at the Mackenzie pulp mill, to remediate the basin. The environmental contamination occurred before Pope & Talbot, Inc. acquired the mill as a result of a manufacturing process that was discontinued at the mill in 1993. Pope & Talbot, Inc. has worked with British Columbia’s Ministry of Environment to develop an appropriate remediation strategy. Pope & Talbot, Inc. performed site testing and a series of partial basin dredges in 2003 and extensive dredging in 2004 and in 2005. The liability balance was $0.7 million at June 30, 2007 and December 31, 2006 representing the estimated cost of removing the remaining sources of water contamination. Based on test results, Pope & Talbot, Inc. does not plan to dredge in 2007 and believes that future dredges may be required to complete the remediation.

6.	Those “Recognized Environmental Conditions” and “environmental compliance” issues identified in the Executive Summary of the Draft Phase I Environmental Site Assessment for Pope & Talbot, 1510 West Oliver Street, Spearfish, South Dakota prepared for Schulte Roth & Zabel LLP dated May 2006.

23

7.	Those “Recognized Environmental Conditions” and “best management practice and compliance issues: identified in the Executive Summary of the Draft Phase I Environmental Site Assessment for Pope & Talbot, Inc., Halsey Pulp Mill, Halsey, Oregon prepared for Schulte Roth & Zabel LLP dated May 2006.

8.	Those “significant actual or potential environmental liability issues” and “potential environmental operational compliance issues” identified in the Executive summaries of the following reports:

•	Draft Phase I Environmental Site Assessment for Pope & Talbot Ltd., Castlegar Division, 2700 Arrow Lakes Drive, Castlegar, British Columbia prepared for Schulte Roth & Zabel LLP dated May 2006;

•	Draft Phase I Environmental Site Assessment for Pope & Talbot Ltd., Fort St. James Division, 300 Takla Road, Fort St. James, British Columbia prepared for Schulte Roth & Zabel LLP dated May 2006;

•	Draft Phase I Environmental Site Assessment for Pope & Talbot Ltd., Grand Forks Division, 570 68th Avenue, Grand Forks, British Columbia prepared for Schulte Roth & Zabel LLP dated May 2006;

•	Draft Phase I Environmental Site Assessment for Pope & Talbot Ltd., Harmac Pulp Operations, Nanaimo, British Columbia prepared for Schulte Roth & Zabel LLP dated May 2006;

•	Draft Phase I Environmental Site Assessment for Pope & Talbot Ltd., Mackenzie Pulp Operations, Mackenzie, British Columbia prepared for Schulte Roth & Zabel LLP dated May 2006; and

•	Draft Phase I Environmental Site Assessment for Pope & Talbot Ltd., Midway Division, 1160 Highway 3 West, Midway, British Columbia prepared for Schulte Roth & Zabel LLP dated May 2006.

24

SCHEDULE 4.20: PPSA Filing Jurisdictions

1.	District of Columbia Department of Consumer and Regulatory Affairs

a) Pope & Talbot Ltd.

b) P&T Finance One Limited Partnership

c) P&T Finance Two Limited Partnership

d) Mackenzie Pulp Land Ltd.

e) P&T LFP Investment Limited Partnership

f) P&T Factoring Limited Partnership

g) P&T Funding Ltd.

2.	British Columbia

a) Pope & Talbot Ltd.

b) P&T Finance One Limited Partnership

c) P&T Finance Two Limited Partnership

d) Mackenzie Pulp Land Ltd.

e) P&T LFP Investment Limited Partnership

f) P&T Factoring Limited Partnership

g) P&T Funding Ltd.

h) Pope & Talbot, Inc.

i) Pope & Talbot Spearfish Limited Partnership

j) Penn Timber, Inc.

k) Pope & Talbot Relocation Services, Inc.

l) P&T Power Company

m) Pope & Talbot Pulp Sales U.S., Inc.

n) Pope & Talbot Lumber Sales, Inc.

o) P&T Finance Three LLC

3.	Ontario

a) Pope & Talbot Ltd.

b) P&T Finance One Limited Partnership

c) P&T Finance Two Limited Partnership

d) Mackenzie Pulp Land Ltd.

e) P&T LFP Investment Limited Partnership

f) P&T Factoring Limited Partnership

g) P&T Funding Ltd.

h) Pope & Talbot, Inc.

i) Pope & Talbot Spearfish Limited Partnership

j) Penn Timber, Inc.

k) Pope & Talbot Relocation Services, Inc.

l) P&T Power Company

m) Pope & Talbot Pulp Sales U.S., Inc.

n) Pope & Talbot Lumber Sales, Inc.

o) P&T Finance Three LLC

25

SCHEDULE 4.23: Insurance Maintained

Type of Coverage	Assigned Policy No.	Insurance Company	Policy Term	Underwriter and Address	Premium (USD)
General Liability	3575-13-17	Federal Ins. Co. (Chubb)	05/01/07-08	Marlene Beal Chubb Insurance Company 15 Mountain View Road Warren, NJ 07059	$165,917

Automobile	7320-35-58	Federal Ins. Co. (Chubb)	05/01/07-08	Marlene Beal Chubb Insurance Company 15 Mountain View Road Warren, NJ 07059	$33,414

Umbrella	9364-0108	Federal Ins. Co. (Chubb)	05/01/07-08	Marlene Beal Chubb Insurance Company 15 Mountain View Road Warren, NJ 07059	$145,844

1st Excess Umbrella	UXP001497601	Arch Insurance Co.	05/01/07-08	Jill Boehmer Arch Insurance Company One Liberty Plaza, 53rd Floor New York, NY 10006	$55,000

2nd Excess Umbrella	SHX00099103582	American Ins. Co. (Fireman’s Fund)	05/01/07-08	Max Drewel Fireman’s Fund Insurance Company DALLAS ESC Lincoln Plaza 500 North Akard, Ste 300 Dallas, TX 75201	$34,500

Stock Thru-Put Marine Cargo Insurance	MACCD0700794	Lockton Lloyds of London	05/01/07-08	Andrew Thoroughgood Lloyd’s of London One Lime Street London EC3M 7HA UNITED KINGDOM	$178,496

Terrorism for Cargo	MACCD0700813	Lockton Lloyds of London	05/01/07-08	Andrew Thoroughgood Lloyd’s of London One Lime Street London EC3M 7HA UNITED KINGDOM	$10,000

26

Type of Coverage	Assigned Policy No.	Insurance Company	Policy Term	Underwriter and Address	Premium (USD)
Hull & Mach. (P&I) CN & US	HSE0019	Starr Marine Nat’l Liab. & Fire Ins. Co.	05/01/07-08	Andrew Blaize National Liability & Fire Insurance Co. 3024 Harney Street Omaha, NE 68131	$42,359

ExcessP&I CN & US	LSE00020	Starr Marine Nat’l Liab. & Fire Ins. Co.	05/01/07-08	Andrew Blaize National Liability & Fire Insurance Co. 3024 Harney Street Omaha, NE 68131	$5,000

Marine Liability	LSE00019	Starr Marine Nat’l Liab. & Fire Ins. Co.	05/01/07-08	Andrew Blaize National Liability & Fire Insurance Co. 3024 Harney Street Omaha, NE 68131	$20,000

1st Excess Marine Liability	2 policies: 1) MMMW-39 981ML407	MMO of Midwest NY Marine & General	05/01/07-08	Mary Jean Bond New York Marine And General Insurance Company 919 Third Avenue, 10th Floor New York, NY 10022	$16,562

	2) LSE00021	Starr Marine Nat’l Liab. & Fire Ins. Co.	05/01/07-08	Andrew Blaize National Liability & Fire Insurance Co. 3024 Harney Street Omaha, NE 68131

2nd Excess Marine Liability	MMMW- 39982ML407	MMO of Midwest NY Marine & General	05/01/07-08	Mary Jean Bond New York Marine And General Insurance Company 919 Third Avenue, 10th Floor New York, NY 10022	$9,798

Vessel Pollution	05219-04	Lloyd’s Underwriters thru EPG LLC	05/01/07-08	Carolyn Simonson Lloyd’s of London One Lime Street London EC3M 7HA UNITED KINGDOM	$8,417

Excess WC South Dakota	EWC006365	Midwest Employers Casualty Co.	05/01/07-08	Don Altese Midwest Employers Casualty Company 14755 North Outer Forty Drive Suite 300 Chesterfield, MO 63017	$70,270

27

Type of Coverage	Assigned Policy No.	Insurance Company	Policy Term	Underwriter and Address	Premium (USD)
Executive Risk: Fiduciary, Crime, Special Risk	8181-4081	Federal Ins Co. (Chubb)	05/01/07-08	Melissa Schellinkhout Chubb Insurance Company 15 Mountain View Road Warren, NJ 07059	$49,250

Property	XG529	Factory Mutual Ins. Co.	06/01/07-08	William (Terry) Bugg Factory Mutual Insurance Company 1301 Atwood Avenue P.O. Box 7500 Johnston, R.I. 02919	$2,800,000 (estimated US & C $)

Primary D&O $5M	8119-8953	Federal Ins. Co. Chubb	07/30/07-08	Melissa Schellinkhout Chubb Insurance Company 15 Mountain View Road Warren, NJ 07059	$150,000

1st Excess D&O $5M xs $5M	664-99-90	Nat’l Union Fire Ins. Co of Pittsburgh AIG	07/30/07-08	Chris Cafaro National Union Fire Insurance Company of Pittsburgh 175 Water Street New York, NY 10038	$112,500

2nd Excess D&O $5M xs $10M	G21655211 005	ACE American Ins. Co.	07/30/07-08	Stella Winterbourne ACE American Insurance Company 436 Walnut Street Philadelphia, PA 19106	$84,375

3rd Excess D&O $10M xs $15M	ELU099372-07	XL Specialty Ins. Co.	07/30/07-08	Richard Wall XL Specialty Insurance Company 100 Constitution Plaza 17th Floor Hartford, CT 06103	$115,000

4th Excess D&O $5M xs $25M side A DIC	ELU099373-07	XL Specialty Ins. Co.	07/30/07-08	Richard Wall XL Specialty Insurance Company 100 Constitution Plaza 17th Floor Hartford, CT 06103	$52,500

28

Type of Coverage	Assigned Policy No.	Insurance Company	Policy Term	Underwriter and Address	Premium (USD)
Workers Comp Oregon	WC41NC011910017	Liberty NW Ins. Co.	01/01/07-08	Kellie O’Toole Liberty NW Insurance Corporation One Liberty Centre Portland, OR 97232-2038	$357,726

Workers Comp Nebraska	WC1163950785017	Liberty NW Ins. Co.	01/01/07-08	Kellie O’Toole Liberty NW Insurance Corporation One Liberty Centre Portland, OR 97232-2038	$1,014

Pollution Legal Liability	PLS 1379586	American Int’l Specialty Lines Ins. Co.	12/31/04-07	Lindsey Bishop American International Specialty Lines Insurance Company 175 Water Street, Twelfth Floor New York, NY 10038	$539,451

Pollution Legal Liability	PLS 1379556	Commerce & Industry Ins. Co. of Canada	12/31/04-07	Lindsey Bishop Commerce & Industry Insurance Company of Canada 145 Wellington Street, W. Toronto, Ontario	$109,382.47

29

SCHEDULE 4.24: Owned and Leased Property

Company	Location	Leasehold or Fee	Lessor (L) or Mortgagee (M)	Other Liens
Pope & Talbot Spearfish Limited Partnership	1510 West Oliver Street Spearfish, SD 57783	Fee	Ableco Finance LLC, as Collateral Agent (M)	None

Pope & Talbot Spearfish Limited Partnership	200 Faye Ave. Newcastle, WY 82701	Fee	Ableco Finance LLC, as Collateral Agent (M)	None

Pope & Talbot, Inc.	30480 American Drive Halsey, OR 97348	Fee	Ableco Finance LLC, as Collateral Agent (M)	None

Pope & Talbot, Inc.	1011 North Street Whitewood, SD 57793	Fee	Ableco Finance, LLC as Collateral Agent (M)	None

Pope & Talbot, Inc.	113 3rd Street Northport, WA 99157	Fee	Ableco Finance, LLC as Collateral Agent (M)	None

Pope & Talbot, Inc.	Lane County, OR	Fee	Ableco Finance, LLC as Collateral Agent (M)	None

Pope & Talbot Lumber Sales Inc.	3808 N. Sullivan Road Spokane, WA	Leasehold*	Park SPE, LLC (L)	None

Pope & Talbot, Inc.	1500 S.W. First Ave., Suite 200, Portland, OR 97201	Leasehold	Urban Office & Parking Facilities (L)	None

*	This is a subleasehold.

30

Pope & Talbot, Inc.	200 Faye Ave. Newcastle, WY 82701	Leasehold	Burlington Northern, Inc. (L)	None

Pope & Talbot, Inc.	1011 North Street Whitewood, SD 57793	Leasehold	Dakota, Minnesota & Eastern Railroad Corp. (L)	None

Pope & Talbot, Inc.	10 Railroad Spur Street Curlew, WA	Leasehold	Burlington Northern, Inc. (L)	None

Pope & Talbot Ltd.	30480 American Drive Halsey, OR 97348	Fee†	Ableco Finance, LLC as Collateral Agent (M)	None

Pope & Talbot Ltd.	30480 American Drive Halsey, OR 97348	Leasehold	Pope & Talbot, Inc. (L)	None

Pope & Talbot Ltd.	Please see Annex A

Mackenzie Pulp Land Ltd.	Please see Annex A

†	Fee ownership relates to the ownership of the buildings located on the property.

31

ANNEX A

to Schedule 4.24

A.	HARMAC MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
A1.	00459	008-627-100	That part of Section 22, Range 1, Cedar District, outlined in red on Plan 1499R	Millsite – Main Mill	Major Industry	(Included in Assessment No. 3)§

A2.	00481	023-922-877	Lot 1, Section 1, Range 8, Nanaimo District, Section 21, Range 1, Cedar District, Plan VIP65621	Millsite – Entrance Lot	Major Industry & Managed Forest	$18,600

A3.	00459	023-922-893	Lot 3, Sections 21, 22 and 23, Range 1, Sections 21, 22 and 23, Range 2, Cedar District and District Lots 137 and 385, Nanaimo District, Plan VIP65621	Millsite – HP Main Mill	Major Industry	$87,054

A4.	00459	003-926-516	West 60 acres of Section 22, Range 1, Cedar District except that Part shown outlined in red on Plan 1499R and except Part in Plan VIP74868	Millsite – Main Mill	Major Industry	(Included in Assessment No. 3)

A5.	00463	003-924-424	The East half of Section 2, Range 8, Nanaimo District, except Plans 32333, 37427 and VIP74868	Millsite – Far South Nexen	Major Industry & Managed Forest	$655,400

A6.	00464	009-779-159	Section 3, Range 8, Nanaimo District, except those Parts in Plans 16106 and 32333	Millsite – South of Nexen	Major Industry & Managed Forest	$893,300

[8]	The BC Assessment office of the Central Vancouver Island Area omitted PID 008-627-100 from folio 250-03236.000 in error for the 2006 Property Tax Assessment

32

A7.		009-779-442	Section 4, Range 8, Nanaimo District, except Parcel A (DD 35951I) and except those Parts in Plans 16106 and 17640	Millsite		(included in Assessment No. 6)

A8.	00462	008-747-695	Section 20, Range 2, Cedar District	Millsite – New Landfill Far South	Business/ Other & Managed Forest	$1,449,000

A9.	00465	000-102-946	Lot 3, Sections 3 and 4, Range 8 and District Lot 137, Nanaimo District, Plan 32333	West of Nexen bare land on west border of Pope & Talbot properties	Business/ Other	$456,000

A10.	00466	Lease #103441 LBF #0175350	Block A, DL 215, Range 1, Nanaimo Dist. ex. 9.03 acres subleased to Canadian Oxy. partnership, fronting Sec 23, Rge 1, Cedar Lake Dist Lease #103441 - 8/1/90 for 30 years Nanaimo Land Dist. 32, LBF #1075350	Water Lot 215	Major Industry	$413,000

A11.	00467	009-045-872	District Lot 17, Dunsmuir District containing 557.8 acres, more or less	Fourth Lake. Land in conjunction with Lake Fourth Dam (A12.)	Residential	$27,600

A12.	00468	008-475-431	That part of Block 68, Dunsmuir District, Plan 789, shown outlined in red on Plan 1580R	Fourth Lake Dam site	Major Industry	$1,445,900

A13.	00469	006-007-805	Section 13, Range 1, Cedar District, except Parcel A (DD 6974N), and except Parcel B (DD 71270N), and except that part lying to the south and east of Plan 7914, and except those parts in Plan 573RW, 1997RW, 1572-R, 7914, 8955, 15443 and 23683	Residential Lot. Land only.	Residential	$82,800

33

A14.	00470	004-226-216	That Part of Lot 4, Section 11, Range 1, Cedar District, Plan 15311, shown outlined in red on Plan 1997 R.W.	Cedar Pipeline ROW S	Major Industry	$485,800

A15.	00470	004-226-224	That Part of Lot 3, Section 11, Range 1, Cedar District, Plan 15311, shown outlined in red on Plan 1997 R.W.	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A16.	00470	008-758-786	That Part of Section 12, Range 1, Cedar District, outlined in red on Plan 1997 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A17.	00470	008-752-133	That Part of Section 11, Range 1, Cedar District, outlined in red on Plan 657 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A18.	00470	008-754-144	That Part of Section 7, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A19.	00470	008-754-187	That Part of Section 8, Range l, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A20.	00470	008-758-174	That Part of Section 11, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A21.	00470	008-759-243	That Part of Parcel A (DD 15075N) of Section 6, Range 1, Cedar District, outlined in red on Plan 1523R	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A22.	00470	008-759-251	That Part of Parcel B (DD 15075N) of Section 6, Range 1, Cedar District, outlined in red on Plan 1523R	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

34

A23.	00470	008-759-359	That Part of Parcel A (DD 15075N) of Section 6, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A24.	00470	008-759-367	That Part of Parcel B (DD 15075N) of Section 6, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A25.	00470	008-751-846	That Part of Section 9, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW S	Major Industry	(included in Assessment No. 14)

A26.	00471	006-285-601	That Part of Lot 3, Section 17, Range 1, Cedar District, Plan 3119, included in Plan 573RW	Cedar Pipeline ROW N	Major Industry	$1,949,000

A27.	00471	006-285-651	That Part of Lot 5, Section 17, Range 1, Cedar District, Plan 3119, included in Plan 573RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A28.	00471	006-285-619	That Part of Lot 4, Section 17, Range 1, Cedar District, Plan 3119, included in Plan 573RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A29.	00471	006-285-694	That Part of Lot 6, Section 16, Range 1, Cedar District, Plan 3119, shown outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A30.	00471	006-285-627	That Part of Lot 3, Section 17, Range 1, Cedar District, Plan 3119, included in Plan 1694RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A31.	00471	006-285-635	That Part of Lot 4, Section 17, Range 1, Cedar District, Plan 3119, included in Plan 1694RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

35

A32.	00471	008-751-919	That Part of Section 10, Range 1, Cedar District, containing 1.44 acres more or less and shown outlined in red on Plan 657 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A33.	00471	008-751-811	That Part of Section 12, Range 1, Cedar District, shown outlined in red on Plan 657RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A34.	00471	008-753-806	That Part of Section 10, Range 1, Cedar District, coloured red on Plan deposited in DD 20845F, included within the area shown outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A35.	00471	008-758-212	That Part of Section 10, Range 1, Cedar District, containing 1.56 acres more or less, shown outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A36.	00471	008-758-042	That Part of Parcel C (DD 6974N) of Section 15, Range 1, Cedar District, coloured red on Plan 1227R	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A37.	00471	008-754-012	That Part of Section 14, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A38.	00471	008-754-128	That Part of Section 13, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A39.	00471	008-754-101	That Part of Section 12, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A40.	00471	008-758-280	That Part of Section 18, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

36

A41.	00471	008-758-301	That Part of Section 19, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A42.	00471	008-758-433	That Part of Section 10, Range 1, Cedar District, coloured red on Plan deposited in DD 20845F, and outlined in red on Plan 657 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A43.	00471	008-758-387	That Part of Section 15, Range l, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A44.	00471	008-758-778	That Part of Section l3, Range 1, Cedar District, outlined in red on Plan 1997 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A45.	00471	008-758-786	That Part of Section 12, Range 1, Cedar District, outlined in red on Plan 1997 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A46.	00471	008-758-794	That Part of Section 18, Range l, Cedar District, outlined in red on Plan 1694 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A47.	00471	008-759-260	That Part of Parcel A (DD 392261I) of Section 10, Range 1, Cedar District, outlined in red on Plan 1873R	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A48.	00471	008-758-328	That Part of Section 20, Range 1, Cedar District, outlined in red on Plan 573 RW	Cedar Pipeline ROW N	Major Industry	(included in Assessment No. 26)

A49.	00472	005-432-928	Lot 1, Section 4, Range 7, Cranberry District, Plan 8718 except Part in Plan 12762	Cranberry Pipeline ROW Wells Area	Major Industry	$1,873,100

37

A50.	00472	005-564-549	Lot A, Sections 4 and 5, Range 8, Cranberry District, Plan 8575	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A51.	00472	009-002-413	That Part of Section 5, Range 8, Cranberry District, outlined in red on Plan 1447R	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A52.	00472	009-002-421	That Part of Section 5, Range 8, Cranberry District (including part of Plan 1364R), shown outlined in red on Plan 1517R	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A53.	00472	008-996-504	That Part of Section 5, Range 8, Cranberry District, outlined in red on Plan DD 16767N and included within the area outlined in red on Plan 588 RW	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A54.	00472	006-347-134	That Part of Lot 1, Section 4, Ranges 7 and 8, Cranberry District, Plan 2700, included in red on Plan 588 RW	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A55.	00472	008-996-431	That Part of Section 5, Range 8, Cranberry District, shown outlined in red on Plan 588RW, except Part included in the area outlined in red on Plan DD 16767N, and except Part in Plan 8330	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A56.	00472	008-996-458	That Part of the east 60 acres of Section 6, Range 8, Cranberry District, included within the area outlined in red on Plan 588 RW	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A57.	00472	006-347-282	That Part of Lot 1, Section 4, Range 7, Cranberry District, Plan 2700, included in red on Plan 1486-R	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

38

A58.	00472	008-996-296	That Part of Section 4, Range 7, Cranberry District, outlined in red on Plan 1358R	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A59.	00472	009-002-456	That Part of Section 5, Range 7, Cranberry District, outlined in red on Plan 1351R	Cranberry Pipeline ROW Wells Area	Major Industry	(included in Assessment No. 49)

A60.	00473	008-758-182	That Part of Section 18, Range 2, Cedar District, lying to the North of that part coloured red on Plan deposited under DD 29718I, and to the East of the production Northerly of the West boundary of said part	Landfill 10 Acre Lot; old landfill; treed lot kitty corner to new landfill	Unmanaged Forest	$7,900

A61.	00472	005-091-730	Lot 1, Section 4, Range 7, and of Section s 3 and 4, Range 8, Cranberry District, Plan 2700, except those parts of said Lot shown outlined in red on Plans 588 RW, 1357 R, 1486 R, 8718, 12014 and 12762, except that part of said Lot included within the boundaries of Plan 8330 and except those parts of said Lot shown outlined in red and marked D and E on Plan 1485 R	Land on which wells have been driven; treed lots; essential to Mill Water System	Residential	$249,000 (Note: Pty also included in Assessment No. 49)

A62.	00475	006-347-151	That Part of Lot 1, Section 4, Range 8, Cranberry District, Plan 2700, included in red on Plan 1357-R	Land on which wells have been driven; treed lots; essential to Mill Water System	Unmanaged Forest	$3,100

A63.	00476	006-347-312	Those Part of Lot 1, Section 4, Ranges 7 and 8, Cranberry District, Plan 2700, included in red and marked “D” and “E” on Plan 1485-R	Land on which wells have been driven; treed lots; essential to Mill Water System	Unmanaged Forest	$6,900

39

A64.	00477	006-347-509	Lot 6, Section 3, Range 8, Cranberry District, Plan 2700	Back Road Lot	Unmanaged Forest	$900

A65.	00478	008-996-202	That Part of Section 5, Range 8, Cranberry District, outlined in red on Plan 1350R	South of Pond; border area surrounding Pope & Talbot land	Unmanaged Forest	$20,500

A66.	00478	008-996-245	That Part of Section 6, Range 8, Cranberry District, outlined in red on Plan 1350R	South of Pond; border area surrounding Pope & Talbot lot	Unmanaged Forest	(included in Assessment No. 66)

A67.	00479	009-796-673	That Part of the East 60 acres of Section 6, Range 8, Cranberry District, lying to the North of a boundary extending due East from the most Northerly iron pin of the area shown on Plan 1350R	Sixty Acres North of Pond; border area surrounding pope & Talbot lot	Unmanaged Forest	$17,300

A68.	00472	005-500-605	Lot 1, Section 5, Range 7, and of Sections 3, 4 and 5, Range 8, Cranberry District, Plan 8330	West Side Wells Area; border area surrounding Pope & Talbot lot	Unmanaged Forest	$34,000 (Note: Pty also included in Assessment No. 49)

A69.	00482	024-089-320	That Part of Nanaimo District being part of the bed of Northumberland Channel, shown on Plan 3078 RW	Outfall Discharge Pipe; part of production process Note: Owned by Crown. P&T has Statutory Right of Way	Major Industry	$15,200

A70.	00494	Lease	PL 304C – Nanaimo Port Authority	Nanaimo River Estuary Lease	Light Industry	$51,200

40

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

	REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
I4.		004-674-006	The South Part of Section 3, Range 7, Nanaimo District, containing 21 Acres more or less as shown on a Plan deposited under DD22536	Assignment of Option to Purchase No. R69305, registered under No. EH70652	N/A	N/A

		004-678-478	That Part of Section 2, Range 6, Nanaimo District, lying West of the East branch of the Nanaimo River

		004-678-486	That Part of Section 3, Range 6, Nanaimo District, lying West of the East branch of the Nanaimo River

I5.		024-089-320	That part of Nanaimo District being part of the bed of Northumberland Channel, shown on Plan 3078 RW NOTE: Statutory Right of Way indicated description for property as follows: No PID, Right of Way of the bed of Northumberland Channel, Nanaimo District, shown outlined on Plan 3078 R.W. on file in the Land Title Office Victoria	Statutory Right of Way registered under No. EM24688	N/A	N/A

I6.		002-308-151	Lot 2, Plan 28354, Sections 3 and 4, Range 7, Cranberry District	Statutory Right of Way registered under No. EN39180	N/A	N/A

41

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

	REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
I7.		002-308-151	Lot 2, Plan 28354, Sections 3 and 4, Range 7, Cranberry District	Assignment of Statutory Right of Way No. EH54371, registered under No. EH70653	N/A	N/A

I8.		008-996-369	The West 25 Acres of Section 6, Range 8, Cranberry District	Statutory Right of Way registered under No. EH70648	N/A	N/A

		008-996-318	Section 7, Range 8, Cranberry District

I9.		023-922-893	Lot 3 of Sections 21, 22 and 23 Range 1 and Sections 21, 22 and 23 Range 2 Cedar District and District Lot 137 and 385 Nanaimo District Plan VIP65621	Statutory Right of Way registered under No. EH70647	NIA	N/A

		023-922-907	Lot 4, Sections 21, 22 and 23, Range 2 and Section 21, Range 3, Cedar District, Plan VIP65621

		023-922-915	Lot 5, Sections 22 and 23, Range 2, Cedar District and District Lots 137 and 216 Nanaimo District Plan VIP65621

		008-753-822	Section 22, Range 2, Cedar District

		008-753-831	Section 22, Range 2, Cedar District

42

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

	REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
I10.		025-586-840	That Part of the West 60 Acres of Section 22, Range 1, Cedar District, and that Part of the East 1/2 of Section 2, Range 8, Nanaimo District contained within VIP74868	Option to Purchase registered under No. EV 16970	N/A	N/A

43

B.	CASTLEGAR MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
B1.		005-881-579	Lot 1 District Lots 4268, 5636, 5953, 7373 and 13028 Kootenay District Plan 17216	Millsite – Main Mill and all surrounding areas; appealed 3/99; main site	Major Industry	$9,099,600

B2.	00178	014-015-455	Sublot 2, District Lot 4599 Kootenay District Plan X-35	Castlegar (unloading Crane)	Major Industry	$339,700

B3.	00179	Foreshore Lease LBF# 02791 07	District Lot 3183 Kootenay Land District Foreshore Lease #402782	Robson Foreshore Lease 402782	Major Industry	$32,100

B4.	00180	010-223-479	District Lot 7373 Kootenay District except: (1) Plans 4352 and 17216 (2) Part included in SRW Plan 8215	Castlegar; bare land	Business/ Other	$13,500

B5.	00182	010-223-606	District Lot 4268 Kootenay District except: (1) Plans 4352 and 17216 (2) Parts included in SRW Plans 8215 and 9270	Castlegar; bare land - dumpsite	Business/ Other	$23,800

B6.	183	010-224-033	District Lot 6885 Kootenay District except parts included in SRW Plans 8215 and 9270	Castlegar; gravel pit and dumpsite	Business/ Other	$34,100

B7.	00184	010-228-268	Lot 1 District Lots 4268, 5636, 5953 and 6885 Kootenay District Plan 9273 except Plan 17217	Castlegar - dumpsite	Major Industry & Light Industry	$121,100

44

B.	CASTLEGAR MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
B8.	00185		Kootenay Land District CPR Lease TV 125 Road encroachment Mile 30.0-30.6 Boundary Subdivision GBMK028-0105	CPR Rd Enc. mile 30.0-30.6	Major Industry	$3,700

B9.	00186	Waterlot Lease LBF #0353961	District Lot 4087 Kootenay Land District Lease No. 401675 Water Lot on unsurveyed crown land (Columbia River) Reman Castlegar (Crain) LBF No. 0353961	Reman Lease 401675	Major Industry	$45,200

B10.	00187	Waterlot Lease	District Lot 16269 Kootenay District except Block C	Lease 402000 (remainder of dl 16269 not included in lease #401153) (unregistered) s.73 (Pulp Mill / Sawmill Split)	Major Industry	$29,200

B11.	00188		Kootenay Land District Road & Storage Site on CPR R/W Mile 29.9 Boundary Sub Leas No. GBMK-028-0115	CPR MILE 29.9	Major Industry	$31,000

B12.	Intentionally Deleted – Expired lease replaced by Lease #341103 (H7)

B13.	00190	014-015-471	Lot L District Lot 4598 Kootenay District Plan 4598	Castlegar; bare land	Residential	$4,300

45

C.	FORT ST. JAMES MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
Cl.	00495	026-468-646	Lot A District Lots 4749, 4750, 4751 and 4752 Range 5 Coast District Plan BCP20449	Fort St. James - Millsite	Major Industry	$8,989,000

Cl.1		LBF #0314782	District Lot 1299, Range 5, Land District, Breakwater Wharf Boat docking & recreational site on Stuart Lake, Lease No. 701558	Marineway		$17,700

Cl.2		LBF #7407494	LIC 703775 Covering unsurveyed crown land in the vicinity of Mt. Blanchet for 30 years commencing June 15/99 for communication site purposes	Radio/Tower		$3,000

Cl.3		LBF #7406887	Coast Range 5, District Lot 4026, Range 5 for limestone quarry purposes. Spad Lake	Quarry		$31,900

C2.	00495	008-234-086	Lot C, Block 3, Plan 3736, Dist. Lot 4932, Range 05, Coast Range 5 Land District	Cabin - Stones Bay Rd.	Residential	$105,000

C3.	00496	008-234-060	Lot A, Block 2, Plan 3652, Dist. Lot 4932, Range 05, Coast Range 5 Land District	Stones Bay sub Road; adjoining property to C1	Residential	$45,900

C4.		009-215-441	Lot 4 District Lot 314 Range 5 Coast District Plan 7468	Fort St. James – House	Residential	$258,300

46

D.	MACKENZIE MILL SITE [owned by Mackenzie Pulp Land Ltd. in bare trust for Pope & Talbot Ltd.]

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
D1.	00483	024-184-489	Lot B District Lot 12478 Cariboo District Plan PGP42628	Mill Site	Major Industry & Business/Other	$43,750,100

D2.	00485	023-271-299	Lot A District Lot 12479 Cariboo District Plan PGP39531	Fly Ash Disposal Site	Major Industry	$415,800

D3.	00484	024-184-501	Lot D, District Lot 12478 Cariboo District Plan PGP42628	Vacant Parcel N of Millsite	Major Industry & Business/Other	$100,500

D4.	00486	004-350-448	Lot 8, District Lot 12463, Cariboo Dist. Plan 17642	Mill Manager’s House	Residential	$160,700

D5.	00487	015-219-208	District Lot 3470, Cariboo Dist. except Pl 21721 & 22417	Residential Prop. in Town of Mackenzie; vacant	Residential	$28,100

D6.	00488	PGP37858 BCRP Lease 2926 024-252-255	Lot A, DLs 12478 and 12479, Cariboo District Plan PGP42967, Remarks on Lease: Part on Plan PGP39816 with a Right of Renewal	BCRP Site for construction campsite ‘Camp Watters’; lodging for construction crews	Residential	$2,608,000

D7.	00489	BCR Lease 2509 023-623-951	BCRP Lease 2509, Lot 2 District Lot 12478 and 12479 Cariboo District Plan PGP 40739 except plan PGP 45388 (unregistered)	Chip Storage - Cariboo Chip Storage site	Light Industry	$144,000

D8.		024-184-497	Statutory Right of Way over PID 024-184-497 Lot C District Lot 12478 Cariboo District Plan PGP42628

47

D.	MACKENZIE MILL SITE [owned by Mackenzie Pulp Land Ltd. in bare trust for Pope & Talbot Ltd.]

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
D9.		010-908-005	Undivided 1/2 interest in possibility of reverter E14788 PID 010-908 005 Lot A District Lot 12478 Cariboo District Plan 18789

D10.		023-366-583	Statutory Right of Way PK28849 that part of Unsurveyed Crown Land within Cariboo District and Being the Bed of Williston Lake shown on Plan PGP39849

48

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
El.	00034	016-341-911	Lot 1, District Lots 382 and 534, Similkameen Division, Yale District, Plan 43597	Millsite	Major Industry	$4,613,000

E2.	00503	012-774-308	Lot 1, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$45,100

E3.	00503	012-774-316	Lot 2, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	(included in Assessment No. 2)

E4.	00504	014-480-911	Lot 3, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	$37,700

E5.	00504	004-480-945	Lot 4, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	(included in Assessment No. 4)

E6.	00504	004-480-961	Lot 5, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	(included in Assessment No. 4)

E7.	00505	004-480-996	Lot 6, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Light Industry	$13,500

49

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E8.	00505	004-481-020	Lot 7, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Light Industry	(included in Assessment No. 7)

E9.	00505	004-481-046	Lot 8, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Light Industry	(included in Assessment No. 7)

E10.	00506	004-481-062	Lot 9, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	$7,600

E11.	00506	004-481-101	Lot 10, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	(included in Assessment No. 10)

E12.	00507	012-774-324	Lot 11, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$7,600

E13.	00507	012-774-332	Lot 12, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	(included in Assessment No. 12)

E14.	00508	004-481-135	Lot 13, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	$7,600

50

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E15.	00508	004-481-143	Lot 14, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	(included in Assessment No. 14)

E16.	00509	004-481-178	Lot 15, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	$13,500

E17.	00509	004-481-194	Lot 16, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	(included in Assessment No. 16)

E18.	00509	004-481-224	Lot 17, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Business/Other	(included in Assessment No. 16)

E19.	00510	004-481-241	Lot 18, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$40,500

E20.	00510	004-481-259	Lot 19, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	(included in Assessment No. 19)

E21.	00511	004-481-267	Lot 20, Block 19, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$2,500

51

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E22.	00524	012-776-106	Lot 7, Block 31, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$62,400

E23.	00524	012-776-114	Lot 8, Block 31, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	(included in Assessment No. 22)

E24.	00525	009-032-177	Lot 9, Block 31, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$51,500

E25.	00525	009-032-207	Lot 10, Block 31, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	(included in Assessment No. 24)

E26.	00040	012-992-704	Parcel A (KC9084), Block 31, District Lot 534, Similkameen Division, Yale District, Plan 36	Millsite; original millsite	Residential	$34,300

E27.	00037	024-886-319	Lot 1 District Lot 534 Similkameen Division Yale District Plan KAP67835	Millsite	Business/Other	$35,900

E28.	00517	010-829-008	Parcel A (X254677) Block 27, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$76,200

52

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E29.	00518	007-087-705	Lot A, Block 27, District Lot 534, Similkameen Division, Yale District, Plan 37967	Proposed Millsite Expansion	Residential	$122,200

E30.	00519	012-775-631	Lot 1, Block 28, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$10,600

E31.	00520	012-775-649	Lot 2, Block 28, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$40,600

E32.	00520	012-775-657	Lot 3, Block 28, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	(included in Assessment No. 31)

E33.	00521	012-775-681	Lot 4, Block 28, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$11,300

E34.	00522	012-775-711	Lot 5, Block 28, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$9,300

E35.	00523	012-775-720	Lot 6, Block 28, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$28,500

53

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E36.	00526	012-777-633	Block A, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$20,500

E37.	00512	002-325-250	Lot 7, Block 24, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$10,600

E38.	00513	002-325-268	Lot 8 Block 24, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$7,900

E39.	00514	002-325-276	Lot 9, Block 24, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$9,300

E40.	00515	002-325-284	Lot 10, Block 24, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$9,300

E41.	00516	002-325-292	Lot 11, Block 24, District Lot 534, Similkameen Division, Yale District, Plan 36	Proposed Millsite Expansion	Residential	$19,000

E42.	00502	003-473-104	Lot A, District Lot 382, Similkameen Division, Yale District, Plan 32378	Newly acquired Grand Forks property	Residential	$73,400

54

E.	GRAND FORKS MILL SITE
	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E43.		026-249-944	Parcel A, District Lot 534, Similkameen Division, Yale District, Plan KAP77809	Newly acquired Grand Forks property

E44.	00111	014-781-751	That part of District Lot 423 shown red on Plan DD 682, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential (Rural)	$4,300

E45.	00113	014-926-890	Parcel A (Plan B4302) of District Lot 1012, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$10,800

E46.	00126	011-767-332	That part of Lot 1 shown in red on Plan DD 6011, District Lot 2703, Similkameen Division, Yale District, Plan 1185	School Dist. #12; Boundary Timber Logging Lands	Residential	$13,000

E47.	00127	015-120-091	That part of District Lot 2703 outlined red on Plan DD4938, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$20,200

E48.	Intentionally Deleted – Expired lease no longer relevant to operations

E49.	00130	LBF#44006 53	SDYD RADIO, TV, MICRO WAVE, SATELITE WORKS BLUE JOINT MTN LICENSE NO. 403111 LBF4401653	For Purpose of constructing and communications for Pope & Talbot works	Business/ Other	$17,800

55

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E50.	00100	014-727-552	That part of District Lot 125S shown on Plan DD 7954, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$194,000

E51.	00101	014-726-785	That part of District Lot 125S shown on Plan DD 8861, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$21,700

E52	00102	014-727-579	District Lot 126S Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$21,700

E53.	00103	014-727-595	District Lot l27S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$24,000

E54.	00104	013-282-085	District Lot 128S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Managed Forest Land	$35,400

E55.	00105	014-727-587	District Lot 183S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$19,800

E56.	00106	014-956-250	That part of District Lot 500 shown on Plan attached to DD 63480F, Similkameen Division, Yale District, except (1) part lying to the South of Right of Way shown on Plan DD9487, and (2) Plans 19939 and 26314	School Dist. #12, Boundary Timber Logging Lands	Residential (Rural)	$3,300

56

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E57.	00107	014-788-691	District Lot 587S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$106,000

E58.	00108	014-969-815	District Lot 1133S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$24,700

E59.	00109	014-969-840	District Lot 1134S, Similkameen Division, Yale District	School Dist. # 12; Boundary Timber Logging Lands	Residential	$30,800

E60.	00110	015-222-055	District Lot 2960S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$128,000

E61.	00112	014-885-310	District Lot 618S, Similkameen Division, Yale District, except Parcel G on Plan A166	School Dist. #12; Boundary Timber Logging Lands	Residential	$195,000

E62.	00114	014-983-303	District Lot 1206S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Managed Forest Land	$38,700

E63.	00115	014-983-320	District Lot 1207S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Managed Forest Land	$35,300

E64.	00116	014-885-841	District Lot 1274S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Managed Forest Land	$14,400

57

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E65.	00117	014-885-883	The East 1/2 of District Lot 1277S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$54,400

E66.	00118	014-885-930	The Easterly 80.26 acres of District Lot 1278S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$54,600

E68.	00120	014-994-020	District Lot 1402S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential (Rural)	$177,900

E69.	00121	016-701-488	District Lot 1579S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Managed Forest Land	$79,100

E70.	00122	015-050-360	District Lot 1820S, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential (Rural)	$175,700

E72.	00125	015-120-066	That part of District Lot 2637 shown on Plan DD1343, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$5,300

E73.	00128	015-223-132	District Lot 3307, Similkameen Division, Yale District	School Dist. #12, Boundary Timber Logging Lands	Residential	$162,000

E74.	00123	015-120-031	That part of District Lot 2453 Shown on Plan DD1344, Similkameen Division, Yale District	School Dist. #12; Boundary Timber Logging Lands	Residential	$20,800

58

E.	GRAND FORKS MILL SITE

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
E75.	00041	004-671-490	Lot 5, Block 34, District Lot 534, Similkameen Division, Yale District, Plan 108	School Dist. #12; Boundary Timber Logging Lands	Residential	$18,400

E76.			Lease Agreement	Oral agreement with Mr. Mehmal regarding Part of Parcel B, Lot 351, SDYD used for Ministry Environment Permit PR-8236.

59

F.	MIDWAY MILL SITE
	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
Fl.	00061	016-358-198	Lot A District Lots 273S, 637, 2647, 4170S Similkameen Divion Yale District, Plan 43625	Millsite	Major Industry	(included in Assessment No. 2)

F2.	00061	014-781-549	Parcel B (Plan B6079) of District Lot 424 Similkameen Division Yale District	Millsite	Major Industry	$5,877,000

F3.	00061	014-782-049	That Part District Lot 424 shown red on Plan B3932 Similkameen Division Yale District	Millsite	Major Industry	(included in Assessment No. 2)

F4.	00067	014-781-557	Parcel D (Plan B7088) of District Lot 424 Similkameen Division Yale District	Millsite	Major Industry	$116,000

F5.	00070	017-654-467	Parcel A (Plan B5388) of District Lot 637 Similkameen Division Yale District	Millsite	Major Industry	$88,400

F6.	00058	004-293-771	That part of District Lot 637 shown red on Plan B 5171; Similkameen Division Yale District	Related to Midway mill for access purposes	Major Industry	$25,800

F7.	00060	012-585-092	Parcel C (Plan A149) of District Lot 637; Similkameen Division Yale District	Related to Midway mill for access purposes	Major Industry	$74,900

F8.	00439	LBF: 3409797	Plan A149, Dist. Lot 637 Lease No: 33458	Village of Midway – Port Leased for Access Road	Major Industry	$29,600

60

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G1.	00147	014-045-443	Parcel A (Sketch Plan 5961), District Lot 811, Kootenay District, except Plans NEP22294 and NE P65710	Revelstoke Rural; part of logging operation TFL 23	Managed Forest Land	$883,000

G2.	00153	014-045-508	District Lot 860, Kootenay District, except Part in Plan NEP21101	Revelstoke CAN HYDRO SITE; part of logging operation TFL 23	Residential & Utilities & Managed Forest Land	$17,075,400

G3.	00163	014-046-601	Fractional Legal Subdivision 14, Section 27, Township 21, Range 1, West of the 6th Meridian, Kootenay District	Revelstoke Rural; part of logging operation	Residential	(included in Assessment No. 7)

G4.	00220	014-014-874	Parcel 1 (See 12756I) of Lot F, District Lot 864, Kootenay District, Plan 812, except Plan 7686	Nakusp Rural; part of logging operation	Light Industry	$9,100

G5.	00221	014-014-891	Parcel 1 (Reference Plan 94063I) of Lot G, District Lot 864, Kootenay District, Plan 812	Nakusp Rural; part of logging operation	Light Industry	$10,500

G6.	00221	014-014-912	Lot G, District Lot 864, Kootenay District, Plan 812, except Parcel 1 (Reference Plan 94063I)	Vernon Assessment Area; part of logging operation	Light Industry	(included in Assessment No. 22)

G7.	00222	014-014-939	Parcel 1 (Reference Plan 940631), Lot H, District Lot 864, Kootenay District, Plan 812	Nakusp Rural; part of logging operation	Light Industry	$356,900

61

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G8.	00223	014-014-947	Lot J, District Lot 864, Kootenay District, Plan 812, except Parts included in Plans 2795, 7160 and 7686	Nakusp Rural; part of logging operation	Light Industry	$6,700

G9.	00224	014-014-971	Lot L, District Lot 864, Kootenay District, Plan 812, except Plan 7686	Nakusp Rural; part of logging operation	Light Industry	$22,700

G10.	00225	014-015-005	Lot M, District Lot 864, Kootenay District, Plan 812, except Part included in Plans 4875 and 7686	Nakusp Rural; part of logging operation	Light Industry	$16,800

G11.	00226	014-015-013	Lot N, District Lot 864, Kootenay District, Plan 812, except Plans 7686 and NEP68994	Nakusp Rural; part of logging operation	Business/Other	$27,000

G12.	00227	014-015-056	Lot S, District Lot 864, Kootenay District, Plan 812, except Plan 7686	Nakusp Rural; part of logging operation	Light Industry	$5,600

G13.	00228	014-015-081	Parcel I (Reference Plan 94063I), Lot T, District Lot 864, Kootenay District, Plan 812	Nakusp Rural; part of logging operation	Light Industry	$8,100

G14.	00228	014-015-145	Lot T, District Lot 864, Kootenay District, Plan 812, except Parcel 1 (Reference Plan 94063I) and Plan 7686	Vernon Assessment Area; part of logging operation	Light Industry	(included in Assessment No. 30)

G15.	00229	014-015-510	Lot A, District Lot 864, Kootenay District, Plan 4112	Nakusp Rural; part of logging operation	Light Industry	$10,100

G16.	00230	014-015-552	Lot B, District Lot 864, Kootenay District, Plan 4112	Nakusp Rural; part of logging operation	Light Industry	$10,600

62

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G17.	00231	014-015-579	Lot C, District Lot 864, Kootenay District, Plan 4112	Nakusp Rural; part of logging operation	Light Industry	$11,100

G18.	00240	014-020-131	Lot 80, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$28,500

G19.	00241	014-020-157	Lot 81, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$28,700

G20.	00242	014-020-173	Lot 82, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$28,600

G21.	00243	014-020-203	Lot 83, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$28,600

G22.	00244	014-020-211	Lot 84, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$28,800

G23.	00245	014-020-246	Lot 85, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$8,000

G24.	00246	014-020-262	Lot 86, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Residential	$7,900

G25.	00247	014-020-289	Lot 90, District Lot 7675, Kootenay District, Plan 1129	Nakusp Rural; part of logging operation	Light Industry	$7,500

G26.	00248	014-020-327	Lot 55, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$9,200

G27.	00249	014-020-351	Lot 56, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$9,100

63

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G28.	00250	014-020-360	Lot 57, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$8,600

G29.	00251	014-020-386	Lot 58, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$45,500

G30.	00252	014-020-408	Lot 59, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$48,000

G31.	00253	014-020-424	Lot 61, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$49,200

G32.	00254	014-020-441	Lot 62, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$6,500

G33.	00255	014-020-467	Lot 65, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$45,800

G34.	00256	014-020-483	Lot 68, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$5000

G35.	00257	014-020-491	Lot 69, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$40,900

G36.	00258	014-020-513	Lot 70, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$4,700

G37.	00259	014-020-572	Lot 71, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$4,700

G38.	00260	014-020-599	Lot 72, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$4,700

64

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G39.	00261	014-020-629	Lot 75, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$4,700

G40.	00262	014-020-645	Lot 76, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry.	$3,500

G41.	00263	014-020-670	Lot 78, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Residential	$37,300

G42.	00264	014-020-696	Lot 79, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Residential	$23,700

G43.	00265	014-020-700	Lot 87, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$10,300

G44.	00266	014-020-718	Lot 88, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$10,600

G45.	00267	014-020-726	Lot 89, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$9,600

G46.	00268	014-020-734	Lot 91, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$15,400

G47.	00269	014-020-742	Lot 92, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$11,400

G48.	00270	014-020-751	Lot 93, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$9,500

G49.	00271	014-020-769	Lot 94, District Lot 7675, Kootenay District, Plan 1133	Nakusp Rural; part of logging operation	Light Industry	$9,500

65

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G50.	00272	014-019-825	Lot 1, District Lot 7675, Kootenay District, Plan 3084	Nakusp Rural; part of logging operation	Light Industry	$12,300

G51.	00273	014-019-833	Lot 2, District Lot 7675, Kootenay District, Plan 3084	Nakusp Rural; part of logging operation	Light Industry	$63,800

G52.	00274	014-019-841	Lot 3, District Lot 7675, Kootenay District, Plan 3084	Nakusp Rural; part of logging operation	Light Industry	$42,600

G53.	00275	014-019-850	Lot 4, District Lot 7675, Kootenay District, Plan 3084	Nakusp Rural; part of logging operation	Light Industry	$3,200

G54.	00276	014-019-868	Lot 5, District Lot 7675, Kootenay District, Plan 3084	Nakusp Rural; part of logging operation	Light Industry	$3,000

G55.	00277	013-370-782	Lot 1, District Lot 7675, Kootenay District, Plan 8169	Nakusp Rural; part of logging operation	Light Industry	$72,700

G56.	00281	012-490-679	Block A, District Lot 8566, Kootenay District, except Part in Plan NEP21711 and Plan NEP61848	Nakusp Rural; part of logging operation	Residential & Light Industry	$289,000

G57.	00282	014-030-292	Lot 6, District Lot 9321, Kootenay District, Plan 1429, except Plan NEP61848	Nakusp Rural; part of logging operation	Residential (Rural)	$44,000

G58.	00289	014-030-373	Amended Block B, Lot 15, District Lot 9321, Kootenay District, Plan 1429	Nakusp Rural; part of logging operation	Light Industry	$48,100

G59.	00293	014-015-595	District Lot 870, Kootenay District, except Part included in Plan NEP20563	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$160,000

66

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G60.	00294	014-015-617	District Lot 5069, Kootenay District, except Part included in Plans 10811 and NEP20562	Nakusp Rural; part of logging operation TFL 23	Light Industry & Managed Forest Land	$98,600

G61.	00295	014-029-235	Lot 20, District Lot 8029, Kootenay District, Plan 822	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$6,900

G62.	00295	014-029-286	Lot 21, District Lot 8029, Kootenay District, Plan 822	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	(included in Assessment No. 80)

G63.	00295	014-029-316	Lot 22, District Lot 8029, Kootenay District, Plan 822	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	(included in Assessment No. 80)

G64.	00296	012-490-628	Assigned Parcel 4, District Lot 373, Kootenay District, Plan X13, except Parcel 1 (Reference Plan 1103631)	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$25,900

G65.	00297	014-015-609	District Lot 2719, Kootenay District	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$28,100

G66.	00298	014-045-699	Lot 6, District Lot 6549, Kootenay District, Plan 853	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,100

G67.	00299	014-018-217	Lot 1, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,100

67

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G68.	00300	014-018-241	Lot 2, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,400

G69.	00301	014-018-268	Lot 3, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,300

G70.	00302	014-018-284	Lot 4, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,400

G71.	00303	014-018-306	Lot 5, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,200

G72.	00304	014-018-322	Lot 7, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,800

G73.	00305	014-018-357	Lot 8, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,800

G74.	00306	014-018-390	Lot 9, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,100

G75.	00307	014-018-403	Lot 10, District Lot 6549, Kootenay District, Plan 1605	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,200

G76.	00308	014-018-420	Lot 11, District Lot 6549, Kootenay District, Plan 1605, except that Part in Plan 8798	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,000

68

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G77.	00309	014-018-438	Lot 12, District Lot 6549, Kootenay District, Plan 1605, except that Part in Plan 8798	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$1,800

G78.	00310	014-025-001	District Lot 7682, Kootenay District, except Part included in Plan NEP20435	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$12,600

G79.	00311	014-025-191	Lot 17, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,600

G80.	00312	014-025-221	Lot 18, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,600

G81.	00313	014-025-256	Lot 20, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,600

G82.	00314	014-025-299	Lot 21, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,600

G83.	00315	014-025-311	Lot 22, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

G84.	00316	014-025-361	Lot 23, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,600

G85.	00317	014-025-396	Lot 24, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

69

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G86.	00318	014-025-434	Lot 25, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,300

G87.	00319	014-025-451	Lot 26, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

G88.	00320	014-025-477	Lot 27, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,900

G89.	00321	014-025-515	Lot 28, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

G90.	00322	014-025-558	Lot 29, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,700

G91.	00323	014-025-639	Lot 30, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,400

G92.	00324	014-025-663	Lot 31, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,900

G93.	00325	014-025-680	Lot 32, District Lots 7893 and 7894, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,100

G94.	00326	014-025-701	Lot 33, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,900

70

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G95.	00327	014-025-728	Lot 34, District Lots 7893 and 7894, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,900

G96.	00328	014-025-752	Lot 35, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,700

G97.	00329	014-025-779	Lot 36, District Lots 7893 and 7894, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,900

G98.	00330	014-025-787	Lot 37, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,000

G99.	00331	014-025-795	Lot 40, District Lot 7893, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,300

G100.	00332	014-025-809	Lot 42, District Lot 7893, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$1,400

G101.	00333	014-025-817	Lot 43, District Lot 7893, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$1,900

71

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G102.	00334	014-025-825	Lot 44, District Lot 7893, Kootenay District, Plan 1194, except Part included in Plan NEP22023	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$1,900

G103.	00335	008-288-984	Lot 49, District Lots 7893 and 7894, Kootenay District, Plan 1194, except Part included in Plan NEP22214	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,000

G104.	00336	014-025-841	Lot 50, District Lots 7893 and 7894, Kootenay District, Plan 1194, except Part included in Plan NEP22214	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$2,000

G105.	00337	014-025-868	Lot 77, District Lots 7893 and 7894, Kootenay District, Plan 1194, except Part included in Plan NEP22214	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$3,500

G106.	00338	014-025-892	Lot 83, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

G107.	00339	014-025-914	Lot 85, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

G108.	00340	014-025-949	Lot 86, District Lots 7893 and 7894, Kootenay District, Plan 1194	Nakusp Rural; part of logging operation TFL 23	Managed Forest Land	$4,500

G109.	00341	005-543-894	District Lot 7896, Kootenay District, except Part included in Plans 5875 and 17277	Nakusp Rural; part of logging operation	Managed Forest Land	$18,700

72

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G110.	00342	014-028-051	District Lot 9149, Kootenay District	Nakusp Rural; part of logging operation	Managed Forest Land	$37,800

G111.	00343	014-028-085	District Lot 9152, Kootenay District, except Part included in Plan NEP23532	Nakusp Rural; part of logging operation	Managed Forest Land	$12,300

G112.	00344	014-028-158	District Lot 12767, Kootenay District	Nakusp Rural; part of logging operation	Managed Forest Land	$16,700

G113.	00345	014-028-174	District Lot 12768, Kootenay District	Nakusp Rural; part of logging operation	Managed Forest Land	$33,800

G114.	00440	016-494-911	District Lot 11333, Kootenay District	Beaton Property; part of logging operation	Residential	$37,300

G115.	00455	015-949-737	Lot 9, District Lot 7805, Kootenay District, Plan 1127	Chilton Property; part of logging operation	Residential	$26,800

G116.	00144	014-044-471	The East half of District Lot 770, Kootenay District	Revelstoke Rural; part of logging operation TFL 23	Managed Forest Lands	$26,700

G117.	00145	014-044-544	The West half of District Lot 770, Kootenay District	Revelstoke Rural; part of logging operation TFL 23	Managed Forest Lands	$26,700

G118.	00218	014-036-002	Sublot 6, District Lot 4599, Kootenay District, Plan X35, except Plans NEP21141, NEP64728 and 7442	Rossland Rural -- Partial sale; part of logging operation TFL 23	Managed Forest Land	$54,500

G119.	00191	014-031-680	Lot 131, District Lot 400, Kootenay District, Plan 656A	Rossland Rural; part of logging operation	Residential & Light Industry	$254,000

73

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G120.	00192	014-031-710	Lot 134, District Lot 400, Kootenay District, Plan 656A	Rossland Rural; part of logging operation	Residential & Light Industry	$125,400

G121.	00193	014-035-596	Lot 1, District Lot 4599, Kootenay District, Plan 842, except Part included in (1) Plan 8895 and (2) Plan NEP21141	Rossland Rural; part of logging operation	Residential	$112,000

G122.	00194	014-035-600	Lot 2, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$106,000

G123.	00195	014-035-642	Lot 3, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$106,000

G124.	00196	014-035-651	Lot 4, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$44,800

G125.	00197	014-035-669	Lot 5, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$36,900

G126.	00198	014-035-693	Lot 6, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$36,200

G127.	00199	014-035-707	Lot 7, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$38,100

74

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G128.	00200	014-035-715	Lot 8, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$40,400

G129.	00201	014-035-723	Lot 9, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$21,900

G130.	00202	014-035-731	Lot 10, District Lot 4599, Kootenay District, Plan 842, except Part included in Plan 8895	Rossland Rural; part of logging operation	Residential	$18,100

G131.	00203	014-019-744	District Lot 7603, Kootenay District, except Parts included in Plans 2267, 4108, 4324 and 8589	Rossland Rural; part of logging operation	Residential & Light Industry	$425,600

G132.	00204	014-019-469	Lot 1, District Lot 7603, Kootenay District, Plan 4324	Rossland Rural; part of logging operation	Residential & Light Industry	$41,800

G133.	00205	014-019-493	Lot 2, District Lot 7603, Kootenay District, Plan 4324	Rossland Rural; part of logging operation	Residential & Light Industry	$32,300

G134.	00206	014-019-515	Lot 3, District Lot 7603, Kootenay District, Plan 4324	Rossland Rural; part of logging operation	Residential & Light Industry	$26,100

G135.	00207	014-019-523	Lot 4, District Lot 7603, Kootenay District, Plan 4324	Rossland Rural; part of logging operation	Residential & Light Industry	$22,700

G136.	00208	014-019-540	Lot 5, District Lot 7603, Kootenay District, Plan 4324	Rossland Rural; part of logging operation	Residential & Light Industry	$24,200

75

G.	TIMBERLANDS

		PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
G137.	00283	014-030-322	Lot 10, District Lot 9321, Kootenay District, Plan 1429	Nakusp Rural; part of logging operation	Light Industry	$97,600

G138.	00284	014-030-331	Lot 11, District Lot 9321, Kootenay District, Plan 1429	Nakusp Rural	Light Industry	$82,200

G139.	00285	014-030-349	Lot 12, District Lot 9321, Kootenay District, Plan 1429	Nakusp Rural	Light Industry	$94,300

G140.	00286	014-030-357	Lot 13, District Lot 9321, Kootenay District, Plan 1429	Nakusp Rural	Light Industry	$97,200

G141.	00288	014-030-365	Lot 14, District Lot 9321, Kootenay District, Plan 1429	Nakusp Rural – Arrow Park Dump	Light Industry	$8,900

G142.	00420	015-773-698	Lot 1, District Lot 8069, Kootenay District, Plan 18757	Rossland Rural; part of logging operation	Residential (Rural) & Light Industry	$149,600

G143.	00950	014-029-332	Lot 23, District Lot 8029, Kootenay District, Plan 822	Nelson/Trail Assessment area TFL 23	Managed Forest Land	$6,900

G144.	00455	015-949-761	Lot 23, District Lot 7805, Kootenay District, Plan 1127	Nelson/Trail Assessment area	Residential	$29,300

76

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

	REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
I1.		016-372-786	District Lot 2448 Kootenay District	Statutory Right of Way registered under No. XK29142	N/A	N/A

I2.		011-631-228	District Lot 2449 Kootenay District	Statutory Right of Way registered under No. XK29143	N/A	N/A

		011-631-210	District Lot 1144 Kootenay District

		016-395-271	District Lot 4730 Kootenay District

I3.		011-126-124	District Lot 10591 Kootenay District	Statutory Right of Way registered under No. KL82569	N/A	N/A

II1.		005-270-987	Block 95, District Lot 400, Kootneay District, Plan 656A	Assignment of Statutory Right of Way Nos. XF5859 and XF1564, registered under Nos. XF11032	N/A	N/A

		005-271-011	Block 96, District Lot 400, Kootenay District, Plan 656A

II2.		016-605-497	The North 1/2 of Legal Subdivision 6, Section 19, Township 22, Range 26, West of the 5th Meridian, Kootenay District	Assignment of Statutory Right of Way Nos. XF5859 and XF1564, registered under Nos. XF11033 (filed with XF11032, see tab I11 for a copy)	N/A	N/A

77

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

	REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
		016-605-501	Parcel A (SEE 174512I) of Legal Subdivision 10, Section 19, Township 22, Range 26, West of the 5th Meridian, Kootenay District

		016-605-527	That part of legal Subdivision 11, Section 19, Township 22, Range 26, West of the 5th Meridian, Kootenay District lying South of the left bank of the Incommappleaux River

II3.		015-781-798	Lot A, District Lot 8548, Kootenay District, Plan 1536 except part included in plan NEP19125	Assignment of Statutory Right of Way No. XE30228 (being various rights of ways) registered under No. XF11034	N/A	N/A

		016-612-302	Block B, District Lot 8548, Kootenay District except part included in Plan NEP19125

		012-059-706	District Lot 3498, Kootenay District

		012-476-790	Lot 64, District Lot 373, Kootenay District, Plan 827

		016-210-913	Lot 106, District Lot 400, Kootenay District, Plan 656A

78

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
	016-210-808	Lot 104, District Lot 400, Kootenay District, Plan 656A

	016-210-816	Lot 105, District Lot 400, Kootenay District, Plan 656A

	014-747-383	Lot 3, District Lot 9146, Kootenay District, Plan 1269

	014-546-124	Lot 5, District Lot 9146, Kootenay District, Plan 1269

	014-747-880	Lot 6, District Lot 9144, Kootenay District, Plan 1269

	014-747-961	Lot 7, District Lot 9144, Kootenay District, Plan 1269

	007-894-082	Lot 6, District Lots 502 and 505, Kootenay District Plan 756A

	009-443-096	Lot 2, District Lot 505, Kootenay District, Plan 15725

	009-443-011	Lot 1, District Lot 505, Kootenay District Plan 15725

	015-994-945	Lot 63, District Lot 373, Kootenay District, Plan 827

	008-000-832	Block A, District Lot 2445, Kootenay District, except part included in Plan 9406

79

CHARGES IN FAVOUR OF POPE & TALBOT LTD.

	REF. NO.	PID	LEGAL DESCRIPTION	TYPE OF CHARGE AND REGISTRATION NO.	CLASS	2006 ASSESSED VALUE
		006-915-957	District Lot 1138, Kootenay District

		016-051-718	Lot 8, District Lot 505, Kootenay District, Plan 756A

		014-011-140	Parcel B (See T20883), District Lot 505, Kootenay District, Plan 756A

		015-829-570	Lot 2, District Lot 301A, Kootenay District, Plan 2149

		010-625-275	Lot 21, District Lot 8069, Kootenay District, Plan 824 except (1) Parcel A (See 158900I) (2) Part included in Plan 2999 (3) Part included in SRW Plan 17048 and (4) part included in plans 18701 and 18757

II4.		016-427-840	The East half of District Lot 6020, Kootenay District	Assignment of Statutory Right of Way No. K8306 registered under No. XG1360	N/A	N/A

80

H.	MISCELLANEOUS LEASES

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
H1.	Intentionally Deleted — Expired lease no longer relevant to operations
H2.	00143	Shelter Bay Dump Lease #403669	DL 16284 LEASE #403669	Lease		$101,000
H3.	Intentionally Deleted — Expired lease no longer relevant to operations
H4.	Intentionally Deleted — Expired lease no longer relevant to operations
H5.	Intentionally Deleted — Expired lease no longer relevant to operations
H6.	Intentionally Deleted — Expired lease replaced by Lease #341103 (H7)
H7.	00213	Lebarthe Lease #341103 LBF #0306539	DL 3484 AND 3456 PT. OF LSD WATERLOT O/S CASTLEGAR MOE LEASE #341103 SEE ALSO PCL 213	Waterlot lease [Castlegar]	Light Industry	$44,600
H8.	00214	Johnson Crk Lease #403311 LBF #0320645	DL 3495 LEASE #403311	Foreshore Lease for Log booming and storage purpose (at. Snag Bay)	Light Industry	$29,500
H9.	00215	McCormick Lease # 401737 LBF #0233844	DL 3483 LEASED WATERLOT FROM LAND MGMT BRANCH LEASE #401737	Foreshore Lease for log handling & storage purposes relating to a waterlot	Light Industry	$58,900
H10.	00216	Renata Tie Up Lease 402715 LBF #0320644	DL 2425 LEASE #4042715	Foreshore Lease for log dump, booming & storage	Light Industry	$21,500
H11.	00217	Cayuse Dump Lease 402843 LBF# 0313119	DL 6942 LEASE #402843	Foreshore Lease log dumping ground for log handling and storage purposes	Light Industry	$47,900
H12.	00232	Fosthall Ferry Lease 400273 LBF#02975 03	DL 2269 LEASE #400273	Fosthall Ferry Landing West Foreshore Lease	Light Industry	$9,700
H13.	00233	Cape Horn Lease #401868 LBF#03065 33	DL 2680 LEASE #401868	Fosthall Ferry Landing East foreshore lease for landing a cable ferry	Light Industry	$600

81

H.	MISCELLANEOUS LEASES

	REF. NO.	PID	LEGAL DESCRIPTION	PROPERTY DESCRIPTION	CLASS	2006 ASSESSED VALUE
H14.	00234	Rockslide Tie Up-Lease #339491 LBF# 0306675	DL 2875 #339491, Lease #339491	Log storing and booming purposes	Light Industry	$32,200
H15.	00235	Smith Bay- Lease 402716 LBF#03084 52	DL 3067 #402716 Lease #402716	Foreshore Lease, Smith Bay tie-up for Log booming and storage	Light Industry	$28,800
H16.	00236	Vipond Dump Lease #403636 LBF# 0306532	DL 3080 #403636	Lease for log handling and storage purposes	Light Industry	$20,000
H17.	00237	Arrow Park - Lease# 402779 LBF# 0308451	DL 3215 LEASE #402779	log booming & storage	Light Industry	$55,100
H18.	00238	Halfway Dump- Lease 403695 LBF# 0233614	DL 3482 #403695	log booming & storage ground lease	Light Industry	$15,700
H19.	00239	Fostall Dump- Lease 402717 LBF# 0308455	DL 6941 LEASE #402717	log booming and storage foreshore lease	Light Industry	$28,700
H20.	Intentionally Deleted – Not a lease (item previously described herein is a special use permit)
H21.	Intentionally Deleted – Not a lease (item previously described herein is a special use permit)
H22.	Intentionally Deleted – Expired lease no longer relevant to operations
H23.	00422	Octopus Dump #403027 LBF# 4401680	DL 8062, Kootenay Land Dist, License #403027 together with part of bed of Lower Arrow Lake		Light Industry	$119,900
H24.	00457	Island Point Lease #402735 LBF# 4402033	Foreshore being part of bed of Lower Arrow Lakes fronting unsurveyed Crown Land. Lots 1 & 4 DL 8068 Plan 894 LBF #4402033	Foreshore/Land covered by water lease	Light Industry	$52,300
H25.	Intentionally Deleted – Not a lease (item previously described herein is a special use permit)

82

SCHEDULE 4.25: Locations of Bank Accounts

Company	Bank or Broker	Address	Transit No.	Account No.	Account Type
Pope & Talbot, Inc.	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave Portland, OR 97201		4100161074	Deposit
	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave Portland, OR 97201		9600043847	Payroll
	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave Portland, OR 97201		9600043851	Payables
	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave Portland, OR 97201		4100161090	Relocation
	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave Portland, OR 97201		4100161082	Spearfish Workers’ Compensation
	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave Portland, OR 97201		4121 336200	Concentration
	PNC Bank	PFPC, Inc. P.O. Box 8950 Wilmington, DE 19885-9628		28569	Escrow /Restricted Cash

83

Company	Bank or Broker	Address	Transit No.	Account No.	Account Type
	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	0363948	General
	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	7315545	General
Pope & Talbot Pulp Sales U.S., Inc.	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5248495	General
Pope & Talbot Spearfish Limited Partnership	Wells Fargo Bank, N.A.	MAC P6101-144 14th Floor 1300 S.W. Fifth Ave. Portland, OR 97201		4121183859	Intercompany Transfers/Payables for lumber mill and pellet mill only
Pope & Talbot Ltd.	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	0349619	Deposit
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	0349627	Main Disbursement

84

Company	Bank or Broker	Address	Transit No.	Account No.	Account Type
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	0349724	Payroll
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5217425	FIA Arrow Timber*
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5217433	FIA Boundary Timber*
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5274968	FIA FSJ Timber
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	7311078	Deposit
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	7328159	Concentration

*	Not being pledged

85

Company	Bank or Broker	Address	Transit No.	Account No.	Account Type
	The Toronto- Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5277355	Concentration
P&T Funding Ltd.	The Toronto - Dominion Bank	The Toronto-Dominion Bank 77 Kings Street West, 18th Fl. Toronto, Ontario M5K 1A2	9400	0362755	General
P&T Finance One Limited Partnership	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5241504	General
P&T Finance Two Limited Partnership	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5241512	General
P&T Factoring Limited Partnership	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	5249092	General
Penn Timber, Inc.	The Toronto - Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	9400	7323416	General

86

SCHEDULE 4.26: Loan Party Identification

Company Name	Jurisdiction of Organization	Federal Employer I.D.	Organizational I.D.	States where Qualified to do Business	Chief Executive Office
Pope & Talbot, Inc.	Delaware	94-0777139	0869737	South Dakota, Delaware, Montana, Nebraska, California, Oregon, Washington, Wyoming	1500 S.W. First Ave., Suite 200 Portland, OR 97201

P&T Power Company	Oregon	93-1222710	536987-84	Oregon	1500 S.W. First Ave., Suite 200 Portland, OR 97201

Penn Timber, Inc.	Oregon	93-0727380 BC Reg. No.: A-61150	133366-15	Oregon, British Columbia	1500 S.W. First Ave., Suite 200 Portland, OR 97201

Pope & Talbot Spearfish Limited Partnership	South Dakota	34-2052569	DP001669	South Dakota	1500 S.W. First Ave., Suite 200 Portland, OR 97201

Pope & Talbot Relocation Services, Inc.	Oregon	93-1029015	208172-84	Oregon	1500 S.W. First Ave., Suite 200 Portland, OR 97201

Pope & Talbot Pulp Sales U.S., Inc.	Delaware	93-1252041 BC Reg No.: A-63632	2936076	California, Delaware, Idaho, Illinois, Nevada, Oregon, Pennsylvania, Texas, Virginia Wisconsin, British Columbia	1500 S.W. First Ave., Suite 200 Portland, OR 97201

Pope & Talbot Lumber Sales, Inc.	Delaware	93-1297029	3238366	Alabama, Arkansas, Arizona, California, Colorado, Delaware, Florida, Idaho, Indiana, Illinois, Maryland,	1500 S.W. First Ave., Suite 200 Portland, OR 97201

87

Company Name	Jurisdiction of Organization	Federal Employer I.D.	Organizational I.D.	States where Qualified to do Business	Chief Executive Office
Michigan, Missouri, Minnesota, Nevada, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Vermont, West Virginia

P & T Finance Three LLC	Oregon	11-3782468	362273-95	Oregon	1500 S.W. First Ave., Suite 200 Portland, OR 97201

Pope & Talbot Ltd.	Canada	12-2383102	Can. 618511-8 BC A0061149	British Columbia, Canada	900 Waterfront Centre, 200 Burrard Street, PO Box 48600, Vancouver, BC V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

P&T Finance One Limited Partnership	British Columbia	98-0418395	04-0364730	British Columbia	1200-200 Burrard Street, PO Box 48600, Vancouver, BC, V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

P&T Finance Two Limited Partnership	British Columbia	98-0417960	04-0364821	British Columbia	1200-200 Burrard Street, PO Box 48600, Vancouver, BC, V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

Mackenzie Pulp Land Ltd.	British Columbia	BC Reg. No. 625473	BC0625473	British Columbia	1200-200 Burrard Street, PO Box 48600, Vancouver, BC, V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

88

Company Name	Jurisdiction of Organization	Federal Employer I.D.	Organizational I.D.	States where Qualified to do Business	Chief Executive Office
P&T LFP Investment Limited Partnership	British Columbia	98-0467476	05-0407638	British Columbia	1200-200 Burrard Street, PO Box 48600, Vancouver, BC, V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

P&T Factoring Limited Partnership	British Columbia	65-1241538	04-0384564	British Columbia	1200-200 Burrard Street, PO Box 48600, Vancouver, BC, V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

P&T Funding Ltd.	British Columbia	N/A	0622497	British Columbia	1200-200 Burrard Street PO Box 48600 Vancouver, BC V7X 1T2 1500 S.W. First Ave., Suite 200 Portland, OR 97201

89

SCHEDULE 4.27: Property located in United States and owned by a Canadian Loan Party

Pope & Talbot Ltd. owns the pulp mill, the Cl02 system associated with such pulp mill and all related improvements located on the real property located at 30480 American Drive Halsey, OR 97348.

90

SCHEDULE 6.2(h): Collateral Reporting and Foreign Credit Insurance Reporting

Provide Administrative Agent (and if so requested by Administrative Agent, with copies for each Lender) with each of the documents set forth below for the Borrowing Base Parties at the following times in form satisfactory to the Administrative Agent:

Monthly (no later than the 20th day of each month)

(a) a Borrowing Base Certificate,

(b) a detailed aging, by total, or Borrowing Base Parties’ Accounts, together with a reconciliation (including supporting documentation for any reconciling items noted) to related general ledger accounts,

(c) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, tied to the beginning and ending account receivable balances of Borrowing Base Parties’ general ledgers,

(d) a detailed calculation of those Accounts that are not eligible for the Borrowing Base,

(e) Inventory system/perpetual reports specifying the cost and the wholesale market value of Borrowing Base Parties’ Inventory, by category, together with a reconciliation to related general ledger accounts,

(f) a detailed calculation of Inventory categories that are not eligible for the Borrowing Base,

(g) a summary aging, by vendor, of Borrowing Base Parties’ accounts payable, accrued expenses, book overdrafts, and any held checks, together with a reconciliation to related general ledger accounts,

(h) a detailed report regarding Borrowing Base Parties’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash

(i) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrowing Base Parties’ general ledger accounts to their monthly financial statements including any book reserves related to each category,

(j) a report summarizing intercompany activity for the prior month, and,

(k) copies of any reporting provided to the insurer under the Eligible Foreign Accounts Credit Insurance policy.

Quarterly	(1) proof of payment or accrual for applicable taxes, including real estate, ad valorem, and Canadian taxes (including any deemed dividend liability).

91

Upon request by Administrative Agent

(m) a detailed list of Borrowing Base Parties’ customers, with address and contact information,

(n) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation,

(o) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowing Base Parties’ Accounts, and,

(p) such other reports as to the Collateral or the financial condition of Borrowing Base Parties, as the Administrative Agent may reasonably request.

92

Schedule 6.16: Change in Collateral

U.S. Facilities	Canadian Facilities
Oregon Office 1500 S.W. First Ave. Suite 200 Portland, OR 97201	Harmac Pulp Mill 1000 Wave Place P.O. Box 1800 Nanaimo, British Columbia V9R 5M5
Spearfish Mill 1510 West Oliver Street Spearfish, SD 57783	Mackenzie Pulp Mill 1000 Coquawaldy Road
Halsey Mill	Mackenzie, British Columbia VOJ 2CO
30480 American Drive Halsey, OR 97348	Fort St. James Sawmill
Spokane Reload Facility 3808 N. Sullivan Road	P.O. Box 254 300 Takla Rd. Fort St. James, BC VOJ 1PO
Spokane, WA

Northport Reload Facility 113 3rd Street Northport, WA 99157	Grand Forks Sawmill P.O. Box 39 570 68th Avenue Grand Forks, British Columbia

Newcastle Reload Facility 200 Faye Ave. Newcastle, WY	Castlegar Sawmill Box 2000 Celgar Road Castlegar, British Columbia VIN 4G4
Curlew Reload Facility 10 Railroad Spur Street Curlew, WA	Midway Sawmill
P.O. Box 70 Highway 3 Midway, British Columbia VOH 1MO

93

Schedule 6.16: Change in Collateral

Company Name	Warehouse Name	Address	City, State, Country
Agenzia Tripcovich SRL	Monfalcone Warehouse	Via L. Einaudi 1	34121 Trieste, Italy

Aguilar Warehousing	PTPS Fontana	8938 Etiwanda Avenue	Rancho Cucamonga, CA

A.M.T. SRL	Naples Warehouse	Piazza Municipio 84	Naples, Italy

Ancon Service Reload	Riverside, CA	1151 Palmyrita Avenue	Riverside, CA 92507

Babcock Lbr Co. (pine)	Gassaway	204 Little Buffalo Road	Gassaway, WV

Babcock Lbr Co (pine)	Hubbard	6472 Mt. Everett Rd. SE	Hubbard, OH 44425

BlueLinx Corp	Denver (Rocky Mtn) - 3rd Party	5800 Pecos Street	Denver, CO 80221

BlueLinx Corp	Memphis	4287 Pilot Drive	Memphis, TN 38108

BlueLinx Corp	Nashville	331 28th Ave. North	Nashville, TN 37209

BlueLinx Corp	Pensacola	4601 McCoy Drive	Pensacola, FL 32503

BlueLinx Corp	Indianapolis (Ruby Park) - 3rd Party	3705 E 21st Street	Indianapolis, IN 46218

BlueLinx Corp	Charleston	4290 Atlanta Street	Charleston, SC 29418

BlueLinx Corp	Minneapolis (Mid America) - 3rd Party	4607 Humboldt Ave North	Minneapolis, MN 55412

BlueLinx Corp	Springfield	3220 E Cherry Street	Springfield, MO 65802

BlueLinx Corp	Buffalo	3720 Jeffrey Blvd	Blasdell, NY

BlueLinx Corp	Rockford (Reload Inc) - 3rd Party	1165 Prairie Hill Road	Rockford, IL

94

Company Name	Warehouse Name	Address	City, State, Country
BlueLinx Corp	Island Pond (RCP) - 3rd Party	C/O RCP Transit, 230 E Brighton Road	Island Pond, VT 05246

BlueLinx Corp	Lackawanna (National Dist) - 3rd Party	C/O South Buffalo Dist. 1951 Hamburg Turnpike	Lackaswanna, NY 14218

Boise Bldg Solutions	Fort Meade	8960 Henkels Lane	Annapolis Jct, MD 20701

Boise Bldg Solutions	Boise	4300 Enterprise	Boise, ID

Brown Lumber Sales Co	Denver (Rocky Mtn) - 3rd Party	5800 Pecos Street	Denver, CO 80221

California Cartage	Mira Loma, CA	3401 Etiwanda Ave. Bldg 831-D	Mira Loma, CA 97152

Cogema	La Pallice Inventory	100 Boulevard Emile-Delmas	LaPallice, Dedex, France 17009

Corey Brothers Tilbury	Tilbury Warehouse	21 Berth , Tilbury Dock	Tilbury, UK

Cory Brothers Sheerness	Sheerness Inventory	Main Road, Sheerness Dock	Kent, United Kingdom

Columbia River Logistics	PTPS Columbia River	3900 SE Columbia Way	Vancouver, WA

Cosco Terminals	Centerm	555 Centennail Road	Vancouver, BC

Dodero & Dodero	Savona Warehouse	Via Chiodo 1/3,	Savona, Italy 17100

Donnelley Logistics	P&TPS Donnelley	1141 E. Glendale Avenue	Sparks, NV

East Fraser Fibre	Analog Warehouse	Corner Richey Road	Mackenzie, BC

Epperson Lumber Sales, Inc.	Statesville	128 Foothills Drive	Statesville, NC 28677

Felix Ribera E Hijos SA	Palamos Warehouse	Mille, Sussi Guerrero C/Pages Ortiz 94	Palamos, Girona Spain 17230

Fraser River Terminals	Fraser River	9311 River Drive	Richmond, BC

95

Company Name	Warehouse Name	Address	City, State, Country
Fraser Surrey Docks	Fraser Surrey Warehouse	1160 Elevator Road	Surrey, BC

Harbour Warehouse	Harbour Warehouse	1427 Lougar Street	Sarnia, Ontario

HNN Logistics N.V.	Antwerp Inventory	Kruisweg Haven 650	Antwerp, Belgium B-2040

IEDS - Spokane Reload	Spokane, WA	3808 N Sullivan Road, Bldg N3	Spokane, WA 99216

Interior Warehousing Ltd.	Interior Warehouse	1955 River Road	Prince George, BC

J. Muller Terminals	Brake Warehouse	Nordstrasse 2	Brake, Germany D26919

Jennifer Enterprises	Chicory Warehouse	P.O. Box 610273	Port Huron, MI

Leicht Warehouse	P&TPS Leicht Warehouse	1500 Donald Street	Green Bay, WI

Lignum	Campo, AZ - 3rd Party	C/O PCI, 1820 S 35th Avenue	Campo, AZ

Lignum	Getz, AZ - 3rd Party	C/O Luck Seven, 2500 E Andy Devine	Getz, AZ

Lignum	Glendale, AZ - 3rd Party	C/O Schuck Components, 8205 N 67	Glendale, AZ

Lignum	Las Vegas, NV - 3rd Party	C/O SW Reload, 4740 E Tropical Parkway	Las Vegas, NV

Lignum	Loveland, CO -3rd Party	C/O All Weather Wood, 715 Denver Ave.	Loveland, CO

Lignum	Winona, AZ - 3rd Party	C/O Western Truss 7145 Leupp Road	Winona, AZ

Lignum	St. Louis, MO - 3rd Party	C/O Reload Inc, 1221 South 39th Street	St. Louis, MO

MLP 2000 Inc	Delson, PQ	338 St Francois Xavier	Delson, PQ J5B 1Y3

Nanaimo Harbour Commission	GAW Nanaimo	P.O. Box 131	Nanaimo, BC

96

Company Name	Warehouse Name	Address	City, State, Country
National Distribution Services	Elsdon, IL	3501 West 51st Street	Elsdon, IL 60632

Naviport S.R.L.	Livorno Warehouse	Via Salvatore Orlando 3 1st floor	Livorno, Italy 57126

North Pacific	Indianapolis	310 S Kitley Ave	Indianapolis, IN 46219

North Pacific	Wyoming	5836 Clay Avenue SW	Wyoming, MI 49548

North Pacific	Mason	805 Hull road	Mason, MI

North Vancouver Distribution	Nvan Distribution	1777 West 1st Street	North Vancouver, BC

Northgate Terminals Ltd	Northgate	1331 McKeen Avenue	North Vancouver, BC

Partners Warehouse	PTPS Peru	26634 S. Center Point Drive	Elwood, IL 60421

Port of Longview	Port of Longview	10 Port Way	Longview, WA 98632

Port of Portland	Port of Portland	7201 N Marine Drive	Portland, OR 97203

Port of Squamish	Squamish Port	Squamish Terminal	Squamish, BC

Port of Vancouver	Port of Vancouver	3103 Lower River Road	Vancouver, WA

Potlatch Corp	P&TPS Potlatch	3901 North Donna Street	Las Vegas, NV

Potlatch Idaho Pulp & Paperboard	P&TPS Lewiston	Inland Warehouse, 1730 3rd Avenue North	Lewiston, Id

Potlatch Idaho Pulp & Paperboard	P&TPS Lewiston	803 Mill Road	Lewiston, Id

Puget Sound Railroad	P&TPS Grays Harbour	C/O Puget Sound Rail Road, 801 23 Rd Avenue	Hoquiam, Wa

97

Company Name	Warehouse Name	Address	City, State, Country
Quebacor World	P&TPS Fernley	2200 E. Newlands Drive	Fernley, NV 89408

RCP Transit	Island Pond, VT	230 Route 105 East Brighton Road	Island Pond, VT 05846

Riverside Reload Center	Riverside, VT	46 Steam Town Road	Bellows Falls, VT 05101

Sea-Invest France	Sete Warehouse	3,Quai De La Republique	Sete, France

Stanton Grove	Liverpool Warehouse	Alexandria House	Liverpool Terminal Bottle, UK

Stuart Channel Wharves	Crofton, BC	8359 Crofton Road	Crofton, BC

Tangent Industrial Park	Tangent Warehouse	Bldg 41	Tangent, OR

Transload Limited Inc	Birmingham, AL	3433 35th Street, North	Birmingham, AL

Verbrugge Zeeland Terminals	HDL/Sappi/Flushing Inventory	Engelandweg 12, Haven 1054	Vlissingen, Netherlands

Warehouse Specialists Inc.	P&T WSI	2455 NW 26th Avenue	Portland, OR 97210

Warehouse Specialists Inc.	PTPS JH Blandon	7144 Daniels Drive	Allentown, PA 18106

Westend Storage	Westend Storage	560 Wallrich Avenue	Cornwall, Ontario

Western Stevedoring Co.	Lynnterm East/West	15 Mountain Way	North Vancouver, BC

98

SCHEDULE 7.3(f): Existing Liens

•	Lien in favor of Linn County, Oregon with respect to payment of taxes in the amount of $536,364.36.

•	Lien in favor of Multnomah County, Oregon with respect to payment of taxes in the amount of $12,500.

•	Lien in favor of Industra/Matric Joint Venture Inc. with respect to judgment in the amount of $240.

•	Lien in favor of Associates Commercial Corp. with respect to Indebtedness in the amount of $23,206.

•	Lien in favor of Peter T. Pope with respect to the Peter T. Pope Art Collection.

•	Liens with respect to specific equipment of Pope & Talbot, Inc. in favor of IBM Credit Corporation.

•	Liens with respect to specific equipment of Pope & Talbot, Inc. in favor of IBM Credit LLC.

•	Liens with respect to specific equipment of Pope & Talbot, Inc. in favor of NMHG Financial Services, Inc.

•	Liens with respect to specific equipment of Pope & Talbot, Inc. in favor of Toyota Motor Credit Corporation.

•	Liens with respect to specific equipment of Pope & Talbot, Inc. in favor of Winthrop Resources Corporation.

•	Liens with respect to specific equipment of Pope & Talbot, Inc. in favor of Caterpillar Financial Services.

•	Lien in favor of K&D Logging Ltd. with respect to nonpayment of services rendered in the amount of $822,816.80.

•	Lien in favor of Newland Enterprises Ltd. with respect to nonpayment of services rendered in the amount of $1,104,475.10.

•	The Liens set forth on Annex A attached hereto.

99

SCHEDULE 7.8: Existing Investments

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	Certificate No.	Par Value
Pope & Talbot, Inc.	P&T Power Company	Corporation	1,000	1,000	1	No par

Pope & Talbot, Inc.	Penn Timber Inc.	Corporation	680	2,000	3	$1/share

Pope & Talbot, Inc.	Penn Timber Inc.	Corporation	1320	2,000	2	$1/share

Pope & Talbot, Inc.	Hasley C1O2 Limited Partnership	Limited Partnership	1% (general partner)	100% of partnership interests are outstanding	uncertificated	N/A

Pope & Talbot, Inc.	Pope & Talbot Lumber Sales, Inc.	Corporation	100	100	2	$.01/share

Pope & Talbot, Inc.	Pope & Talbot Pulp Sales U.S., Inc.	Corporation	100	100	1	$.01/share

Pope & Talbot, Inc.	Pope & Talbot Relocation Services, Inc.	Corporation	100	100	1	$10/share

Pope & Talbot, Inc.	Pope & Talbot Ltd.	Corporation	100	100	CB-1	No par value

Pope & Talbot, Inc.	P & T Finance Three LLC	Limited Liability Company	100%	100% of membership interests are outstanding	1	N/A

P&T Funding Ltd.	Pope & Talbot Spearfish Limited Partnership	Limited Partnership	0.1% (limited partner)	100% of partnership interests are outstanding	2	N/A

Pope & Talbot, Ltd.	Pope & Talbot Spearfish Limited Partnership	Limited Partnership	99.9% (general partner)	100% of partnership interests are outstanding	1	N/A

Pope & Talbot, Inc.	P&T Finance One Limited Partnership	Limited Partnership	99% (limited partner)	100% of partnership interests are outstanding	LP-1	N/A

Penn Timber Inc.	P&T Finance One Limited Partnership	Limited Partnership	1% (general partner)	100% of partnership interests are outstanding	GP-1	N/A

100

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	Certificate No.	Par Value
Penn Timber Inc.	P&T Finance Two Limited Partnership	Limited Partnership	1% (general partner)	100% of partnership interests are outstanding	GP-1	N/A

P&T Finance One Limited Partnership	P&T Finance Two Limited Partnership	Limited Partnership	99% (limited partner)	100% of partnership interests are outstanding	LP-1	N/A

Pope & Talbot Ltd.	Mackenzie Pulp Land Ltd.	Corporation	1	1	C-3	No par value

P &T Funding Ltd.	P&T LFP Investment Limited Partnership	Limited Partnership	0.1% (general partner)	100% of partnership interests are outstanding	Unit Certificate No. GP001	N/A

Pope & Talbot Ltd.	P&T LFP Investment Limited Partnership	Limited Partnership	99.9% (limited partner)	100% of partnership interests are outstanding	Unit Certificate No. LP001	N/A

P & T LFP Investment Limited Partnership	Lignum Forest Products LLP	Limited Liability Partnership	20%	100% of partnership interests are outstanding	uncertificated	N/A

Pope & Talbot Inc.	P&T Factoring Limited Partnership	Limited Partnership	89.9% (limited partner)	100% of partnership interests are outstanding	LP-1	N/A

Pope & Talbot, Pulp sales Inc.	P&T Factoring Limited Partnership	Limited Partnership	10% (general partner)	100% of partnership interests are outstanding	GP-1	N/A

Pope & Talbot Ltd.	P&T Factoring Limited Partnership	Limited Partnership	0.1% (general partner)	100% of partnership interests are outstanding	GP-2	N/A

Pope & Talbot Inc.	P&T Funding Ltd.	Corporation	1	1	C-3	No par value

Pope & Talbot Pulp Sales U.S., Inc.	Pope & Talbot Pulp Sales Europe, LLC	Limited Liability Company	890	1,000	uncertified	$.00/share

Pope & Talbot, Inc.	Pope & Talbot Pulp Sales Europe, LLC	Limited Liability Company	110	1,000	uncertified	$.00/share

101

Note: de minimis shares of stock held in various companies for the purpose of obtaining annual reports not included in this Schedule.

Guaranteed Investment Contracts

Pope & Talbot Ltd.	Canadian Imperial Bank of Commerce	Box 670 Grand Forks, BC VOH 1H0	38-7869875

Pope & Talbot Ltd.	Canadian Imperial Bank of Commerce	Box 670 Grand Forks, BC VOH 1H0	37-9659875

Pope & Talbot Ltd.	Canadian Imperial Bank of Commerce	Box 670 Grand Forks, BC VOH 1H0	94-0992671

Pope & Talbot Ltd.	Canadian Imperial Bank of Commerce	Box 670 Grand Forks, BC VOH 1H0	35-0400571

Pope & Talbot Ltd.	Canadian Imperial Bank of Commerce	Commerce Place 400 Burrard St. Vancouver, BC V6C 3A6	22-4839675

102

SCHEDULE 7.17: Deposit Accounts and Securities Accounts

Account number 7323416 held by Penn Timber, Inc. at The Toronto Dominion Bank.

103

Annex A to Schedule 7.3(f)

Canadian Lien Search Results

On file with SR&Z.

104

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	ABLECO FINANCE LLC, as Collateral Agent

299 Park Avenue

Floors 21-23

New York, New York 10171

Attention: Mr. Seth Fink

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain Debtor-in-Possession Credit and Security Agreement dated as of November     , 2007 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”), among Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent “) and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Section 6.2 of the Credit Agreement, the undersigned Responsible Officer of the Parent hereby certifies that:

1. The financial information of the Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of the Parent and its Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 6 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action the Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. The representations and warranties of the Parent and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that they relate to a specified earlier date in which case such representations and warranties are true and correct as of such earlier date), except as set forth on Schedule 3 attached hereto.

5. To the extent not previously disclosed to the Agents, Schedule 4 attached hereto contains a list which sets forth any jurisdiction where any Loan Party keeps inventory or equipment with a Book Value in excess of $500,000 at any one location and of any registered Intellectual Property acquired by any Loan Party since the date of the most recent list delivered to the Agents pursuant to clause (y) of Section 6.2(b)(ii) of the Credit Agreement (or, in the case of the first such list so delivered, since the Interim Facility Effective Date) and contains copies of all filings or other actions to be taken with respect thereto as required by the Credit Agreement, any Bankruptcy Court Order or any other Loan Document.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this          day of                     ,             .

POPE & TALBOT, INC., as a Debtor and Debtor-in- Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Collateral Locations, Filings and Actions

EXHIBIT B

FORM OF CLOSING CERTIFICATE

[Name of Loan Party]

The undersigned,                     , in his capacity as [Title of Responsible Officer] of                     , a                      [corporation] [limited liability company] [limited partnership] (the “Company”), is delivering this certificate pursuant to Section 5.1(h) of the Debtor-in-Possession Credit and Security Agreement, dated as of November     , 2007 (the “Credit Agreement”), among Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”) and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”). All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

As required by the Credit Agreement, I hereby certify that:

(a) attached hereto as Exhibit A is a true, correct and complete copy of the [certificate of incorporation] [certificate of formation] [certificate of limited partnership] of the Company, together with all amendments thereto, as in effect on and as of the date hereof;

(b) attached hereto as Exhibit B is a true, correct and complete copy of the [by-laws] [operating agreement] [limited partnership agreement] of the Company, together with all amendments thereto, as in effect on and as of the date hereof;

(c) attached hereto as Exhibit C is a true, correct and complete copy of the resolutions adopted by the [board of directors] [managing member] [general partner] authorizing (i) the borrowings and transactions contemplated by the Loan Documents to which the Company is or will be a party, and (ii) the execution, delivery and performance by the Company of each Loan Document to which the Company is or will be a party and the execution and delivery of the other documents to be delivered by the Company in connection therewith, which resolutions remain in full force and effect without amendment or modification on and as of the date hereof;

(d) the following persons have been duly elected are, qualified and are acting as officers of the Company on the date hereof, the signatures opposite their names are their true signatures and such persons are authorized to sign each Loan Document, the Borrowing Notice and any other notices, certificates or agreements to which the Company is or will be a party and the other documents to be executed and delivered by the Company in connection therewith:

Name	Office	Signature

(e) the representations and warranties of the Company contained in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to any Secured Party pursuant to the Credit Agreement on or prior to the Interim Facility Effective Date are true and correct on and as of the Interim Facility Effective Date as though made on and as of such date;

(f) no Default or Event of Default has occurred and is continuing on the Interim Facility Effective Date or would result from the Credit Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms; and

(g) attached hereto as Exhibit D is a true, correct and complete copy of the good standing certificates of the Company, certified by the appropriate official(s) of the state or other applicable jurisdiction of organization and each state of foreign qualification of the Company.

[signature page follows]

Signature page to Closing Certificate for

[Name of Loan Party]

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the      day of November, 2007.

By:
Name:
Title:

I,                             , the [Title of another Responsible Officer] of the Company, hereby certify that                              is the duly elected, qualified and acting [Title of Responsible Officer] of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: November     , 2007

By:
Name:
Title:

Signature page to Closing Certificate for

[Name of Loan Party]

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated                  ,

Reference is made to the Debtor-in-Possession Credit and Security Agreement, dated as of November     , 2007 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefore, being hereinafter referred to as the “Credit Agreement”), among Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”) and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”). Capitalized terms defined in the Credit Agreement are used in this assignment and acceptance (this “Agreement”) as defined therein.

                     (solely in its capacity as a Lender under the Credit Agreement) (the “Assignor”) and                      (the “Assignee”), agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty, and the Assignee hereby purchases and assumes from the Assignor, on the Effective Date (as defined below), an interest as set forth in Exhibit A attached hereto (the “Assigned Interest”) in and to (i) all of the Assignor’s right, title and interest with respect to each Loan set forth in Exhibit A, and (ii) to the extent related thereto, all of the Assignor’s rights and obligations, solely as a Lender, under the Credit Agreement and any other Loan Document (including, without limitation, (A) if the Assignor’s Commitment with respect to any such Loan shall not have been terminated, the Assignor’s Commitment with respect to such Loan set forth in the Credit Agreement, (B) the outstanding principal amount of such Loan made by the Assignor, and (C) the Assignor’s Pro Rata Share of the obligations of each Loan Party under the Credit Agreement and the Loan Documents). The Assigned Interest (expressed as a percentage) in each Loan is set forth in Exhibit A opposite the name of the corresponding Loan.

2. The Assignor (i) represents and warrants as of the date hereof that its Commitment, or if its Commitment shall have been terminated, the outstanding principal amount, with respect to each Loan assigned hereunder is equal to or in excess of the Assigned Interest (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Credit

Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

(a) The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Loan Parties, the Collateral, the Loans and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Assignor in connection with the assignment made under this Agreement. The Assignee further acknowledges that the Assignee will, independently and without reliance upon the Assignor or any other Secured Party and based upon the Assignee’s review of such documents and information as the Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Agreement and taking or not taking action under the Loan Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Credit Agreement or at any time or times thereafter.

(b) The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Credit Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Loan Documents.

(c) The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Loan Parties to the Assignor or the Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Loan Parties or any other Person liable for the payment of any Loan or payment of amounts owed in connection with other extensions of credit under the Credit Agreement or the value of the Collateral or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Credit Agreement or as to the existence or possible existence of any Event of Default or Default.

(d) Each party to this Agreement represents and warrants to the other party to this Agreement that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

(e) Each party to this Agreement represents and warrants that the making and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it.

(f) Each party to this Agreement represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Agreement.

(g) The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any Lien.

(h) The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Credit Agreement or any other Loan Document.

(i) The Assignee appoints and authorizes the Agents to take such action as an agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto.

(j) The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Loan Documents are required to be performed by it as a Lender.

(k) The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

(l) The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

3. The effective date for this Agreement shall be (a) in the case of a Related Party Assignment, the later of (i)              and (ii) the date this Agreement is recorded on the

Related Party Register, and (b) in all other cases, the later of (i)                  ,         , which date is at least three (3) Business Days after (A) the execution of this Agreement, (B) the delivery of this Agreement to the Administrative Agent for acceptance, and (C) the payment of the processing and recordation fee of $3,500 to the Administrative Agent, (ii) the date on which the Assignor has received the payment, in immediately available funds, from the Assignee of $            , which amount represents the purchase price for the Assigned Interest and (iii) the date this Agreement is recorded on the Register (such date, the “Effective Date”).

4. Upon such acceptance, as of the Effective Date (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement and the other Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement and the other Loan Documents that have been assigned to it pursuant to this Agreement, and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents that have been assigned by the Assignor to the Assignee pursuant to this Agreement.

5. Upon such acceptance, from and after the Effective Date and the delivery of a fully executed copy of this Agreement to the Collateral Agent in accordance with Section 10.6(e) of the Credit Agreement, the Agents shall make all payments under the Credit Agreement in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Agreement which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Agreement or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

6. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely therein without consideration as to choice of law.

[ASSIGNOR]

By:
Name:
Title:
Date:

[ASSIGNEE]

By:
Name:
Title:
Date:

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNEE

Wire Instructions:

Bank Name:
ABA #:
A/C:
FFC:
Ref:
Attn:

Notices:

Signature Page to Assignment and

Acceptance

ACCEPTED this day of

[WELLS FARGO FINANCIAL CORPORATION CANADA,
as Issuing Lender

By:
Name:
Title:]

[WELLS FARGO FINANCIAL CORPORATION CANADA,
as Swingline Lender

By:
Name:
Title:]

[WELLS FARGO FINANCIAL CORPORATION CANADA, as Administrative Agent]

By:
Name:
Title:

ABLECO FINANCE LLC
as Collateral Agent

By:
Name:
Title:

ABLECO FINANCE LLC, as Term Loan B Agent

By:
Name:
Title:

Signature Page to Assignment and

Acceptance

EXHIBIT A

1.	Borrower:

Pope & Talbot Ltd., as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA

2.	Name and Date of main Loan Document:

Debtor-in-Possession Credit and Security Agreement, dated as of November     , 2007, among Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”) and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”).

3.

Type of Loans	Amount of Outstanding Loans owned by Assignor	Assignor’s Remaining Commitment for such Loans	Amount of Portion of Assignor’s Outstanding Loans to be assigned to Assignee	Amount of Assignor’s Commitment for such Loans to be assigned to Assignee	Percentage Interest of Portion of Assignor’s Loans and Commitment to be assigned to Assignee

EXHIBIT E

FORM OF GUARANTY

GUARANTY (this “Guaranty”), dated as of November     , 2007, made by each party listed as a “Guarantor” on the signature pages hereto (together with each other Person (as defined in the Credit Agreement referred to below) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement referred to below) from time to time, each a “Guarantor” and collectively, jointly and severally, the “Guarantors”), in favor of Ableco Finance LLC, as collateral agent (the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code (the “Parent”), Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several lenders from time to time parties to the Credit Agreement referred to below (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), the Collateral Agent and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”), are parties to a Debtor-in-Possession Credit and Security Agreement, dated as of the date hereof (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, the Parent directly or indirectly owns all of the issued and outstanding Capital Stock of the Borrower and each other Guarantor, and each Guarantor (other than the Parent) is a direct or indirect Subsidiary or an Affiliate of the Borrower;

WHEREAS, pursuant to Section 5.1(a) of the Credit Agreement, each Guarantor is required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement), a guaranty guaranteeing all Loans (as defined in the Credit Agreement) and all other Obligations (as defined in the Credit Agreement) of the Borrower under the Credit Agreement; and

WHEREAS, each Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, such Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans, issue the Letters of Credit and provide other financial accommodations pursuant to the Credit Agreement, each Guarantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Guaranty. Each Guarantor hereby (i) unconditionally and irrevocably, jointly and severally, guarantees to the Collateral Agent, for the benefit of the Secured Parties, the punctual payment, as and when due and payable, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, of all Obligations from time to time owing under any Loan Document, whether for principal, interest, all reimbursement obligations or other liabilities with respect to any other financial accommodations (including, without limitation, in respect of Letters of Credit and Bank Product Obligations) extended to the Borrower pursuant to the Credit Agreement and the other Loan Documents, and all reasonable fees, commissions, expense reimbursements, indemnifications or otherwise (such Obligations, being hereinafter referred to as the “Guaranteed Obligations”), and (ii) agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any of the Secured Parties in enforcing any rights under this Guaranty.

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) Each Guarantor hereby jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Secured Party to any Collateral. The obligations of each Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv) the existence of any claim, set-off, defense or other right that such Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(vi) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than payment in full of the Guaranteed Obligations).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Secured Parties or any other Person, all as though such payment had not been made.

(b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the date on which (A) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (B) any further commitments to extend credit under the Loan Documents shall have been terminated, (C) the Letters of Credit and Bank Product Obligations shall have been collateralized in accordance with the terms of the Credit Agreement and (D) the Credit Agreement and the other Loan Documents shall have been terminated in accordance with the terms thereof (the “Guaranty Termination Date”), (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document (including, without limitation, all or any portion of its Commitments and the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case, as provided in the Credit Agreement. Each Guarantor agrees that each participant shall be entitled to the benefits of this Section 3 and Section 13 hereof with respect to its participation in any portion of the Loans as if it was a Lender. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent.

SECTION 4. Waivers. Each Guarantor hereby waives, to the extent permitted by law, (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations (other than any such notice expressly set forth in any of the Loan Documents) and this Guaranty and any requirement that the Secured Parties exhaust any right or take any action against the Borrower, any other Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source or to exhaust any right or take any action against the Borrower, any other Loan Party or any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto and (v) any other defense available to such Guarantor other than payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that the Secured Parties shall have no obligation to marshall any assets in favor of such Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and in the Credit Agreement and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5. Interest. Each Guarantor hereby acknowledges that certain of the rates of interest applicable as to the Guaranteed Obligations may be computed on the basis of a year of 360, 365 or 366 days, as the case may be, and paid for the actual number of days elapsed. For the purposes of the Interest Act (Canada), as the same may be amended, replaced or re-enacted from time to time, whenever any interest is calculated using a rate based on a year of 360, 365 or 366 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to:

(a)	the applicable rate based on a year of 360, 365 or 366 days, as the case may be,

(b)	multiplied by the actual number of days in a calendar year in which the period for such interest is payable (or compounded), and

(c)	divided by 360, 365, or 366 days, as the case may be.

In the event that it is held by a court of competent jurisdiction that Section 347 of the Criminal Code (Canada) applies to a payment under this Guaranty of “interest” (as defined in that section), then, notwithstanding any provision in this Guaranty, in no event shall the aggregate of such “interest” exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Guaranty lawfully permitted by that section and, if any payment, collection or demand pursuant to this Guaranty in respect of that “interest” (as defined in that section) is determined to be contrary to the provisions of that section, the amount of such payment, collection or demand in excess of that permitted under applicable law shall be deemed to have been made by mutual mistake of the applicable Guarantor and the applicable Secured Party and the amount of such excess payment or collection shall be refunded to that Guarantor. For the purposes of this Guaranty, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Collateral Agent will, absent manifest error, be prima facie evidence of such rate.

SECTION 6. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against the Borrower, any Loan Party or any other Person or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any Loan Party or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Guaranty Termination Date. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the Guaranty Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty and the Credit Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations and the Guaranty Termination Date shall have occurred, the Secured Parties will, at any Guarantor’s request and expense, execute and deliver to any Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment by a Guarantor.

SECTION 7. Representations, Warranties and Covenants. Each Guarantor hereby represents and warrants as follows:

(a) Such Guarantor (i) is a corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) subject to the entry and the term of the Bankruptcy Court Orders, has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Loan Document to which such Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of clause (iii), where the failure to be so qualified or the failure to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document to which such Guarantor is or will be a party (i) have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, (ii) do not and will not contravene its charter or by-laws, its limited liability company agreement or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, or any contractual restriction binding on or otherwise affecting such Guarantor or any of its properties (other than (A) where the contravention of such other contractual restrictions, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (B) conflicts, breaches and defaults the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Cases or the CCAA Proceedings ), or any order or decree of any court or Governmental Authority (including, without limitation, any order entered in the Chapter 11 Cases or the CCAA Proceedings ), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties, except in the case of this clause (iv) where such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have a Material Adverse Effect.

(c) Except for the entry of the Bankruptcy Court Orders, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by such Guarantor of this Guaranty or any Loan Document to which such Guarantor is or will be a party, except for the filings referred to in Section 4.20 of the Credit Agreement and any other filings made in order to perfect the security interests of the Secured Parties.

(d) Subject to the entry of and the terms of the Bankruptcy Court Orders, each of this Guaranty and the other Loan Documents to which such Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by (i) general equitable principles (whether considered in a proceeding in equity or at law); and (ii) requirements of reasonableness, good faith and fair dealing.

(e) [Intentionally Omitted].

(f) Such Guarantor (i) has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower and the other Loan Parties, and has no need of, or right to obtain from any Secured Party, any credit or other information concerning the affairs, financial condition or business of the Borrower or the other Loan Parties that may come under the control of any Secured Party.

(g) Such Guarantor acknowledges and agrees that by its execution and delivery of this Guaranty (i) it shall be bound, as a Guarantor, by all the provisions of the Credit Agreement and the other Loan Documents and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the Guarantors (including, without limitation, each of the covenants that are set forth in Section 6, Section 7 and Section 10.5 of the Credit Agreement) and (ii) from and after the date hereof, each reference to a “Guarantor”, the “Guarantors”, a “Loan Party” or the “Loan Parties” in the Credit Agreement and each other Loan Document shall include such Guarantor.

SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Secured Party may, and is hereby authorized to, without prior notice to the Guarantors, any such notice being expressly waived by the Guarantors to the extent permitted by applicable law, upon any amount becoming due and payable by any Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise), and to the fullest extent permitted by law, set-off and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding designated accounts held in trust for the benefit of a third party or for the payment of withholding taxes, in each case, to the extent such accounts are identified as such to the Agents by any Loan Party) in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of such Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document. Each Secured Party agrees to notify the applicable Guarantor promptly after any such set-off and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Party may have under this Guaranty or any other Loan Document, in law or otherwise.

SECTION 9. Notices, Etc.

(a) All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Guarantor, to it at its address set forth on the signature page hereto, or if to a Secured Party, to it at its address set forth in Section 10.2 of the Credit Agreement; or as to such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 9. All such notices and other communications shall become effective in the manner set forth in Section 10.2 of the Credit Agreement.

(b) Nothing in this Guaranty or in any other Loan Document shall be construed to limit or affect the obligation of any Guarantor or any other Person to serve upon the Agents and the Lenders in the manner prescribed by the US Bankruptcy Code or the Canadian Bankruptcy Statutes any pleading or notice required to be given to the Agents and the Lenders pursuant to the US Bankruptcy Code or the Canadian Bankruptcy Statutes.

SECTION 10. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY BANKRUPTCY COURT OR IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, CARE OF THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE CREDIT AGREEMENT AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTIES TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY

OTHER JURISDICTION. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

SECTION 11. WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SECURED PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS AGREEMENT.

SECTION 12. Taxes and Judgment Currency. The provisions of Sections 2.22 and 10.18 of the Credit Agreement (including the defined terms used therein) are hereby incorporated by reference as if fully set forth herein, including, without limitation, with respect to all payments made by any Guarantor or any judgment in respect hereof.

SECTION 13. Miscellaneous.

(a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Administrative Agent, for the benefit of the Secured Parties, at such address specified by the Administrative Agent from time to time by notice to each Guarantor.

(b) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by each Guarantor and the Collateral Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent (with the consent of the

Required Lenders, or if required by the Credit Agreement, all the Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Secured Parties to exercise any of their rights under any other Loan Document against such party or against any other Person.

(d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guaranty and the other Loan Documents reflect the entire understanding of the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(f) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g) THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, EXCEPT AS GOVERNED BY THE US BANKRUPTCY CODE OR AS OTHERWISE PROVIDED BY THE CCAA AND EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

GUARANTORS:

POPE & TALBOT, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT LTD.,
as General Partner and as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

Signature page to Guaranty

PENN TIMBER, INC., as a Debtor and Debtor-in- Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

POPE & TALBOT RELOCATION SERVICES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

P&T POWER COMPANY, as a Debtor and Debtor-in- Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

Signature page to Guaranty

POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

POPE & TALBOT LUMBER SALES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200 Portland, Oregon 97201

MACKENZIE PULP LAND LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a Debtor Company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

Signature page to Guaranty

P&T LFP INVESTMENT LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	P&T FUNDING LTD., as General Partner and as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200 Portland, Oregon 97201

Signature page to Guaranty

P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a Debtor Company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

P&T FINANCE ONE LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC., as General Partner and as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

Signature page to Guaranty

P&T FINANCE TWO LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC., as General Partner and as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

P&T FACTORING LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT PULP SALES U.S., INC., as Managing General Partner and as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200 Portland, Oregon 97201

Signature page to Guaranty

P&T FINANCE THREE LLC, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	POPE & TALBOT LTD., as Manager and as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:
Name:
Title:

Address:	1500 S.W. First Avenue, Suite 200
Portland, Oregon 97201

Signature page to Guaranty

EXHIBIT G

FORM OF BORROWING NOTICE

POPE & TALBOT LTD.

                 , 200

Wells Fargo Financial Corporation Canada,

as Administrative Agent under the below referenced Credit Agreement

55 Standish Court, Suite 400

Mississauga, Ontario L5R 4J4

Attention: Nick Scarfo

Ladies and Gentlemen:

The undersigned, Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), refers to the Debtor-in-Possession Credit and Security Agreement, dated as of November     , 2007 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”), among Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), the Borrower, the Guarantors set forth on the signature pages thereto, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”) and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”), and hereby gives you notice pursuant to Section 2 of the Credit Agreement that the Borrower hereby requests a Loan (the “Proposed Loan”) under the Credit Agreement and, in connection with this request, sets forth below the following information as required by Section [2.3] [2.6] [2.8] of the Credit Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Credit Agreement.

(i) The aggregate principal amount of the Proposed Loan is $            .[1]

(ii) The Proposed Loan is [a Revolving Credit Loan] [Term Loan B] [Swing Line Loan].

[1]

Each Revolving Credit Loan shall be in a minimum amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple of $50,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $100,000 or a whole multiple of $50,000 in excess thereof.

(iii) The Proposed Loan is [a Base Rate Loan] [a Eurodollar Loan.]

(iv) The proceeds of the Proposed Loan will be used for the following purposes:                                                              .

(v) The borrowing date of the Proposed Loan is                     .2

(vi) The proceeds of the Proposed Loan should be made available to Borrower by wire transferring such proceeds in accordance with the payment instructions attached hereto as Exhibit A.

[Remainder of this page intentionally left blank]

[2]	This date must be a Business Day.

The undersigned certifies on behalf of the Borrower that (i) the representations and warranties contained in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to any Secured Party pursuant thereto on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof, (ii) no Default or Event of Default has occurred and is continuing or will result from the making of the Proposed Loan nor, to the Borrower’s knowledge, will occur or will be continuing on the date of the Proposed Loan and (iii) all applicable conditions set forth in Section 5 of the Credit Agreement have been satisfied or waived as of the date hereof.

Very truly yours,

POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as Borrower

By:
Name:
Title:

Signature Page to Borrowing Notice

EXHIBIT A

Payment Instructions

EXHIBIT H-1

FORM OF INTERM US BANKRUPTCY COURT ORDER

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re	:	Chapter 11
:
POPE & TALBOT, INC., et al.,	:	Case No. 07- ( )
:
Debtors.	:	Jointly Administered
:
x

INTERIM ORDER UNDER 11 U.S.C. §§ 105(a), 361, 363, 364(c), 364(d) AND 364(e) AND

FED. R. BANKR. P. 2002, 4001 AND 9014 (I) APPROVING USE OF CASH COLLATERAL,

(II) AUTHORIZING DEBTORS TO INCUR POST-PETITION SECURED INDEBTEDNESS,

(III) GRANTING SECURITY INTERESTS AND SUPERPRIORITY CLAIMS, AND (IV)

SCHEDULING FINAL HEARING

Pope & Talbot, Inc. (“P&T”), Pope & Talbot Ltd. (“Limited”), Penn Timber, Inc. (“Timber”), Pope & Talbot Lumber Sales, Inc. (“Lumber”), Pope & Talbot Pulp Sales U.S., Inc. (“Pulp”), Pope & Talbot Relocation Services, Inc. (“Relocation”), Pope & Talbot Spearfish Ltd. Partnership (“Spearfish”), P&T Finance Three LLC (“Finance Three”), P&T Power Company (“Power”), Mackenzie Pulp Land Ltd. (“Mackenzie”), P&T Factoring Limited Partnership (“Factoring”), P&T Finance One Limited Partnership (“Finance One”), P&T Finance Two Limited Partnership (“Finance Two”), P&T Funding Ltd. (“Funding”), and P&T LFP Investment Limited Partnership (“LFP,” and collectively with P&T, Limited, Timber, Lumber, Pulp, Relocation, Spearfish, Finance Three, Power, Mackenzie, Factoring, Finance One, Finance Two, and Funding, the “Debtors” or the “Loan Parties”), as debtors and debtors-in-possession in the above-captioned chapter 11 cases (the “Chapter 11 Cases”),1 having moved on November     ,

[1]	P&T, Limited, Mackenzie, Timber, Lumber, Pulp, Relocation, Power, Finance Three, and Funding are also currently are debtor companies with cases pending under the Companies' Creditors Arrangement Act (Canada), as amended.

2007 (the “Motion”) 2 for an order authorizing them to use certain Collateral (as defined in the Pre-Petition Credit Agreement, “Pre-Petition Collateral”), including cash collateral (the “Cash Collateral”), in which certain pre-petition secured parties may have an interest, to incur post-petition secured indebtedness, to grant security interests and superpriority claims pursuant to sections 105(a) and 364(c) and (d) of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”) and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and having requested, among other things, that:

(a) the Court authorize the Debtors to use the Cash Collateral on the terms set forth herein;

(b) the Court authorize the Debtors, pursuant to sections 105(a) and 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rules 2002, 4001, and 9014, to obtain from Wells Fargo Financial Corporation Canada (“Wells Fargo” or the “Administrative Agent”), as administrative agent, and Ableco Finance LLC, as collateral agent (“Ableco” or the “Collateral Agent,” and together with the Administrative Agent, the “Agents”), each acting for itself, as lender, and as agent for other lenders that may from time to time become lenders (Wells Fargo and Ableco in their capacities as lenders, together with such other lenders, collectively, the “Lenders”), cash advances and other extensions of credit in an aggregate principal amount of up

[2]	Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or that certain Credit Agreement by and among P&T as parent (“Parent”), Limited, as borrower (the “Borrower”), Timber, Lumber, Pulp, Relocation, Spearfish, Finance Three, Power, Mackenzie Pulp Land Ltd., P&T Factoring Limited Partnership, P&T Finance One Limited Partnership, P&T Finance Two Limited Partnership, P&T Funding Ltd., P&T LFP Investment Limited Partnership (collectively, together with the “Parent, the “Guarantors””), as guarantors, on the one hand, and the Lenders, on the other hand, dated as of November , 2007 (the “DIP Loan Agreement,” and collectively with other agreements, instruments and documents executed in connection therewith, the “DIP Loan Documents”), as the case may be.

2

to $89,062,301.57 (the “Maximum Final Borrowing”) consisting of (i) a multi-draw term loan facility in the aggregate principal amount of $18,000,000 (the “DIP Term Loan Facility”) and (ii) a revolving credit facility with a commitment amount equal to $71,062,301.57 (as defined in the DIP Loan Agreement) (the “DIP Revolving Credit Facility” and together with the DIP Term Loan Facility, the “DIP Loans”), including a subfacility for the issuance of letters of credit (the “Letters of Credit”).3 Pursuant to the DIP Loan Agreement, proceeds of the DIP Loan Agreement, (i) in the case of the DIP Revolving Credit Facility, subject to the Borrowing Base and the Budget (as defined below) (after giving effect to any Budget Carryover Amount (and as calculated and applied as set forth in the definition of such term in the DIP Loan Agreement)), shall be used in accordance with the expenditure line items in the Budget (x) on or before the Final Facility Effective Date, to repay all Pre-Petition Revolving Loan Obligations in full; (y) to pay all accrued and unpaid interest and letter of credit fees in respect of the Revolving Credit Facility; and (z) to fund working capital needs and general corporate purposes of the Borrower and the Guarantors (and such other purposes as are consistent with the Budget) (including, without limitation, payments with respect to Carve-Out (as defined in the DIP Loan Agreement) incurred in the ordinary course of business of the Loan Parties to the extent consistent with the Budget or as otherwise approved by this Court or the Canadian Bankruptcy Court, as applicable (and not otherwise prohibited under the DIP Loan Agreement or under this Interim Order and the Canadian DIP Order), in each case, subject to the priorities set forth in the definition of “Agreed Administrative Expense Priorities” in the DIP Loan Agreement), (ii) in the case of the Letters of

[3]	All Letters of Credit outstanding on the Chapter 11 Filing Date shall be deemed to be reissued under the DIP Revolving Credit Facility upon the refinancing of the Pre-Petition Revolving Credit Facility and each such Letter of Credit shall constitute a “Letter of Credit” for all purposes under the DIP Loan Agreement.

3

Credit, shall be used for general corporate and working capital purposes, and (iii) in the case of the DIP Term Loan Facility, shall be used (a) in accordance with the expenditure line items in the Budget (after giving effect to any Budget Carryover Amount (and as calculated and applied as set forth in the definition of such term in the DIP Loan Agreement)), to fund working capital needs and general corporate purposes of the Debtors (and such other purposes as are consistent with the Budget) (including, without limitation, payments with respect to the Carve-Out to the extent consistent with the Budget (and not otherwise prohibited under the DIP Loan Agreement, the Canadian Initial Order, the Canadian DIP Order or this Interim Order), in each case, subject to the priorities set forth in the definition of “Agreed Administrative Expense Priorities” in the DIP Loan Agreement) in an aggregate principal amount not to exceed $13,000,000, and (b) pay fees and expenses of the Collateral Agent and the Term Loan Lenders in respect of the DIP Loan Agreement and the Pre-Petition Term Loan Facilities;

(c) the Court order, first at an interim and then at a final hearing, as set forth in the Motion, pursuant to sections 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code, that the Obligations of the Debtors under the DIP Loan Agreement and the other DIP Loan Documents (collectively, the “DIP Obligations”) (i) be granted superpriority administrative expense status, having priority over any and all administrative expenses of the kinds specified in, or arising or ordered under sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, subject only to the Carve-Out and the Permitted Priority Liens, (ii) subject to the Carve-Out and the Permitted Priority Liens, be secured (a) under section 364(d) of the Bankruptcy Code, by first priority, perfected security interests and liens in and on all of the property, assets, or interests in property or assets of each Debtor, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without

4

limitation, all property of such Debtors’ “estates” (within the meaning of the Bankruptcy Code), inventory, accounts receivable, other rights to payment whether arising before or after the Filing Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other Intellectual Property, Capital Stock of Subsidiaries, trademarks, trade names, all deposit accounts, all cash maintained in deposit and other accounts, all commercial tort claims and causes of action (including claims and causes of action under sections 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy Code and proceeds thereof (the “Avoidance Actions”)), all cash and non-cash proceeds, rents, products and profits of any of the foregoing and all Pre-Petition Collateral, including the Collateral secured under the Pre-Petition Canadian Security Documents and any other Security Documents (as defined under the Pre-Petition Credit Agreement) entered into in connection with the Pre-Petition Credit Agreement (all of the foregoing, collectively, the “Post-Petition Collateral”); provided, that the Obligations (x) under the DIP Term Loan Facility shall be secured by (1) first priority, perfected security interests and liens in and on all of the Term Priority Collateral, subject and subordinate only to the Liens securing the Pre-Prepetition Term Loan Obligations and (2) junior priority, perfected security interests and liens in and on all of the Revolving Priority Collateral, subject and subordinate to the Liens of Pre-Petition Term Loan Lenders in the Revolving Priority Collateral, which Liens shall be subject and subordinate only to the Liens of the Revolving Credit Lenders in and on all of the Revolving Priority Collateral, and (y) under the DIP Revolving Credit Facility shall be secured by (1) first priority, perfected security interests and liens in and on all of the Revolving Priority Collateral and (2) junior priority, perfected security interests and liens in and on all of the Term Priority Collateral, subject and subordinate only to the Liens of the DIP Term Loan

5

Lenders and the Pre-Petition Term Loan Lenders in and on all of the Term Priority Collateral; (b) under section 364(c)(2) of the Bankruptcy Code, by first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired unencumbered property; and (c) under section 364(c)(3) of the Bankruptcy Code, by junior priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired encumbered property, including, but not limited to, the Pre-Petition Collateral;

(d) the Court grant to the Pre-Petition Lenders and Pre-Petition Agents, as adequate protection for the granting of such senior security interests and the use of such Cash Collateral, superpriority administrative expense claims and replacement liens in the Post-Petition Collateral (including the Cash Collateral), as adequate protection against the diminution of the value or amount of the Pre-Petition Collateral;

(e) the Court conduct a hearing (the “Interim Hearing”) to consider approval, on an interim basis, of the use of Cash Collateral and post-petition financing pursuant to the DIP Loan Documents and authorizing the Debtors to obtain, on an interim basis, DIP Loans thereunder in an amount of up to $68,000,000 minus any Cash Collateral used by the Debtors pursuant to paragraph 6 of this Interim Order (the “Maximum Interim Borrowing”);

(f) the Court find, pursuant to Bankruptcy Rule 4001(c)(1), that notice of the Interim Hearing given to the following parties or, in lieu thereof, to their counsel, if known: (i) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”), (ii) the Canadian Monitor; (iii) the Agents; (iv) the Pre-Petition Agents; (v) the indenture trustees for the Notes; (vi) the Purported Ad Hoc Bondholders Committee; (vii) the 30 largest unsecured creditors in the Chapter 11 Cases on a consolidated basis; (viii) all financial institutions at which the Debtors maintain deposit accounts; (ix) all known holders of Liens against any of the

6

Debtors’ assets; and (x) all landlords of the Debtors (collectively, the “Notice Parties”) was good and sufficient under the particular circumstances and no other or further notice is or shall be required; and

(g) the Court schedule, pursuant to Bankruptcy Rule 4001, a hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) authorizing the Debtors to use Cash Collateral and obtain, on a final basis, DIP Loans under the DIP Loan Documents in an amount of up to the Maximum Final Borrowing;

And the Interim Hearing having been held on November     , 2007; and based upon all of the pleadings filed with the Court, the evidence presented and the arguments of counsel made at the Interim Hearing; and the Court having noted the appearances of all parties-in-interest; and all objections, if any, to the interim relief requested in the Motion having been withdrawn, resolved, or overruled by the Court, and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors, and such relief is essential for the continued operations of the Debtors’ businesses; and it further appearing that the Debtors have been unable to obtain unsecured credit for money borrowed allowable as an administrative expense under section 503(b)(1) of the Bankruptcy Code or other secured financing on equal or more favorable terms than those set forth in the DIP Loan Documents; and upon the record herein; and after due deliberation thereon; and sufficient cause appearing therefor;

IT IS HEREBY FOUND, DETERMINED, ORDERED, ADJUDGED, AND DECREED THAT:4

[4]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, pursuant to Bankruptcy Rule 7052.

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1. Disposition. The Motion is granted on an interim basis on the terms set forth in this Interim Order. Any objections to the interim relief sought in the Motion that have not previously been resolved or withdrawn are hereby overruled on their merits. This Interim Order shall be valid, binding on all parties-in-interest and fully effective immediately upon entry. The term of this Interim Order and the DIP Loan Documents and use of the Cash Collateral authorized hereunder shall expire, and the DIP Loans made pursuant to this Interim Order, the DIP Loan Agreement, and the DIP Loan Documents will mature and, together with all interest thereon and any other DIP Obligations accruing under the DIP Loan Agreement, will become due and payable (unless such DIP Loans and other DIP Obligations become due and payable earlier pursuant to the terms of the DIP Loan Documents and this Interim Order by way of acceleration or otherwise) thirty (30) days from the date of entry of this Interim Order if the Final Order has not been entered by the Court on or prior to such date.

2. Jurisdiction; Venue. The Court has jurisdiction over the Chapter 11 Cases, the parties, and the Debtors’ property pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. §157(b)(2)(D). Venue of the Chapter 11 Cases and the Motion is proper under 28 U.S.C. §§ 1408 and 1409.

3. Purpose and Necessity of Financing. The Debtors require the interim financing described in the Motion to fund, among other things, the Debtors’ cash requirements for working capital needs for the 30-day period commencing on the date hereof. The Debtors are unable to obtain adequate unsecured credit allowable under section 503 of the Bankruptcy Code as an administrative expense or other financing under section 364(c) or section 364(d) of the Bankruptcy Code on equal or more favorable terms than those set forth in the DIP Loan Agreement and the other DIP Loan Documents within the time frame required by their needs to

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avoid immediate and irreparable harm. A loan facility in the amount and in the manner provided by the DIP Loan Agreement and the other DIP Loan Documents is not available to the Debtors, generally, without granting to the Lenders, pursuant to sections 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code, the following: (a) superpriority administrative expense claims with respect to all DIP Loans and other DIP Obligations having priority over any and all administrative expenses of the kinds specified in, or arising or ordered under, sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 552(b), 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment (except as otherwise expressly provided for herein with respect to the Carve-Out); and (b) as security for all DIP Obligations, pursuant to sections 364(c)(2) and (3) and 364(d) of the Bankruptcy Code, (x) first priority, perfected security interests and liens in the Post-Petition Collateral, subject and subordinate only to the Carve-Out and the Permitted Priority Liens, (y) first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired unencumbered property, subject and subordinate only to the Carve-Out and the Permitted Priority Liens, and (z) junior priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired encumbered property, including, but not limited to, the Pre-Petition Collateral. After considering all alternatives, the Debtors have concluded in the exercise of their prudent business judgment that the loan facility provided under the DIP Loan Documents represents the best working capital financing available to them.

4. Good Cause. The Debtors’ ability to obtain sufficient working capital and liquidity under the DIP Loan Documents is vital to the Debtors’ estates and their creditors. The Debtors’ estates will be immediately and irreparably harmed if this Interim Order is not entered. Good cause thus has been shown for the interim relief sought in the Motion.

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5. Good Faith. The terms of the DIP Loan Documents, including the interest rates and fees applicable thereto and intangible factors, are at least as or more favorable to the Debtors as those available from alternative sources. Based upon the record before the Court, the DIP Loan Documents have been negotiated in good faith and at arm’s-length between the Debtors and the Lenders. Any DIP Loans and other financial accommodations made to the Debtors by the Lenders pursuant to this Interim Order and the DIP Loan Agreement or other DIP Loan Documents shall be deemed to have been extended by the Lenders in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and the Lenders shall be entitled to all protections afforded thereby. The terms of the loan facility provided under the DIP Loan Documents are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

6. Authorization to Use Cash Collateral. During the term of this Interim Order and subject to the terms hereof, the Debtors are authorized to use the proceeds of the DIP Loans and Cash Collateral in which any party, including the Lenders, may have an interest, in accordance with the Budget (after giving effect to any Budget Carryover Amount) and pursuant to the terms of the DIP Loan Agreement and this Interim Order; provided that, prior to November 26, 2007, and so long as no event of default has occurred and is continuing under the DIP Loan Agreement at any time after the Interim Facility Effective Date, the Debtors are authorized to use any Cash Collateral in their existing operating accounts in an amount not to exceed $14,800,000 in accordance with the Budget (after giving effect to any Budget Carryover

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Amount). To the extent that any such party (other than the Pre-Petition Lenders) does not consent to the use of any item of the Post-Petition Collateral, the interests of such party are hereby deemed adequately protected.

7. Interim Borrowing. The Debtors, (i) upon filing with the Court of one or more motions seeking approval of the procedures for sale of all or substantially all of the Debtors’ assets, (ii) upon entry of the Canadian DIP Order by the Canadian Bankruptcy Court, and (iii) subject to the satisfaction of the other conditions to borrowing under the DIP Loan Documents, are immediately authorized to obtain interim DIP Loans pursuant to the terms of the DIP Loan Documents and this Interim Order in the principal amount of up to the Maximum Interim Borrowing. Available financing and advances under the DIP Loan Agreement will be made, subject to the Budget (after giving effect to any Budget Carryover Amount), to fund the Debtors’ working capital and general corporate needs, including professional fees as and when approved by the Bankruptcy Court, and other amounts required or allowed to be paid in accordance with the budget annexed hereto as Exhibit A (as superseded and replaced by the Debtors in accordance with the DIP Loan Agreement, the “Budget”), the terms, conditions, and limitations set forth in this Interim Order, and the DIP Loan Documents, including any and all costs of obtaining the interim DIP Loans. It shall be an Event of Default under the DIP Loan Documents if, during the term of this Interim Order, the Debtors fail to provide the Lenders, within three Business days after the end of the prior week, with a reconciliation, in form and substance acceptable to the Agents, of the actual cash collections and disbursements of the Loan Parties for such week to the budgeted line item amounts set forth in the Budget, together with a written explanation of any material variances. Neither the Agents nor the Lenders shall have any obligation with respect to the proceeds of the DIP Loans, the Post-Petition Collateral, or the use

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of Cash Collateral, nor shall any of them be obligated to ensure or monitor the Debtors’ compliance with any such covenants, formulae, Budget or other terms and conditions or, except to the extent provided under Section 2.13(j) of the DIP Loan Agreement, be obligated to pay (directly or indirectly from the Post-Petition Collateral) any expenses incurred or authorized to be incurred pursuant to the DIP Loan Documents. The Agents’ and Lenders’ consent to any Budget shall not be construed as a commitment to continue to provide the DIP Loans or permit the use of Cash Collateral after the occurrence of an Event of Default (as defined in the DIP Loan Documents) or beyond the Final Maturity Date, regardless of whether the aggregate funds described in the Budget have been expended. For purposes of this Interim Order, however, the Debtors shall not be deemed to be in default for any negative deviation (downward, in the case of collections, and upward, in the case of disbursements) from the Budget provided such deviation, after giving effect to any Budget Carryover Amount (as defined in the DIP Loan Agreement), is not more than (i) 15% in the case of any single line item set forth in the Budget for the applicable period or (ii) 10% in the aggregate with respect to all items set forth in the Budget for the applicable period, calculated (A) for the period from the Filing Date to and including December 3, 2007, on a bi-weekly basis and (B) for the period from December 3, 2007 to and including the Final Maturity Date, on a weekly basis; provided, that, in the case of clause (i) and (ii) above, no amounts shall be included in the calculation of the deviation for (x) any portion of the Budget Carryover Amount that constitutes a disbursement or payment during such period, and (y) disbursements that constitute the professional fees of the Lenders; provided, further, that (A) in the case of disbursements, the deviation in disbursements from the Budget for any weekly period shall be calculated as a percentage of, and by reference to, the disbursements set forth in the Budget for such period, without giving effect to any Budget Carryover Amount permitted to be

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used for such period and (B) in the case of collections, the Budget Carryover Amount shall be added to the actual collections in any given period to determine whether there has been a Material Adverse Deviation in collections for such period. For the avoidance of doubt, the first proviso and the second proviso of the foregoing shall be read together.

8. Superpriority Claim and Lien Priority.

(a) The Lenders are hereby granted, and all of the DIP Obligations shall and hereby do constitute, an allowed superpriority administrative expense claim against each Debtor (the “Superpriority Claim”) pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expense claims of any kind asserted against the Debtors, including, but not limited to, the kinds specified in or arising or ordered under sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 552(b), 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, subject and subordinate in priority of payment only to the Carve-Out.

(b) As security for the DIP Obligations, in accordance with the terms of the DIP Loan Documents and this Interim Order, effective upon the date of this Interim Order, the Lenders are hereby granted, pursuant to sections 364(c)(2) and (3) and 364(d) of the Bankruptcy Code, subject and subordinate in priority of payment only to the Carve-Out and the Permitted Priority Liens (i) first priority, perfected security interests and liens, in and on all Post-Petition Collateral, (ii) first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired unencumbered property, and (iii) solely with respect to the Term Loan Priority Collateral, junior priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired encumbered property, including, but not limited to, the Pre-Petition Collateral (collectively, the “Post-Petition Liens”).

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(c) No lien or security interest granted to the Lenders under this Interim Order or the DIP Loan Documents, as approved by this Interim Order, shall (i) be subject to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code or (ii) hereafter be subordinated to or made pari passu with any other lien or security interest created pursuant to sections 364(c) or (d) of the Bankruptcy Code or otherwise. The Post-Petition Liens arising hereunder shall be and hereby are fully perfected security interests, such that no additional steps need be taken by the Agents or the Lenders to perfect such interests. Any provision of any lease or other license, contract or other agreement that requires (i) the consent or approval of one or more landlords or other parties or (ii) the payment of any fees or obligations to any governmental entity, in order for any Debtor to pledge, grant, sell, assign, or otherwise transfer any such leasehold interest or the proceeds thereof or other Post-Petition Collateral related thereto shall have no force and effect with respect to the transactions granting the Lenders a priority security interest in such leasehold interest, license, contract or agreement, or the proceeds of any assignment and/or sale thereof by any Debtor in favor of the Lenders in accordance with the terms of the DIP Loan Agreement.

(d) The Post-Petition Liens and Superpriority Claims granted to the Lenders under this Interim Order shall continue in the Chapter 11 Cases and in any superseding case or cases for the Debtors under any chapter of the Bankruptcy Code, and such liens and security interests shall maintain their priority as provided in this Interim Order, until all the DIP Obligations have been paid in full in cash and the Total Revolving Credit Commitment and the Total Term Loan B Commitment (together, the “Total Commitment”) are terminated.

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9. Acknowledgements. In connection with the post-petition financing under the DIP Loan Agreement, the Debtors have agreed, represented, stipulated, or acknowledged, as applicable, which acknowledgements shall not be binding on any non-debtor party in interest as provided in paragraph 16 herein, that:

(a) except as set forth in Section 4.20 of the DIP Loan Agreement, the Debtors have obtained all authorizations, consents and approvals required to be obtained from, and have made all filings with and given all notices required to be made or given to, all U.S. federal, state and local governmental agencies, authorities and instrumentalities in connection with the execution, delivery, performance, validity and enforceability of the DIP Loan Documents to which any Debtor is a party;

(b) as consideration for entry into the DIP Loan Documents, until such time as all DIP Obligations and the Pre-Petition Obligations are indefeasibly paid in full in cash and the Total Commitment is terminated in accordance with the DIP Loan Agreement, the Debtors shall not in any way prime or seek to prime (i) the liens provided to the Lenders under this Interim Order, the Final Order or the DIP Loan Documents or (ii) the liens of the Pre-Petition Lenders and the Pre-Petition Agents in the Pre-Petition Collateral or the Post-Petition Collateral by offering a subsequent lender or a party-in-interest a superior or pari passu lien or security interest pursuant to section 364(d) of the Bankruptcy Code or otherwise, nor shall the Debtors seek the use of Cash Collateral without of the consent of the Agents, other than any use of Cash Collateral or additional liens granted the Lenders in the Final Order as may be contemplated in the DIP Loan Agreement and the Motion;

(c) as consideration for entry into the DIP Loan Documents, until such time as all DIP Obligations and the Pre-Petition Obligations are indefeasibly paid in full in cash and the

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Total Commitment is terminated in accordance with the DIP Loan Agreement, the Debtors shall not in any way or at any time, permit to exist an administrative expense claim, other than the Carve-Out, against any of the Debtors that are Loan Parties (now existing or hereafter arising) of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 552(b), 726, 1113 and 1114 of the Bankruptcy Code having priority equal or superior to the priority of (i) the Superpriority Claim; or (ii) the Adequate Protection Claims of the Pre-Petition Agents and Pre-Petition Lenders (as defined below) as provided herein;

(d) the Debtors are indebted to the Pre-Petition Agents and the Pre-Petition Lenders, pursuant to that certain Credit Agreement, dated as of June 28, 2006, as amended by the First Amendment thereto dated as of September 26, 2006, the Second Amendment thereto dated as of December 31, 2006, the Third Amendment thereto dated as of May 16, 2007, and as amended or otherwise modified from time to time, by and among the Pre-Petition Loan Parties, the Pre-Petition Lenders and the Pre-Petition Agents (the “Pre-Petition Credit Agreement”), as of October 29, 2007, (a) in the aggregate principal amount of $37,196,614.97 in respect of Pre-Petition Revolving Loan Obligations under the Pre-Petition Credit Agreement, (b) in the aggregate principal amount of $185,440,383.17 in respect of Pre-Petition Term Loan Obligations under the Pre-Petition Credit Agreement, (c) in the aggregate amount of $17,155,183.42 in respect of obligations related to the Pre-Petition Letters of Credit, and (d) in the aggregate amount of $7,944,908.25 in respect of Pre-Petition Bank Product Obligations, in each case, together with interest accrued and accruing thereon in respect of such loans, and costs, expenses, fees (including attorneys’ fees), indemnities, reimbursement obligations and other charges now or hereafter owed by the Pre-Petition Loan Parties to the Pre-Petition Agents and the Pre-Petition

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Lenders in accordance with the Pre-Petition Credit Agreement, all of which are unconditionally owing by the Pre-Petition Loan Parties to the Pre-Petition Agents and the Pre-Petition Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever,

(e) except as otherwise provided herein with respect to the Post-Petition Liens and the Pre-Petition Lender Replacement Liens, the Pre-Petition Agents and the Pre-Petition Lenders have and shall continue to have, (x) in the case of the Pre-Petition Term Loan Lenders, in the full amount of the Pre-Petition Term Loan Obligations, valid, enforceable and perfected first priority and senior liens (the “Pre-Petition Term Loan Liens”) on and security interests in all of the Pre-Petition Collateral pursuant to the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement) as in effect on the Filing Date to secure all of the Pre-Petition Term Loan Obligations, and (y) in the case of the Pre-Petition Revolving Credit Lenders, in the full amount of the Pre-Petition Revolving Credit Obligations, valid, enforceable and perfected first priority and senior liens (the “Pre-Petition Revolving Credit Liens”) on and security interests in all of the Pre-Petition Collateral pursuant to the Pre-Petition Credit Agreement and the other Loan Documents (as defined in the Pre-Petition Credit Agreement) as in effect on the Filing Date to secure all of the Pre-Petition Revolving Credit Obligations;

(f) (i) as of the Chapter 11 Filing Date, the Pre-Petition Credit Agreement remains in full force and effect and constitutes a legal, valid, and binding agreement among the Pre-Petition Loan Parties, the Pre-Petition Lenders and the Pre-Petition Agents, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity); and (ii) the Pre-Petition Obligations (including, without limitation, all amounts paid in

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connection with the Pre-Petition Partial Payoff (as defined below)) constitute allowed, legal, valid, binding, enforceable and non-avoidable obligations of Debtors, and are not subject to any offset, defense, counterclaim, avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or any other applicable law, and Debtors do not possess and shall not assert any claim, counterclaim, setoff or defense of any kind, nature or description which would in any way affect the validity, enforceability and non-avoidability of any of the Pre-Petition Obligations; provided, however, that nothing herein shall prohibit the Debtors from objecting to the Applicable Prepayment Premium, including any objection relating to (i) the allowance thereof relating to the Prepetition Partial Payoff (defined below) or (ii) the termination of commitments with respect to the Pre-Petition Revolving Credit Loans; and nothing herein shall prohibit the Administrative Agent from opposing such objection by the Debtor.

(g) there are no other liens on or security interests in the Pre-Petition Collateral except for the Permitted Liens and liens held by the Pre-Petition Lenders and Pre-Petition Agents;

(h) (i) the liens on and security interests in the Pre-Petition Collateral were granted for fair consideration and reasonably equivalent value, and were granted contemporaneously with the making of the loans secured thereby, (ii) the liens on, security interests in and right of set off against the Pre-Petition Collateral are valid, binding, properly perfected and non-avoidable and the Debtors do not possess and will not assert any claim, counterclaim, setoff or defense of any kind, nature or description which would in any way affect the validity, enforceability and non-avoidability of any of liens, security interests or rights in, on or to the Pre-Petition Collateral, and (iii) the Debtors are unaware of any action taken by the Pre- Petition Agents and Pre-Petition Lenders which would result in the postponement, disallowance, or subordination of the Pre-Petition Obligations.

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10. Partial Payoff of Pre-Petition Revolving Loan Obligations. (a) During the Interim Period, on any date upon which P&T or any of its Subsidiaries shall receive any Net Cash Proceeds of any Revolving Priority Borrowing Base Collateral, then, in such event, the Debtor shall, first repay the outstanding principal amount of the Pre-Petition Revolving Loan Obligations in an amount equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by the Debtor or any representative of the Debtor’s estate (and shall permanently reduce the Total Revolving Credit Commitment in the amount of such prepayment) to the extent of the aggregate outstanding amount of the Pre-Petition Revolving Loan Obligations in accordance with the terms of this Interim Order and the DIP Loan Agreement. (the “Pre-Petition Partial Payoff”); and

(b) All such Pre-Petition Revolving Loan Obligations repaid or otherwise assumed under the DIP Loan Agreement shall be deemed irrevocably satisfied under the Pre-Petition Loan Agreement; provided, that, if such Pre-Petition Revolving Loan Obligations are not subsequently held by final, non-appealable order of this Court to have been undersecured as of the Chapter 11 Filing Date pursuant to a timely filed Challenge (defined below), (i) such amounts shall be deemed to be Avoided Payments (as defined in the DIP Loan Agreement), (ii) the Pre-Petition Agents and Pre-Petition Revolving Credit Lenders shall repay to the Administrative Agent pursuant to the DIP Loan Documents the amount of such Avoided Payment for application to the DIP Revolving Credit Facility in accordance with the terms thereof and (iii) the Pre-Petition Agents and Pre-Petition Revolving Credit Lenders shall retain and shall not be deemed to have waived any right to assert Reinstated Pre-Petition Revolving Loan Obligations under the DIP Loan Agreement or any other deficiency claims or rights under any subordination or intercreditor agreement.

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11. Adequate Protection.

(a) As adequate protection for the Debtors’ (i) granting of perfected, senior security interests in Pre-Petition Collateral in which the Pre-Petition Lenders and Pre-Petition Agents have a perfected, first priority security interest, and (ii) use of the Pre-Petition Collateral (including Cash Collateral), in accordance with sections 361, 363(e), and 364(d) of the Bankruptcy Code, the Pre-Petition Lenders and Pre-Petition Agents are hereby granted valid, perfected, post-petition security interests in and liens (the “Pre-Petition Lender Replacement Liens”) on the Post-Petition Collateral (including Cash Collateral), and all cash and non-cash proceeds, rents, products and profits of any such Pre-Petition Collateral, to secure an amount equal to the aggregate diminution in the value of the Pre-Petition Lenders’ and Pre-Petition Agents’ interests in the Debtors’ interest in the Pre-Petition Collateral since the Filing Date for any reason (the “Pre-Petition Lender Diminution Amount”).

(b) Notwithstanding anything to the contrary contained in this Interim Order or elsewhere, the Pre-Petition Lender Replacement Liens granted herein are pari passu with the liens under the Pre-Petition Credit Agreement (the “Pre-Petition Liens”) and are junior and subordinate only to (i) the Post Petition Liens, (ii) Permitted Priority Liens, and (iii) the Carve-Out.

(c) To the extent that the Pre-Petition Lender Replacement Liens prove insufficient to provide the Pre-Petition Lenders and/or Pre-Petition Agents, as the case may be, with adequate protection, the Pre-Petition Lenders and Pre-Petition Agents shall be granted junior superpriority administrative claims (the “Adequate Protection Claims”) in the full amount

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of the Pre-Petition Lender Diminution Amount, as contemplated by section 507(b) of the Bankruptcy Code, having priority over any other claims, including the Debtors’ intercompany administrative claims and all other claims made pursuant to section 507(b) of the Bankruptcy Code, and junior only to the Superpriority Claim granted the Lenders and subject only to payment of DIP Obligations and the Carve-Out.

(d) Subject only to the rights of the parties in interest reserved under Paragraph 16 below, each Debtor shall be deemed to have released, waived, and agreed not to pursue any and all claims and causes of action it has or may have against the Pre-Petition Lenders and Pre-Petition Agents or the Pre-Petition Collateral.

12. Fees. All fees payable and costs and/or expenses reimbursable under the DIP Loan Agreement and other DIP Loan Documents by the Debtors to the Lenders are hereby approved and shall be promptly paid by the Debtors in accordance with this Interim Order and the DIP Loan Documents, and the Debtors are hereby authorized to pay all such fees without the necessity of the Debtors, the Lenders or the Agents filing any further application with the Court for approval or payment of such fees or expenses. All fees and costs and/or expenses payable by the Debtors pursuant to the terms of the DIP Loan Documents in connection with the recording, filing and insuring of financing statements and mortgages to confirm (pursuant to Paragraph 18 of this Interim Order) the perfection of the security interests granted or authorized by this Interim Order are hereby approved and shall be promptly paid in full by the Debtors without the necessity of the Debtors, the Lenders or the Agents filing any further application with the Court for approval of payment of such fees, costs and/or expenses.

13. Authority to Execute and Deliver Necessary Documents. Each of the Debtors is hereby authorized and empowered to enter into and deliver the DIP Loan Agreement

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in the form annexed hereto as Exhibit B and the other DIP Loan Documents, including, but not limited to, mortgages or deeds of trust as necessary or appropriate and securing all of the Debtors’ obligations under the DIP Loan Agreement, including repayment of all DIP Obligations. Each of the Debtors is hereby further authorized, empowered and directed (a) to perform all of its obligations under the DIP Loan Documents and such other agreements as may be required by the DIP Loan Documents to give effect to the terms of the financing provided for in the DIP Loan Documents as approved by this Interim Order, (b) to perform all acts required under the DIP Loan Documents and this Interim Order, including, without limitation, the payment of all principal, interest, charges, fees, and the reimbursement of present and future costs and expenses (including without limitation, reasonable attorneys’ fees and other professional expenses) paid or incurred by the Lenders or the Agents as provided for in this Interim Order, the DIP Loan Agreement, and the other DIP Loan Documents, all of which unpaid principal, interest, charges, fees, reasonable attorneys’ and other professional fees and the reimbursement of present and future reasonable costs and expenses shall be included and constitute part of the principal amount of the DIP Obligations, be deemed a Superpriority Claim having the same priority as all other DIP Obligations hereunder and be secured by valid and perfected liens on and security interests in all of the Post-Petition Collateral as and to the extent provided for in this Interim Order, the DIP Loan Agreement, and the other DIP Loan Documents, subject and subordinate in priority of payment only to the Carve-Out and the Permitted Priority Liens, and (c) to do and perform all other acts, to make, execute and deliver all other instruments, agreements and documents, which may be required or necessary for the Debtors to perform all of their obligations under this Interim Order and the DIP Loan Documents, without further order of the Court and pending the Final Hearing. The DIP Obligations shall constitute

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valid and binding obligations of each of the Debtors enforceable against each of them, and each of their successors and assigns, in accordance with their terms and the terms of this Interim Order.

14. Amendments. The Debtors and Lenders may enter into any amendments or modifications to the DIP Loan Agreement and the other DIP Loan Documents without the need of further notice and hearing or order of this Court, provided that (a) such modifications or amendments do not materially and adversely affect, in the reasonable view of the Debtors, the rights of any creditor or other party-in-interest and (b) notice of any such amendment or modification is filed with the Court.

15. Carve-Out. (a) The Pre-Petition Liens, the Post-Petition Liens and the Superpriority Claims shall be subject to the Carve-Out (as defined in the DIP Loan Agreement). In connection with (i) any sale, transfer or other disposition of all or any portion of the Pre-Petition Collateral or the Post-Petition Collateral or (ii) any plan of reorganization or liquidation to which the Lenders consent, any amount determined to be due and owing in respect of the Carve-Out (which, for purposes of this provision, shall include any Transaction Fee to the extent not paid from the proceeds of such sale, transfer or other disposition) shall be satisfied pursuant to Section 2.13(j) of the DIP Loan Agreement or otherwise.

(b) No liens or priority status, other than the Carve-Out, having a lien or administrative priority superior to or pari passu with those granted by this Interim Order to the Lenders, shall be granted without the written consent of the Lenders while any portion of the DIP Obligations remains outstanding.

(c) With respect to professional expenses incurred by the Debtors or the Committees, the Carve-Out also shall include any payments authorized to be made pursuant to

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any Bankruptcy Court-approved procedure for monthly or other payment of compensation or reimbursement of expenses, subject to the Budget; provided, however, that nothing contained herein shall be construed: (i) to exempt those persons hereafter receiving interim compensation payments or reimbursement of expenses pursuant to any such Bankruptcy Court-approved procedure from the applicable provisions of bankruptcy law, including the requirements that such compensation or reimbursement be allowed on a final basis after the filing of appropriate fee applications, and, if applicable, any subsequent order of this Court requiring that such payments be disgorged, and/or (ii) as consent to the allowance of any fees and expenses referred to above, and shall not affect any right of the Lenders to object to the reasonableness of such amounts;

(d) The Carve-Out shall not include, and neither Cash Collateral nor proceeds of any of the DIP Loans shall be used to request (i) the use of Cash Collateral or authority to sell or otherwise dispose of the Collateral without the Lenders’ prior written consent, and (ii) authorization to obtain postpetition loans or other financial accommodations pursuant to section 364(c) or (d) of the Bankruptcy Code, or otherwise, other than in accordance with the Budget or as expressly permitted in the DIP Loan Agreement, or use Cash Collateral pursuant to section 363(c) of the Bankruptcy Code without the consent of the Agents and Lenders unless such loans or financial accommodations shall be used to indefeasibly pay in full in cash all DIP Obligations;

(e) Except as set forth in the DIP Loan Agreement, the Carve-Out shall not include, and neither Cash Collateral nor proceeds of any of the DIP Loans shall be used for, the payment or reimbursement of any fees or disbursements of the Debtors, any Committees or any trustee appointed in these Chapter 11 Cases incurred in connection with the assertion and prosecution of, or joinder in, any claim, counterclaim, action, proceeding, application, motion,

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objection, defenses or other contested matter, including, but not limited to, any so-called lender liability claims, the purpose of which is to seek any order, judgment, determination or similar relief: (i) commencing or prosecuting any action asserting claims pursuant to sections 506(b), 542, 544, 545, 547, 548, 549, 550, 551, 552(b), 553(b) or 724(a) of the Bankruptcy Code or other cause of action (whether arising under state law, the Bankruptcy Code or other federal law, under any foreign law) against the Lenders, Agents, Pre-Petition Lenders, and Pre-Petition Agents with respect to the validity and extent of the DIP Obligations or the Pre-Petition Obligations or the validity, extent and priority of liens and security interests securing the DIP Obligations or the Pre-Petition Obligations; (ii) invalidating, setting aside, avoiding or subordinating, in whole or in part, the Lenders’, Agents’, Pre-Petition Lenders’, or Pre-Petition Agents’, liens on and security interests in the Post-Petition Collateral or Pre-Petition Collateral; (iii) preventing, hindering or delaying (whether, directly or indirectly) the Lenders, Agents, Pre-Petition Lenders, or Pre-Petition Agents in respect of their liens and security interests in the Post-Petition Collateral or Pre-Petition Collateral; and

(f) Notwithstanding anything to the contrary contained in subparagraphs 15(c-e) above, the Carve-Out shall include claims for services rendered by professionals retained by (i) the Committees, in an amount not to exceed $100,000 in the aggregate, in connection with the investigation described in paragraph 16 below, but solely to the extent such fees and expenses are allowed under sections 330, 331 and 503(b) of the Bankruptcy Code; (ii) the Monitor, in an amount not to exceed CDN$100,000, related to the investigation of any claims against (x) the Agents or any Lender or their claims or security interests in or Liens on, the Collateral whether under the DIP Loan Agreement or any other DIP Loan Document and (y) any Pre-Petition Agent or any Pre-Petition Lender under the Pre-Petition Credit Agreement or their claims or security interests in connection with the Pre-Petition Credit Agreement or any of the other loan documents or instruments entered into in connection therewith.

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16. Committee Investigation Period.

Notwithstanding anything herein or in the DIP Loan Agreement to the contrary, until sixty (60) days after the appointment by the U.S. Trustee of a statutory creditors’ committee (the “Creditors’ Committee”) in these Chapter 11 Cases, or seventy-five (75) days after the entry of the Final Order if no Creditors’ Committee is appointed (the “Investigation Termination Date”), the Creditors’ Committee or any other party-in-interest with the requisite standing, other than the Debtors, shall be entitled to investigate the validity, perfection, enforceability and extent of the Pre-Petition Lenders’ and Pre-Petition Agents’, existing liens relating to the Pre-Petition Obligations or to notify the Debtors of any other claims or causes of action against the Pre-Petition Lenders and Pre-Petition Agents (in each case, a “Challenge”). If the Creditors’ Committee, or, if no Creditors’ Committee is appointed, any party in interest determines that there may be a Challenge, it must notify the Debtors in writing (with a copy to the Agents) of its demand that the Debtors initiate an appropriate action or adversary proceeding relating thereto by not later than the Investigation Termination Date. If no such action is filed or taken on or before the Investigation Termination Date (or such other later date as extended by the written consent of the Pre-Petition Lenders and Pre-Petition Agents or by an order of the Bankruptcy Court, for cause shown), the acknowledgements contained in paragraphs 10(d) through 10(h) of this Interim Order shall be irrevocably binding on all parties in interest without further action by any party or this Court and all parties shall be forever barred from bringing or taking any such action. Unless the Pre-Petition Lenders and Pre-Petition Agents consent in writing to such an extension, the Investigation Termination Date may not be extended.

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17. Limitation On Additional Surcharges. Subject to entry of the Final Order, except to the extent of the Carve-Out, no costs or expenses of administration or other surcharge, lien, assessment or claim incurred on or after the Chapter 11 Filing Date of any person or entity shall be imposed against any of the Post-Petition Collateral, Pre-Petition Collateral, Pre-Petition Lenders, Pre-Petition Agents, Lenders, or Agents, nor shall the Post-Petition Collateral, Pre-Petition Collateral, Pre-Petition Lenders, Pre-Petition Agents, Lenders, or Agents be subject to surcharge by any party-in-interest for any amounts arising or accruing from the Filing Date through and including the Final Facility Termination Date, pursuant to sections 506(c), 552(b) or 105(a) of the Bankruptcy Code or similar principle of law. No action, inaction, or acquiescence by the Lenders, Agents, Pre-Petition Lenders, or Pre-Petition Agents in these cases, including the Lenders’ funding of the Debtors’ ongoing operations under this Interim Order or the Final Order, or the DIP Loan Documents as approved by each, shall be deemed to be or shall be considered as evidence of any alleged consent by the Lenders, Agents, Pre-Petition Lenders, or Pre-Petition Agents to a charge against the Post-Petition Collateral, Pre-Petition Collateral, Lenders, Agents, Pre-Petition Lenders, or Pre-Petition Agents pursuant to sections 506(c), 552(b) or 105(a) of the Bankruptcy Code or similar principle of law. The Lenders shall not be subject in any way whatsoever to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Post-Petition Collateral.

18. Additional Perfection Measures. (a) The liens, security interests, and priorities granted to the Lenders pursuant to this Interim Order and the DIP Loan Documents with respect to property of the Debtors’ estates shall be perfected by operation of law immediately upon entry of this Interim Order by the Court.

(b) Neither the Debtors nor the Lenders shall be required to enter into or to

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obtain landlord waivers, mortgagee waivers, bailee waivers or warehouseman waivers or to file or record financing statements, mortgages, deeds of trust, leasehold mortgages, notices of lien or similar instruments in any jurisdiction (including, trademark, copyright, tradename or patent assignment filings with the United States Patent and Trademark Office, Copyright Office, or any similar agency with respect to intellectual property), or obtain consents from any licensor or similarly situated party-in-interest, or take any other action in order to validate and to perfect the security interest and Post-Petition Liens or Pre-Petition Lender Replacement Liens granted pursuant to this Interim Order.

(c) If the Lenders, in their sole discretion and in accordance with the terms of the DIP Loan Agreement, choose to obtain consents from any licensor or similarly situated party-in-interest, to file financing statements, notices of lien or similar instruments, to record financing statements, mortgages or deeds of trust, or to otherwise confirm perfection of such security interests and liens, the automatic stay imposed under section 362 of the Bankruptcy Code is hereby modified to permit such actions, and: (i) the Lenders are authorized and empowered to file or record financing statements, mortgages, deeds of trust or similar instruments which secure the DIP Obligations; (ii) all such documents shall be deemed to have been recorded and filed as of the time and on the date of entry of this Interim Order; and (iii) no defect in any such act shall affect or impair the validity, perfection and enforceability of the liens granted hereunder.

(d) In lieu of obtaining such consents or filing such financing statements, notices of lien or similar instruments, the Lenders may, at their sole discretion, choose to file a true and complete copy of this Interim Order in any place at which any such instruments would or could be filed, together with a description of Post-Petition Collateral located within the

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geographic area covered by such place of filing, and such filing by the Lenders shall have the same effect as if such financing statements, notices of lien or similar instruments had been filed or recorded at the time and on the date of entry of this Interim Order.

(e) The Lenders may deliver a copy of this Interim Order to any third parties having possession of control of Pre-Petition Collateral, Cash Collateral, or Post-Petition Collateral.

19. Application of Collateral Proceeds. Except as may be otherwise permitted under the DIP Loan Documents and Paragraph 6 hereof, the Debtors are hereby authorized and directed, whether or not an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents (as approved by this Interim Order) has occurred, to remit to the Administrative Agent in accordance with the DIP Loan Documents all collections on, and proceeds of, the Post-Petition Collateral, including all accounts receivable collections, proceeds of sales of inventory, fixed assets and any other assets, including sales in and outside the ordinary course of business, and all other cash or cash equivalents which shall at any time on or after the Chapter 11 Filing Date come into the possession or control of the Debtors, or to which the Debtors shall become entitled at any time. The automatic stay provisions of section 362 of the Bankruptcy Code are hereby modified to permit the Agents and Lenders to collect, retain and apply all existing Cash Collateral and collections, remittances and proceeds of Post-Petition Collateral to the DIP Obligations, in accordance with this Interim Order and the DIP Loan Documents.

20. Access to Information. Without limiting the rights of access and information afforded the Agents and Lenders under the DIP Loan Agreement and other DIP Loan Documents, the Debtors shall permit representatives, agents and/or employees of the

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Agents and Lenders to have reasonable access to their premises and their records during normal business hours (without unreasonable interference with the proper operation of the Debtors’ businesses) and shall cooperate, consult with, and provide to such persons all such non-privileged information as they may reasonably request.

21. Access to Collateral. Notwithstanding anything contained herein to the contrary, and without limiting any other rights or remedies of the Lenders contained in this Interim Order or the DIP Loan Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Loan Agreement, upon three (3) business days’ written notice to the landlord of any leased premises upon which any Post-Petition Collateral is located (a “Landlord”) that an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents or this Interim Order has occurred and is continuing, the Lenders may, subject to any separate agreement by and between such Landlord and the Agents and/or Lenders, enter upon any leased premises of any of the Debtors for the purpose of exercising any remedy with respect to Post-Petition Collateral located thereon and shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from the Landlords thereunder; provided, however, that the Agents shall only pay base rent as defined in the lease with any such Landlord (or other agreement between Lender and the Landlord) and additional rent obligations of the Debtors (limited to charges for utilities, unless otherwise agreed between the Landlord and Agents) that first arise after the Agents’ written notice referenced above and that are payable during the period of such occupancy by the Agents, calculated on a per diem basis. Nothing herein shall require the Debtors to assume and assign to the Agents any lease under section 365(a) of the Bankruptcy Code as a precondition to the rights afforded to the Agents in this paragraph.

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22. Cash Management Systems. The Debtors are authorized and directed to maintain their cash management system in a manner consistent with the DIP Loan Documents and the Order (i) Authorizing Continued Maintenance of Existing Bank Accounts, (ii) Authorizing Continued Use of Existing Cash Management System, (iii) Authorizing Continuation of Certain Intercompany Transactions and Preservation of Existing Intercompany Setoff Rights, (iv) Granting Administrative Status for Postpetition Intercompany Transactions, (v) Authorizing Continued Use of Existing Business Forms and (vi) Waiving the Requirements of 11 U.S.C. § 345(b).

23. Automatic Stay Modified. The automatic stay provisions of section 362 of the Bankruptcy Code are, to the extent applicable, vacated and modified to the extent necessary so as to permit the Lenders:

(a) upon the occurrence and during the continuance of an Event of Default under the DIP Loan Documents, or any default of a provision of this Interim Order, to declare all or any portion of the DIP Loans then outstanding to be due and payable and (i) to terminate the Commitments, and, upon such termination, the Commitments shall terminate immediately, (ii) to declare the DIP Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and, upon such declaration, the principal of the DIP Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued under the DIP Loan Agreement, shall become due and payable immediately, without further order of, or application to, the Court, presentment, demand, protest or other notice of any kind, and (iii) after five (5) Business Days’ prior written notice to the counsel for Debtors, counsel for the Committees, and the U.S. Trustee, to exercise, or direct the Agents to

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exercise, any and all of their other rights under applicable law, under the DIP Loan Agreement and the other Loan Documents (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code). Solely for purposes of the preceding clause (iii), the automatic stay of section 362(a) of the Bankruptcy Code, to the extent applicable, shall only be deemed terminated as provided herein without the necessity of any further action by the Court in the event that the Debtors have not obtained an order from this Court to the contrary within five (5) Business Days after receiving such notice from the Lenders pursuant to this Interim Order. The Debtors shall have the burden of proof at any hearing on any request by them to re-impose or continue the automatic stay of section 362(a) of the Bankruptcy Code or to obtain any other injunctive relief, and the only issue that may be raised at any such hearing shall be whether, in fact, an Event of Default or Default has occurred and is continuing;

(b) this Court shall retain exclusive jurisdiction to hear and resolve any disputes and enter any orders required by the provisions of this Interim Order and relating to the application, re-imposition or continuance of the automatic stay of section 362(a) of the Bankruptcy Code or other injunctive relief requested;

(c) upon the occurrence and during the continuance of an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents, the Lenders and/or Agents, as applicable, may, without providing any prior notice thereof, immediately charge interest at the post-default rate set forth in the DIP Loan Agreement; and

(d) upon the occurrence and during the continuance of an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents, the Agents may at all times continue to collect and sweep cash as provided in paragraphs 19 and 24 hereof.

24. Termination of Authorization to Use Cash Collateral. Upon the

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occurrence and during the continuance of an Event of Default under the DIP Loan Documents or of this Interim Order, the Lenders shall have no further obligation to provide financing under the DIP Loan Documents or DIP Loan Agreement as approved by this Interim Order, and the authorization to use Cash Collateral under the terms of this Interim Order shall automatically terminate; provided, however, that if the Debtors’ right to use Cash Collateral has been terminated pursuant to the provisions of this Interim Order, such right may be extended only upon (i) consent of the Agents and Lenders, (ii) the DIP Obligations and the Pre-Petition Obligations having been otherwise paid in full in cash, or (iii) further Order of this Court entered upon and after appropriate notice and opportunity for a hearing being provided to the Lenders; provided, however, the Debtors shall not be authorized to seek such further order until the DIP Obligations have been paid in full in cash; provided further, that any such further Order authorizing the use of Cash Collateral shall be conditioned as is necessary to provide adequate protection of Pre-Petition Lenders’ interests in the Pre-Petition Liens and the Pre-Petition Lenders’ Replacement Liens, including the diminution in the value of the Pre-Petition Collateral since the Chapter 11 Filing Date. The Agents and Lenders shall have no obligation to agree to such an extension under any circumstances and may elect or not elect to agree to such an extension as they determine in their sole and absolute discretion.

25. Bankruptcy Obligations. Until the Commitments have expired or terminated and the principal of and interest on the Loans, all fees and all other DIP Obligations shall have been paid in full, it shall be an Event of Default under the DIP Loan Documents if the Debtors fail to:

(a) In the case of the wood products business of P&T and its Subsidiaries:

(i) obtain, on or before November 30, 2007, entry of one or more orders of the Bankruptcy Courts in form and substance reasonably satisfactory to the Agents approving the procedures for sale of all or substantially all of the assets of the wood products business;

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(ii) conduct, on or before December 20, 2007, one or more auctions for the sale of all or substantially all of the assets of the wood products business;

(iii) obtain, on or before January 8, 2008, entry of one or more orders of the Bankruptcy Courts in form and substance reasonably satisfactory to the Agents approving the sale of all or substantially all of the assets of the wood products business; and

(iv) consummate, as soon as practicable after the conditions to closing as set forth in the relevant asset purchase agreement are satisfied and/or waived, but in any event no later than January 31, 2008, one or more sales of all or substantially all of the assets of the wood products business.

(b) In the case of the pulp business of P&T and its Subsidiaries:

(i) obtain on or before December 7, 2007, the entry of one or more orders in form and substance reasonably satisfactory to the Agents approving the procedures for sale of all or substantially all of the assets of the pulp business;

(ii) conduct on or before January 22, 2008, one or more auctions for the sale of all or substantially all of the assets of the pulp business;

(iii) obtain on or before January 28, 2008, the entry of one or more orders in form and substance reasonably satisfactory to the Agents approving the sale of all or substantially all of the assets of the pulp business; and

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(iv) consummate, as soon as practicable after the conditions to closing as set forth in the relevant asset purchase agreement are satisfied and/or waived, but in any event no later than the Final Maturity Date, one or more sales of all or substantially all of the assets of the pulp business;

provided that, in connection with any such sale of the Debtors’ assets, some or all of the Lenders may submit a bid and purchase the assets on which they bid, subject to the terms, conditions, and limitations set forth in the DIP Loan Documents (including section 2.13(j) of the DIP Loan Agreement) and this Interim Order.

26. No Responsible Person/Fiduciary. In making the decision to make DIP Loans, administering the DIP Loans, and extending other financial accommodations to the Debtors under the DIP Loan Agreement or to collect the indebtedness and obligations of the Debtors, the Agent and Lenders (a) shall not owe any fiduciary duty to the Debtors, their creditors, shareholders or estates; and (b) shall not be considered to be exercising control over any operations of the Debtors or acting in any way as a responsible person, an owner or an operator under any applicable law, including without limitation, any environmental law (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., as either may be amended from time to time, or any similar federal or state statute). Nothing in this Interim Order or any other documents related to this transaction shall be in any way construed or interpreted to impose or allow the imposition upon the Agents or Lenders of any liability for any claims arising from the pre-petition or post-petition activities of the Debtors in the operation of their businesses or in connection with their restructuring efforts.

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27. Successors and Assigns. The DIP Loan Documents and the provisions of this Interim Order shall be binding upon the Lenders, the Debtors and their respective successors and assigns, and shall inure to the benefit of the Agents, the Lenders and the Debtors and their respective successors and assigns including, without limitation, any trustee, responsible officer, examiner with expanded powers, estate administrator or representative, or similar person appointed in a case for the Debtors under any chapter of the Bankruptcy Code.

28. No Third Party Beneficiary. Except with respect to any of the Lenders, Agents, Pre-Petition Lenders, Pre-Petition Agents, their delegates, successors and assigns, no rights are created hereunder for the benefit of any third party, any creditor or any direct, indirect or incidental beneficiary.

29. Binding Nature of Agreement. Each of the DIP Loan Documents to which the Debtors are and will become a party shall constitute legal, valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms. The DIP Loan Documents have been or will be properly executed and delivered to the Agents and Lenders by the Debtors. The rights, remedies, powers, privileges, liens and priorities of the Lenders provided for in this Interim Order and in any other DIP Loan Documents shall not be modified, altered or impaired in any manner by any subsequent order (including a confirmation order) or by any plan of reorganization or liquidation in these cases or in any subsequent case under the Bankruptcy Code, unless and until the DIP Obligations have first been paid in full in cash and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement.

30. Subsequent Reversal or Modification. This Interim Order is entered pursuant to section 364 of the Bankruptcy Code, granting the Agents and Lenders all protections

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afforded by section 364(e) of the Bankruptcy Code. If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, that action will not affect (a) the validity of any obligation, indebtedness or liability incurred hereunder by any of the Debtors to the Agents and Lenders prior to the date of receipt by the Lenders of written notice of the effective date of such action or (b) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Loan Documents. Notwithstanding any such reversal, stay, modification or vacatur, any post-petition indebtedness, obligation or liability incurred by any of the Debtors to the Agents and Lenders prior to written notice to the Agents and Lenders of the effective date of such action shall be governed in all respects by the original provisions of this Interim Order, and Agents and Lenders shall be entitled to all the rights, remedies, privileges and benefits granted herein and in the DIP Loan Documents with respect to all such indebtedness, obligation or liability.

31. No Waivers. (a) This Interim Order shall not be construed in any way as a waiver or relinquishment of any rights that the Agents and Lenders may have to bring or be heard on any matter brought before this Court.

(b) The rights and obligations of the Debtors and the rights, claims, liens, security interests and priorities of the Agents and the Lenders arising under this Interim Order are in addition to, and are not intended as a waiver or substitution for, the rights, obligations, claims, liens, security interests and priorities granted by the Debtors under the DIP Loan Documents.

(c) Without limiting the generality of the foregoing subparagraphs, the Agents and/or the Lenders may petition this Court for any such additional protection they may reasonably require with respect to the DIP Loans or otherwise.

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32. Sale/Conversion/Dismissal. (a) No motion shall be filed by the Debtors, and no order providing for either the sale of the ownership of the stock of the Debtors or the sale of all or substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code shall be entered by the Court unless, in connection and concurrently with any such event, the proceeds of such sale are or will be sufficient to indefeasibly pay all DIP Obligations, and such DIP Obligations shall be indefeasibly Paid in Full in cash and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement as part of such action, or the Agents and Lenders expressly consent in writing to any such transaction or the entry of such an order by the Court or such transaction is expressly permitted in the DIP Loan Documents; provided that, nothing in this Interim Order shall prohibit the Debtors from seeking the entry of any order authorizing and approving the sale of the assets comprising the Debtors’ wood products business and pulp business as contemplated by the DIP Loan Agreement.

(b) Prior to an Acceleration Date or the Final Maturity Date, no motion shall be filed by the Debtors for, and no order dismissing or converting these Chapter 11 Cases under Section 1112 of the Bankruptcy Code or appointing a chapter 11 trustee or an examiner with expanded powers shall be entered by the Court, unless and until the DIP Obligations shall have been indefeasibly paid in full in cash, and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement. If an order dismissing any of these cases under sections 305 or 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide that (x) the liens, security interests, and Superpriority Claims granted to the Agents and Lenders hereunder and in the DIP Loan Documents, as the case may be, shall continue in full force and effect, shall remain binding on all parties-in-interest and shall maintain their priorities as provided in this Interim Order until all DIP Obligations shall have been

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indefeasibly paid in full in cash and the Total Commitment shall have been terminated in accordance with the DIP Loan Agreement, and (y) this Court shall retain jurisdiction to the fullest extent permitted by law, notwithstanding such dismissal, for purposes of enforcing the liens, security interests and Superpriority Claims of the Agents and Lenders, as the case may be.

33. Injunction. Except as provided in the DIP Loan Agreement, this Interim Order and the Final Order, the Debtors shall be enjoined and prohibited from, at any time during the Chapter 11 Cases, (a) granting liens in the Pre-Petition Collateral, the Post-Petition Collateral or any portion thereof to any other parties, pursuant to Section 364(d) of the Bankruptcy Code or otherwise, which liens are senior to, pari passu with or junior to the liens of the Lenders or Pre-Petition Lenders, Pre-Petition Agents, except for Liens granted to the Lenders in accordance with the Final Order as contemplated by the DIP Loan Agreement and the Motion and/or (b) (i) using the Cash Collateral, (ii) using the Post-Petition Collateral, and (iii) applying to the Bankruptcy Court for an order authorizing the use of the Cash Collateral or the Post-Petition Collateral, except in accordance with the DIP Loan Agreement and this Interim Order.

34. Survival. The Liens, lien priority, administrative priorities and other rights and remedies with respect to the Debtors granted to the Agents and the Lenders pursuant to the DIP Loan Agreement, the Bankruptcy Court Orders and the other DIP Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by any Borrower or any Guarantor (pursuant to Section 364 of the Bankruptcy Code or otherwise), by any dismissal or conversion of any of the Chapter 11 Cases, or by the confirmation of a plan of reorganization in any of the Chapter 11

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Cases which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other DIP Loan Documents on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Agents for the benefit of the Agents and the Lenders and the priorities thereof until the earlier of (A) such plan effective date, and (B) the date the Obligations are paid in full in cash and the Total Commitment is terminated, or by any other act or omission whatsoever.

35. Priority of Terms. To the extent of any conflict between or among (a) the express terms or provisions of any of the DIP Loan Documents, the Motion, any other order of this Court, or any other agreements, on the one hand, and (b) the terms and provisions of this Interim Order, on the other hand, unless such term or provision herein is phrased in terms of “as defined in” or “as more fully described in” the DIP Loan Agreement or the DIP Loan Documents, the terms and provisions of this Interim Order shall govern.

36. Release. Upon the date the Obligations are paid in full in cash and the Total Commitment is terminated, the Debtors shall execute and deliver to the Agents and Lenders a general release of any and all claims and causes of action that could have been asserted or raised under or in connection with the DIP Loan Documents.

37. Adequate Notice. The notice given by the Debtors of the Interim Hearing was given in accordance with Bankruptcy Rules 2002 and 4001(c)(2) and the local rules of this Court. Under the circumstances, no other or further notice of the request for the relief granted at the Interim Hearing is required. The Debtors shall promptly mail copies of this Interim Order and notice of the Final Hearing to the Notice Parties. Any objection to the relief sought at the Final Hearing shall be made in writing setting forth with particularity the grounds thereof, and

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filed with the Court and served so as to be actually received no later than five days prior to the Final Hearing by the following: (a) counsel to the Debtors, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (Attn: Fredric Sosnick, Esq.), and Pachulski Stang Ziehl & Jones LLP, 919 N. Market Street, 17th Floor, P.O. Box 8705, Wilmington, Delaware 19899-8705 (Attn: Laura Davis Jones, Esq.), (b) counsel to the Lenders, Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (Attn: Adam C. Harris, Esq.), and Richards Layton & Finger, 920 North King Street, Wilmington, Delaware 19801 (Attn: John H. Knight), and (c) counsel to the Administrative Agent, Goldberg Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. 55 East Monroe, Suite 3300, Chicago Illinois 60603 (Attn: Randall Klein, Esq., randall.klein@goldbergkohn.com).

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38. Entry of Order; Effect. This Order shall take effect immediately upon execution hereof, notwithstanding the possible application of Fed. R. Bankr. P. 6004(g), 7062, 9014, or otherwise, and the Clerk of the Court is hereby directed to enter this Interim Order on the Court’s docket in these Chapter 11 Cases.

Dated: Wilmington, Delaware
, 2007

UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT H-2

FORM OF INTERIM CANADIAN BANKRUPTCY COURT ORDER

No.

Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT,

R.S.C. 1985, c. C-36, AS AMENDED

AND IN THE MATTER OF A PLAN OF COMPROMISE OR

ARRANGEMENT

OF POPE & TALBOT LTD. AND THE PETITIONERS

LISTED IN SCHEDULE “A”

APPLICATION UNDER THE COMPANIES’ CREDITORS ARRANGEMENT

ACT, R.S.C. 1985, c. C-36, AS AMENDED

AMENDED AND RESTATED

AND CONFIRMED INITIAL ORDER

BEFORE THE HONOURABLE	)	WEDNESDAY, THE 21st DAY
)
THE CHIEF JUSTICE	)	OF NOVEMBER, 2007

THE APPLICATION of the Pope & Talbot Ltd. and those affiliates listed in Schedule “A” (the “Petitioners”) coming on for hearing at Vancouver, British Columbia, on the 21st day of November, 2007, AND ON HEARING Sean Dunphy counsel for the Petitioners and other counsel as listed on Schedule “A” hereto, AND UPON READING the material filed, including the affidavit of R. Neil Stuart sworn October 28, 2007, and the Exhibits thereto (the “First Stuart Affidavit”), the affidavit of Harold Stanton sworn November 19, 2007 (the “Stanton Affidavit”), and the second report to the Court of PricewaterhouseCoopers Inc. (“PWC”) in its capacity as Monitor (the “Monitor”) dated November •, 2007, AND pursuant to the Companies’ Creditors Arrangement

Act, R.S.C. 1985 c. C-36 (the “CCAA”), the Court Jurisdiction and Proceedings Transfer Act, S.B.C. 2003, c. 28, Rules 3, 10, 12, 13(1), 13(6), 14 and 44 of the Rules of Court and the inherent jurisdiction of this Honourable Court, to confirm, amend and restate an Initial Order of the Honourable Mr. Justice Morawetz dated October 29, 2007, as amended on November 2, 2007, (the “Initial Order”) made in the proceedings in the Ontario Superior Court of Justice, court file no. 07-CL-7245 (the “Ontario Proceedings”), pursuant to the CCAA.

JURISDICTION

1. THIS COURT HEREBY CONFIRMS AND RESTATES the Initial Order, and orders and declares that the Petitioners are companies to which the CCAA applies. Although not Petitioners, those partnerships listed on Schedule “B” (the “Partnerships”) shall enjoy the benefits of the protections provided by this Order.

SERVICE

2. THIS COURT ORDERS that the time for service of the Notice of Motion and the Motion Record is abridged so that this Motion is properly returnable today and hereby dispenses with further service thereof.

APPLICATION

3. THIS COURT ORDERS AND DECLARES that the terms of the Initial Order shall be operative and that the terms of the Initial Order are hereby amended and restated by the terms of this Amended and Restated and Confirmed Initial Order from and after the granting of this Amended and Restated and Confirmed Initial Order, provided that any and all actions taken by or on behalf of the Petitioners and the Monitor pursuant to and in accordance with the terms of the Initial Order and prior to the granting of this Amended and Restated Initial Order are hereby validated.

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PETITION HEARING

4. THIS COURT ORDERS that the Application filed in the Ontario Proceedings shall be and stand as the Petition filed in these proceedings

PLAN OF ARRANGEMENT

5. THIS COURT ORDERS that the Petitioners shall have the authority to file and may, subject to further order of this Court, file with this Court a plan of compromise or arrangement (hereinafter referred to as the “Plan”) between, inter alia, the Petitioners and one or more classes of their secured and/or unsecured creditors as they deem appropriate.

POSSESSION OF PROPERTY AND OPERATIONS

6. THIS COURT ORDERS that the Petitioners and the Partnerships shall remain in possession and control of their current and future assets, undertakings and properties of every nature and kind whatsoever, and wherever situate including all proceeds thereof (together with the assets, undertakings and properties of the Partnerships, the “Property”). Subject to further Order of this Court, the Petitioners and the Partnerships shall continue to carry on business in a manner consistent with the preservation of their businesses (together with the businesses of the Partnerships, the “Business”) and Property. The Petitioners shall be authorized and empowered to continue to retain and employ the employees, consultants, agents, experts, accountants, counsel and such other persons (collectively “Assistants”) currently retained or employed by them, with liberty to retain such further Assistants as they deem reasonably necessary or desirable in the ordinary course of business or for the carrying out of the terms of this Order.

7. THIS COURT ORDERS that the Petitioners and the Partnerships are hereby authorized and directed to continue to utilize the centralized cash

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management system that was in place immediately before the Initial Order was made as described in the First Stuart Affidavit, including the bank accounts in Canada set out in Schedule “C” hereto, or replace it with a substantially similar central cash management system (the “Cash Management System”) with the consent of Wells Fargo Financial Corporation Canada and Ableco Finance LLC and that any present or future bank providing the Cash Management System shall be under no obligation whatsoever to inquire into the propriety, validity or legality of any transfer, payment, collection or other action taken under the Cash Management System, or as to the use or application by the Petitioners or the Partnerships of funds transferred, paid, collected or otherwise dealt with in the Cash Management System, shall be entitled to provide the Cash Management System without any liability in respect thereof to any Person (as hereinafter defined) other than the Petitioners and the Partnerships, pursuant to the terms of the documentation applicable to the Cash Management System, and shall be, in its capacity as provider of the Cash Management System, an unaffected creditor under the Plan with regard to any claims or expenses it may suffer or incur in connection with the provision of the Cash Management System.

8. THIS COURT ORDERS that the Petitioners shall be entitled but not required to pay the following expenses, whether incurred prior to or after this Order:

(a)	all outstanding and future wages, salaries, employee and pension benefits, vacation pay, bonuses and expenses payable on or after the date of this Order, in each case incurred in the ordinary course of business and consistent with existing compensation policies and arrangements;

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(b)	the fees and disbursements of any Assistants retained or employed by the Petitioners in respect of these proceedings, at their standard rates and charges; and

(c)	costs and expenses that are deemed necessary for the preservation of the Property and/or Business by the Petitioners and the Monitor with the approval of the DIP Lenders (as defined herein), or upon further Order of the Court.

9. THIS COURT ORDERS that, except as otherwise provided to the contrary herein, the Petitioners shall be entitled but not required to pay all reasonable expenses incurred by the Petitioners in carrying on the Business in the ordinary course, from and after the date of this Order, and in carrying out the provisions of this Order, which expenses shall include, without limitation:

(a)	all expenses and capital expenditures reasonably necessary for the preservation of the Property or the Business including, without limitation, payments on account of insurance (including directors and officers insurance), maintenance and security services; and

(b)	payment for goods or services actually supplied to the Petitioners following the date of this Order.

10. THIS COURT ORDERS that the Petitioners shall remit, in accordance with legal requirements, or pay:

(a)	any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province thereof or any other taxation authority which are required to be deducted from employees’ wages, including, without limitation, amounts in respect of (i) employment insurance, (ii) Canada Pension Plan, (iii) Quebec Pension Plan, and (iv) income taxes;

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(b)	all goods and services or other applicable sales taxes (collectively, “Sales Taxes”) required to be remitted by the Petitioners in connection with the sale of goods and services by the Petitioners, but only where such Sales Taxes are accrued or collected after the date of this Order, or where such Sales Taxes were accrued or collected prior to the date of this Order but not required to be remitted until on or after the date of this Order; and

(c)	any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal realty, municipal business or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors and which are attributable to or in respect of the carrying on of the Business by the Petitioners.

11. THIS COURT ORDERS that until such time as a Petitioner repudiates a real property lease in accordance with paragraph 13(c) of this Order, the Petitioners shall pay all amounts constituting rent or payable as rent under real property leases (including, for greater certainty, common area maintenance charges, utilities and realty taxes and any other amounts payable to the landlord under the lease) or as otherwise may be negotiated by the Petitioners from time to time (“Rent”), for the period commencing from and including the date of this Order, bi-weekly, in advance (but not in arrears).

12. THIS COURT ORDERS that, except as specifically permitted herein and as contemplated by the Definitive Documents (as defined herein), the Petitioners are hereby directed, until further Order of this Court: (a) to make no payments of principal, interest thereon or otherwise on account of amounts owing by the Petitioners to any of their creditors as of this date; (b) to grant no security

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interests, trusts, liens, charges or encumbrances upon or in respect of any of their Property; and (c) to not grant credit or incur liabilities, except in the ordinary course of the Business or, with the consent of the Petitioners, the Monitor and the DIP Lenders.

RESTRUCTURING

13. THIS COURT ORDERS that the Petitioners shall, subject to such covenants as may be contained in the Definitive Documents, have the right to:

(a)	permanently or temporarily cease, downsize or shut down any of its Business or operations and to dispose of redundant or non-material assets not exceeding $1,500,000 in any one transaction or $10,000,000 in the aggregate, with the written approval of the Monitor and the DIP Lenders subject to paragraph 13(c), if applicable;

(b)	terminate the employment of such of their employees or temporarily lay off such of their employees as the relevant Petitioner deems appropriate on such terms as may be agreed upon between the relevant Petitioner and such employee, or failing such agreement, to deal with the consequences thereof in the Plan;

(c)	in accordance with paragraphs 14 and 15, vacate, abandon or quit any leased premises and/or repudiate any real property lease and any ancillary agreements relating to any leased premises, on not less than seven (7) days’ notice in writing to the relevant landlord on such terms as may be agreed upon between the relevant Petitioner and such landlord, or failing such agreement, to deal with the consequences thereof in the Plan;

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(d)	repudiate such of their arrangements or agreements of any nature whatsoever, whether oral or written, as the Petitioners deem appropriate, other than the Definitive Documents, the Pre-Petition Credit Agreement (as defined in the DIP Credit Agreement, as defined below) and all mortgages, charges, hypothecs, and security documents, guarantees and other definitive documents delivered in connection therewith, on such terms as may be agreed upon between the relevant Petitioner and such counter-parties, or failing such agreement, to deal with the consequences thereof in the Plan; and

(e)	pursue all avenues of refinancing and offers for material parts of the Business or Property, in whole or part, subject to prior approval of this Court being obtained before any material refinancing or any sale (except as permitted by subparagraph (a), above), and further provided that any such sale shall be subject to the prior consent of the DIP Lenders, all of the foregoing to permit the Petitioners to proceed with an orderly restructuring or wind down of the Business.

14. THIS COURT ORDERS that the Petitioners shall provide each of the relevant landlords with notice of the relevant Petitioner’s intention to remove any fixtures from any leased premises at least seven (7) days prior to the date of the intended removal. The relevant landlord shall be entitled to have a representative present in the leased premises to observe such removal and, if the landlord disputes the Petitioner’s entitlement to remove any such fixture under the provisions of the lease, such fixture shall remain on the premises and shall be dealt with as agreed between any applicable secured creditors, such landlord and the relevant Petitioner, or by further Order of this Court upon application by

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the relevant Petitioner on at least two (2) days’ notice to such landlord and any such secured creditors. If a Petitioner repudiates the lease governing such leased premises in accordance with paragraph 13(c) of this Order, it shall not be required to pay Rent under such lease pending resolution of any such dispute, and the repudiation of the lease shall be without prejudice to the Petitioner’s claims to the fixtures in dispute.

15. THIS COURT ORDERS that if a lease is repudiated by a Petitioner in accordance with paragraph 13(c) of this Order, then: (a) during the notice period prior to the effective time of the repudiation, the landlord may show the affected leased premises to prospective tenants during normal business hours, on giving the Petitioner and the Monitor 24 hours’ prior written notice; and (b) at the effective time of the repudiation, the relevant landlord shall be entitled to take possession of any such leased premises without waiver of or prejudice to any claims or rights such landlord may have against the Petitioner in respect of such lease or leased premises and such landlord shall be entitled to notify the Petitioner of the basis on which it is taking possession and to gain possession of and re-lease such leased premises to any third party or parties on such terms as such landlord considers advisable, provided that nothing herein shall relieve such landlord of its obligation to mitigate any damages claimed in connection therewith.

16. THIS COURT ORDERS that, subject to the other provisions of this Order (including the payment of Rent as herein provided), any further Order of this Court and the Definitive Documents, the Petitioners shall be permitted to dispose of any or all of the Property located (or formerly located) at such leased premises without any interference of any kind from landlords (notwithstanding the terms of any leases) and, for greater certainty, the Petitioners shall have the right to realize upon the Property and other assets in such manner and at such locations, including leased premises, as it deems suitable or desirable for the purpose of maximizing the proceeds and recovery therefrom.

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NO PROCEEDINGS AGAINST THE PETITIONERS OR THE PROPERTY

17. THIS COURT ORDERS that until and including January 15, 2008, or such later date as this Court may order (the “Stay Period”), no proceeding or enforcement process in any court or tribunal (each, a “Proceeding”) shall be commenced or continued against or in respect of the Petitioners, the Partnerships or the Monitor, or affecting the Business or the Property except with the written consent of the applicable Petitioner or Partnership, the Monitor and the DIP Lenders, or with leave of this Court, and any and all Proceedings currently under way against or in respect of the Petitioners, the Partnerships or affecting the Business or the Property are hereby stayed and suspended pending further Order of this Court.

NO EXERCISE OF RIGHTS OR REMEDIES

18. THIS COURT ORDERS that during the Stay Period, all rights and remedies of any individual, firm, corporation, governmental body or agency, the Crown in right of Canada or any province or any other entities (all of the foregoing, collectively being “Persons” and each being a “Person”) against or in respect of the Petitioners, the Partnerships or the Monitor, or affecting the Business or the Property, are hereby stayed and suspended except with the written consent of the applicable Petitioner or Partnership, the Monitor and the DIP Lenders, or leave of this Court, provided that nothing in this Order shall: (a) empower the Petitioners and the Partnerships to carry on any business which the Petitioners and the Partnerships are not lawfully entitled to carry on; (b) exempt the Petitioners and the Partnerships from compliance with statutory or regulatory provisions relating to health, safety or the environment; (c) prevent the filing of any registration to preserve or perfect a security interest; or (d) prevent the registration of a claim for lien.

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NO INTERFERENCE WITH RIGHTS

19. THIS COURT ORDERS that during the Stay Period, no Person shall discontinue, fail to honour, alter, interfere with, repudiate, terminate or cease to perform any right, renewal right, contract, agreement, licence, permit, authorization, franchise or right of way in favour of or held by the Petitioners or the Partnerships, except with the written consent of the applicable Petitioner or Partnership, the Monitor and the DIP Lenders, or leave of this Court.

CONTINUATION OF SERVICES

20. THIS COURT ORDERS that during the Stay Period, all Persons having oral or written agreements with a Petitioner or a Partnership or statutory or regulatory mandates for the supply of goods and/or services, including without limitation all computer software, communication and other data services, centralized banking services, payroll services, insurance, transportation, utility or other services to the Business, a Petitioner or a Partnership, are hereby restrained until further Order of this Court from discontinuing, altering, interfering with or terminating the supply of such goods or services as may be required by the Petitioners or the Partnerships, and that the Petitioners and the Partnerships shall be entitled to the continued use of their current premises, telephone numbers, facsimile numbers, internet addresses and domain names, provided in each case that the normal prices or charges for all such goods or services received after the date of this Order are paid by the Petitioners and the Partnerships in accordance with normal payment practices of the Petitioners and the Partnerships or such other practices as may be agreed upon by the supplier or service provider and each of the Petitioners or the Partnerships and the Monitor, or as may be ordered by this Court.

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NON-DEROGATION OF RIGHTS

21. THIS COURT ORDERS that, notwithstanding anything else contained herein, no creditor of the Petitioners shall be under any obligation after the making of this Order to advance or re-advance any monies or otherwise extend any credit to the Petitioners. Nothing in this Order shall derogate from the rights conferred and obligations imposed by the CCAA.

PROCEEDINGS AGAINST DIRECTORS AND OFFICERS

22. THIS COURT ORDERS that during the Stay Period, and except as permitted by subsection 11.5(2) of the CCAA, no Proceeding may be commenced or continued against any of the former, current or future directors or officers of the Petitioners with respect to any claim against the directors or officers that arose before the date hereof and that relates to any obligations of the Petitioners whereby the directors or officers are alleged under any law to be liable in their capacity as directors or officers for the payment or performance of such obligations, until a compromise or arrangement in respect of the Petitioners, if one is filed, is sanctioned by this Court or is refused by the creditors of the Petitioners or this Court.

DIRECTORS’ AND OFFICERS’ INDEMNIFICATION AND CHARGE

23. THIS COURT ORDERS that the Petitioners shall indemnify their directors and officers from all claims, costs, charges and expenses relating to the failure of the Petitioners, after the date hereof, to make payments of the nature referred to in subparagraphs 8(a), 10(a), 10(b) and 10(c) of this Order which they sustain or incur by reason of or in relation to their respective capacities as directors and/or officers of the Petitioners except to the extent that, with respect to any officer or director, such officer or director has actively participated in the breach of any related fiduciary duties or has been grossly negligent or guilty of wilful misconduct.

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24. THIS COURT ORDERS that the directors and officers of the Petitioners shall be entitled to the benefit of and are hereby granted a charge (the “Directors’ Charge”) on the Property, which charge shall not exceed an aggregate amount of CDN$13,000,000, as security for the indemnity provided in paragraph 23 of this Order. The Directors’ Charge shall attach to all Property including any lease, license, occupation permit, or other contract notwithstanding any requirement for the consent of the lessor, licensor, other party to such contract, or any other Person, and the necessity for such consent is hereby dispensed with, and the absence of any such consent shall not constitute a breach of or default under any such lease, license, occupation permit, statute or other contract and shall have the priority set out in paragraphs 43 and 45 herein.

25. THIS COURT ORDERS that, notwithstanding any language in any applicable insurance policy to the contrary, (a) no insurer shall be entitled to be subrogated to or claim the benefit of the Directors’ Charge, and (b) the Petitioners’ directors and officers shall only be entitled to the benefit of the Directors’ Charge to the extent that they do not have coverage under any directors’ and officers’ insurance policy, or to the extent that such coverage is insufficient to pay amounts indemnified in accordance with paragraph 23 of this Order.

APPOINTMENT OF MONITOR

26. THIS COURT CONFIRMS AND ORDERS that PWC is appointed pursuant to the CCAA as the Monitor, an officer of this Court, to monitor the Property and the Petitioners’ conduct of the Business with the powers and obligations set out in the CCAA and set forth herein and that the Petitioners and their shareholders, officers, directors, and Assistants shall advise the Monitor of all material steps taken by the Petitioners pursuant to this Order, and shall co-operate fully with the Monitor in the exercise of its powers and discharge of its obligations.

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27. THIS COURT ORDERS that the Monitor, in addition to its prescribed rights and obligations under the CCAA, is hereby directed and empowered to:

(a)	monitor the Petitioners’ and Partnerships’ receipts and disbursements;

(b)	report to this Court at such times and intervals as the Monitor may deem appropriate with respect to matters relating to the Petitioners, the Partnerships, the Property, the Business, and such other matters as may be relevant to the proceedings herein;

(c)	assist the Petitioners and the Partnerships, to the extent required by the Petitioners and the Partnerships, in their dissemination to the DIP Lenders and their counsel on a weekly basis of financial and other information as agreed to between the Petitioners, the Partnerships, the Monitor and the DIP Lenders or as required in accordance with the Definitive Documents;

(d)	advise the Petitioners in their preparation of the Petitioners’ cash flow statements and reporting required by the DIP Lenders, which information shall be reviewed with the Monitor and delivered to the DIP Lenders and their counsel on a periodic basis, but not less than weekly, or as otherwise agreed to by the DIP Lenders;

(e)	advise the Petitioners in their development of the Plan and any amendments to the Plan;

(f)	assist the Petitioners with the conduct of any sale process to sell the Property and the Business or any part thereof to the extent requested by the Petitioners;

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(g)	assist the Petitioners, to the extent required by the Petitioners, with the holding and administering of creditors’ or shareholders’ meetings for voting on the Plan;

(h)	have full and complete access to the books, records and management, employees and advisors of the Petitioners and to the Business and the Property to the extent required to perform its duties arising under this Order;

(i)	be at liberty to engage independent legal counsel or such other persons as the Monitor deems necessary or advisable respecting the exercise of its powers and performance of its obligations under this Order;

(j)	consider, and if deemed advisable by the Monitor, prepare a report and assessment on the Plan; and

(k)	perform such other duties as are required by this Order or by this Court from time to time.

28. THIS COURT ORDERS that the Monitor shall not take possession of the Property and shall take no part whatsoever in the management or supervision of the management of the Business and shall not, by fulfilling its obligations hereunder, be deemed to have taken or maintained possession or control of the Business or Property, or any part thereof or be deemed to have been or become an employer of any of the Petitioners’ employees.

29. THIS COURT ORDERS that nothing herein contained shall require the Monitor to occupy or to take control, care, charge, possession or management (separately and/or collectively, “Possession”) of any of the Property that might be environmentally contaminated, might be a pollutant or a contaminant, or might cause or contribute to a spill, discharge, release or deposit of a substance

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contrary to any federal, provincial or other law respecting the protection, conservation, enhancement, remediation or rehabilitation of the environment or relating to the disposal of waste or other contamination including, without limitation, the Canadian Environmental Protection Act, 1999, the Ontario Environmental Protection Act, the Canadian Fisheries Act, the British Columbia Forest and Range Practices Act, the British Columbia Environmental Management Act, the Ontario Water Resources Act, the British Columbia Workers Compensation Act or the Ontario Occupational Health and Safety Act and regulations thereunder (the “Environmental Legislation”), provided however that nothing herein shall exempt the Monitor from any duty to report or make disclosure imposed by applicable Environmental Legislation. The Monitor shall not, as a result of this Order or anything done in pursuance of the Monitor’s duties and powers under this Order, be deemed to be in Possession of any of the Property within the meaning of any Environmental Legislation, unless it is actually in possession.

30. THIS COURT ORDERS that the Monitor shall provide any creditor of a Petitioner and the DIP Lenders with information provided by the Petitioner in response to reasonable requests for information made in writing by such creditor addressed to the Monitor. The Monitor shall not have any responsibility or liability with respect to the information disseminated by it pursuant to this paragraph. In the case of information that the Monitor has been advised by a Petitioner is confidential, the Monitor shall not provide such information to creditors unless otherwise directed by this Court or on such terms as the Monitor and the Petitioners may agree.

31. THIS COURT ORDERS that, in addition to the rights and protections afforded the Monitor under the CCAA or as an officer of this Court, the Monitor shall incur no liability or obligation as a result of its appointment or the carrying out of the provisions of this Order, save and except for any gross negligence or wilful misconduct on its part. Nothing in this Order shall derogate from the

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rights and protections afforded the Monitor by the CCAA or any applicable legislation. No action or other proceeding shall be commenced against the Monitor as a result of, or relating in any way to, its appointment as Monitor, the fulfillment of its duties as Monitor or the carrying out of any Order of this Court, except with leave of this Court.

32. THIS COURT ORDERS that the Monitor, counsel to the Monitor and Canadian counsel to the Petitioners shall be paid their reasonable fees and disbursements, in each case at their standard rates and charges, by the Petitioners as part of the costs of these proceedings. The Petitioners are hereby authorized and directed to pay the accounts of the Monitor, counsel for the Monitor and Canadian counsel for the Petitioners on a weekly basis.

33. THIS COURT ORDERS that the Monitor, counsel to the Monitor and the Petitioners’ Canadian counsel shall be entitled to the benefit of and are hereby granted a charge (the “Administration Charge”) on the Property, which charge shall not exceed an aggregate amount of CDN$3,000,000, as security for their professional fees and disbursements incurred at the standard rates and charges of the Monitor and such counsel, both before and after the making of this Order in respect of these proceedings. The Administration Charge shall attach to all Property including any lease, license, occupation permit, or other contract notwithstanding any requirement for the consent of the lessor, licensor, other party to such contract, or any other Person, and the necessity for such consent is hereby dispensed with, and the absence of any such consent shall not constitute a breach of or default under any such lease, license, occupation permit, statute or other contract and shall have the priority set out in paragraphs 43 and 45 hereof.

34. THIS COURT ORDERS that the Monitor need not file security with this Court for the due and proper exercise and performance of its powers and duties as Monitor.

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35. THIS COURT ORDERS that the Monitor shall be at liberty to post any report relating to the subject matter of this proceeding on the Monitor’s web site at www.pwc.com/car-popetalbot in lieu of mailing such reports to creditors of the Petitioner or to any other interested parties.

36. THIS COURT ORDERS that the Monitor and its legal counsel shall pass their accounts from time to time, and for this purpose the accounts of the Monitor and its legal counsel are hereby referred to a judge of the British Columbia Supreme Court and may be heard on a summary basis.

DIP FINANCING

37. THIS COURT ORDERS that the Petitioners are hereby authorized and empowered to obtain and borrow under the Debtor-in-Possession Credit and Security Agreement (the “DIP Credit Agreement”) among Pope & Talbot Inc., Pope & Talbot Ltd., the guarantors thereunder, and Wells Fargo Financial Corporation Canada, Ableco Finance LLC and such other Lenders as may be party to such agreement from time to time (together the “DIP Lenders”) dated as of November 19, 2007, in the principal amount of up to US$89,062,301.57 in order to finance the Petitioners’ working capital requirements and other general corporate purposes and capital expenditures as permitted by the terms of this Order and the DIP Credit Agreement. Capitalized terms used in paragraphs 37 to 42 of this Order and not otherwise defined in the Order have the meaning given to them in the DIP Credit Agreement.

38. THIS COURT ORDERS that the Petitioners are hereby authorized and empowered to execute and deliver such credit agreements, mortgages, charges, hypothecs and security documents, guarantees and other definitive documents as are contemplated by the DIP Credit Agreement or as may be reasonably required by the DIP Lenders pursuant to the terms thereof (collectively, along with the DIP Credit Agreement, the “Definitive Documents”), and the Petitioners

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are hereby authorized to comply with all covenants and pay and perform all of their indebtedness, interest, fees, liabilities and obligations to the DIP Lenders under and pursuant to the Definitive Documents as and when the same become due and are to be performed or complied with, including, without limiting the generality of the foregoing, the payment of all Pre-Petition Revolving Loan Obligations in accordance with the terms of the DIP Credit Agreement and the other Definitive Documents.

39. THIS COURT ORDERS that the DIP Lenders shall be entitled to the benefit of and are hereby granted a charge (the “DIP Lenders’ Charge”) on the Property to secure all Obligations under the Definitive Documents which charge shall not exceed the aggregate amount owed to the DIP Lenders under the DIP Credit Agreement. The DIP Lenders’ Charge shall attach to all Property including any lease, license, occupation permit, or other contract notwithstanding any requirement for the consent of any lessor, licensor, or other party to any such contract, or any other Person, and the necessity for such consent is hereby dispensed with, and the absence of any such consent shall not constitute a breach of or default under any such lease, license, occupation permit, statute or other contract. The DIP Lenders’ Charge shall, subject to the terms and conditions of the DIP Credit Agreement provisions concerning validly perfected Permitted Priority Liens, have the priority set out in paragraphs 43 and 45.

40. THIS COURT ORDERS that, notwithstanding any other provision of this Order:

(a)	the DIP Lenders may take such steps from time to time as they may deem necessary or appropriate to file, register, record or perfect the DIP Lenders’ Charge or any of the Definitive Documents;

(b)	upon the occurrence of an event of default under the Definitive Documents or the DIP Lenders’ Charge, the DIP Lenders, upon

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three (3) business days notice to the Petitioners, the Partnerships and the Monitor, may exercise any and all of their rights and remedies against the Petitioners, the Partnerships or the Property under or pursuant to the Definitive Documents and the DIP Lenders’ Charge, including without limitation, to exercise all rights and remedies of a secured party under the applicable personal property security legislation, to apply to this Court for the appointment of a receiver, receiver and manager or interim receiver, or for a bankruptcy order against the Petitioners or the Partnerships and for the appointment of a trustee in bankruptcy of a Petitioner or Partnership, and immediately upon the occurrence of an event of default under the terms of the Definitive Documents, the DIP Lenders shall be entitled to cease making advances to the Petitioners, make demand, accelerate payment and give other notices, to set off and/or consolidate any amounts owing by the DIP Lenders to the Petitioners or Partnerships against the obligations of the Petitioners to the DIP Lenders under the Definitive Documents, to seize and retain proceeds from the sale of the Property and the cash flow of the Petitioners or Partnerships to repay amounts owing to the DIP Lenders in accordance with the Definitive Documents and the DIP Lenders’ Charge, but subject to the priorities as set out in paragraph 43 of this Order; and

(c)	the foregoing rights and remedies of the DIP Lenders shall be enforceable against any trustee in bankruptcy, interim receiver, receiver or receiver and manager of the Petitioners, or the Partnerships or the Property.

41. THIS COURT ORDERS AND DECLARES that (except as provided in paragraph 40(b)), the DIP Lenders shall be treated as unaffected by any stay

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created in these proceedings and the DIP Lenders shall be treated as unaffected in the Plan, or any proposal filed by the Petitioners under the Bankruptcy and Insolvency Act of Canada (the “BIA”), with respect to any advances made under the Definitive Documents.

42. THIS COURT ORDERS that notwithstanding anything to the contrary herein but without prejudice to the Administration Charge and the Directors Charge, the Petitioners shall not exceed the line item expenditures in the Initial Budget as provided in the Definitive Documents.

VALIDITY AND PRIORITY OF CHARGES CREATED BY THIS ORDER

43. THIS COURT ORDERS that the priorities of the Directors’ Charge, the Administration Charge, and the DIP Lenders’ Charge (together with the security granted by the Definitive Documents) shall be as follows:

(i)	First — the Administration Charge;

(ii)	Second — the Directors’ Charge; and

(iii)	Third — the DIP Lenders’ Charge.

Any distributions in respect of the DIP Lenders’ Charge as amongst the beneficiaries thereto shall be governed by the DIP Credit Agreement.

44. THIS COURT ORDERS that the filing, registration or perfection of the Directors’ Charge, the Administration Charge or the DIP Lenders’ Charge (collectively, the “Charges”) shall not be required, and that the Charges shall be valid and enforceable for all purposes, including as against any right, title or interest filed, registered, recorded or perfected subsequent to the Charges coming into existence, notwithstanding any such failure to file, register, record or perfect.

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45. THIS COURT ORDERS that each of the Charges shall constitute a charge on the Property and the Charges shall rank in priority to all other security interests, trusts, liens, charges and encumbrances, statutory or otherwise (collectively, “Encumbrances”) in favour of any Person save and except validly perfected Permitted Priority Liens as provided in the DIP Credit Agreement. The security granted by the Definitive Documents charging the Property shall have the same priority as the DIP Lenders’ Charge granted herein.

46. THIS COURT ORDERS that except as otherwise expressly provided for herein, until such time as all Obligations, Pre-Petition Revolving Loan Obligations and Pre-Petition Term Loan Obligations are indefeasibly paid in full in cash and the Commitments are terminated in accordance with the DIP Credit Agreement, the Petitioners shall not grant any Encumbrances over any Property that rank in priority to, or pari passu with, any of the Charges, unless the Petitioners also obtain the prior written consent of the Monitor, the DIP Lenders and the beneficiaries of the Directors’ Charge and the Administration Charge, or further Order of this Court.

47. THIS COURT ORDERS that the DIP Credit Agreement, the Definitive Documents and the Charges shall not be rendered invalid or unenforceable and the rights and remedies of the chargees entitled to the benefit of the Charges (collectively, the “Chargees”) and/or the DIP Lenders thereunder shall not otherwise be limited or impaired in any way by: (a) the pendency of these proceedings and the declarations of insolvency made herein; (b) any application(s) for bankruptcy order(s) issued pursuant to the BIA, or any bankruptcy order made pursuant to such applications; (c) the filing of any assignments for the general benefit of creditors made pursuant to the BIA; (d) the provisions of any federal or provincial statutes; or (e) any negative covenants, prohibitions or other similar provisions with respect to borrowings, incurring debt or the creation of Encumbrances, contained in any existing loan documents,

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lease, sublease, offer to lease or other agreement (collectively, an “Agreement”) which binds the Petitioners, and notwithstanding any provision to the contrary in any Agreement:

(a)	neither the creation of the Charges nor the execution, delivery, perfection, registration or performance of the DIP Credit Agreement or the Definitive Documents shall create or be deemed to constitute a breach by the Petitioners of any Agreement to which they are a party;

(b)	none of the Chargees shall have any liability to any Person whatsoever as a result of any breach of any Agreement caused by or resulting from the Petitioners entering into the DIP Credit Agreement, the creation of the Charges, or the execution, delivery or performance of the Definitive Documents; and

(c)	the payments made by the Petitioners pursuant to this Order, the DIP Credit Agreement or the Definitive Documents, and the granting of the Charges, do not and will not constitute fraudulent preferences, fraudulent conveyances, oppressive conduct, settlements or other challengeable, voidable or reviewable transactions under any applicable law.

48. THIS COURT ORDERS that in the event of any inconsistency between the terms and conditions of the Definitive Documents and of this Order, the provisions of this Order shall control and govern.

SERVICE AND NOTICE

49. THIS COURT ORDERS that the Petitioner is at liberty to serve this Order and any other pleadings in this proceeding on any creditor or shareholder of the Petitioner, or any other interested party, other than employees and creditors to

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whom the Petitioner owes less than $5000.00. The Monitor is relieved of its obligation under Section 11(5) of the CCAA to provide similar notice, other than to supervise this process.

50. THIS COURT ORDERS that counsel of record who provide an email address in an Appearance filed in these proceedings shall be deemed to have consented to delivery of documents by any party by email unless objection is made before or at the time of the hearing of the Petition.

51. THIS COURT ORDERS that the Petitioners and the Monitor are permitted, but shall not be required, to serve the documents referred to in paragraph 49 of this Order, any other materials and orders in these proceedings, and notices or other correspondence, by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery or fax transmission to the Petitioners’ creditors at their respective addresses as last shown on the records of the Petitioners, and any such service or notice by courier, personal delivery or fax transmission shall be deemed to be received on the next business day following the date of forwarding thereof, or if sent by ordinary mail, on the third business day after mailing.

GENERAL

52. THIS COURT ORDERS that notwithstanding paragraphs 49 and 51 of this Order, service of this Order shall be made on the federal and British Columbia Crowns in accordance with the Crown Liability and Proceedings Act, R.S.C. 1985, c. C-50, and regulations thereto, in respect of the federal Crown, and the Crown Proceeding Act, R.S.B.C. 1996, c. 89, in respect of the British Columbia Crown.

24

53. THIS COURT ORDERS that nothing in this Order shall prevent the Monitor from acting as an interim receiver, a receiver, a receiver and manager, or a trustee in bankruptcy of any of the Petitioners, the Business or the Property.

54. THIS COURT ORDERS that any reference herein to the exercise of the rights of the DIP Lenders under or pursuant to the DIP Lenders’ Charge or the provision of any consents of the DIP Lenders as required by this Order, shall be subject to the voting agreements among the Agents and DIP Lenders under the DIP Credit Agreement and the Definitive Documents, as such voting agreements may be modified or amended from time to time in accordance with the provisions of the DIP Credit Agreement and the Definitive Documents.

55. THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal, regulatory or administrative body having jurisdiction in Canada or in the United States, and in particular the United States Bankruptcy Court, District of Delaware, to give effect to this Order and to assist the Petitioners, the Monitor and their respective agents in carrying out the terms of this Order. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Petitioners and to the Monitor, as an officer of this Court, as may be necessary or desirable to give effect to this Order, to grant representative status to the Monitor in any foreign proceeding, or to assist the Petitioners and the Monitor and their respective agents in carrying out the terms of this Order.

56. THIS COURT ORDERS that each of the Petitioners and the Monitor be at liberty and is hereby authorized and empowered to apply to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order.

57. THIS COURT ORDERS that this Order and any other Order in this proceeding shall have full force and effect in all provinces and territories in Canada, outside Canada and against all Persons against whom they may be enforceable.

25

58. THIS COURT ORDERS that no order shall be made varying, rescinding or otherwise affecting the provisions of this Order with respect to the Definitive Documents or the DIP Lenders’ Charge unless notice of a motion for such order is served on the Petitioners, the Monitor and the DIP Lenders returnable no later than November 28, 2007.

59. THIS COURT DECLARES that, pursuant to Section 7(3)(c) of the Personal Information Protection and Electronic Documents Act, S.C. 2000, c. 5 and Section 18(1)(o) of the Personal Information Protection Act, S.B.C. 2003, c. 63, and any regulations promulgated under authority of either Act, as applicable (the “Relevant Enactment”), the Petitioners are permitted, in the course of these proceedings, to disclose personal information of identifiable individuals in its possession or control to stakeholders, its advisors, prospective investors, financiers, buyers or strategic partners (collectively, “Third Parties”), but only to the extent desirable or required to negotiate and complete the Restructuring or to prepare and implement the Plan or transactions for that purpose; provided that the Third Parties to whom such personal information is disclosed enter into confidentiality agreements with the applicable Petitioner binding them in the same manner and to the same extent with respect to the collection, use and disclosure of that information as if they were an organization as defined under the Relevant Enactment, and limiting the use of such information to the extent desirable or required to negotiate and complete the Restructuring or to prepare and implement the Plan or transactions for that purpose, and attorning to the jurisdiction of this Court for the purposes of that agreement. Upon the completion of the use of personal information for the limited purposes set out herein, the Third Parties shall return the personal information to the Petitioner or destroy it. If the Third Parties acquire personal information as part of the

26

Restructuring or the preparation and implementation of the Plan or transactions in furtherance thereof, such Third Parties may, subject to this paragraph and any Relevant Enactment, continue to use the personal information in a manner which is in all respects identical to the prior use thereof by the Petitioners.

60. THIS COURT FURTHER ORDERS that the Petitioners are hereby at liberty to apply for such further interim or interlocutory relief as to it may be advisable within the time for the filing of an Appearance by the creditors of the Petitioners in this proceeding.

61. THIS COURT FURTHER ORDERS that any interested Person or creditor of a Petitioner may file an Appearance in this proceeding and the time limited for filing such an Appearance for such person or creditor of such Petitioner outside of British Columbia shall be 14 days from the date of service upon such Person or creditor.

62. THIS COURT FURTHER ORDERS that liberty is reserved to any interested person or party to apply to this Court on four (4) clear days’ notice to the Petitioners and such persons who have filed Appearances for such further Order of this Court or for variation of this Order or otherwise as may be advised.

63. THIS COURT FURTHER ORDERS that short leave is hereby granted to allow the hearing of an application on four (4) clear days’ notice after delivery of the Notice of Motion, affidavits in support and Notice of Hearing, subject to the Court in its discretion further abridging or extending the time for service. Outlines, Responses and Chambers Records shall not be required to be exchanged by counsel or filed in this proceeding.

64. THIS COURT FURTHER ORDERS that endorsement of this Order by counsel appearing on this application is hereby dispensed with.

27

65. THIS COURT ORDERS that this Order and all of its provisions are effective as of 12:01 a.m. local Vancouver time, the date of this Order.

BY THE COURT

DISTRICT REGISTRAR

APPROVED AS TO FORM:

Counsel for the Petitioners

28

SCHEDULE “A”

ADDITIONAL PETITIONERS

Pope & Talbot, Inc.

MacKenzie Pulp Land Ltd.

P&T Funding Ltd.

Penn Timber, Inc.

Pope & Talbot Lumber Sales, Inc.

Pope & Talbot Pulp Sales U.S., Inc.

Pope & Talbot Relocation Services, Inc.

P&T Power Company

P&T Finance Three LLC

29

SCHEDULE “B”

PARTNERSHIPS

P&T Factoring Limited Partnership

P&T LFP Investment Limited Partnership

Pope & Talbot Spearfish Limited Partnership

P&T Finance One Limited Partnership

P&T Finance Two Limited Partnership

30

SCHEDULE “C”

LIST OF BANK ACCOUNTS HELD IN CANADA

Account Held By	Bank	Address	Account Type	Account No.
Pope & Talbot, Inc.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94000363948

Pope & Talbot, Inc.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94007315545

Pope & Talbot Pulp Sales U.S., Inc.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94005248495

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	Deposit	94000349619

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	Main Disbursement	94000349627

31

Account Held By	Bank	Address	Account Type	Account No.
Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	Payroll	94000349724

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	FIA Arrow Timber	94005217425

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	FIA Boundry Timber	94005217433

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	FIA FSJ Timber	94005274968

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	Concentration	94005277355

Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	Concentration	94007328159

32

Account Held By	Bank	Address	Account Type	Account No.
Pope & Talbot Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	Deposit	94007311078

P&T Funding Ltd.	The Toronto-Dominion Bank	The Toronto-Dominion Bank 77 King Street West, 18th Fl. Toronto, Ontario M5K 1A2	General	94000362755

P&T Finance One Limited Partnership	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94005241504

P&T Finance Two Limited Partnership	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94005241512

P&T Factoring Limited Partnership	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94005249092

Penn Timber	The Toronto-Dominion Bank	The Toronto-Dominion Bank 700 West Georgia Street, Suite 1700 Vancouver, BC V7Y 1B6	General	94007323416

33

EXHIBIT I

FORM OF BORROWING BASE CERTIFICATE

Wells Fargo Financial Corporation Canada

55 Standish Court, Suite 400

Mississauga, Ontario L5R 4J4

Attention: Nick Scarfo

The undersigned, Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the United States Bankruptcy Code (the “Parent”), pursuant to Section 6.11 of that certain Debtor-in-Possession Credit and Security Agreement, dated as of November     , 2007 (such agreement, as amended, restated, supplemented, or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”), entered into among the Parent, Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the United States Bankruptcy Code and as a debtor company under the Companies’ Creditors Arrangement Act (Canada) (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”), hereby certifies to the Administrative Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items, are true and correct, and that the Borrower is in compliance with and, after giving effect to any currently requested Revolving Credit Loans, Letters of Credit or Bank Products, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

[Remainder of page intentionally left blank.]

Effective Date of Calculation:

A. Borrowing Base Calculation

1.	Eligible Accounts
a.	85% of Eligible Domestic Accounts[1]	$

b.	(i) the lesser of $35,000,000 or the limit of liability of Eligible Foreign Accounts Credit Insurance	$

	(ii) 75% of Eligible Foreign Accounts[2]	$

	(iii) the amount of the deductible under Eligible Foreign Account Credit Insurance	$

	(iv) Item 1.b.(ii) minus Item 1.b.(iii)	$

	(v) the lesser of Items 1.b.(i) and 1.b.(iv)	$

c.	the amount, if any, of the Dilution Reserve	$

d.	Item 1.a. plus Item 1.b.(v) minus Item 1.c.		$

2.	Eligible Inventory

a.	$37,500,000	$

b.	50% of the value of Eligible Inventory[3]	$

c.	(i) 75% times the Net Liquidation Percentage	$

[1]	See Annex A
[2]	See Annex B
[3]	See Annex C

2

	(ii) the book value of the Borrowing Base Parties’ Inventory	$

	(iii) Item 2.c.(i) times Item 2.c.(ii)	$

d.	75% of Item 1.d.	$

e.	The lowest of Items 2.a., 2.b., 2.c.(iii) and 2.d.		$

3.	Reserves (without duplication)

a.	The Carve-Out Expense Reserve	$

b.	the sum of the aggregate amount of reserves, if any, established by the Administrative Agent in accordance with Section 2.5(c) of the Credit Agreement	$

c.	Sum of Items 3.a and 3.b.		$

4.	Borrowing Base (Item 1.d. plus Item 2.e. minus Item 3.d.):		$

5.	Availability Calculation

a.	(i) Maximum Revolving Credit Cash Amount	$

	(ii) Projected outstanding principal balance of Revolving Credit Loans (as set forth in the Initial Budget) for such week	$

	(iii) Budget Carryover Amount	$

	(iv) Lesser of Item 5.a.(i) and the sum of Item 5.a.(ii) and 5.a.(iii)	$

	(v) outstanding Swing Line Loans	$

3

	(vi)	outstanding Revolving Credit Loans (including any Reinstated Pre-Petition Revolving Loan Obligations)	$

	(vii)	the Net Pre-Petition Revolving Loan Amount then outstanding	$

	(viii)	Item 5.a.(iv) minus Item 5.a.(v) minus Item 5.a(.vi) minus Item 5.a.(vii)	$

b.	(i)	Total Revolving Credit Commitments	$

	(ii)	Letter of Credit Usage	$

	(iii)	outstanding Swing Line Loans	$

	(iv)	outstanding Revolving Credit Loans	$

	(v)	Item 5.b.(i) minus Item 5.b.(ii) minus Item 5.b.(iii) minus Item 5.b.(iv)	$

c.	(i)	Borrowing Base[4]	$

	(ii)	Reinstated Pre-Petition Revolving Loan Obligations	$

	(iii)	Item 5.c.(i) minus Item 5.c.(ii)	$

	(iv)	Letter of Credit Usage	$

	(v)	outstanding Swing Line Loans	$

	(vi)	outstanding Revolving Credit Loans	$

	(vii)	Item 5.c.(iii) minus Item 5.c.(iv) minus Item 5.c.(v) minus Item 5.c.(vi)	$

[4]	See Item 4 above

4

d.	(i)	Projected outstanding principal balance of Revolving Credit Extensions (as set forth in the Initial Budget)	$

	(ii)	Budget Carryover Amount	$

	(iii)	Reinstated Pre-Petition Revolving Loans	$

	(iv)	Net Pre-Petition Revolving Loan Amount then outstanding	$

	(v)	Item 5.d.(i) plus 5.d.(ii) minus 5.d.(iii) minus 5.d.(iv)	$

	(vi)	Letter of Credit Usage	$

	(vii)	Outstanding Swing Line Loans	$

	(viii)	Outstanding Revolving Credit Loans	$

	(ix)	Item 5.d.(iv) minus 5.d.(v), minus 5.d.(vi) minus 5.d.(vii)	$

e.	Availability for Revolving Credit Loans and Swing Line Loan is the least of Item 5.a.(viii), Item 5.b.(v), Item 5.c.(vii) or 5.d.(ix)			$

B. Letters of Credit Calculation

	1.	maximum L/C amount		$

	2. a.	Borrowing Base (from Section A, Item 5.e.)	$

	b.	Amount of all outstanding Revolving Credit Loans and Swing Line Loans	$

	c.	Item 2.a. minus Item 2.b.	$

	3.	Projected Letter of Credit Usage for such week as set forth in the Initial Budget	$

5

4.	Letter of Credit Usage

5.	L/C Availability (the least of (x) Item 1. , (y) Item 2.c and (z) Item 3., minus Item 4.)	$

6

Additionally, the undersigned hereby certifies and represents and warrants to the Administrative Agent and the Lenders on behalf of the Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

POPE & TALBOT, INC., a Delaware corporation, as a Debtor and Debtor-in- Possession under the US Bankruptcy Code, as Parent

By:
Title:

cc:	Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, CA 90404
Attention: Business Finance Manager

Signature page to Borrowing Base Certificate

Annex A

Accounts created by any Borrowing Base Party in ordinary course of business arising out of sale of goods or rendition of services		$

Less (without duplication)

Accounts that the Account Debtor has failed to pay within 60 days of original invoice date or 30 days of due date, or Accounts with selling terms of more than 60 days,	$

Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under the immediately preceding clause,	$

Accounts with respect to which the Account Debtor is an Affiliate of any Borrowing Base Party or any Guarantor or an employee or agent of any Borrowing Base Party or any Guarantor or any Affiliate of Parent,	$

Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,	$

Accounts that are not payable in Dollars or Canadian Dollars,	$

Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof,

Annex A – Page 1

unless (y) the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent,	$

Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which the applicable Account Debtor is the United States or Canada or any department, agency or instrumentality of the United States or Canada and the applicable Borrowing Base Party has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727 or the Financial Administration Act (Canada), as the case may be), or (ii) any state of the United States,	$

Accounts with respect to which the Account Debtor is a creditor of a Borrowing Base Party, or has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,	$

Accounts with respect to an Account Debtor whose total obligations owing to the Borrowing Base Parties exceed 10% (or, in the case of Cartiere Burgo spa and its Subsidiaries, 15%; such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (including all Eligible Foreign Accounts), to the extent of the obligations owing by such Account Debtor in excess of the applicable percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed

Annex A – Page 2

the foregoing percentages shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,	$

Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrowing Base Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,	$

Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrowing Base Party that owns the Account has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that such Borrowing Base Party may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,	$

Accounts, the collection of which, the Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,	$

Accounts that are not subject to a valid and perfected first priority Agent’s Lien; provided, that Accounts that are subject only to the Administration Charge (as defined in the Canadian DIP Order) and the Directors’ Charge shall not be excluded from Eligible Domestic Accounts solely by reason of this clause,	$

Annex A – Page 3

Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or	$

Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any Borrowing Base Party of the subject contract for goods or services.	$

Total Excluded Domestic Accounts		$

Eligible Domestic Accounts (Total Domestic Accounts less Total Excluded Domestic Accounts):		$

Annex A – Page 4

Annex B

Accounts created by any Borrowing Base Party in ordinary course of business arising out of sale of goods or rendition of services		$

Less (without duplication)

Accounts that the Account Debtor has failed to pay within 145 days of original invoice date or 30 days of due date, or Accounts with selling terms of more than 145 days,	$

Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under the immediately preceding clause,	$

Accounts with respect to which the Account Debtor is an Affiliate of any Borrowing Base Party or any Guarantor or an employee or agent of any Borrowing Base Party or any Guarantor or any Affiliate of Parent,	$

Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,	$

Accounts that are not payable in Dollars or Canadian Dollars,	$

Accounts that are not insured by Eligible Foreign Accounts Credit Insurance,	$

Annex B – Page 1

Accounts with respect to which the Account Debtor is a creditor of a Borrowing Base Party, or has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,	$

Accounts with respect to an Account Debtor whose total obligations owing to the Borrowing Base Parties exceed 10% (or, in the case of Cartiere Burgo spa and its Subsidiaries, 15%; such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (including all Eligible Domestic Accounts), to the extent of the obligations owing by such Account Debtor in excess of the applicable percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,	$

Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrowing Base Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,	$

Accounts with respect to which the Account Debtor is located in a jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrowing Base Party that owns the Account has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that such Borrowing Base Party may

Annex B – Page 2

qualify subsequently as a foreign entity authorized to transact business in such jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,	$

Accounts, the collection of which, the Administrative Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,	$

Accounts that are not subject to a valid and perfected first priority Agent’s Lien; provided, that Accounts that are subject only to the Administration Charge (as defined in the Canadian DIP Order) and the Directors’ Charge shall not be excluded from Eligible Foreign Accounts solely by reason of this clause,	$

Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or	$

Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by any Borrowing Base Party of the subject contract for goods or services.	$

Total Excluded Foreign Accounts		$

Eligible Foreign Accounts (Total Foreign Accounts less Total Excluded Foreign Accounts):		$

Annex B – Page 3

Annex C

Inventory consisting of finished goods held for sale in the ordinary course of the Borrowing Base Parties’ business and raw materials		$

less (without duplication)

Inventory which a Borrowing Base Party does not have good, valid, and marketable title thereto,	$

Inventory not located at one of the locations in the continental United States or Canada set forth on Schedule E-1 to the Credit Agreement,	$

Inventory located on real property leased by a Borrowing Base Party or in a contract warehouse or in another location not owned by a Borrowing Base Party, in each case, unless (i) it is subject to a Collateral Access Agreement or the Administrative Agent, in its Permitted Discretion, has established a reserve under Section 2.5(c) of the Credit Agreement, and (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises or it is located on the property of a customer of a Borrowing Base Party,	$

Inventory not subject to a valid and perfected first priority Agent’s Lien; provided, that Inventory that is subject only to the Administration Charge (as defined in the Canadian DIP Order) and the Directors’ Charge shall not be excluded from Eligible Inventory solely by reason of this clause,	$

Inventory consisting of goods returned or rejected by the applicable Borrowing Base Party’s customers, or	$

Inventory consisting of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrowing Base Party’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment.	$

Total Excluded Inventory		$

Eligible Inventory (Total Inventory less Total Excluded Inventory):		$

Annex C – Page 1

EXHIBIT J

FORM OF EURODOLLAR NOTICE

Wells Fargo Financial Corporation Canada,

as Administrative Agent under the below

referenced Credit Agreement

55 Standish Court, Suite 400

Mississauga, Ontario L5R 4J4

Attention: Nick Scarfo

Ladies and Gentlemen:

Reference hereby is made to that certain Debtor-in-Possession Credit and Security Agreement, dated as of November __, 2007 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”), entered into among Pope & Talbot, Inc., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), Pope & Talbot Ltd., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several lenders from time to time party thereto (the “Lenders”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), Ableco Finance LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and Ableco Finance LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This Eurodollar Notice represents the Borrower’s request [to convert / to continue] [outstanding Revolving Credit Loans] [a portion of the Term Loan B] in the amount of $            , [to / as] Eurodollar Loans with an Interest Period of one month commencing on                             .

This Eurodollar Notice further confirms the Borrower’s acceptance, for purposes of determining the rate of interest based on the Eurodollar Rate under the Credit Agreement, of the Eurodollar Rate as determined pursuant to the Credit Agreement.

The undersigned certifies on behalf of the Borrower that no Default or Event of Default has occurred and is continuing or will result from the continuation or conversion requested above nor, to the Borrower’s knowledge, will occur or will be continuing on the date of the continuation or conversion requested above.

Dated:

POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as Borrower

By:
Name:
Title:

Signature Page to Eurodollar Notice

Acknowledged by:

WELLS FARGO FINANCIAL CORPORATION CANADA, as Administrative Agent

By:
Name:
Title:

Signature Page to Eurodollar Notice